As filed with the U.S. Securities and Exchange Commission on October 20, 2023

Registration No. 333-273597

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

AMENDMENT NO. 3
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________________

Vittoria Limited

(Exact name of registrant as specified in its charter)

____________________________

British Virgin Islands	6199	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 402B, 4/F, China Insurance Group Building,
141 Des Voeux Road Central,
Central, Hong Kong
Tel: +852 35904603

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________

c/o Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 +1-212-588-0022 – telephone	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 630 Vienna, VA 22182 +1 703-919-7285 – telephone

____________________________

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†         The term “new or revised financial accounting standards” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•        Public Offering Prospectus.    A prospectus to be used for the public offering of 2,000,000 Class A Ordinary Shares of the Registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

•        Resale Prospectus.    A prospectus to be used for the resale by the Selling Shareholder, Victory Amaze Limited (“Victory Amaze”), set forth therein of 2,000,000 Class A Ordinary Shares of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•        they contain different outside and inside front covers and back covers;

•        they contain different Offering sections in the Prospectus Summary section beginning on page 1;

•        they contain different Use of Proceeds sections on page Alt-2;

•        a Selling Shareholder section is included in the Resale Prospectus;

•        the Underwriting section from the Public Offering Prospectus on page 149 is deleted from the Resale Prospectus and a Selling Shareholder Plan of Distribution is inserted in its place; and

•        the Legal Matters section in the Resale Prospectus on page Alt-6 deletes the reference to counsel for the underwriter.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Selling Shareholder.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED OCTOBER 20, 2023

VITTORIA LIMITED

2,000,000 Class A Ordinary Shares

This is an initial public offering (the “Offering”) of 2,000,000 Class A ordinary shares, par value US$0.0001 per share (the “Class A Ordinary Shares”), of Vittoria Limited (“Vittoria”, the “Company”, “we”, “our”, “us”). We are offering 2,000,000 Class A Ordinary Shares, representing 32% of the Class A Ordinary Shares following completion of the Offering. The existing shareholder of the Company, Victory Amaze Limited (the “Selling Shareholder”), is offering an additional 2,000,000 Class A Ordinary Shares pursuant to the Resale Prospectus, representing 32% of the Class A Ordinary Shares following the completion of this Offering. Following the Offering, 64% of the Class A Ordinary Shares will be held by public shareholders, assuming the underwriters do not exercise the over-allotment option. We will not receive any of the proceeds from the sale of our Class A Ordinary Shares by the Selling Shareholder.

We anticipate that the initial public offering price (the “Offering Price”) will be between US$4.00 and US$5.00 per Class A Ordinary Share. We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market. We have reserved the symbol “VITT” for purpose of listing our Class A Ordinary Shares on the Nasdaq Capital Market. Prior to this Offering, there has been no public market for our Class A Ordinary Shares. This Offering is contingent upon the final approval of our listing application from Nasdaq Capital Market, or Nasdaq. However, there is no assurance that such application will be approved, and if our application is not approved by the Nasdaq Capital Market, this Offering cannot be completed.

Vittoria Limited’s issued share capital is a dual-class structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall vote together as one class on all resolutions of the shareholders and have the same rights except each Class A Ordinary Share shall entitle its holder to one (1) vote and each Class B Ordinary Share shall entitle its holder to fifteen (15) votes. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 23 to read about factors you should consider before buying our Class A Ordinary Shares.

We are an “Emerging Growth Company” under applicable U.S. federal securities laws and are, therefore, eligible for reduced public company reporting requirements. Please read “Implications of Being an Emerging Growth Company” beginning on page 18 of this prospectus for more information.

Following this Offering, Victory Amaze Limited, our largest shareholder, will retain controlling voting power in the Company based on having approximately 84% of the aggregate voting power of our issued and outstanding Class A and Class B Ordinary Shares, assuming that the underwriters do not exercise their over-allotment option, and assuming that Victory Amaze Limited, being the Selling Shareholder, will sell all of the Class A Ordinary Shares it offered for sale (2,000,000 Class A Ordinary Shares) pursuant to the Resale Prospectus. As a result, Victory Amaze Limited has the ability to control the outcome of matters submitted to the shareholders for approval. Additionally, we may be deemed to be a “controlled company” within the meaning of the under Nasdaq Listing Rules 5615(c), and we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. See “Risk Factors — Risks Relating to Our Class A Ordinary Shares and This Offering — The dual-class structure of our ordinary shares will have the effect of concentrating voting control with our Controlling Shareholder, Victory Amaze, which will hold in the aggregate 84% of the voting power of our voting shares following the completion of this Offering, preventing you and other shareholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.” on page 54 and “Prospectus Summary — Implications of Being a Controlled Company.” on page 19 of this prospectus.

Investors are cautioned that you are buying shares of a British Virgin Islands (“BVI”) holding company with operations conducted in Hong Kong by its subsidiary. Vittoria is not a Chinese or Hong Kong operating company, but is a holding company incorporated in the BVI. As a holding company with no material operation, Vittoria conducts its operations in Hong Kong through its subsidiary, Red Solar Capital Limited (“Red Solar” or “Operating Subsidiary”), a company incorporated in Hong Kong. This is an offering of the Class A Ordinary

Shares of Vittoria, the holding company in BVI, instead of shares of our operating entity in Hong Kong, Red Solar. Investors in this Offering will not directly hold equity interests in the Operating Subsidiary. This structure involves unique risks to the investors, and the PRC regulatory authorities could disallow this structure, which would likely result in a material change in Vittoria’s operations and/or a material change in the value of the securities Vittoria is registering for sale, including that such event could cause the value of such securities to significantly decline or become worthless.

All of our operations are conducted by our indirect wholly-owned Operating Subsidiary in Hong Kong, which is a special administrative region of the PRC. We do not have any operation or maintain an office or personnel in Mainland China, nor currently do we have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in Mainland China. We are subject to certain legal and operational risks associated with our Operating Subsidiary being based in Hong Kong, having all of its operations to date in Hong Kong and having existing or potential clients who are Mainland China individuals or companies that have shareholders or directors that are Mainland China individuals. Additionally, the legal and operational risks associated with operating in Mainland China may also apply to our operations in Hong Kong, as we face the unique risks and uncertainties associated with interpretation and the application of the complex and evolving PRC laws and regulations and whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns would be applicable to Red Solar or Vittoria, given the substantial operations of our subsidiaries in Hong Kong and the possibilities that Chinese government may exercise significant oversight over the conduct of business in Hong Kong. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard. Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, or in the event that we or our Hong Kong subsidiaries were to become subject to the PRC laws and regulations, these risks could result in material costs to ensure compliance, fines, material changes in our operations and/or the value of the securities we are registering for sale, and/or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Relating to Doing Business in the Jurisdictions in which We Operate — All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Our subsidiaries in Hong Kong may be subject to laws and regulations of Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, laws, regulations, rules, and the enforcement of laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain” on page 23; and “Risk Factors — Risks Relating to Doing Business in the Jurisdictions in which We operate — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless” on page 29.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. See “Prospectus Summary — Regulatory Development in the PRC” beginning on page 14. On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (i) such processing is for the purpose of providing products or services for natural persons within Mainland China, (ii) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (iii) there are any other circumstances stipulated by related laws and administrative regulations. On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in Mainland China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a

Mainland China domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to the CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. On December 28, 2021, the Cyberspace Administration of China (the “CAC”) jointly with the relevant authorities formally published the Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) provide that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security (together with the operators of critical information infrastructure, the “Operators”), shall conduct a cybersecurity review and that any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Administrative Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Trial Administrative Measures further stipulate the rules and requirements for overseas offering and listing conducted by PRC domestic companies. The Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

As advised by our PRC Counsel, China Commercial Law Firm, as of the date of this prospectus, based on PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by Mainland China authorities, neither we, nor our Operating Subsidiary are covered by the permission requirement from any PRC authorities, including CAC and CSRC, neither we, nor our Operating Subsidiary are required to obtain any permission or approval from any PRC authorities, including the CSRC and CAC, to operate our business and offer the securities being registered to foreign investors, and the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law, the Draft Overseas Listing Regulations, and the Trial Administrative Measures will not have an impact on our business, operations or this offering, on the basis that: (i) we do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor is it controlled by any Mainland Chinese company or individual directly or indirectly; (ii) we and our subsidiaries do not have any operations in Mainland China; (iii) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in Mainland China; (iv) we are headquartered in Hong Kong with our officers and all members of the board of directors based in Hong Kong who are not Mainland China citizens and all of our revenues and profits are generated by our subsidiary in Hong Kong and we have not generated revenues or profits from Mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in ours audited consolidated financial statements for the same period; (v) although our Hong Kong Operating Subsidiary may collect and store certain data (including certain personal information) from our clients, some of whom may be individuals in Mainland China, in connection with our business and operations for “Know Your Customers” purposes (to combat money laundering), we and our Operating Subsidiary will not be deemed to be an “Operator” or a “data processor” that are required to file for cybersecurity review by the CAC before listing in the United States, given that: (a) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored the personal information of less than one thousand individuals in Mainland China and we have acquired the clients’ separate consents for collecting and storing of their personal information and data; (b) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (c) data processed in our business should not have a bearing on national security nor affect or may affect national security; (d) all of the data our Operating Subsidiary have collected is stored in servers located in Hong Kong; and (e) as of the date of this prospectus, neither of our Operating Subsidiary has been informed by any PRC governmental authority of being classified as an “Operator” or a “data processor” that is subject to CAC cybersecurity review or a CSRC review; and (vi) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the PRC, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

However, as further advised by our PRC Counsel, China Commercial Law Firm, given the uncertainties arising from the legal system in Mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of PRC laws and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of relevant Mainland China laws and other regulations. Since these laws, regulations and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our Operating Subsidiary’s daily business operation and the listing of our Class A Ordinary Shares on the United States or other foreign exchanges. As the Trial Administrative Measures was newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If Trial Administrative Measures become applicable to us or our Operating Subsidiary in Hong Kong, or if we or our Operating Subsidiary is subject to cybersecurity review, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to our Operating Subsidiary in Hong Kong, the business operation of our Operating Subsidiary and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC or the CSRC review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. See “Risk Factors — Risks Relating to Doing Business in the Jurisdictions in which we Operate — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” on page 29.

Our Class A Ordinary Shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) determines that it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the Securities and Exchange Commission (“SEC”) to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in Mainland China and Hong Kong.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is headquartered in California and subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and the PCAOB is able to inspect our auditor, with the last inspection having occurred in November 2021. Our auditor is not affected by and not subject to the determinations announced by the PCAOB on December 16, 2021. On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol (“SOP”) with the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in China and Hong Kong, jointly agreeing on the need for a framework. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate the previous 2021 Determination Report to the contrary.

However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in Mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in Mainland China and Hong Kong, then the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCAA and/or AHFCAA. These recent developments could also add uncertainties to this Offering and we cannot assure you that the NASDAQ Capital Market or regulatory authorities would not apply additional or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Relating to Our Class A Ordinary Shares and This Offering — Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 49.

Vittoria relies on dividends or payments to be paid by its Hong Kong subsidiaries (i.e. Exceller and Red Solar), to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses. Vittoria is permitted under the laws of BVI to provide funding to its subsidiaries in Hong Kong (i.e., Exceller and Red Solar) through loans or capital contributions without restrictions on the amount of the funds. Exceller and Red Solar are also permitted under the laws of Hong Kong to provide funding to Vittoria, through dividend distributions or payments, without restrictions on the amount of the funds. There are no restrictions or limitation on our ability to distribute earnings by dividends from our subsidiaries, to Vittoria and our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Subject to the BVI Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may, by resolution of directors, authorize and declare a dividend to shareholders at such time and of such an amount as they deem fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and Vittoria will be able to pay our debts as they become due. According to the Companies Ordinance of Hong Kong (Chapter 622 of the Laws of Hong Kong), a Hong Kong company may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus. There is no further BVI or Hong Kong statutory restriction on the amount of funds which may be distributed by us by dividend. Under the current practice of the Inland Revenue Department of Hong Kong, no withholding tax is payable in Hong Kong in respect of dividends paid by our Hong Kong subsidiaries to us.

Vittoria is a BVI company, and Exceller and Red Solar are both Hong Kong companies. There are no restrictions on foreign exchange and there are no limitations on the abilities of Vittoria to transfer cash to or from Exceller and Red Solar, or to investors under Hong Kong law. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between Vittoria and its subsidiaries, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries, to Vittoria and U.S. investors and amounts owed. Since the only transfer of cash among and Exceller and Red Solar were in the form of dividends and there are no limitations on the abilities of Vittoria to transfer cash to or from its subsidiaries or to investors under Hong Kong law, Vittoria has not established cash management policies that dictate how funds are transferred.

Our BVI holding company, Vittoria, has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by our subsidiaries to the BVI holding company. For the year ended June 30, 2022, neither we nor Red Solar has declared or made any dividend or contribution to its shareholders. During the year ended June 30, 2023, Red Solar declared a dividend of in aggregate approximately US$203,827 to Mr. On Tai, LAM and Mr. Chi Fung Leo, CHAN on July 29, 2022 for partial setting off the amounts due from directors.

We do not have any present plan to declare or pay any dividends on our shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share(1)	Total(4)
Offering price(1)	US$ 4	US$ 8,000,000
Underwriting discounts(2)	US$ 0.28	US$ 560,000
Proceeds to the Company before expenses(3)	US$ 3.72	US$ 7,440,000

____________

(1)      Determined based on the proposed minimum offering price per Class A Ordinary Share.

(2)      We have agreed to pay the underwriters a discount equal to 7.0% of the gross proceeds of the Offering. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 149.

(3)      Excludes fees and expenses payable to the underwriters.

(4)      Assumes that the underwriters do not exercise any portion of their over-allotment option.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares offered by the Company if any such shares are taken. We have granted the underwriters an option, exercisable one or more times in whole or in part, to purchase up to 15% additional Class A Ordinary Shares from us at the offering price, less underwriting discounts, within 45 days from the closing of this Offering to cover over-allotments, if any. If the underwriters exercise the option in full, assuming the offering price per share is US$4.00 (the proposed minimum offering price), the total underwriting discounts payable will be US$644,000 and the total proceeds to the Company, before expenses, will be US$8,556,000.

We expect our total cash expenses for this Offering to be approximately US$1,330,868, including expenses payable to the underwriters for their reasonable out-of-pocket expenses and non-accountable expense allowance, exclusive of the above discounts.

If we complete this Offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Class A Ordinary Shares against payment as set forth under “Underwriting” on or about [•], 2023.

Joseph Stone Capital, LLC

The date of this prospectus is [•], 2023

We and the Selling Shareholder have not, and the Underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Selling Shareholder are not, and the Underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Class A Ordinary Shares is made to the public in the British Virgin Islands. You should not rely upon any information about us that is not contained in this prospectus or in one of our public reports filed with the Securities and Exchange Commission (“SEC”) and incorporated into this prospectus. The information in this registration statement is not complete and is subject to change. No person should rely on the information contained in this document for any purpose other than participating in our proposed Offering, and only the prospectus dated hereof, is authorized by us to be used in connection with our proposed Offering. Our business, financial condition, results of operations, and prospects may have changed since that date.

Neither we, the Selling Shareholder, nor the Underwriters have taken any action to permit a public offering of the Class A Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus or any filed free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about and observe any restrictions relating to the Offering of the Class A Ordinary Shares and the distribution of this prospectus or any filed free-writing prospectus outside the United States.

i

Vittoria is incorporated under the laws of the BVI as a BVI business company with limited liability and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission, or the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the Securities and Exchange Commission, or the SEC, as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Through and including ________, 2023 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

ii

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Class A Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Prospectus Conventions

Except where the context otherwise requires and for purposes of this prospectus only, references to:

•        “Amended and Restated Memorandum and Articles of Association” refers to the second amended and restated memorandum and articles of association of the Company amended and restated on September 27, 2023;

•        “BVI Act” refers to the BVI Business Companies Act, 2004 (as amended);

•        “BVI” refers to the British Virgin Islands;

•        “CAGR” refers to compounded annual growth rate, the year-on-year growth rate over a specific period of time;

•        “China” or the “PRC” refer to the People’s Republic of China, including Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China for the purposes of this prospectus only;

•        “Chinese government” or “PRC government” are to the government of Mainland China for the purposes of this prospectus only;

•        “Class A Ordinary Shares” are to our Class A ordinary shares with par value of US$0.0001 per share;

•        “Class B Ordinary Shares” are to our Class B ordinary shares with par value of US$0.0001 per share;

•        “Code of Conduct” refers to the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission of Hong Kong;

•        “Controlling Shareholder” refers to Victory Amaze, a company incorporated under the laws of British Virgin Islands;

•        “Exceller” refers to Exceller Financial Holdings Limited, a company with limited liability incorporated under the laws of Hong Kong, and a direct wholly-owned subsidiary of Vittoria;

•        “Exchange Act” refers to the Securities Exchange Act of 1934

•        “FY2023” and “FY2022” are to fiscal year ended June 30, 2023 and 2022, respectively.

•        “FRR” refers to the Securities and Futures (Financial Resources) Rules (Chapter 571N of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time;

•        “GEM” refers to Growth Enterprise Market operated by the Stock Exchange;

•        “GEM Listing Rules” refers to the Rules Governing the Listing of Securities on GEM of the Stock Exchange of Hong Kong, as amended, supplemented or otherwise modified from time to time;

•        “HKD,” “HK Dollar,” or “HK$” refer to the legal currency of Hong Kong;

•        “HKSFC” refers to the Securities and Futures Commission of Hong Kong;

•        “Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China for the purposes of this prospectus only;

•        “IPO(s)” refers to initial public offering(s), the listing of a company’s shares on a stock exchange

•        “Licensed Representative(s)” refers to an individual who is granted a license under section 120(1) or 121(1) of the SFO to carry on one or more than one regulated activities;

•        “Main Board” refers to the stock exchange (excluding the option market) operated by the Stock Exchange which is independent from and operates in parallel with GEM;

•        “Main Board Listing Rules” refers to the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong, as amended, supplemented or otherwise modified from time to time;

•        “Mainland China” refers to the mainland of the People’s Republic of China; excluding Taiwan, Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China for the purposes of this prospectus only;

•        “Mr. Lam” refers to On Tai, LAM;

•        “Mr. Chan” refers to Chi Fung Leo, CHAN;

•        “Offering” refers to the initial public offering of 2,000,000 Class A Ordinary Shares by Vittoria Limited;

•        “Operating Subsidiary” refers to Red Solar Capital Limited;

•        “PRC Counsel” refers to China Commercial Law Firm;

•        “PRC laws and regulations” or “PRC laws” are to the laws and regulations of Mainland China;

•        “PRC government” or “Chinse government” are to the government of Mainland China for the purposes of this prospectus only;

•        “Responsible Officer(s)” or “RO” refer to a Licensed Representative who is also approved as a responsible officer under section 126 of the SFO to supervise one or more than one regulated activity of the licensed corporation to which he/she is accredited;

•        “Red Solar” refers to Red Solar Capital Limited, a company with limited liability incorporated under the laws of Hong Kong, and an indirect wholly-owned subsidiary of Vittoria through Exceller;

•        “Renminbi” or “RMB” refer to the legal currency of the People’s Republic of China;

•        “SEC” refers to the United States Securities and Exchange Commission;

•        “Selling Shareholder” refers to Victory Amaze Limited, the existing shareholder of the Company that are selling its Class A Ordinary Shares pursuant to the Resale Prospectus;

•        “SFO” refers to the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time;

•        “Sponsor Guidelines” refers to the Additional Fit and Proper Guidelines for Corporations and Authorized Financial Institutions Applying or Continuing to Act as Sponsors and Compliance Advisers published by the HKSFC;

•        “Stock Exchange” refers to The Stock Exchange of Hong Kong Limited;

•        “Takeovers Codes” refers to the Codes on Takeovers and Mergers and Share Buy-backs issued by the HKSFC, as amended, supplemented or otherwise modified from time to time;

•        “US$”, “$”, “dollars” or “U.S. dollars” refer to the legal currency of the United States;

•        “U.S. GAAP” refers to generally accepted accounting principles in the United States;

•        “Victory Amaze” refers to Victory Amaze Limited, a company incorporated under the laws of British Virgin Islands;

•        “Vittoria”, “Company” and “Registrant” refer to Vittoria Limited, a British Virgin Islands holding company, unless otherwise indicated or the context otherwise requires; and

•        “We,” “Group,” “us,” “or “our” refer to Vittoria and its subsidiaries;

Vittoria is a holding company that does not have any material operations of its own, with its operations conducted in Hong Kong through its Operating Subsidiary Red Solar, using Hong Kong dollars. The reporting currency of Red Solar is Hong Kong dollars. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Assets and liabilities denominated in foreign currencies are translated at year-end exchange rates, income statement accounts are translated at average rates of exchange for the year and equity is translated at historical exchange rates. Any translation gains or losses are recorded in other comprehensive income (loss). Gains or losses resulting from foreign currency transactions are included in net income. The conversion of Hong Kong dollars into U.S. dollars are based on the exchange rates set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were made at the following rates:

	For the years ended June 30,
	2023	2022
Average rate	7.8373	7.8049
	As of June 30,
	2023	2022
Year-end spot rate	7.8363	7.8472

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Overview

Commencing operation since October 2017, we are a Hong Kong-based financial services provider principally engaged in the provision of corporate finance advisory services, through our indirect wholly-owned Operating Subsidiary, Red Solar, which is a licensed corporation under the SFO to conduct Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities in Hong Kong. Our corporate finance advisory services mainly comprise the following:

•        Listing sponsorship and securities related services:

(a)     Listing sponsorship services:    Being one of the 127 active licensed sponsors in Hong Kong licensed under the SFO as of May 1, 2023 to provide listing sponsorship services in Hong Kong, we act as the sponsors to companies pursuing listing on the Main Board and GEM, advising and guiding the companies and their directors throughout the listing process, and performing all duties of a sponsor as required under applicable rules and regulations, in return for the sponsor’s fee.

(b)    Securities related services:    Pertinent to our listing sponsorship services, we also provide securities related services, including: (i) underwriting and placing services, principally as “sponsor-overall coordinator”, for listing applicants who we provide listing sponsorship service, pursuant to the Sponsor Coupling requirement by the Hong Kong Stock Exchange, in return for underwriting or placing commissions and/or fees; and (ii) other ancillary services, such as referral services to the underwriting, placing and other fund-raising exercises conducted by other underwriters, placing agents, financial institutions, in return for referral commissions and/or fees.

•        Financial and compliance advisory services:    We also provide financial and compliance advisory services under our Type 6 (advising on corporate finance) license, in return for a fixed or monthly advisory fee. By acting as:

(a)     financial advisers (i) to listed companies in Hong Kong as well as their shareholders and investors advising them on the terms and structures of proposed transactions, and the relevant implications of the Hong Kong regulatory framework, which primarily included the Main Board Listing Rules, GEM Listing Rules, and Takeovers Codes, in relation to the transactions; and (ii) to clients pursuing listing on other stock exchanges;

(b)    independent financial advisers to the independent board committee and independent shareholders of listed companies in Hong Kong rendering recommendations and opinions; and/or

(c)     compliance advisers to listed companies in Hong Kong and advise them on post-listing compliance matters.

Since the commencement of the corporate finance advisory business of Red Solar, we have actively participated in the equity capital market in Hong Kong. Our clients comprise both smaller and larger private and listed companies from a spectrum of industry sectors, based in Hong Kong, countries in Southeast Asia, and Mainland China. The market capitalization of our listed clients ranged approximately from around HK$100 million to over HK$20 billion.

For the years ended June 30, 2023 and 2022, we were engaged in three and five listing sponsorship projects and 13 and 18 financial and compliance advisory projects, respectively. As we only have commenced the securities related services in August 2022, we were not engaged in any underwriting, placing, or other securities related projects during the year ended June 30, 2022 but we were engaged in one securities related project during the year ended June 30, 2023. For the years ended June 30, 2023 and 2022, our total revenue was approximately US$677,685 and US$679,482, respectively, of which approximately US$102,076 and US$237,031, or approximately 15.0% and 34.9%, respectively, was generated from our listing sponsorship services; approximately US$306,229 and nil, or 45.2% and nil, respectively, was generated from our securities related services; and approximately US$269,380 and US$442,451, or approximately 39.8% and 65.1%, respectively, was generated from our financial and compliance advisory services.

Industry

Hong Kong is one of the world’s largest securities markets by market capitalization. As an international financial hub and gateway to China, over the years, Hong Kong’s stock market has remained strong and steady. As of September 30, 2022, in terms of market capitalization, the Stock Exchange ranked the seventh largest stock market in the world, and the fourth largest stock market in Asia, with a total market capitalization of approximately US$3,927.0 billion. The Stock Exchange operates two markets, the Main Board and GEM, for companies to list their shares. The Main Board is a market for more established companies while GEM is a market with lower listing eligibility criteria but similar continuing obligations compared to the Main Board.

The following table sets out the market capitalization and ranking of the world’s top 10 stock exchanges as of September 30, 2022.

Global ranking	Ranking in Asia	Stock Exchange	Market capitalization(1) (US$ billion)
1		U.S. (NYSE)	23,752.5
2		U.S. (Nasdaq)	16,591.1
3	1	China (Shanghai)	6,328.1
4		Europe (NYSE Euronext)(2)	5,075.8
5	2	Japan (Japan Exchange Group)(3)	4,756.5
6	3	China (Shenzhen)	4,352.9
7	4	China (Hong Kong)(4)	3,927.0
8	5	India	3,309.7
9		Saudi Arabia (Tadawul)	2,893.7
10		UK (London Stock Exchange Group)(5)	2,651.1

____________

Source: The website of the HKSFC — Published resources — Statistics — Table A — Market Capitalisation of the World’s Top 10 Stock Exchanges (as of September 30, 2022)

(1)      Ranking is based on market capitalization. Market capitalization excludes investment funds.

(2)      Comprises Euronext Amsterdam, Euronext Brussels, Euronext Lisbon and Euronext Paris

(3)      Comprises Tokyo Stock Exchange and Osaka Securities Exchange

(4)      Includes GEM

(5)      Comprises London Stock Exchange and Borsa Italiana

According to the website of the Stock Exchange, as of December 31, 2021, there were a total of 2,219 companies and 353 companies listed on the Main Board and GEM, respectively, with a CAGR of approximately 5.0% and 7.0% since December 31, 2012, respectively. Among these, 97 and 1 of the listed companies were newly listed on the Main Board and GEM during 2021, respectively. The number of new listing applications on the Main Board and GEM was 372 and 25 for 2021, respectively. For the year ended December 31, 2021, equity funds raised from IPOs on the Stock Exchange amounted to approximately US$42.22 billion, more than doubling the amount in 2017 of approximately US$15.62 billion.

The Hong Kong capital market has experienced a long history of development. The main drivers for the growth of Hong Kong capital market, hence our corporate finance advisory services, include the following:

•        Internationalized capital market:    Hong Kong capital market is featured by its high level of openness to and freedom of capital flow, and the active participation of global financial institutions. Many well-known international investment banks have set up branches in Hong Kong. There is no limit on foreign investments imposed in the Hong Kong stock market. Meanwhile, local investors can freely participate in investment in overseas markets such as Singapore, London and New York. Such free flow of capital and barrier-free investment attract overseas institutions and make significant contribution to the development of the Hong Kong capital market.

•        Diversified funding sources:    the Hong Kong capital market has a mature system of market operation rules after decades of development, allowing the use of diversified financial instruments and mergers and acquisitions and financing activities to be conducted conveniently. Accordingly, financing activities are greatly functional in Hong Kong and IPOs and secondary offerings are expected to continue to attract foreign investments compared to the stock market in other jurisdictions which is not as open and transparent as that in Hong Kong.

•        Evolving and comprehensive regulatory regime:    implemented in 2003, the SFO provides the legal regime for comprehensive supervision of the securities industry, while the functioning of the Hong Kong capital market is regulated by the rules and regulations of the Stock Exchange. The supervision of the HKSFC and the Stock Exchange on Hong Kong capital market ensures regular and normative operation of the market, and strengthens and protects the integrity and soundness of Hong Kong’s securities and futures markets for the benefit of investors and the industry.

•        Diversified financial products:    new products and financial instruments keep spring up in the capital market of Hong Kong. The securities market of Hong Kong is composed by equity securities, debt securities, and multiple types of trusts, funds, as well as structured products. Beyond that, the Stock Exchange provides derivative products since 1986, which by now has expanded into five categories products, including equity index products, equity products, Renminbi currency futures, interest rate products, and warrants. The Stock Exchange also provides clearing services in over-the-counter derivatives market. Hong Kong capital market diversifies the types of its products by the time to achieve development all the time.

•        Investment globalization of PRC investors:    along with the introduction of Shanghai-Hong Kong Stock Connect Program, the efforts in investment and currency globalization have been stepped up. As an international financial hub and offshore Renminbi center backed by the mature financial and transparent legal systems, Hong Kong capital market will continue to be benefited by the influx of larger amount of capitals from China. The proliferation and increasing internationalization of the PRC stock market have also been attracting increasing attention of and investment from overseas investors into China. Meanwhile, due to the continuous adjustment of deposit interest rate, PRC investors will tend to seek for investment opportunities with higher returns, and therefore the demand for investment in Hong Kong capital market from PRC investors is expected to increase in the future, which will also drive the growth of Hong Kong capital market serving as a bridge between the PRC and overseas markets.

Competition

The Hong Kong corporate finance advisory industry is highly competitive due to the vast number of market players. As of December 31, 2022, there were approximately 308 licensed corporations and 29 registered institutions for Type 6 (advising on corporate finance) regulated activity, and approximately 1,492 licensed corporations and 111 registered institutions for Type 1 (dealing in securities) regulated activity. For details of the competitive landscape of the financial service industry in Hong Kong and the market drivers, see ‘‘Industry’’.

We face keen competition in provision of corporate finance advisory services in Hong Kong. Apart from the indirect competition with the large multinational or China-based financial services companies, we also face the direct competition from local small and medium-sized financial services firms which offer similar range of services.

Among the 127 active licensed sponsors in Hong Kong licensed under the SFO as of May 1, 2023, 81 are considered by us as the large multinational or China-based financial services companies. These financial institutions, such as multinational or China-based investment banks and universal banks, possess more types of licenses in Hong Kong or overseas, which allow these institutions to engage in more types of financial services than us. For example, some of these financial services groups may provide more integrated financial services, in addition to listing sponsorship services, including securities dealing and brokerage, margin financing, derivatives, asset management, and/or commercial and retail banking services. Our Directors believe that, due to the substantial differences in the scale of operation, types of services provided, and target customers, these large multinational or China-based financial services companies are not our direct competitors.

We consider ourselves operating our corporate finance advisory services on a boutique scale, as one of the 46 remaining small and medium-sized active licensed sponsors and financial services firms locally in Hong Kong. We face direct and keen competition with the other local or newly established small and medium-sized financial services firms in Hong Kong, which offer similar range of services as us. For the fact there are large pool of participants within the corporate finance advisory business, our Directors believe that it is not practical to ascertain the competitive position of our Group from the information available, in terms of market share in the corporate finance advisory industry. In terms of size of operation, judged by the numbers of Responsible Officers and Licensed Representatives, as of May 1, 2023, the 46 small and medium-sized financial services firms have staff sizes from nil to 10 Responsible Officers and from nil to 21 Licensed Representatives, while we have 3 Responsible Officers and 3 Licensed Representatives, being one of the 21 small and medium-sized financial services firms out of the 46 which have at least 3 Responsible Officers and 3 Licensed Representatives. Meanwhile, for the years of 2019, 2020, and 2021, in aggregate, 118 listing cases in Stock Exchange are completed by the 46 small and medium-sized financial services firms, including us. Among these firms, the number of completed listing cases ranged from nil to 11, while we completed 2 listing cases, being one of the 20 small and medium-sized financial services firms out of the 46 which have at least completed 2 listing cases for the years of 2019, 2020, and 2021.

Further, due to the boutique scale of our operation, we rely on a limited number of key customers for our business and we are subject to significant client concentration risk. For the years ended June 30, 2023 and 2022, our top five clients accounted for 75.4% and 67.7% of our total revenues and our largest client accounted for 45.2% and 18.9% of our total revenue, respectively. Our client concentration risk is exacerbated due to our reliance on different clients, for different services engaged in different periods, and the fact that the revenue from our corporate finance advisory business was generated on a project-by-project basis and is non-recurring in nature. For example, our largest client for the year ended June 30, 2023 engaged us for our securities related services, and our largest client for the year ended June 30, 2022 engaged us for our listing sponsorship services. Since our services are non-recurring in nature, there is no assurance that we can continue to secure the engagements comparable to the similar level as year ended June 30, 2023 in the future. There is also no assurance that the clients who have previously sought our services will continue to retain us for future business, and there is no assurance that we can continue to secure our engagements in the future. If we are unable to continuously secure new sizable mandates, or if the market conditions become unfavorable, our business and the results of operations may be materially and adversely affected. See “ Risk Factors — Risks Relating to our Business and Operation — We rely on a limited number of key clients for our business, therefore, we are subject to significant client concentration risk.” on page 35, and “ Risk Factors — Risks Relating to our Business and Operation — Our revenue and profitability are highly unpredictable, since (i) the revenue from our corporate finance advisory business was generated on a project-by-project basis and is non-recurring in nature; (ii) progress-based payment arrangement; and (iii) possible default or delay of payments from our clients.” on page 36, for the detailed discussion of our customers concentration risks.

We must compete with these competitors principally in the areas of experience, human and financial resource, price, client base, service coverage, speed and quality of output and market reputation. These local small and medium-sized financial services firms may have more resources, a wider range of services offered and longer operating history than us. They may also leverage on their existing relationship with companies, expertise, financial strength and established reputation to compete in the market. We also face competition in attracting and retaining talent. The competition among financial service providers for sponsor principals is extremely intense. Our ability to continue to compete effectively will depend on our ability to retain and motivate our existing workforce and attract new talents. Despite keen competition, we believe that our core competitive advantages, sound business planning and the contributions of our senior management as more particularly set out in ‘‘Business — Competitive strengths’’ and ‘‘Business — Growth Strategies’’ have allowed us to rapidly stand out as a reputable financial services provider.

Highly regulated with licensing requirements, the Hong Kong corporate finance industry presents potential new entrants with barriers to entry. Additionally, given the demand for listing sponsorship services is on a project-by-project basis and higher paid-up capital requirement of at least HK$10 million, relevant industry experience and an extensive network of contacts are vital for deal flow, limiting the number of new entrants into the corporate finance industry. The fees chargeable for corporate finance advisory services can fluctuate due in part to volatility in the capital markets and according to the level of demand across the industry. We believe it is important to possess sufficient operational capacity to harness opportunities when they arise whilst avoiding surplus headcount, which may affect our Group’s profitability. In addition, the Main Board Listing Rules, the GEM Listing Rules and the Takeovers Codes are evolving and as such our expertise may become more sought after as clients look to us to aide their understanding in and compliance with the stringent regulations.

Competitive Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

•        We offer comprehensive corporate finance advisory services, and our proven track record and experience in the highly-regulated Hong Kong financial market help us go beyond;

•        We have established a strong client base and extensive business network across a wide spectrum of sectors;

•        A proven and experienced management team consisting of industry veterans; and

•        We value service quality and control, hence adopt a prudent compliance and risk management system and conduct our business in a compliant way.

Growth Strategies

Our business model and competitive strengths provide us with multiple avenues for growth. We intend to execute the following key strategies:

•        To strengthen our underwriting and placing services;

•        To develop our asset management business;

•        To strengthen our corporate finance advisory services; and

•        To promote and enhance the Red Solar brand.

Corporate History

On January 25, 2017, Red Solar Capital Limited (“Red Solar”), our Operating Subsidiary, was incorporated as a company with limited liability under the laws of Hong Kong. Upon the licenses granted by the HKSFC undertake Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities on October 17, 2017, Red Solar commenced corporate finance advisory services, acting as the listing sponsor, financial advisor, and compliance advisor.

With the approval obtained from HKSFC to change the substantial shareholder of Red Solar on November 28, 2022, we have carried out a series of transactions to reorganize the legal structure of the Group. As part of the reorganization, Vittoria Limited (“Vittoria”) was incorporated under the laws of British Virgin Islands on May 27, 2022, and its wholly-owned intermediate holding company, Exceller Financial Holdings Limited (“Exceller”) was incorporated under the laws of Hong Kong on August 16, 2022. Upon obtaining approval from HKSFC on November 28, 2022, the ownership interests in Red Solar were then transferred from Mr. On Tai, LAM (“Mr. Lam”) and Mr. Chi Fung Leo, CHAN (“Mr. Chan”) to Exceller, on November 30, 2022, by way of share exchange. Upon completion of the share exchange, Red Solar has become an indirect wholly-owned subsidiary of Vittoria, through Exceller.

Corporate Structure

Pursuant to the Public Offering Prospectus, we are offering 2,000,000 Class A Ordinary Shares, representing 32% of the Class A Ordinary Shares issued and outstanding following completion of the Offering, assuming the underwriter do not exercise the over-allotment option. Furthermore, Victory Amaze Limited, the Selling Shareholder, is also offering an additional 2,000,000 Class A Ordinary Shares pursuant to the Resale Prospectus, representing 32% of the Class A

Ordinary Shares following the completion of this Offering. Following this Offering, assuming that the underwriters do not exercise their over-allotment option and the Selling Shareholder will sell all of the Class A Ordinary Shares offered for sale pursuant to the Resale Prospectus, 64% of the Class A Ordinary Shares of the Company will be held by public shareholders.

The following diagram illustrates our corporate structure, including our significant subsidiaries and consolidated affiliated entities, as of the date of this prospectus and after this Offering (assuming no exercise of the over-allotment option by the underwriters and the Selling Shareholder will sell all of the Class A Ordinary Shares offered for sale pursuant to the Resale Prospectus):

On Tai, LAM
Chi Fung Leo, CHAN
Public shareholding
50%
50%
Victory Amaze Limited
BVI
Pre-IPO / Post-IPO
4,250,000 / 2,250,000 Class A Ordinary Shares
1,250,000 / 1,250,000 Class B Ordinary Shares
100.0% / 84.0% voting interest
0 / 4,000,000 Class A Ordinary Shares
0% / 16.0% voting interest
Vittoria Limited
BVI
100%
Exceller Financial Holdings Limited
Hong Kong
100%
Red Solar Capital Limited
Hong Kong

Our Subsidiaries and Business Functions

Exceller was incorporated under the laws of Hong Kong on August 16, 2022. As part of the reorganization, Exceller became the intermediate holding company of Red Solar on November 30, 2022 upon completion of share exchange.

Red Solar was incorporated under the laws of Hong Kong on January 25, 2017, with an issued share capital of HKD 10,000,000 (approximately US$1,289,125) consisting of 10,000,000 ordinary shares as at the date hereof. Red Solar is a limited liability corporation licensed with the HKSFC to undertake Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities.

Increase in authorized shares and share re-classification

Vittoria was incorporated under the laws of BVI on May 27, 2022, authorized to issue a maximum of 50,000 shares of one class of US$1.00 par value. On its date of incorporation, Vittoria issued 50 ordinary shares each to Mr. Lam and Mr. Chan at a consideration of US$50.00, respectively. On October 25, 2022, the board of directors of Vittoria resolved and approved: (i) to repurchase 50 ordinary shares from Mr. Lam and Mr. Chan at a consideration of US$50.00, respectively; and (ii) to amend the article of association of Vittoria to increase the number of authorized ordinary shares from 50,000 ordinary shares to 500,000,000 ordinary shares (“Increase in Authorized Shares”), with the par value of the ordinary shares to decrease from US$1.0 each to US$0.0001 each.

Following the Increase in Authorized Shares, on October 25, 2022, Vittoria newly issued 13,125,000 ordinary shares with a par value of US$0.0001 to Victory Amaze at a cash consideration of US$1,312.50.

On September 27, 2023, Vittoria passed a shareholders resolution and approved that (i) the 8,875,000 issued ordinary shares held by Victory Amaze are redeemed by Vittoria at the total consideration of US$125 (the “Share Redemption”), in exchange for 1,250,000 Class B Ordinary Shares be allotted and issued to Victory Amaze; (ii) the maximum number of shares Vittoria authorized to issue are re-classified from 500,000,000 shares of one class of US$0.0001 par value each into (a) 400,000,000 Class A Ordinary Shares of US$0.0001 par value each; and (b) 100,000,000 Class B Ordinary Shares of US$0.0001 par value each (collectively refer as the “Share Re-classification”); (iii) following the Share Redemption and Share Re-classification, the 4,250,000 issued ordinary shares held by Victory Amaze are reclassified as 4,250,000 Class A Ordinary Shares; and (iv) 1,250,000 Class B Ordinary Shares are allotted and issued to Victory Amaze at par value each and payable by way of set-off in full against the consideration payable by Vittoria to Victory Amaze in respect of the Share Redemption, credited as fully paid (the “Class B Ordinary Shares Allotment and Issue”). The Company also adopted an amended and restated memorandum and articles of association.

All references to Class A Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the repurchase of 100 ordinary shares in aggregate from Mr. Lam and Mr. Chan, the Increase in Authorized Shares, the Share Redemption, the Share Re-classification, and the Class B Ordinary Share Allotment and Issue as if these events had occurred at the beginning of the earliest period presented.

Transfers of Cash to and from Our Subsidiaries

Vittoria is a holding company with no operations of its own. It conducts its operation in Hong Kong through its Hong Kong subsidiary, Red Solar. Vittoria relies on dividends or payments to be paid by its Hong Kong subsidiaries (i.e. Exceller and Red Solar), to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses.

Vittoria is permitted under the laws of BVI to provide funding to its subsidiaries in Hong Kong (i.e., Exceller and Red Solar) through loans or capital contributions without restrictions on the amount of the funds. Exceller and Red Solar are also permitted under the laws of Hong Kong to provide funding to Vittoria, through dividend distributions or payments, without restrictions on the amount of the funds. There are no restrictions or limitation on our ability to distribute earnings by dividends from our subsidiaries, to Vittoria and our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Subject to the BVI Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may, by resolution of directors, authorize and declare a dividend to shareholders at such time and of such an amount as they deem fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and Vittoria will be able to pay our debts as they become due. According to the Companies Ordinance of Hong Kong (Chapter 622 of the Laws of Hong Kong), a Hong Kong company may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus. There is no further BVI or Hong Kong statutory restriction on the amount of funds which may be distributed by us by dividend. Under the current practice of the Inland Revenue Department of Hong Kong, no withholding tax is payable in Hong Kong in respect of dividends paid by our Hong Kong subsidiaries to us.

Vittoria is a BVI company, and Exceller and Red Solar are both Hong Kong companies. There are no restrictions on foreign exchange and there are no limitations on the abilities of Vittoria to transfer cash to or from Exceller and Red Solar, or to investors under Hong Kong law. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between Vittoria and its subsidiaries, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries to Vittoria and U.S. investors and amounts owed. Since the only transfer of cash among and Exceller and Red Solar were in the form of dividends and there are no limitations on the abilities of Vittoria to transfer cash to or from its subsidiaries or to investors under Hong Kong law, Vittoria has not established cash management policies that dictate how funds are transferred.

Our BVI holding company, Vittoria, has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by subsidiaries to our BVI holding company. For the year ended June 30, 2022, neither we nor Red Solar has declared or made any dividend or contribution to its shareholders. During the year ended June 30, 2023, Red Solar declared a dividend of in aggregate approximately US$203,827 to Mr. Chan and Mr. Lam on July 29, 2022 for partial setting off the amounts due from directors.

We do not have any present plan to declare or pay any dividends on our shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. See “Dividend Policy” on page 62 and “Risk Factors — Risks Relating to Our Corporate Structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.” on page 47, and the audited consolidated financial statements and the accompanying footnotes beginning on F-1 of this prospectus, for more information.

Risk Factors Summary

Investing in our Class A Ordinary Shares involves a high degree of risk. You should carefully read and consider all of the information contained in this prospectus (including in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto) before making an investment decision. These risks could adversely affect our business, financial condition and results of operations, and cause the trading price of our Class A Ordinary Shares to decline. You could lose part or all of your investment. In reviewing this prospectus, you should bear in mind that past results are no guarantee of future performance. See “Special Notes Regarding Forward-Looking Statements” for a discussion of forward-looking statements and the significance of forward-looking statements in the context of this prospectus.

The following is a summary of what we view as our most significant risk factors:

Risks Relating to Doing Business in the Jurisdictions in which we Operate

•        All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Our subsidiaries in Hong Kong may be subject to laws and regulations of Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, laws, regulations, rules, and the enforcement of laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain.

•        There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

•        Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

•        If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

•        The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region could impact our Hong Kong subsidiaries, which represent substantially all of our business.

•        The enforcement of laws and rules and regulations in PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our Operating Subsidiary’s operations and/or the value of the securities we are offering.

•        There are political risks associated with conducting business in Hong Kong.

•        The Hong Kong regulatory requirement of prior approval for the transfer of shares in excess of a certain threshold may restrict future takeovers and other transactions.

•        Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

For a detailed description of the risks above, please refer to pages 23 – 31.

Risks relating to the Industry in which we Operate

•        Our operations are concentrated in Hong Kong. Our business performance is highly influenced by the conditions of capital and financial market in Hong Kong. Unfavorable market and economic conditions and the material deterioration of the political and regulatory environment in Hong Kong, Mainland China, and elsewhere in the world could materially and adversely affect our business, financial condition, prospects, and results of operations.

•        The corporate finance services industry in Hong Kong is fiercely competitive, and we may lose our competitiveness to our competitors.

•        We are subject to extensive and evolving regulatory requirements, the non-compliance with which may result in penalties, limitations, and prohibitions on our future business activities or suspension or revocation of our licenses, and consequently may materially and adversely affect our business, financial condition, and results of operations. In addition, we may, from time to time, be subject to regulatory inquiries and investigations by relevant regulatory authorities or government agencies in Hong Kong or other applicable jurisdictions.

•        We are affected by the rules and regulations governing listed companies on the Stock Exchange.

For a detailed description of the risks above, please refer to pages 31 – 34.

Risks Relating to our Business and Operation

•        We, through our Hong Kong subsidiaries, have a relatively short operating history compared to some of our established competitors and face significant risks and challenges in a rapidly evolving market, which makes it difficult to effectively assess our future prospects.

•        We rely on a limited number of key clients for our business, therefore, we are subject to significant client concentration risk.

•        For our business activities, we are required to comply with regulatory capital requirements and to maintain a high level of funds and liquidity. Failure to comply with these regulatory capital requirements could materially and negatively affect our business operation and overall performance.

•        Our revenue and profitability are highly unpredictable, since (i) the revenue from our corporate finance advisory business was generated on a project-by-project basis and is non-recurring in nature; (ii) progress-based payment arrangement; and (iii) possible default or delay of payments from our clients.

•        Our financial advisory and compliance advisory services are related to our listing sponsorship services and any deterioration of our listing sponsorship services may adversely affect our other financial services business.

•        Our businesses depend on our key management and professional staff, and our business may suffer if we are unable to recruit and retain them.

•        Where one or more of the regulated activities of our Operating Subsidiary has less than two responsible officers, our Operating Subsidiary will be in breach of the relevant licensing requirements which could adversely affect our licensing status which may jeopardize our business operation.

•        Our financial result for the year ending June 30, 2024 is expected to be adversely affected by the non-recurring listing expenses.

•        We recorded net operating cash outflow for the year ended June 30, 2022.

•        We may not be able to implement our business strategies and future plans successfully.

•        We may undertake acquisitions, investments, joint ventures, or other strategic alliances, which could present unforeseen integration difficulties or costs and may not enhance our business as we expect.

•        We may not be able to obtain additional capital when desired, on favorable terms, or at all. If we fail to meet the capital requirement pursuant to the FRR, our business operations and performance will be adversely affected.

•        Our failure to appropriately identify and address conflicts of interest could materially and adversely affect our business.

•        We may be subject to litigation, arbitration, regulatory proceedings, or other legal proceeding risks, in particular, we may be subject to various professional liabilities and claims.

•        We have limited business insurance coverage.

•        Illegal or improper activities, violation of professional standards, and the misconduct of our personnel or third parties could harm our reputation and businesses, and are difficult to detect or deter.

•        Any negative publicity with respect to our Group, our directors, officers, employees, shareholders, or other beneficial owners, our peers, professional parties partners, or our industry in general, may materially and adversely affect our reputation, business, and results of operations.

•        Our business and prospects may be materially and adversely affected if our risk management and internal control systems are ineffective or inadequate. We may fail to update our risk management policies and procedures as needed and such policies and procedures may otherwise be ineffective, which may expose us to unidentified or unexpected risks.

•        We may not be able to fully detect money laundering and other illegal or improper activities in our business operations on a timely basis or at all, which could subject us to liabilities and penalties.

•        We may be unable to successfully implement or implement in full our future business plans.

•        Our business, operating results and financial condition, have been, and may continue to be, materially and adversely affected by sustained outbreak of the coronavirus (COVID-19).

•        We may incur losses or experience disruption of our operations as a result of unforeseen or catastrophic events, including pandemics, terrorist attacks, or natural disasters.

•        Inflation, especially the increases in labor costs, may adversely affect our business and results of operations.

•        Our costs and expenses may remain constant or increase even if our revenues decline.

•        We are exposed to risks associated with retention and recruitment of licensed and/or qualified personnel.

•        Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

•        New lines of business or new services may subject us to additional risks.

•        Any failure to protect our intellectual property could harm our business and competitive position.

•        We may face intellectual property infringement claims, which could be time-consuming and costly to defend and may result in the loss of significant rights by us.

•        Our business is subject to various cyber-security risks and other operational risks, such as the failure or malfunction of our information technology infrastructure and the failure to maintaining relationships with our vendors, which may cause disruptions to our business operation and tarnish our reputation.

•        Failure to comply with data privacy, data protection, or any other laws and regulations related to data privacy and security, or the failure to protect client data or prevent breaches of our information systems, could expose us to liability or reputational damage and materially and adversely affect our business, financial condition, and results of operations.

For a detailed description of the risks above, please refer to pages 34 – 47.

Risks Relating to Our Corporate Structure

•        We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

•        Investors may have difficulty enforcing judgments against us, our directors and management. Investors may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in BVI or Hong Kong against us or our management named in the prospectus based on BVI or Hong Kong laws.

•        You may have more difficulty protecting your interests than you would as a shareholder of a U.S. corporation.

•        The laws of BVI provide limited protections for minority shareholders, so minority shareholders will not have the same options as to recourse in comparison to the U.S if the shareholders are dissatisfied with the conduct of our affairs.

For a detailed description of the risks above, please refer to pages 47 – 49.

Risks Relating to our Class A Ordinary Shares and this Offering

•        Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

•        There has been no public market for our Class A Ordinary Shares prior to this Offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all.

•        We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

•        Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

•        We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

•        Our existing shareholders that are not included in this registration statement will be able to sell their Class A Ordinary Shares after completion of this Offering subject to restrictions under the Rule 144.

•        You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased.

•        If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

•        The dual-class structure of our ordinary shares will have the effect of concentrating voting control with our Controlling Shareholder, Victory Amaze, which will hold in the aggregate 84% of the voting power of our voting shares following the completion of this Offering, preventing you and other shareholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.

•        As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

•        Future issuances of our Class B Ordinary Shares may be dilutive to the voting power of our Class A Ordinary Shareholders.

•        If securities or industry analysts do not publish or publish inaccurate or unfavorable research about our business, or if they adversely change their recommendations regarding our Class A Ordinary Shares, the market price for our Class A Ordinary Shares and trading volume could decline.

•        Shares eligible for future sale may adversely affect the market price of our ordinary shares, as the future sale of a substantial amount of outstanding ordinary shares in the public marketplace could reduce the price of our ordinary shares.

•        Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment.

•        We are a “foreign private issuer” and a British Virgin Islands company, and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

•        There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Class A Ordinary Shares to significant adverse United States income tax consequences.

•        We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

•        We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors.

For a detailed description of the risks above, please refer to pages 49 – 59.

Permission Required From the Hong Kong Authorities

Due to the licensing requirements of the HKSFC, Red Solar are required to obtain necessary licenses to conduct its business in Hong Kong and its business and responsible personnel are subject to the relevant laws and regulations and the respective rules of the HKSFC. Red Solar currently holds Type 1 license (dealing in securities) and Type 6 license (advising on corporate finance). These licenses have no expiration date and will remain valid unless they are suspended, revoked, or cancelled by the HKSFC. We pay standard annual fees to the HKSFC and are subject to continuing regulatory obligations and requirements, including the maintenance of minimum paid-up share capital and liquid capital, maintenance of segregated accounts, and submission of audited accounts and other required documents, among others. See “Regulation — Licensing and Registration under the SFO Administered by the HKSFC” on page 107.

As advised by our Hong Kong counsel, ONC Lawyers, neither we nor Red Solar is required to obtain permission or approval from Hong Kong authorities to offer the securities being registered to foreign investors. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations.

Regulatory Development in the PRC

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” Accordingly, as confirmed by our Hong Kong counsel, ONC Lawyers, and our PRC counsel, China Commercial Law Firm, we believe the PRC laws and regulations do not currently have any material impact on our business, financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between Mainland China and Hong Kong, companies operating in Hong Kong may face similar regulatory risks as those operated in Mainland China, including their ability to offer securities to investors, list their securities on a U.S. or other foreign exchange, and conduct their business or accept foreign investment. In light of China’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in China can change quickly with little or no advance notice. The PRC government may intervene or influence the current and future operations in Hong Kong at any time or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers like us.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China,” or “PRC Personal Information Protection Law,” which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (i) such processing is for the purpose of providing products or services for natural persons within Mainland China, (ii) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (iii) there are any other circumstances stipulated by related laws and administrative regulations. On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in Mainland China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively to be referred as the “Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a Mainland China domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. On December 28, 2021, the CAC jointly with the relevant authorities formally published the Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) provide that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which came effect on March 31, 2023. The Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

Vittoria is a holding company incorporated in the BVI with operating entity solely based in Hong Kong, and it does not have any subsidiary or VIE in Mainland China or intend to acquire any equity interest in any domestic companies within Mainland China, nor is it controlled by any companies or individuals of Mainland China. Further, we are headquartered in Hong Kong, with our officers and all members of the board of directors based in Hong Kong who are not Mainland China citizens. We only operate in Hong Kong, all of our revenues and profits are generated by our subsidiaries in Hong Kong. Although the Operating Subsidiary has existing or potential clients who are Mainland China individuals or companies that have shareholders or directors that are Mainland China individuals, none of our business activities are conducted in Mainland China, and we have not generated revenues or profits from Mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited consolidated financial statements for the same period. Therefore, as confirmed and advised by our PRC Counsel, China Commercial Law Firm, based on PRC laws and regulations effective as of the date of this prospectus, neither we, nor our subsidiaries, are “PRC domestic companies” which subject to the Trial Administrative Measure. Therefore, as advised and confirmed by our PRC Counsel, China Commercial Law Firm, as of the date of this prospectus, based on PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by Mainland China authorities, neither we, nor our Operating Subsidiary are covered by the permission requirement from any PRC authorities under the Trial Administrative Measures, including CAC and CSRC, neither we, nor our Operating Subsidiary are required to obtain any permission or approval from any PRC authorities, including the CSRC and CAC, to operate our business and offer the securities being registered to foreign investors.

Furthermore, as advised and confirmed by our PRC Counsel, China Commercial Law Firm, the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law, the Draft Overseas Listing Regulations, and the Trial Administrative Measures will not have an impact on our business, operations or this offering, on the basis that: (i) we do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor is it controlled by any Mainland Chinese company or individual directly or indirectly; (ii) we and our subsidiaries do not have any operations in Mainland China; (iii) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in Mainland China; (iv) we are headquartered in Hong Kong with our officers and all members of the board of directors based in Hong Kong who are not Mainland China citizens and all of our revenues and profits are generated by our subsidiary in Hong Kong and we have not generated revenues or profits from Mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in ours audited consolidated financial statements for the same period; (v) although our Hong Kong Operating Subsidiary may collect and store certain data (including certain personal information) from our clients, some of whom may be individuals in Mainland China, in connection with our business and operations for “Know Your Customers” purposes (to combat money laundering), we and our Operating Subsidiary will not be deemed to be an “Operator” or a “data processor” that are required to file for cybersecurity review by the CAC before listing in the United States, given that: (a) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored the personal information of less than one thousand individuals in Mainland China and we have acquired the clients’ separate consents for collecting and storing of their personal information and data; (b) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (c) data processed in our business should not have a bearing on national security nor affect or may affect national security; (d) all of the data our Operating Subsidiary have collected is stored in servers located in Hong Kong; and (e) as of the date of this prospectus, neither of our Operating Subsidiary has been informed by any PRC governmental authority of being classified as an “Operator” or a “data processor” that is subject to CAC cybersecurity review or a CSRC review; and (vi) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the PRC, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

However, as advised by our PRC Counsel, China Commercial Law Firm, given the uncertainties arising from the legal system in Mainland China, including uncertainties regarding the interpretation and enforcement of PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of relevant Mainland China cybersecurity laws and other regulations. Since these laws, regulations and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our subsidiaries’ daily business operation and the listing of our Class A Ordinary Shares on a United States or other foreign exchanges. Since the Trial Administrative Measures was newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If Trial Administrative Measures become applicable to us or our Operating Subsidiary in Hong Kong, if any of our Operating Subsidiary is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to the Operating Subsidiary in Hong Kong, the business operation of the Operating Subsidiary and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. While we do not believe we are covered by the permission requirements from CSRC or CAC, investors of our company and our business may face potential uncertainty from actions taken by the PRC government affecting our business. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities.

Moreover, if there is a significant change to the current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary approval or permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, confiscating our and/or our Operating Subsidiary’s income, revoking our or our Operating Subsidiaries’ business licenses or operating licenses, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, restricting or prohibiting our use of proceeds from our Offering to finance our business and operations, and other forms of sanctions or enforcement actions that could be harmful to our business. Any of these actions could cause significant disruption to our business operations, restrict our ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange, the value of our Class A Ordinary Shares may also significantly decline or be worthless, and our business, reputation, financial condition, and results of operations may be materially and adversely affected. In addition, if the CSRC, the CAC, or other PRC regulatory authorities later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements. Any uncertainties and/or negative publicity regarding such an approval requirement could materially affect the interests of the investors and have a material adverse effect on the possibility of completion of the Offering. See Risk Factors — Risks Relating to Doing Business in the Jurisdictions in which we Operate — “If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” On page 29, and “There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” on page 25.

Implications of Being an “Emerging Growth Company”

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this Offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (NASDAQ), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

•        the requirement that a majority of the board of directors consist of independent directors;

•        the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•        the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Following this Offering, our Controlling Shareholder, Victory Amaze, will own 36% of our total issued and outstanding Class A Ordinary Shares and 100% of our total issued and outstanding Class B Ordinary Shares, representing 84% of the total voting power, assuming that the underwriters do not exercise their over-allotment option and Victory Amaze, being the Selling Shareholder, will sell all of the Class A Ordinary Shares it offered for sale (2,000,000 Class A Ordinary Shares) pursuant to the Resale Prospectus. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615(c) because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors.

As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing standards even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Capital Market.

Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (i) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (ii) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (iii) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (i) vacated the December 16, 2021 Determination Report; and (ii) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as a firm headquartered in California and registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards with the last inspection in November 2021. As of the date of this prospectus, our auditor is not subject to and not affected by the PCAOB’s December 2021 Determination Report.

However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Furthermore, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Relating to our Class A Ordinary Shares and this Offering — Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 49.

Impact of the COVID-19

Since early 2020, the ongoing COVID-19 pandemic has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings, and has caused significant disruption to worldwide economic activities, including economic activities in Hong Kong (where we operate in), and in Southeast Asia and the Mainland China (where a significant portion of our client and potential client locate).

The COVID-19 pandemic outbreak in Hong Kong in early 2020 and early 2022 resulted in temporary pandemic-related lockdowns. These two outbreaks of COVID-19 domestically in Hong Kong caused companies such as ours, as well as our professional parties partners and clients, to implement temporary adjustments to work schedules and travel plans and to implement alternative work arrangements for some of our or their employee to work from home and collaborate remotely. As a result, we have experienced lower efficiency and productivity, internally and externally, which may adversely affect our service quality. Since April 2022, in light of the reduced severity of the COVID-19 pandemic in Hong Kong, our alternative work arrangement was largely abolished. Nonetheless, as our business depends on our employees, if any of our employees has contracted or is suspected of having contracted COVID-19, these employees will be required to be quarantined and they could pass it to other of our employees, potentially resulting in severe disruption to our business.

At the date of the prospectus, most countries around the globe have abolished the measures to contain COVID-19 pandemic and “back to normal”, and the Hong Kong government has gradually abolished its entry-restrictions and Covid-19 control measures since November 2022. Furthermore, the PRC government has also significantly lessened its travel restrictions and abolished the quarantine requirements for international arrivals to Mainland China from January 8, 2023. However, before their abolishment, the aforesaid travel restrictions, quarantine and social control measures in Hong Kong and the Mainland China had severely hindered our client development efforts in Mainland China, and our businesses and clients have been adversely affected by travel restrictions preventing PRC residents from travelling to Hong Kong.

Furthermore, our results of operations have been affected by the COVID-19 outbreak. We witnessed huge market fluctuations in the global capital and financial markets since 2020. Due to the instability of global financial markets and other economic and financial challenges brought about by COVID-19, the deterioration of the economic condition of Mainland China due to the continuous COVID-19 control measures, the significant market volatility and declines in general economic activities in Hong Kong and globally, have severely dampened the confidence of our client in the global and Hong Kong’s financial markets and their willingness to conduct fundraising activities in Hong Kong Stock Exchanges, especially through IPO. The pandemic, government measures in response to the pandemic, and the global economic deterioration, could result in an economic downturn in Hong Kong and countries where our clients and potential client locates and in the foreseeable future. Such a downturn in global and Hong Kong’s economy may lead our client to adopt the conservative business strategies instead of seeking for expansion, ultimately led to a decline in our clients’ fund raising needs and therefore our services, especially our listing sponsorship and securities related services. All of which could adversely affect our business and, in turn, negatively impact our business and the results of operations.

Given the general slowdown in economic conditions globally, volatility in the capital markets as well as the generally negative impact of the COVID-19 outbreak on the capital market markets, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected. Any future impact on our results of operations will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the spread or treat its impact, almost all of which are beyond our control. We will continue to closely monitor the situation throughout 2023 and beyond.

Impact of Russia’s Invasion of Ukraine and Related Supply Chain Issues

Russia launched a large-scale invasion of Ukraine on February 24, 2022. The extent and duration of the military action, resulting sanctions and resulting future market disruptions, including volatilities in stock markets, disruption to global supply chain and worsening of global inflation, are impossible to predict, but could be significant. Any such disruptions caused by Russian military action or other actions (including cyberattacks and espionage) or resulting actual and threatened responses to such activity, including purchasing and financing restrictions, boycotts or changes in consumer or purchaser preferences, sanctions, tariffs or cyberattacks, may have significant collateral impact on global economy and our business model and revenue stream. Nevertheless, as of the date of this document, since (i) we principally operate in Hong Kong and do not have business presence in Russia and Ukraine; and (ii) our industry has been less dependent on oil, natural resources or global supply chain which have been disrupted significantly by Russia’s invasion of Ukraine, there is no material impact on our cash flows, liquidity, capital resources, cash requirements, financial position, or results of operations arising from, related to, or caused by the global disruption from Russia’s invasion of Ukraine.

Corporate Information

Our principal executive offices are located at Unit 402B, 4/F, China Insurance Group Building, No. 141 Des Voeux Road Central, Central, Hong Kong. Our registered office in the British Virgin Islands is at Corporate Registrations Limited, Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands. We maintain a website at https://www.redsolar.hk/. The information contained on our website is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

THE OFFERING

Issuer:	Vittoria Limited
Securities being Offered:

2,000,000 Class A Ordinary Shares, par value of US$0.0001 per share. The Selling Shareholder, Victory Amaze Limited, is also registering for resale up to 2,000,000 Class A Ordinary Shares; these shares will not be part of this initial public offering.

Ordinary Shares Outstanding Prior to this Offering:	4,250,000 Class A Ordinary Shares and 1,250,000 Class B Ordinary Shares
Ordinary Shares Outstanding after this Offering:	6,250,000 Class A Ordinary Shares and 1,250,000 Class B Ordinary Shares
Initial Public Offering Price per Class A Ordinary Share:	We estimate the initial public offering price will be between US$4.00 and US$5.00 per Class A Ordinary Share.
Over-allotment Option:

We have granted the underwriters an option for a period of 45 days from the closing of this Offering to purchase up to 15% of the total number of Class A Ordinary Shares to be offered by us pursuant to this Offering, solely for the purpose of covering over-allotments, at the public offering price less the underwriting discounts.

Lock-up:

We, each of our directors, executive officers and shareholders holding 5% or more of the issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, except for the Selling Shareholder with respect to its Class A Ordinary Shares being offered in the Resale Prospectus only, will enter into a lock-up agreement with the Underwriters not to sell, transfer or dispose of any shares for a period of 365 days and 180 days from the closing of the Offering, respectively. See “Shares Eligible for Future Sale” and “Underwriting.”

Listing:	We plan to list our Class A Ordinary Shares on the Nasdaq Capital Market
Proposed Nasdaq Capital Market Symbol:	VITT
Transfer Agent:	Vstock Transfer, LLC
Risk Factors:	See “Risk Factors” beginning on page 23 for a discussion of risks you should carefully consider before investing in our Class A Ordinary Shares.
Use of Proceeds:

We estimate that the net proceeds to us from this Offering will be approximately US$6.1 million or approximately US$7.2 million if the underwriters exercise their over-allotment option to purchase additional Class A Ordinary Shares in full, assuming an offering price of US$4 per share (the lowest point of the price range set forth on the cover page of this prospectus) after deducting underwriting discounts and estimated offering expenses payable by us, including cash expenses payable to the underwriters for their reasonable out-of-pocket expenses.

We intend to use the net proceeds of this Offering primarily for expanding and strengthening our underwriting and placing services capacity, developing our asset management business, strengthening of our corporate finance advisory services, and general corporate purposes, including working capital.

We will not receive any of the proceeds from the sale of Class A Ordinary Shares by the Selling Shareholder.

See “Use of Proceeds” on page 61 for additional information.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment.

Risks Relating to Doing Business in the Jurisdictions in which we Operate

All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Our subsidiaries in Hong Kong may be subject to laws and regulations of Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, laws, regulations, rules, and the enforcement of laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain.

Our Operating Subsidiary is located and operate their business in Hong Kong, a special administrative region of the PRC. Although some of our clients are corporates from Mainland China or corporates that have shareholders and directors that are individuals from Mainland China, our Operating Subsidiary does not have operations in Mainland China or is not regulated by any regulator in Mainland China. Furthermore, pursuant to the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”), national laws of Mainland China do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory and legal uncertainty with respect to the implementation of laws and regulations of Mainland China to Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the laws of Mainland China to Hong Kong and exercise significant direct influence and discretion over the operation of our Operating Subsidiary in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political arrangement, or other unforeseeable reasons.

In the event that we or our Hong Kong Operating Subsidiary were to become subject to the laws and regulations of Mainland China, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in the Mainland China, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiary and us, given the substantial operations of our Operating Subsidiary in Hong Kong and the Chinese government may exercise significant oversight over the conduct of business in Hong Kong.

The laws and regulations in Mainland China are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties and can change quickly with little advance notice, along with the risk that the PRC government may intervene or influence our Operating Subsidiary’s operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with clients in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The laws, regulations, and other government directives in Mainland China may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•        delay or impede our development;

•        result in negative publicity or increase our operating costs;

•        require significant management time and attention;

•        cause devaluation of our securities or delisting; and,

•        subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business operations.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We have no operations in Mainland China. Our Operating Subsidiary is located, and operates, in Hong Kong, a special administrative region of the PRC. Based on our understanding of the PRC laws and regulations currently in effect as of the date of this prospectus, as our Operating Subsidiary is located in Hong Kong, we are not currently required to obtain permission from the PRC government to list on a U.S. securities exchange and consummate this Offering. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded.

The PRC government may intervene or influence our operations at any time or may exert control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares. For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and the Operating Subsidiary in Hong Kong. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering it worthless.

There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law,” or the “PIPL,” which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (i) such processing is for the purpose of providing products or services for natural persons within China, (ii) such processing is to analyze or evaluate the behavior of natural persons within China, or (iii) there are any other circumstances stipulated by related laws and administrative regulations. Pursuant to the PIPL, personal data processors (“data processors”) shall meet one of the conditions in order to transmit personal information overseas for their business operations: (i) passing the security evaluation organized by the Cyberspace Administration of China (the “CAC”); (ii) acquiring personal information protection certification from the professional organizations regulated by the CAC; (iii) adopting the standard contract forms stipulated by the CAC when entering into contracts with overseas information receivers, setting forth the rights and obligations of the parties; and (iv) other conditions regulated by laws, regulations and the CAC. Prior to the cross-border provision of personal information of the natural persons, personal information processors shall obtain the approval of the corresponding natural persons and advise them of the overseas receiver’s name, contact information, processing purpose and methods, classification of personal information and information reception procedures, etc.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or transferred outside the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. CAC has said that under the proposed rules companies holding data on more than one million users must apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in Mainland China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which came into effect on March 31, 2023. Compared to the Draft Overseas Listing Regulations, the Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. On the same day, the CSRC held a press conference for the release of the Trial Administrative Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, provided the exemption from immediate filings for issuers that a) have been listed or have been registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and c) will complete the overseas securities offering and listing before September 30, 2023. Nonetheless, such issuers shall carry out the filing procedures as required if they subsequently conduct refinancing or are involved in other circumstances that require filings with the CSRC. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

Although our Hong Kong Operating Subsidiary may collect and store certain data (including certain personal information) from our clients, some of whom may be individuals in Mainland China, in connection with our business and operations for “Know Your Customers” purposes (to combat money laundering), as advised by our PRC Counsel, China Commercial Law Firm, we and our Operating Subsidiary will not be deemed to be an “operator of critical information infrastructure,” any “data processor” carrying out data processing activities, and we are not subject to cybersecurity review by the CAC for this Offering or required to obtain regulatory approval from the CAC nor any other PRC authorities for our and our subsidiaries’ operations Hong Kong, since (i) our Operating Subsidiary is incorporated and operating in Hong Kong only without any subsidiary or variable interest entity structure in Mainland China, and it is unclear whether the Measures for Cybersecurity Review (2021) shall be applied to a Hong Kong company; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored the personal information of less than one thousand individuals in Mainland China only and we have acquired the clients’ separate consents for collecting and storing of their personal information and data; (iii) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) data processed in our business should not have a bearing on national security nor affect or may affect national security; (v) all of the data our Operating Subsidiary have collected is stored in servers located in Hong Kong; and (vi) as of the date of this prospectus, neither we or our Operating Subsidiary has been informed by any PRC governmental authority of being classified as “operator of critical information infrastructure” or “data processor” that is subject to CAC cybersecurity review or a CSRC review.

Furthermore, based on laws and regulations currently in effect in the PRC as of the date of this prospectus, as confirmed and advised by our PRC Counsel, China Commercial Law Firm, based on PRC laws and regulations effective as of the date of this prospectus, we are not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our Class A Ordinary Shares can be listed or offered in the U.S, although we have existing and potential clients who are Mainland China individuals or companies that have shareholders or directors that are Mainland China individuals, since neither we, nor our subsidiaries, are “PRC domestic companies” which subject to the Trial Administrative Measure, because (i) we are headquartered in Hong Kong, with our officers and all members of the board of directors based in Hong Kong who are not Mainland China citizens; (ii) we do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor is it controlled by any Mainland Chinese company or individual directly or indirectly; (iii) we only operate in Hong Kong, all of our revenues and profits are generated by our subsidiaries in Hong Kong, none of our business activities are conducted in Mainland China, and we have not generated revenues or profits from Mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited consolidated financial statements for the same period; (iv) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in Mainland China; (v) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the PRC, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

However, as further advised by our PRC Counsel, China Commercial Law Firm, given the uncertainties arising from the legal system in Mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of the Trial Administrative Measures, PIPL, relevant Mainland China data privacy, cybersecurity laws and other regulations. It is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiary and the listing of our Class A Ordinary Shares on the U.S. or other foreign exchanges. As the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when and whether we will be subject to such filing requirements, or will be able to get clearance from the CSRC in a timely manner, or at all, even though we believe that none of the situations that would clearly prohibit overseas listing and offering applies to us.

Although we are currently not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities; specifically, we are currently not required to obtain any permission or approval from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors. We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. However, there remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and the relevant PRC governmental authority may not take a view that is consistent with our PRC counsel. Also, significant uncertainty exists in relation to the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users under the Measures, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our business operations and the listing of our Class A Ordinary Shares in the U.S. could be subject to cybersecurity review by the CAC, in the future. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be completed in a timely fashion or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties which could materially and adversely affect our business, financial condition, and results of operations.

Furthermore, if the Trial Administrative Measures, Measures for Cybersecurity Review (2021), the PIPL, become applicable to us or our Operating Subsidiary in Hong Kong, our operation and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. If there is a significant change to the current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the

PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Although we are not subject to cybersecurity review by the CAC nor any other PRC authorities for this Offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for our and our subsidiaries’ operations Hong Kong, because all of our operations take place in Hong Kong, we are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (the “PDPO” or the “Personal Data (Privacy) Ordinance”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP” or the “Data Protection Principles”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Privacy Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so.

We believe that we have been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this Offering. However, if we or our Operating Subsidiary conducting business operations in Hong Kong have violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Trial Administrative Measures published by CSRC on February 17, 2023, which came into effect on March 31, 2023,also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. It remains uncertain as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to list our Class A Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Class A Ordinary Shares significantly decline or be worthless.

The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, which represent substantially all of our business.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former and current Chief Executives of HKSAR, Carrie Lam and John Lee, respectively. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect foreign financial institutions and any third parties or clients dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiaries, which represent substantially all of our business, are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

The enforcement of laws and rules and regulations in PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our Operating Subsidiary’s operations and/or the value of the securities we are offering.

As one of the conditions for the handover of the sovereignty of Hong Kong to the PRC, the PRC accepted conditions such as Hong Kong’s Basic Law. The Basic Law guaranteed a high degree of autonomy for Hong Kong which ensured Hong Kong will retain its currency (the Hong Kong Dollar), legal system, parliamentary system, and people’s rights and freedom for fifty years from 1997. This agreement has given Hong Kong the freedom to function with a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its domestic affairs, including, but not limited to, the judiciary and courts of last resort, immigration, and customs, public finance, currencies, and extradition. Hong Kong continues using the English common law system.

However, if there are any changes in relation to the political arrangements which allows Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our Operating Subsidiary’s business and operations. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including the ability to enforce agreements with the clients.

There are political risks associated with conducting business in Hong Kong.

All of our operations are in Hong Kong. Accordingly, the business operations and financial conditions of our Operating Subsidiary will be affected by the political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and may adversely affect our operations. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the political arrangement between PRC and Hong Kong and the economic, political and legal environment in Hong Kong in the future. Since all of our operations are based in Hong Kong, any change of such political arrangements may pose an adverse impact to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Based on certain recent development including the Hong Kong National Security Law passed in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China and Hong Kong, which could potentially harm our business. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Class A Ordinary Shares could be adversely affected.

The Hong Kong regulatory requirement of prior approval for the transfer of shares in excess of a certain threshold may restrict future takeovers and other transactions.

Section 132 of the Securities and Futures Ordinance (Chapter 157 of the Laws of Hong Kong) (the “SFO”) requires prior approval from the HKSFC for any company or individual to become a substantial shareholder of a HKSFC-licensed corporation in Hong Kong. Under the SFO, a person will be a “substantial shareholder” of a licensed company if he, either alone or with associates, has an interest in, or is entitled to control the exercise of, the voting power of more than 10% of the total number of issued shares of the licensed corporation, or exercises control of 35% or more of the voting power of a company that controls more than 10% of the voting power of the licensed company. Further, all potential parties who will be the new substantial shareholder(s) of our HKSFC-licensed subsidiary, Red Solar, are required to seek prior approval from the HKSFC. This regulatory requirement may discourage, delay or prevent a change in control of the Company, which could deprive the holders of our Class A Ordinary Shares of the opportunity to receive a premium for their Class A Ordinary Shares as part of a future sale and may reduce the price of our Class A Ordinary Shares upon the consummation of a future proposed business combination.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

Our revenues and expenses will be denominated predominantly in Hong Kong dollars, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Although the exchange rate between the Hong Kong dollar to the U.S. dollar has been pegged since 1983, we cannot assure you that the Hong Kong dollar will remain pegged to the U.S. dollar. Any significant fluctuations in the exchange rates between Hong Kong dollars to U.S. dollars may have a material adverse effect on our revenue and financial condition. For example, to the extent that we are required to convert U.S. dollars we receive from this Offering into Hong Kong dollars for our operations, fluctuations in the exchange rates between Hong Kong dollars against the U.S. dollar would have an adverse effect on the amounts we receive from the conversion. We have not used any forward contracts, futures, swaps or currency borrowings to hedge our exposure to foreign currency risk.

Risks relating to the Industry in which we Operate

Our operations are concentrated in Hong Kong. Our business performance is highly influenced by the conditions of capital and financial market in Hong Kong. Unfavorable market and economic conditions and the material deterioration of the political and regulatory environment in Hong Kong, Mainland China, and elsewhere in the world could materially and adversely affect our business, financial condition, prospects, and results of operations.

All our business operations were carried out in Hong Kong, and as the financial service provider for the capital market sectors of Hong Kong. Our results of operations and prospects are highly susceptible to any development of change in government policies, as well as economic, social, political and legal development in Hong Kong. Events with adverse impacts on investors’ confidence and risk appetites, such as riots or mass civil disobedience movements and general deterioration of the local economy, may lead to a reduction in investment or trading activities and in turn our business performance. Any change in the Hong Kong local economic, social and political environment, all of which are beyond our control, may lead to a prolonged period of sluggish market activities which would in turn have material adverse impact on our business.

The capital market and the economic conditions in general of Hong Kong are highly sensitive to conditions of the capital markets, political, social and economic conditions in Mainland China and globally. When there are unfavorable changes to the global or local market conditions, the capital market and the economy in Hong Kong may experience negative fluctuations in its performance. Any prolonged slowdown in the global or Chinese economy may affect potential clients’ confidence in the capital market as a whole and have a negative impact on our business as a whole, the demand for our services, our pricing strategies, the level of our business activities and consequently our revenue derived therefrom. This may materially and adversely affect our financial condition and the results of operations. Additionally, continued turbulence in the international financial markets may adversely affect our ability to access the capital markets to meet liquidity needs. Financial markets and economic conditions could be negatively impacted by many factors, both economically and politically, beyond our control, such as the inability to access capital markets, control of the foreign exchange, changes in exchange rates, rising interest rates or inflation, slowing or negative growth rate, government involvement in the allocation of resources, inability to meet financial commitments in a timely manner, terrorism, pandemics such as the Covid-19 pandemic, political uncertainty, Russo — Ukraine war, the outcome of the Sino — US trade dispute, civil unrest, fiscal or other economic policy of Hong Kong or other governments, and the timing and nature of any regulatory reform.

The current heightened tensions in international economic relations, such as the one between the United States and China, may also give rise to uncertainties in global economic conditions and adversely affect the capital market of Hong Kong. Amid these tensions, the U.S. government has imposed and may impose additional measures on entities in China, including sanctions. The U.S. government has imposed and has continued to propose to impose additional, new, or higher tariffs on certain products imported from China to penalize China for what it characterizes as unfair trade practices. China has responded by imposing, and proposing to impose additional, new, or higher tariffs on certain products imported from the United States. Unfavorable financial market and economic conditions in Hong Kong, Mainland China, and elsewhere in the world, and the escalations of the tensions that affect trade relations may lead to slower growth in the global economy in general, could negatively affect our clients’ business and materially reduce demand for our services and increase price competition among financial services firms seeking such engagements, and thus could materially and adversely affect our business, financial condition, and results of operations. In addition, our profitability could be adversely affected due to our fixed costs and the possibility that we would be unable to reduce our variable costs without reducing revenues or within a timeframe sufficient to offset any decreases in revenues relating to changes in the market and economic conditions.

Given the close tie between Hong Kong and Mainland China, the stability of the Hong Kong economy and domestic market is susceptible to the general economic, political and regulatory environment in Mainland China. A significant portion of our revenue is derived from our clients which are based and operate in Mainland China. For the years ended June 30, 2023 and 2022, respectively, approximately 45.7% and 37.2% of our revenue is derived from our services for listed companies and/or listing applicants which are based in Mainland China. As such, our continued profitability will depend to a material extent on the ability of our Mainland China clients to conduct fundraising activities, IPO, or securities offering in Hong Kong. Any material adverse changes in the economic performance, political situations and regulations in relation to the financial and securities market in Mainland China may adversely affect Mainland China-based companies’ desire to participate in the financial and securities market in Hong Kong. This may lower their demand for our services and in turn adversely affect our financial condition and results of operations. The economy of Mainland China differs from the economies of most developed countries in a number of aspects, such as the extent of government intervention, growth rate, and control of the foreign exchange. In particular, the PRC government exerts substantial control over the growth of the domestic economy by means of, among others, resource allocation as well as setting policy on foreign exchange. There is no assurance that the PRC government will not implement reforms or policies which may drastically (i) restrict Mainland China investors from investing abroad and in Hong Kong; and/or (ii) restrict Mainland China companies and businesses to participate in the capital market in Hong Kong.

Such intervention or policies changes may potentially affect the attractiveness of Hong Kong as an alternative venue for Mainland China business to conduct fundraising activities and securities offering in Hong Kong, or reduce the willingness of Mainland China investors to trade securities, or otherwise diminish the securities and financial market of Hong Kong, given the substantial reliance of Hong Kong financial and securities on the business and companies based in Mainland China. If China implements market-oriented reforms involving unprecedented or experimental revision of its economic reform measures, there is no guarantee that adjustments to its policies will not negatively affect our operations and business development.

Furthermore, the outbreak of war in Ukraine has already affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s military action in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our client’s business and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We are currently actively monitoring the situation in Ukraine, however, we cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity and business outlook of our business.

The corporate finance services industry in Hong Kong is fiercely competitive, and we may lose our competitiveness to our competitors.

The financial and securities services industry in Hong Kong is highly competitive due to the vast number of market players in providing corporate finance advisory services similar to ours. Our competitors may have longer operating history, better brand recognition and reputation, proven track record, operations in more geographic locations, stronger human and financial resources, wider range of services and stronger shareholders’ background than us. We expect that there will be more market players entering into the market and competition will be intensified. New participants may enter into the market insofar as they have engaged appropriate qualified professionals and obtained the requisite regulatory licenses and permits. Given the keen competition, we cannot assure that we will be able to maintain our competitive edge in response to the fast-changing business environment. In addition, competition creates an unfavorable pricing environment in the market in which we operate. Intensified competition may cause us to reduce our service fees in order to compete with other market players, which could place significant pressure on our ability to maintain gross margins and is particularly acute during market slowdowns, and will in turn materially and adversely affect our market share, financial condition and results of operations.

We are subject to extensive and evolving regulatory requirements, the non-compliance with which may result in penalties, limitations, and prohibitions on our future business activities or suspension or revocation of our licenses, and consequently may materially and adversely affect our business, financial condition, and results of operations. In addition, we may, from time to time, be subject to regulatory inquiries and investigations by relevant regulatory authorities or government agencies in Hong Kong or other applicable jurisdictions.

The Hong Kong financial market and corporate finance services industry in which we primarily operate are highly regulated. Our business operations are subject to applicable laws, regulations, guidelines, circulars, and other regulatory guidance, and many aspects of our businesses depend on obtaining and maintaining approvals, licenses, permits, or qualifications from the relevant regulators. Serious non-compliance with regulatory requirements could result in investigations and regulatory actions, which may lead to penalties, including reprimands, fines, limitations, or prohibitions on our future business activities or, if significant, suspension or revocation of our licenses. Failure to comply with these regulatory requirements could limit the scope of businesses in which we are permitted to engage. Furthermore, additional regulatory approvals, licenses, permits, or qualifications may be required by relevant regulators in the future, and some of our current approvals, licenses, permits, or qualifications are subject to periodic renewal. Although our Operating Subsidiary, Red Solar, was not subject to any public disciplinary actions by the HKSFC for the last five years, any such public disciplinary actions may affect our ability to conduct business, harm our reputation and, consequently, materially and adversely affect our business, financial condition, results of operations, and prospects.

Our Operating Subsidiary, Red Solar, is an HKSFC-licensed corporation that is subject to various requirements, such as remaining fit and proper at all times, minimum liquid and paid-up capital requirements, notification requirements, submission of audited accounts, submission of financial resources returns and annual returns, continuous professional training, under the SFO of Hong Kong and its subsidiary legislation and the codes and the guidelines issued by the HKSFC from time to time. If Red Solar fails to meet the regulatory capital requirements in Hong Kong, the local regulatory authorities may impose penalties on us or limit the scope of our business, which could, in turn, have a material adverse effect on our financial condition and the results of operations. Moreover, the relevant capital requirements may be changed over time or subject to different interpretations by relevant governmental authorities, all of which are out of our control. Any increase in the relevant capital requirements or stricter enforcement or interpretation of the same may adversely affect our business activities. Any non-compliance with applicable laws, regulations, guidance or codes or any negative findings made by the regulators may result in (i) fines, deterrent penalties, or disciplinary actions against us, our Responsible Officers, Licensed Representatives or any of our personnel; or (ii) suspension or revocation of some or all of (a) our registrations or licenses for carrying on our business activities; or (b) the approvals or licenses granted to our personnel enabling them to carry out their responsibilities in our Group. For instance, conditions may be imposed on our licenses restricting us from carrying on our business, or our Responsible Officers or Licensed Representatives may be banned from the industry for a specific period of time. Accordingly, our business operation, reputation, financial condition, and results of operations might be materially and adversely affected.

Furthermore, any material changes to the laws and regulations applicable to us could significantly affect our operations. We cannot assure you that the business model and operations we currently have in place would be in compliance with any changes or updates to the regulatory requirements. Costs of compliance could increase and our fee structure may have to be adjusted. For instance, we may need to increase our headcounts if requirements over sponsor work become more stringent or obtain more licenses if the licensing requirements change. The sanctions imposed by the HKSFC against large sponsor firms for substandard due diligence in several recent widely-publicized cases demonstrate that the HKSFC expects high standards of sponsor’s conduct and we will need to continue to enhance our internal controls and systems in respect of our sponsor work in accordance with new regulatory requirements or guidance.

From time to time, Red Solar may be subject to or required to assist in inquiries or investigations by relevant regulatory authorities or government agencies in Hong Kong or other jurisdictions, including the HKSFC, relating to its own activities or activities of third parties such as its clients. The HKSFC conducts on-site reviews and off-site monitoring to ascertain and supervise our business conduct and compliance with relevant regulatory requirements and to assess and monitor, among other things, our financial soundness. We, our directors, or our employees, may be subject to such regulatory inquiries and investigations from time to time, regardless of whether we are the target of such regulatory inquiries and investigations. If any misconduct is identified as a result of inquiries, reviews or investigations, the HKSFC may take disciplinary actions that would lead to revocation or suspension of licenses, public or private reprimand or imposition of pecuniary penalties against us, our responsible officers, licensed representatives, directors, or other officers. Any such disciplinary actions taken against us, our responsible officers, licensed representatives, directors, or other officers may have a material and adverse impact on our business operations and financial results. In addition, we are subject to statutory secrecy obligations under the SFO of Hong Kong whereby we may not be permitted to disclose details on any HKSFC inquiries, reviews or investigations without the consent of the HKSFC. For further details, see “Regulation — Disciplinary Power of the HKSFC”.

Our business is also subject to regulation by various other governmental agencies in Hong Kong, in addition to the HKSFC, including agencies responsible for monitoring and enforcing compliance with various legal obligations, such as privacy and data protection-related laws and regulations, intellectual property laws, employment and labor laws, workplace safety, trade laws, anti-corruption and anti-bribery laws, and tax laws and regulations. Noncompliance with applicable regulations or requirements could subject us to investigations, enforcement actions, sanctions, disgorgement of profits, fines, civil and criminal penalties or injunctions, termination of contracts, and/or claims for damages by our clients or professional party partners. If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations, and financial condition could be adversely affected. In addition, responding to any action will likely result in a significant diversion of our management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could materially harm our business, results of operations, and financial condition.

We are affected by the rules and regulations governing listed companies on the Stock Exchange.

During the years ended June 30, 2023 and 2022 and up to the date of this prospectus, we provided corporate finance advisory services to clients who are listing applicants or listed companies or their shareholders or investors on the Stock Exchange. These clients are required to comply with the Main Board Listing Rules, the GEM Listing Rules, the Takeovers Codes and other rules and regulations where applicable. Any changes to such rules and regulations, particularly those affecting the appointment and the role of the sponsors in listing applications and the appointment and the role of financial adviser in specific transactions, may affect the demand for and the scope of our corporate finance advisory services which may in turn materially and adversely affect our results of operations.

Risks Relating to our Business and Operation

We, through our Hong Kong subsidiaries, have a relatively short operating history compared to some of our established competitors and face significant risks and challenges in a rapidly evolving market, which makes it difficult to effectively assess our future prospects.

We have a relatively short operating history compared to some of our established competitors. We started to provide corporate finance advisory services, including listing sponsorship and securities related services, financial advisory, independent financial advisory services, and compliance advisory services in October 2017. We only have a limited operating history with regard to such business upon which an evaluation of our prospects can be based. Our future revenues and cash flows may fluctuate significantly given our short operating history, rendering it difficult to predict our results of operations and prospects.

There is no assurance that we will sustain profitability or positive cash flow from our existing operations or from any expanded or new operations, nor that we will be able, upon the completion of the Offering, to expand operations beyond our current level. You should consider our business and prospects in light of the risks and challenges we encounter or may encounter given the rapidly evolving market in which we operate and our relatively short operating history. These risks and challenges include our ability to, among other things:

•        build a well-recognized Red Solar brand;

•        maintain and expand our client base;

•        ensure that the quality of our services meets client expectations

•        maintain and enhance our relationships with our partners;

•        attract, retain, and motivate qualified employees;

•        anticipate and adapt to changing market conditions and a competitive landscape;

•        manage our future growth;

•        ensure that the performance of our services meets client expectations;

•        maintain or improve our operational efficiency;

•        navigate a complex and evolving regulatory environment;

•        defend ourselves in any legal or regulatory actions against us;

If we fail to address any or all of these risks and challenges, our business may be materially and adversely affected. As our business develops and as we respond to competition, we may continue to introduce new service offerings, make adjustments to our existing services, or make adjustments to our business operations in general. There is no assurance that we will sustain profitability or positive cash flow from our existing operations or from any expanded or new operations, nor that we will be able, upon the completion of the Offering, to expand operations beyond our current level. Any significant change to our business model that does not achieve expected results could have a material and adverse impact on our financial condition and results of operations. It is therefore difficult to effectively assess our future prospects.

We rely on a limited number of key clients for our business, therefore, we are subject to significant client concentration risk.

Our top five clients in aggregate accounted for 75.4% and 67.7% of our total revenues for the years ended June 30, 2023 and 2022. The largest client accounted for 45.2% and 18.9% of our total revenue for the years ended June 30, 2023 and 2022. Our clients are fairly concentrated and we rely on a limited number of key clients during each period of our business. Our client concentration risk is exacerbated due to our reliance on different clients, for different services engaged in different periods, and the fact that the revenue from our corporate finance advisory business was generated on a project-by-project basis and is non-recurring in nature.

We cannot assure you that we will be successful in diversifying our client base, engaging new clients, and reducing our client concentration risk. Our concentration risk may be amplified due to the limited number of listing sponsorship project that we may sponsor in a given year. For example, our largest client for the year ended June 30, 2023 engaged us for our securities related services, and our largest client for the year ended June 30, 2022 engaged us for our listing sponsorship services. Since our listing sponsorship services and financial and compliance advisory services are non-recurring in nature, there is no assurance that we can continue to secure the engagements comparable to the similar level as year ended June 30, 2023 in the future. If we are unable to continuously secure new sizable mandates, or if the market conditions become unfavorable, our business and the results of operations may be materially and adversely affected. Our goal is to diversify our client base and revenue source and position ourselves as a trusted financial services provider. However, we cannot assure you that we will be successful in diversifying our client base and reducing our client concentration risk. Moreover, if we lose a key client or if a client decides to engage in a competitor, and if we are unable to secure new clients during a period of time in the future, our results of operations, financial conditions, cashflow positions may be adversely and materially impacted.

For our business activities, we are required to comply with regulatory capital requirements and to maintain a high level of funds and liquidity. Failure to comply with these regulatory capital requirements could materially and negatively affect our business operation and overall performance.

As the corporation licensed with the HKSFC to carry on regulated activities, Red Solar, our Operating Subsidiary is required under the SFO and Securities and Futures (Financial Resources) Rules (Chapter 571N of the Laws of Hong Kong) (the “FRR”) to maintain a minimum amount of paid-up share capital and liquid capital. See “Regulations”. As of the date of this prospectus, our Operating Subsidiary was in compliance with the respective regulatory capital requirements. However, there is no assurance that such failure will not happen in the future. Our liquid capital may be tightened when we commence our underwriting and placing services or carry out our proposed expansion plans. Failure to meet the above requirement may cause the HKSFC to suspend our licenses, impose conditions in relation to our regulated activities, or take other appropriate disciplinary actions against us, which may adversely affect our business operations and financial performance. Failure to meet the above requirement could also affect client confidence, our ability to grow, our costs of funds, our ability to pay dividends on Class A Ordinary Shares, our ability to make acquisitions, and in turn, our business, results of operations, and financial condition.

Our revenue and profitability are highly unpredictable, since (i) the revenue from our corporate finance advisory business was generated on a project-by-project basis and is non-recurring in nature; (ii) progress-based payment arrangement; and (iii) possible default or delay of payments from our clients

For years ended June 30, 2023 and 2022, our revenue was primarily derived from our listing sponsorship services, securities related services, financial advisory, independent financial advisory services, and compliance advisory services. Revenue of our corporate finance activities is to a large extent derived from transactions for which we are engaged on a project basis with relevant terms and conditions (including professional fees and payment schedules) being negotiated and determined on a project-by-project basis subject to, amongst other things, the complexity of the transaction, the estimated time commitment and the overall capacity of our project execution team. Since the mandates and the professional fee of the mandates, including the sponsor fee and financial advisory fee, are negotiated on a project-by-project basis, revenue generated from our corporate finance advisory services may fluctuate from time to time and may not recur. There is also no assurance that the clients who have previously sought our services will continue to retain us for future business, and there is no assurance that we can continue to secure our engagements in the future. Therefore, the revenue generated from each client or engagement differs and we cannot assure that our future engagement fee rates will be comparable to those accepted by our clients during the years ended June 30, 2023 and 2022.

The nature of the corporate finance activities also means the demand and scope for our services are dependent on the conditions of the financial markets, which are in turn influenced by a variety of factors (such as investor sentiment or political/economic environments) beyond our control, resulting in uncertainties in relation to the sustainability of our financial performance. Any adverse market condition or market sentiment will affect clients’ decisions on the scale, timing, and stock market choices in respect of their fundraising needs, which may lead to lower demand for, delay to or termination of fundraising activities and our services and in turn affect the financial performance of our corporate finance advisory business. If we are unable to continuously secure new sizable mandates, or if the market conditions become unfavorable, our business and the results of operations may be materially and adversely affected.

In general, service fees we charged for our corporate finance advisory projects are recognized when the underlying services have been provided and/or relevant milestones have been completed in accordance with the terms of our mandates by instalments, which are not necessarily based on the time or costs we have incurred for the project. The grant of approvals by the regulators such as the Stock Exchange and the HKSFC will usually affect the project timeline. Failure in obtaining the necessary approvals as stipulated or at all could result in the delay or abortion of the transactions. Due to aforesaid nature of our projects and factors beyond our control, in particular our listing sponsorship engagements, it may not be possible to successfully complete each project, and consequently we may not receive the mandated payments in full for services provided or after we have expended substantial effort and time as scheduled or at all. If a milestone is not achieved or if a transaction is terminated before completion, our clients may delay in settling our invoices which are presented to them when due, or not settle them at all. In the case of default payments, if we have already incurred a significant amount of costs and expenditures for the project and the initial retainer fee or any progress payments received do not cover our total costs incurred, our results of operations may be materially and adversely affected. Failures or delays in receiving payments from our clients may adversely affect our cash flow position and our ability to meet the working capital requirement.

In these circumstances, our revenue and profitability may fluctuate from year to year and our financial performance is highly unpredictable.

Our financial advisory and compliance advisory services are related to our listing sponsorship services and any deterioration of our listing sponsorship services may adversely affect our other financial services business.

Revenue generated from our listing sponsorship business contributed significantly to our total revenue. For the years ended June 30, 2023 and 2022, we recognized listing sponsorship income of approximately US$102,076 and US$237,031, respectively, representing approximately 15.0% and 34.9% of our total revenue for the respective periods.

We may cross sell our financial and compliance advisory services to clients of our listing sponsorship projects. As such, our ability to secure listing sponsorship projects may affect our ability to secure the financial and compliance advisory services mandates. Any deterioration in our listing sponsorship services may not only adversely affect our revenue and profit in that segment, but may also adversely affect the revenue and profit of our financial and compliance advisory services.

Our businesses depend on our key management and professional staff, and our business may suffer if we are unable to recruit and retain them.

Our businesses depend on the skills, reputation, and professional experience of our key management executives, the network of resources and relationships they generate during the normal course of their activities, and the synergies among the diverse fields of expertise and knowledge held by our senior professionals. Therefore, the success of our business depends on the continued services of these individuals. If we lose their services, we may not be able to execute our existing business strategy effectively, and we may have to change our current business direction. These disruptions to our business may take up significant energy and resources of our company, and materially and adversely affect our future prospects.

Moreover, our business operations depend on our professional staff, our most valuable asset. Their skills, reputation, professional experience, and client relationships are critical elements in providing quality services to clients, managing our compliance and risk, and obtaining and executing client engagements. We devote considerable resources and incentives to recruiting and retaining these personnel. However, the market for quality professional staff is increasingly competitive. Loss of our professional staff and failure to recruit replacement will materially and adversely affect our business operations. We expect to face significant competition in hiring such personnel. Additionally, as we mature, current compensation scheme to attract employees may not be as effective as in the past. The intense competition may require us to offer more competitive compensation and other incentives to our talent, which could materially and adversely affect our financial condition and the results of operations. As a result, we may find it difficult to retain and motivate these employees, and this could affect their decisions about whether or not they continue to work for us. If we do not succeed in attracting, hiring, and integrating quality professional staff, or retaining and motivating existing personnel, we may be unable to grow effectively.

Where one or more of the regulated activities of our Operating Subsidiary has less than two responsible officers, our Operating Subsidiary will be in breach of the relevant licensing requirements which could adversely affect our licensing status which may jeopardize our business operation

Under the licensing requirements of the SFO, our licensed corporation, which is also our Operating Subsidiary, Red Solar, must have at all times at least two responsible officers to directly supervise the business of each of our regulated activities. At the date of the prospectus, Red Solar has three Responsible Officers for Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities under the SFO. In addition, to act as a sponsor and compliance adviser, Red Solar must ensure that there are sufficient Principals engaged in a full time capacity to oversee and supervise our transaction teams with at least two Principals engaged in a transaction team at all times. Without an adequate number of Principals, we cannot accept new engagements and may not be permitted to carry on our current roles as sponsor and compliance adviser.

In the event such number of our Responsible Officers resign, become disqualified or otherwise ineligible to continue their role as Responsible Officer, and at the same time the void created as a result thereof is without immediate and adequate replacement, this may result in a situation where one or more of the two regulated activities of our Operating Subsidiary have fewer than two Responsible Officers. In this case, we will be exposed to operational disruption, and thus may result in a breach of the relevant licensing requirement, which may subsequently result in the suspension of our HKSFC licenses and jeopardize our business operations and financial performance.

Our financial result for the year ending June 30, 2024 is expected to be adversely affected by the non-recurring listing expenses.

We are of the view that the financial result of our Group for the year ending June 30, 2024 is expected to be adversely affected by the listing expenses in relation to the Offering, the nature of which is non-recurring. See “Expenses related to this Offering” for details. Part of the listing expenses is expected to be accounted for as a deduction from equity upon listing while part of the listing expenses has been and is expected to be recognized as expenses in our consolidated statements of income which is expected to be recognized for the year ending June 30, 2024. Accordingly, our results of operation and financial performance for the year ending June 30, 2024 may be adversely impacted, and may or may not be comparable to our financial performance in the past.

We recorded net operating cash outflow for the year ended June 30, 2022.

For the year ended June 30, 2022, we recorded net operating cash outflow of approximately US$190,372. We cannot assure you that we will not record net current liabilities or experience another period of net cash outflow in the future. If we are unable to obtain sufficient funds to finance our business, our liquidity, results of operations and financial condition may be materially and adversely affected. If we need to resort to other financing activities to generate additional cash, we may incur additional financing costs, and we cannot assure you that we will be able to obtain the required financing on terms acceptable to us, or at all, at the material time.

We may not be able to implement our business strategies and future plans successfully.

Our business strategies and future plans are set out in the paragraph headed ‘‘Growth Strategies’’ under the section headed ‘‘Business’’ and in the ‘‘Use of Proceeds’’ section in this prospectus. However, the successful implementation of these strategies and plans depends on a number of factors including but not limited to the following:

•        our ability to recruit and retain qualified and experienced professional staff; in particular, in the recruitment of qualified staff with relevant experience to support the expected commencement of our placing and underwriting services, asset management services, and international capital market services.

•        our ability to cope with increased exposure to financial risk, operational risk, market risk, and credit risk arising from our expanded scope of business;

•        our ability to comply with all regulatory requirements and maintain/obtain the qualifications on the range of financial and securities services we provide or intend to provide to our clients;

•        our ability to secure sufficient financial resources;

•        clients’ acceptance and demand for our services and our ability to compete with our competitors; and

•        our ability to adapt to the changes in the market and government policies.

Many of these factors are beyond our control and by nature, are subject to uncertainty. As such, there is no assurance that our business strategies and future plans can be implemented successfully or may be materialized in accordance with our expected timetable, or at all, despite our capital commitments and investments into the same. Any failure or delay in the implementation of any or all of these strategies and plans may have a material adverse effect on our profitability and prospects.

In addition, our future plans may place substantial demands on our managerial, operational, technological, financial, and other resources. To manage and support our growth, we may need to improve our existing operational and administrative systems, improve our financial and management controls, and enhance our ability to recruit, train and retain existing and/or additional qualified personnel and staff. All of these endeavors will require substantial attention and time from management and significant additional expenditures. We cannot assure you that we will be able to manage any future growth effectively and efficiently, and our ability to capitalize on new business opportunities may be materially and adversely affected if we fail to do so, which could in turn materially and adversely affect our business, results of operations, financial condition, and prospects.

We may undertake acquisitions, investments, joint ventures, or other strategic alliances, which could present unforeseen integration difficulties or costs and may not enhance our business as we expect.

Our strategy includes plans to grow both organically and through possible acquisitions, joint ventures, or other strategic alliances. Joint ventures and strategic alliances may expose us to new operational, regulatory, and market risks, as well as risks associated with additional capital requirements. We may not be able, however, to identify suitable future acquisition targets or alliance partners. Even if we identify suitable targets or partners, the evaluation, negotiation, and monitoring of the transactions could require significant management attention and internal resources and we may be unable to complete an acquisition or alliance on terms commercially acceptable to us. The costs of completing an acquisition or alliance may be costly and we may not be able to access funding sources on terms commercially acceptable to us. Even when acquisitions are completed, we may encounter difficulties in integrating the acquired entities and businesses, such as difficulties in retention of clients and personnel, challenge of integration and effective deployment of operations or technologies, and assumption of unforeseen or hidden material liabilities or regulatory non-compliance issues. Any of these events could disrupt our business plans and strategies, which in turn could have a material adverse effect on our financial condition and results of operations. Such risks could also result in our failure to derive the intended benefits of the acquisitions, strategic investments, joint ventures, or strategic alliances, and we may be unable to recover our investment in such initiatives. We cannot assure you that we could successfully mitigate or overcome these risks.

We may not be able to obtain additional capital when desired, on favorable terms, or at all. If we fail to meet the capital requirement pursuant to the FRR, our business operations and performance will be adversely affected.

We may require additional funding for further growth and development of our business, including any investments or acquisitions we may decide to pursue. Due to the unpredictable nature of the capital markets and our industry, we cannot assure you that we will be able to raise additional capital on terms favorable to us, or at all, if and when required, especially if we experience disappointing operating results. If adequate capital is not available to us as required, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our infrastructure or respond to competitive pressures could be significantly limited, which would adversely affect our business, financial condition and results of operations. If our existing resources are insufficient to satisfy our requirements, we may seek to issue additional equity or debt securities or obtain new or expanded credit facilities. Our ability to obtain external financing in the future is subject to a variety of uncertainties, including our future financial condition, results of operations, cash flows, share price performance, liquidity of international capital and lending markets, and the Hong Kong financial industry. If we do raise additional funds through the issuance of equity or convertible debt securities, the ownership interests of our shareholders could be significantly diluted. These newly issued securities may have rights, preferences or privileges senior to those of existing shareholders. In addition, our HKSFC-licensed Operating Subsidiary is required under the FRR to maintain certain levels of liquid capital. If they fail to maintain the required levels of liquid capital, the HKSFC may take actions against us and our business will be adversely affected.

Our failure to appropriately identify and address conflicts of interest could materially and adversely affect our business

As we expand the scope of our business and our client base, it is critical for us to be able to address actual, potential, or even perceived conflicts of interest, including situations where we may encounter conflicts of interest arising among: (i) our various services, (ii) our clients and us, (iii) our various clients, (iv) our employees and us or (v) our clients and our employees

In light of the complexity and difficulty in appropriately identifying and dealing with potential conflicts of interest, our internal control procedures that are designed to identify and address conflicts of interest may not be sufficient. Our failure to manage conflicts of interest could harm our reputation and erode client confidence in us. In addition, potential or perceived conflicts of interest may also give rise to litigation or regulatory actions. The occurrence of any of the foregoing events could materially and adversely affect our business, results of operations and reputation.

We may be subject to litigation, arbitration, regulatory proceedings, or other legal proceeding risks, in particular, we may be subject to various professional liabilities and claims.

In the ordinary course of our business, we provide professional advice for corporate finance advisory services and provide information in relation to securities transactions to our clients. If our clients rely on such advice or information and incur losses as a result, we could be subject to claims in legal and regulatory proceedings for compensation and/or other relief for negligence, provision of false or misleading information, breach of fiduciary duties or employee misconduct. Although we have adopted relevant internal control measures, we cannot assure that such measures currently in place or as updated from time to time can completely eliminate the aforesaid risks of liabilities and claims. Any claims or lawsuits against us arising from professional negligence and/or employee misconduct and claims from indemnified persons that result in substantial amounts of compensation may have a material and adverse impact on our business activities, reputation, results of operations, and financial conditions.

We and our directors and officers may from time to time become subject to or involved in various claims, controversies, lawsuits, and regulatory/legal proceedings. Claims, lawsuits, and litigations are subject to inherent uncertainties, and we are uncertain whether the foregoing claim would develop into a lawsuit. Lawsuits and litigations may cause us to incur defense costs, utilize a significant portion of our resources and divert management’s attention from our day-to-day operations, any of which could harm our business. Any settlements or judgments against us could have a material adverse impact on our financial condition, results of operations and cash flows. In addition, negative publicity regarding claims or judgments made against us may damage our reputation and may result in a material adverse impact on us.

We have limited business insurance coverage.

We are not required to and do not carry insurance for our license-related business. We do not carry business interruption insurance to compensate for losses that could occur to the extent not required. We also do not maintain professional indemnity insurance or key-man insurance, and only maintain limited medical insurance for our employees. We consider our insurance coverage to be reasonable in light of the nature of our business and in conformity with industry practice, but we cannot assure you that our insurance coverage is sufficient to prevent us from any loss or that we will be able to successfully claim our losses under our current insurance policies on a timely basis, or at all. If we incur any loss that is not covered by our insurance policies, or the compensated amount is significantly less than our actual loss, our business, financial condition, and results of operations could be materially and adversely affected.

Illegal or improper activities, violation of professional standards, and the misconduct of our personnel or third parties could harm our reputation and businesses, and are difficult to detect or deter.

We are subject to the risk of fraud, illegal act or misconduct committed by our directors, licensed employees, agents, clients or other third parties. Misconduct includes entering into unauthorized transaction, improperly using or divulging inside information, recommending transactions not suitable for our clients, engaging in fraudulent activities, or engaging in improper or illegal activities. There is no assurance that our directors, employees, agents, clients or other third parties would not commit incidents of fraud or other misconduct in the future, and we cannot assure that our procedures and policies would fully prevent or detect illegal or improper activities in our business operations. Such incidents may result in investigation and regulatory sanction against us and cause us to suffer financial loss and reputational harm. We may also need to incur costs to commence and participate into any legal proceedings against them to recover our loss. The potential harm to our reputation and to our business caused by such fraud or misconduct is impossible to quantify.

We are also subject to a number of obligations and standards arising from our business. The violation of these obligations and standards by any of our directors, officers, employees, agents, clients, or other third parties could materially and adversely affect us and our investors. For example, we are required to properly handle confidential information. If our directors, officers, employees, agents, clients, or other third parties were to improperly use or disclose confidential information, we could suffer serious harm to our reputation, financial position, and existing and future business relationships.

Any negative publicity with respect to our Group, our directors, officers, employees, shareholders, or other beneficial owners, our peers, professional parties partners, or our industry in general, may materially and adversely affect our reputation, business, and results of operations.

Our reputation and brand recognition play an important role in earning and maintaining the trust and confidence of our existing and prospective clients. We and our services are vulnerable to adverse market perception as we operate in an industry where integrity, client trust and confidence are critical. Litigation and disputes, misconduct of our personnel, changes in senior personnel, client complaints, outcome of regulatory investigations or penalties imposed on us may harm our reputation. Any harm to our reputation or damages caused by third parties illegitimately disguised as us, may cause our existing and potential clients to be reluctant to procure services from us in the future and therefore may have a material adverse impact on our business, operations and financial results. We cannot assure that such negative events will not happen in the future. Negative publicity or media coverage about us, such as alleged misconduct, other improper activities, litigation or disputes, regulatory enquiries or enforcement actions taken against us or our employees, or negative rumors relating to our business, shareholders, or other beneficial owners, affiliates, directors, officers, or other employees, can harm our reputation, business, and results of operations, even if they are baseless or satisfactorily addressed.

These allegations, even if unproven or meritless, may lead to inquiries, investigations, or other legal actions against us by any regulatory or government authorities. Any regulatory inquiries or investigations and lawsuits against us, and perceptions of conflicts of interest, inappropriate business conduct by us or perceived wrongdoing by any key member of our management team, among other things, could substantially damage our reputation regardless of their merits, and cause us to incur significant costs to defend ourselves. As we reinforce our ecosystem and stay close to our clients and other stakeholders, any negative market perception or publicity on professional parties that we closely cooperate with, or any regulatory inquiries or investigations and lawsuits initiated against them, may also have an impact on our brand and reputation, or subject us to regulatory inquiries or investigations or lawsuits. Moreover, any negative media publicity about the financial services industry in general or product or service quality problems of other firms in the industry in which we operate, including our competitors, may also negatively impact our reputation and brand. If we are unable to maintain a good reputation or further enhance our brand recognition, our ability to attract and retain clients, third-party partners, and key employees could be harmed and, as a result, our business, financial position, and results of operations would be materially and adversely affected.

Our business and prospects may be materially and adversely affected if our risk management and internal control systems are ineffective or inadequate. We may fail to update our risk management policies and procedures as needed and such policies and procedures may otherwise be ineffective, which may expose us to unidentified or unexpected risks.

We are dependent on our risk management and internal control policies and procedures and the adherence to such policies and procedures by our risk management and other staff to manage the risks inherent in our business. Any deficiencies in our internal control systems could (i) adversely affect our ability to timely and accurately record, process, summarize and report financial or other data; and (ii) adversely affect our operational efficiency and increase the potential likelihood of making financial reporting errors and/or lead to non-compliance with rules and regulations. Our policies, procedures and practices used to identify, monitor and control a variety of risks are carried out by the corresponding departments. However, some of our methods for managing risks are discretionary by nature and are based on internally developed controls and observed historical market behavior, and also involve reliance on standard industry practices. These methods may not adequately prevent losses, particularly as they relate to extreme market movements, which may be significantly greater than historical fluctuations in the market. There is no assurance that our internal control policies in place could or would be properly implemented, or be strictly adhered to, or are adequate or effective under the continuously changing business environment in which we operate. In addition, we may fail to update our risk management system as needed and the system may fail to effectively function, thus exposing us to unidentified or unexpected risks.

We may not be able to fully detect money laundering and other illegal or improper activities in our business operations on a timely basis or at all, which could subject us to liabilities and penalties.

We are required to comply with applicable anti-money laundering and anti-terrorism laws and other regulations in the jurisdictions where we operate. Although we have adopted policies and internal control procedures aimed at detecting, and preventing being used for, money-laundering activities by criminals or terrorist-related organizations and individuals, or improper activities, and ensure compliance with licensing and regulatory requirements, in light of the complexity of money-laundering activities and other illegal or improper activities, such policies and procedures may not completely eliminate the possibility of third parties using our business platform to engage in money laundering and/or other illegal or improper activities. There is no assurance that the internal control system in place will prove at all times adequate and effective to deal with all the possible risks given the fast changing financial and regulatory environment in which we operate. Such deficiencies or inherent limitations may result in fines or disciplinary actions against us imposed by regulators, and may adversely affect our financial condition and results of operations.

Furthermore, we primarily comply with applicable anti-money laundering laws and regulations in Hong Kong (for example, the Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong) and the Guideline on Anti-Money Laundering and Counter-Financing of Terrorism (For Licensed Corporations) issued by the HKSFC), and we may not fully detect violations of anti-money laundering regulations in other jurisdictions or be fully compliant with the anti-money laundering laws and regulations in other jurisdictions to which we are required. After we become a publicly listed company in the United States, we will also be subject to the U.S. Foreign Corrupt Practices Act of 1977 and other laws and regulations in the United States, including regulations administered by the U.S. Department of Treasury’s Office of Foreign Asset Control. To the extent that our policies and procedures currently in place fail to detect and prevent money-laundering activities, terrorist financing and other illegal or improper activities by our Directors, employees, agents, clients or other third parties and/or if we fail to fully comply with the applicable laws and regulations, the relevant government authorities may initiate investigation against us, and may impose fines and/or other penalties on us, any of which may significantly and adversely affect our reputation, business operations and financial results.

We may be unable to successfully implement or implement in full our future business plans.

Our success is dependent on, among other things, our proper and timely execution of our future business plans. Our future business plans may be hindered by factors beyond our control, such as competition within the industry we operate, our ability to cope with high exposure to financial risk, operational risk, market risk and credit risk as our business and client base expands and our ability to provide, maintain and improve the level of human and other resources in servicing our clients. As such, we cannot assure that our future business plans will materialize, or that our objectives will be accomplished fully or partially, or our business strategies will generate the intended benefits to us as initially contemplated. If we fail to implement our business development strategies successfully, our business performance, financial condition and future prospects and growth could be materially and adversely affected.

We may in the future pursue acquisitions and joint ventures as part of our growth strategy. Any future acquisition or joint venture may result in exposure to potential liabilities of the acquired companies, significant transaction costs and present new risks associated with entering additional markets or offering new products and integrating the acquired companies or newly established joint ventures. Moreover, we may not have sufficient management, financial and other resources to integrate companies we acquire or to successfully operate joint ventures and we may be unable to profitably operate our expanded company structure. Additionally, any new business that we may acquire or joint ventures we may form, once integrated with our existing operations, may not produce expected or intended results.

Our business, operating results and financial condition, have been, and may continue to be, materially and adversely affected by sustained outbreak of the coronavirus (COVID-19).

Since early 2020, the ongoing COVID-19 pandemic has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings, and has caused significant disruption to worldwide economic activities, including economic activities in Hong Kong (where we operate in), and in Mainland China (where our significant portion of the client and potential client locate).

Although COVID-19 vaccination program had been greatly promoted around the globe, several types of COVID-19 variants emerged in different parts of the world. The COVID-19 pandemic in Hong Kong in early 2022 has resulted in temporary pandemic-related lockdowns. This outbreak of COVID-19 caused companies such as ours, as well as our business partners and clients, to implement temporary adjustments to work schedules and travel plans, mandating employees to work from home and collaborate remotely. As a result, we have experienced lower efficiency and productivity, internally and externally, which may adversely affect our service quality. Moreover, our business depends on our employees. If any of our employees has contracted or is suspected of having contracted COVID-19, these employees will be required to be quarantined and they could pass it to other of our employees, potentially resulting in severe disruption to our business.

At the date of the prospectus, most countries around the globe have abolished the measures to contain COVID-19 pandemic and “back to normal”, and the Hong Kong government has gradually abolished its entry-restrictions and Covid-19 control measures since November 2022. Furthermore, the PRC government has also significantly lessened its travel restrictions and abolished the quarantine requirements for international arrivals to Mainland China from January 8, 2023. However, before their abolishment, the aforesaid travel restrictions, quarantine and social control measures in Hong Kong and the Mainland China had severely hindered our client development efforts in Mainland China, and our businesses and clients have been adversely affected by travel restrictions preventing PRC residents from travelling to Hong Kong.

Furthermore, our results of operations have been affected by the COVID-19 outbreak. Due to the instability of global financial markets and other economic and financial challenges brought about by COVID-19, the deterioration of the economic condition of Mainland China due to the continuous COVID-19 control measures, the significant market volatility and declines in general economic activities in Hong Kong and globally, have severely dampened the confidence of our client in the global and Hong Kong’s financial markets. The pandemic, government measures in response to the pandemic, and the global economy deterioration, could result in an economic downturn in Hong Kong in the future. Such a downturn in Hong Kong’s economy may lead to a decline in our consumers’ demands for our services, which could adversely affect our business and, in turn, negatively impact our business and results of operations. Given the general slowdown in economic conditions globally, volatility in the capital markets as well as the general negative impact of the COVID-19 outbreak on the corporate finance markets, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected. Any future impact on our results of operations will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the spread or treat its impact, almost all of which are beyond our control. We will continue to closely monitor the situation throughout 2023 and beyond.

We may incur losses or experience disruption of our operations as a result of unforeseen or catastrophic events, including pandemics, terrorist attacks, or natural disasters.

Our business could be materially and adversely affected by catastrophic events or other business continuity problems, such as natural or man-made disasters, pandemics such as Covid-19, Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, political unrest, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or Internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to operate, including communicating with clients and the relevant listing authorities. Moreover, besides COVID-19, our business and ability to operate could also be adversely affected by Ebola virus disease, Zika virus disease, H1N1 flu, H5N1 flu, H7N9 flu, avian flu, Swine flu, SARS or other epidemics.

Our headquarters are located in Hong Kong, where our directors and management and a majority of our employees currently reside. Consequently, we are highly susceptible to factors adversely affecting Hong Kong. A disaster or a disruption in the infrastructure that supports our businesses, a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or a disruption that directly affects our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption. Our business could also be adversely affected if our employees are affected by pandemics. In addition, our results of operations could be adversely affected to the extent that any pandemic harms the Chinese or Hong Kong economy in general. The incidence and severity of disasters or other business continuity problems are unpredictable, and our inability to timely and successfully recover could materially disrupt our businesses and cause material financial loss, regulatory actions, reputational harm, or legal liability.

Inflation, especially the increases in labor costs, may adversely affect our business and results of operations.

The economy in Hong Kong and globally has experienced general increases in inflation and labor costs in recent years. As a result, average wages in Hong Kong and certain other regions are expected to continue to increase. In addition, we are required by Hong Kong laws and regulations to pay various statutory employee benefits, including mandatory provident fund for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to fines and other penalties. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increasing labor costs, our financial condition and results of operations may be adversely affected.

Our costs and expenses may remain constant or increase even if our revenues decline.

A significant portion of our operating costs, including salary and rent, is fixed. Accordingly, a decrease in our revenues could result in a disproportionately higher decrease in our earnings because our operating costs and expenses may not decrease proportionately. In addition, our staff costs and rent may increase over time. However, we cannot assure you that we have the ability to pass increased costs on to our clients through service fee increases as it depends on a variety of factors beyond our control such as the global economic environment and stock market conditions. Therefore, our costs and expenses may remain constant or increase even if our revenues decline, which would adversely affect our net margins and results of operations.

We are exposed to risks associated with retention and recruitment of licensed and/or qualified personnel.

We rely heavily on human resources for the provision of corporate finance advisory services. For years ended June 30, 2023 and 2022, our staff costs and employee benefits amounted to approximately US$309,291 and US$544,234, respectively, accounting for approximately 37.9% and 80.4% of our operating expenses, for the respective years.

Should the pace of business growth lag behind the pace of increase in headcount, there may be negative impact on our financial results and business performance. In addition, benefits to be generated from the enhancement of human resources may not be as significant as expected due to factors beyond our control, such as the general market conditions, labor market, competition for talents against other financial services providers, travel restrictions and border control due to COVID -19, and the economic and political environment in Hong Kong and overseas. Such factors may cause a delay in realizing our business growth our expansion plan and hence, our financial results, in particular our profitability, may be adversely affected. There is also no assurance that we can employ sufficient number of suitable and competent staff to implement our growth strategies.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this Offering, we were a private company mainly operating our businesses in Hong Kong. As a result of this Offering, our company will become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

New lines of business or new services may subject us to additional risks.

From time to time, we may implement new lines of business or offer new services within existing lines of business. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new services, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new services may not be achieved and profitability targets may not prove feasible. External factors, such as compliance with regulations, competition and shifting market preferences, may also impact the successful implementation of a new line of business or a new service. Our personnel and technology systems may fail to adapt to the changes in such new areas or we may fail to effectively integrate new services into our existing operations and we may lack experience in managing new lines of business or new services. In addition, we may be unable to proceed with our operations as planned or compete effectively due to different competitive landscapes in these new areas. Even if we expand our businesses into new jurisdictions or areas, the expansion may not yield intended profitable results. Furthermore, any new line of business and/or new service could have a significant impact on the effectiveness of our internal control system. Failure to successfully manage these risks in the development and implementation of new lines of business or new services could have a material adverse effect on our business, results of operations and financial condition.

Any failure to protect our intellectual property could harm our business and competitive position.

We, through our Hong Kong subsidiaries, own and maintain a number of registered domain names (including our website) and, although we do not currently own any registered trademarks other than our company logo, registered in Hong Kong, we may in the future acquire new intellectual property such as trademarks, copyrights, domain names, and know-how. We will rely on a combination of intellectual property laws and contractual arrangements to protect our intellectual property rights. It is possible that third parties may copy or otherwise obtain and use our trademarks without authorization or otherwise infringe on our rights or illegitimately disguise as us. We may not be able to successfully pursue claims for infringement that interfere with our ability to use our trademarks, website, or other relevant intellectual property or have adverse impact on our brand. We cannot assure you that any of our intellectual property rights would not be challenged, invalidated, or circumvented, or such intellectual property will be sufficient to provide us with competitive advantages. In addition, other parties may misappropriate our intellectual property rights, which would cause us to suffer economic or reputational damages.

We may face intellectual property infringement claims, which could be time-consuming and costly to defend and may result in the loss of significant rights by us.

Although we have not been subject to any litigation, pending or threatened, alleging infringement of third parties’ intellectual property rights, we cannot assure you that such infringement claims will not be asserted against us in the future. Third parties may own copyrights, trademarks, trade secrets, ticker symbols, internet content, and other intellectual properties that are similar to ours in jurisdictions where we currently have no active operations. If we expand our business to or engage in other commercial activities in those jurisdictions using our own copyrights, trademarks, trade secrets, and internet content, we may not be able to use these intellectual properties or face potential lawsuits from those third parties and incur substantial losses if we fail to defend ourselves in those lawsuits. We have policies and procedures in place to reduce the likelihood that we or our employees may use, develop, or make available any content or applications without the proper licenses or necessary third-party consents. However, these policies and procedures may not be effective in completely preventing the unauthorized posting or use of copyrighted material or the infringement of other rights of third parties.

Intellectual property litigation is expensive and time-consuming and could divert resources and management attention from the operation of our business. If there is a successful claim of infringement, we may be required to alter our services, cease certain activities, pay substantial royalties and damages to, and obtain one or more licenses from third parties. We may not be able to obtain those licenses on commercially acceptable terms, or at all. Any of those consequences could cause us to lose revenues, impair our client relationships and harm our reputation.

Our business is subject to various cyber-security risks and other operational risks, such as the failure or malfunction of our information technology infrastructure and the failure to maintaining relationships with our vendors, which may cause disruptions to our business operation and tarnish our reputation.

As a financial services company, our Operating Subsidiary faces various cyber-security and other operational risks relating to our businesses on a daily basis. Their operations depend upon the secured processing, storage and transmission of confidential and other information in their information technology infrastructure and they are vulnerable to unauthorized access such as cyber-attacks, distributed denial of service attacks and ransomware attacks, malicious code and computer viruses by activists, hackers, organized crime, foreign state actors and other third parties, or other events that could lead to a security breach. They may also be subject to cyber-attacks involving the leak and destruction of sensitive and confidential client information and our proprietary information, which could result from an employee’s or agent’s failure to follow data security procedures or as a result of actions by third parties, including actions by government authorities. As the breadth and complexity of our information technology infrastructure continue to grow, the potential risk of security breaches and cyber-attacks increases. Developing and enhancing new products and services, which is necessary for us to remain competitive, may involve the use or creation of new technologies, which further exposes us to cybersecurity and privacy risks that cannot be completely anticipated and increase the risk of security breaches and cyber-attacks.

While we have adopted various means to safeguard the integrity of our computer system and information technology infrastructure, these systems and infrastructure may fail to operate properly or become disabled as a result of events which are beyond our control, events such as human error, natural disasters, power failures, client misuse, computer viruses, cyber-attacks, spam attacks, unauthorized access and data loss or leakage. All of which may cause shutdown or disruption of operations (including data loss or corruption, interruption to our data storage system, delay or cessation in the services provided through our securities dealing and brokerage system and our online trading platform), account takeovers and unauthorized gathering, monitoring, misuse, loss, total destruction and disclosure of data and confidential information of ours, our clients, our employees or other third parties, or otherwise materially disrupt our or our clients’ or other third parties’ network access or business operations. The occurrence of one or more of such events could jeopardize the confidentiality of information processed, stored and transmitted through our computer systems and networks or otherwise disrupt our operations, which could result in reputational damage, disputes with clients and relevant parties, and financial losses.

Our Operating Subsidiary also depends on various third-party software and platforms as well as other information technology systems provided by our information technology vendor in our business operations. These systems, including third-party systems, may fail to operate properly or become disabled as a result of tampering or a breach of our network security systems or otherwise, including for reasons beyond our control. Any interruption or deterioration in the performance of these third parties or failures of their information systems and technology could impair our operations, affect our reputation, and adversely affect our businesses. There is no guarantee that we are able to maintain our existing relationship with the information technology vendor of our software system or information technology infrastructure. In the event that any vendor is unable or unwilling to continue to provide existing services to our Operating Subsidiary, our Operating Subsidiary may not be able to replace them with service providers of equivalent expertise in a timely manner and thus resulting in disruption to our business operations.

The occurrence of any disruption to our computer system and/or other information technology infrastructure may render us unable to meet client requirements in a timely and efficient manner, and/or lead to unauthorized disclosure of personal information or any other unexpected associated losses and damages. As a result, our reputation may be tarnished and we may also face complaints, disciplinary action by regulatory authorities, and legal proceedings being brought against us (which can be costly and time-consuming to defend and which may significantly divert the efforts and resources of our management personnel away from our usual business operations) and may potentially result in us having to pay damages. This could materially and adversely affect our financial condition, prospects, and results of operations.

Failure to comply with data privacy, data protection, or any other laws and regulations related to data privacy and security, or the failure to protect client data or prevent breaches of our information systems, could expose us to liability or reputational damage and materially and adversely affect our business, financial condition, and results of operations.

As a financial services company, in providing our services to clients, we manage, utilize and store sensitive and confidential client data, including personal data. As a result, we may be subject to a variety of data privacy, data protection, cybersecurity, and other laws and regulations related to data, including those relating to the collection, use, sharing, retention, security, disclosure, and transfer of confidential and private information, such as personal information and other data. These laws and regulations may apply not only to third-party transactions, but also to transfers of information within our organization, which relates to our investors, employees, contractors and other counterparties. These laws and regulations may restrict our business activities and require us to incur increased costs and efforts to comply, and any breach or noncompliance may subject us to proceedings against us, damage our reputation, or result in penalties and other significant legal liabilities, and thus may materially and adversely affect our business, financial condition, and results of operations.

If any person, including any of our employees, negligently disregards or intentionally breaches our established controls with respect to client data, or otherwise mismanages or misappropriates that data, we could be subject to significant monetary damages, regulatory enforcement actions, fines and/or criminal prosecution. Unauthorized disclosure of sensitive or confidential client data, whether through systems failure, employee negligence, fraud or misappropriation, could damage our reputation and cause us to lose clients. In addition, vulnerabilities of our external service providers and other third parties could also pose security risks to client information and data. Although we have taken steps to reduce the risk of such threats, our risk and exposure to a cyber-attack or related breach remains heightened due to the evolving nature of these threats, our routine transmission of sensitive information to third parties, the current global economic and political environment, external extremist parties and other developing factors. Similarly, unauthorized access to or through our information systems, whether by our employees or third parties, including a cyber-attack by third parties who may deploy viruses, worms or other malicious software programs, could result in negative publicity, significant remediation costs, legal liability, regulatory fines, and damage to our reputation and could have adverse effects on our results of operations. Any actual or perceived breach of the security of our technology, or media reports of perceived security vulnerabilities of our systems or the systems of our third-party service providers, could damage our reputation, expose us to the risk of litigation and liability, disrupt our operations, increase our costs with respect to investigations and remediation, reduce our revenues as a result of the theft of intellectual property, and otherwise adversely affect our business. Further, any actual or perceived security breach or cyber-attack directed at other financial institutions or financial services companies, whether or not we are impacted, could lead to a general loss of client confidence in the use of technology to conduct financial transactions, which could negatively impact us. The occurrence of any of these events could have adverse effects on our business and results of operations.

Risks Relating to Our Corporate Structure

We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

Vittoria is a holding company, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Subject to the BVI Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may, by resolution of directors, authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further BVI statutory restriction on the amount of funds which may be distributed by us by dividend. Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no withholding tax is payable in Hong Kong in respect of dividends paid by our Hong Kong subsidiaries to us.

Any limitation on the ability of our Hong Kong subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Investors may have difficulty enforcing judgments against us, our directors and management. Investors may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in BVI or Hong Kong against us or our management named in the prospectus based on BVI or Hong Kong laws.

We are incorporated under the laws of the BVI. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, all of our directors and officers are Hong Kong nationals or residents and a substantial portion of their assets are located in Hong Kong outside the United States. As a result, it may be difficult or impossible to effect service of process within the U.S. upon these persons, or to recover against us or them on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Even if you are successful in bringing an action of this kind, the laws of the BVI or Hong Kong could render you unable to enforce a judgment against our assets or the assets of our directors and officers.

There is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S. or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the securities laws of the U.S. or any state in the U.S.

The U.S. and the BVI do not have a treating providing for reciprocal recognition and enforcement of judgments of courts of the U.S. in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the U.S. based on civil liability, whether or not predicated solely upon the U.S. federal securities laws would not be enforceable in the BVI. A final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation. Furthermore, it is uncertain that BVI courts would: (i) recognize or enforce judgments of U.S. courts obtained in actions against us or our directors or officers predicated upon the civil liability provisions of the U.S. federal securities laws; or (ii) entertain original actions brought against us or other persons predicated upon the Securities Act.

There is also uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S. or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the U.S. or any state in the U.S.

A judgment of a court in the U.S. predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the U.S. was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the U.S. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of the U.S. courts of civil liabilities predicated solely upon the federal securities laws of the U.S. or the securities laws of any State or territory within the U.S. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the U.S. can be enforced in Hong Kong only at common law. For more information regarding the relevant laws of the BVI and Hong Kong, see “Enforcement of Liabilities.”

You may have more difficulty protecting your interests than you would as a shareholder of a U.S. corporation.

Our corporate affairs are governed by the provisions of our memorandum and articles of association, as amended and restated from time to time, and by the provisions of applicable BVI law. The rights of shareholders and the fiduciary responsibilities of our directors and officers under BVI law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the U.S., and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law.

These rights and responsibilities are to a large extent governed by the BVI Business Companies Act, 2004 as amended from time to time and the common law of the BVI. The common law of the BVI is derived in part from judicial precedent in the BVI as well as from English common law, which has persuasive, but not binding, authority on a court in the BVI. In addition, BVI law does not make a distinction between public and private companies and some of the protections and safeguards (such as statutory pre-emption rights, save to the extent expressly provided for in the memorandum and articles of association) that investors may expect to find in relation to a public company are not provided for under BVI law.

There may be less publicly available information about us than is regularly published by or about U.S. issuers. Also, the BVI regulations governing the securities of BVI companies may not be as extensive as those in effect in the U.S., and the BVI law and regulations regarding corporate governance matters may not be as protective of minority shareholders as state corporation laws in the U.S. Therefore, you may have more difficulty protecting your interests in connection with actions taken by our directors and officers or our principal shareholders than you would as a shareholder of a corporation incorporated in the U.S.

The laws of BVI provide limited protections for minority shareholders, so minority shareholders will not have the same options as to recourse in comparison to the U.S if the shareholders are dissatisfied with the conduct of our affairs.

Under the laws of the BVI there is limited statutory protection of minority shareholders other than the provisions of the BVI Act dealing with shareholder remedies. The principal protections under BVI statutory law are derivative actions, actions brought by one or more shareholders for relief from unfair prejudice, oppression and unfair discrimination and/or to enforce the BVI Act or the memorandum and articles of association. Shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association, and are entitled to payment of the fair value of their respective shares upon dissenting from certain enumerated corporate transactions.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law, since the common law of the BVI is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constitutional documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (i) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (ii) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders; (iii) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; or (iv) acts that constitute fraud on the minority where the wrongdoers control the company.

These rights may be more limited than the rights afforded to minority shareholders under the laws of states in the United States.

Other than as set forth in the BVI Act, shareholders of BVI companies like us have no general rights under BVI law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have discretion to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders, other than as set forth in the BVI Act. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Risks Relating to Our Class A Ordinary Shares and This Offering

Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (i) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (ii) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (iii) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (i) vacated the December 16, 2021 Determination Report; and (ii) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as a firm headquartered in California and registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards with the last inspection in November 2021, and as of the date of this prospectus, our auditor is not subject to and not affected by to the PCAOB’s December 2021 Determination Report. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCA Act are uncertain. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCA Act. If our Class A Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Class A Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Class A Ordinary Shares.

Further, new laws and regulations or changes in laws and regulations in both the United States and the PRC could affect our ability to list our Class A Ordinary Shares, which could materially impair the market for and market price of our Class A Ordinary Shares.

There has been no public market for our Class A Ordinary Shares prior to this Offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all.

Prior to this Offering, there has been no public market for our Class A Ordinary Shares. Although we have applied to have our Class A Ordinary Shares listed on the Nasdaq Capital Market, we cannot assure you that a liquid public market for our Class A Ordinary Shares will develop. If an active public market for our Class A Ordinary Shares does not develop following the completion of this Offering, the market price of our Class A Ordinary Shares may decline and the liquidity of our Class A Ordinary Shares may decrease significantly.

The initial public offering price for our Class A Ordinary Shares will be determined by negotiation between us, the Selling Shareholder and the Underwriters and may vary from the market price of our Class A Ordinary Shares following our initial public offering. We cannot assure you that the price at which the Class A Ordinary Shares are traded after this Offering will not decline below the initial public offering price. If you purchase our Class A Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Class A Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. As a result, investors in our Class A Ordinary Shares may experience a significant decrease in the value of their Class A Ordinary Shares due to insufficient or a lack of market liquidity of our Class A Ordinary Shares.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

The trading prices of our Class A Ordinary Shares are likely to be highly volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and China. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors towards Hong Kong-based U.S.–listed companies, which consequently may affect the trading performance of our Class A Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Hong Kong and Mainland Chinese companies may also negatively affect the attitudes of investors towards Hong Kong and Mainland Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material and adverse effect on the trading price of our Class A Ordinary Shares.

In addition to the above factors, the price and trading volume of our Class A Ordinary Shares may be highly volatile due to multiple factors, including the following:

•        regulatory developments affecting us or our industry;

•        variations in our revenues, profit, and cash flow;

•        the general market reactions and financial market fluctuation due to the continuous Russo-Ukraine conflicts;

•        changes in the economic performance or market valuations of other financial services firms; political, social and economic conditions in Mainland China and Hong Kong;

•        actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

•        fluctuations of exchange rates among Hong Kong dollar, Renminbi, and the U.S. dollar;

•        changes in financial estimates by securities research analysts;

•        detrimental negative publicity about us, our services, our officers, directors, Controlling Shareholder, other beneficial owners, professional parties we partner with, or our industry;

•        announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

•        additions to or departures of our senior management;

•        litigation or regulatory proceedings involving us, our officers, directors, or Controlling Shareholder;

•        release or expiry of lock-up or other transfer restrictions on our outstanding Class A Ordinary Shares; and

•        sales or perceived potential sales of additional Class A Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A Ordinary Shares will trade.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional shares of Class A Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our Class A Ordinary Shares begin trading on the Nasdaq Capital Market, our Class A Ordinary Shares may be “thinly-traded,” meaning that the number of persons interested in purchasing our Class A Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we come to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Class A Ordinary Shares may not develop or be sustained.

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this Offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

Our existing shareholders that are not included in this registration statement will be able to sell their Class A Ordinary Shares after completion of this Offering subject to restrictions under the Rule 144.

Our existing shareholders may be able to sell their Class A Ordinary Shares under Rule 144 after completion of this Offering. Because these shareholders have paid a lower price per Class A Ordinary Share than participants in this Offering, when they are able to sell their pre-offering shares under Rule 144, they may be more willing to accept a lower sales price than the Offering Price. This fact could impact the trading price of our Class A Ordinary Shares following completion of the Offering, to the detriment of participants in this Offering. Under rule 144, before our existing shareholders can sell their Class A Ordinary Shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of such Class A Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this Offering.

You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased.

The Offering Price of our Class A Ordinary Shares is substantially higher than the (pro forma) net tangible book value per share of our Class A Ordinary Shares. Consequently, when you purchase our Class A Ordinary Shares in the Offering and upon completion of the Offering, you will incur immediate dilution of $2.79 per share, assuming an Offering Price of $4 (the proposed minimum offering price). See “Dilution.” In addition, you may experience further dilution to the extent that additional Class A Ordinary Shares are issued upon exercise of outstanding options we may grant from time to time.

If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

Assuming our shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Class A Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

•        a limited availability of market quotations for our Class A Ordinary Shares;

•        reduced liquidity for our Class A Ordinary Shares;

•        a determination that our Class A Ordinary Shares are “penny stock”, which would require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

•        a limited amount of news about us and analyst coverage of us; and

•        a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our shares will be listed on Nasdaq, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

The dual-class structure of our ordinary shares will have the effect of concentrating voting control with our Controlling Shareholder, Victory Amaze, which will hold in the aggregate 84% of the voting power of our voting shares following the completion of this Offering, preventing you and other shareholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.

Our authorized and issued ordinary shares are divided into Class A Ordinary Shares and Class B Ordinary Shares.

As of the date of this prospectus, there are currently 4,250,000 Class A ordinary shares and 1,250,000 Class B ordinary shares issued and outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders. Each Class A Ordinary Share has one (1) vote and each Class B Ordinary Share has fifteen (15) votes. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

The Class B Ordinary Shares outstanding are beneficially owned by Mr. On Tai, LAM (the chairman of our board of directors and Chief Executive Officer) and Mr. Chi Fung Leo, CHAN (our director and Chief Financial Officer), through Victory Amaze Limited, representing 81.5% of the aggregate voting power of our currently outstanding ordinary shares as of the date hereof. Upon the completion of this offering, Mr. Lam and Mr. Chan, through Victory Amaze Limited, will hold 84% of the aggregate voting power, assuming that the underwriters do not exercise its over-allotment option, and assuming that Victory Amaze Limited, being the Selling Shareholder, will sell all of the 2,000,000 Class A Ordinary Shares it offered for sale pursuant to the Resale Prospectus. Because of the fifteen-to-one voting ratio between our Class B and Class A Ordinary Shares, Mr. Lam and Mr. Chan, through Victory Amaze Limited, will continue to control a majority of the combined voting power of our ordinary shares and therefore be able to control all matters submitted to our shareholders for approval so long as the Class B Ordinary Shares represent at least 51% of the voting power of all outstanding ordinary shares. This concentrated control will limit the ability of holders of Class A Ordinary Shares to influence corporate matters for the foreseeable future. Furthermore, should the Company decide to issue additional Class B Ordinary Shares in the future, the fifteen-to-one voting ratio between the two classes of our ordinary shares will result in further dilutive effect on the holders of Class A Ordinary Shares.

As a result, for so long as Victory Amaze Limited owns a controlling or significant voting interest in our ordinary shares, it generally will be able to control or significantly influence, directly or indirectly and subject to applicable law, all matters affecting us, including:

•        the election of directors;

•        determinations with respect to our business direction and policies, including the appointment and removal of officers;

•        determinations with respect to corporate transactions, such as mergers, business combinations, change in control transactions or the acquisition or the disposition of assets;

•        our financing and dividend policy;

•        determinations with respect to our tax returns; and

•        compensation and benefits programs and other human resources policy decisions.

Even if Victory Amaze Limited were to dispose of certain of its shares of our Class B Ordinary Shares such that it would control less than a majority of the voting power of our outstanding ordinary shares, it may be able to influence the outcome of corporate actions so long as it retains Class B Ordinary Shares. During the period of Victory Amaze Limited’s controlling or significant ownership of our ordinary shares, investors in this offering may not be able to affect the outcome of such corporate actions.

Victory Amaze Limited may have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. Corporate action might be taken even if other shareholders, including those who purchase shares in this offering, oppose them. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control or other liquidity event of our Company, could deprive our shareholders of an opportunity to receive a premium for their shares of Class A Ordinary Shares as part of a sale or other liquidity event and might ultimately affect the market price of our ordinary shares.

Furthermore, we cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of dual-class structures and temporarily barred new dual-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our dual-class capital structure makes us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices are not expected to invest in our stock. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indexes and we cannot assure you that other stock indexes will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders

Our directors and officers beneficially own a majority of the voting power of our issued and outstanding ordinary shares. Under the Rule 4350(c) of the Nasdaq Capital Market, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Capital Market Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could cause our Class A Ordinary Share to look less attractive to certain investors or otherwise harm our trading price.

Future issuances of our Class B Ordinary Shares may be dilutive to the voting power of our Class A Ordinary Shareholders

Future issuances of our Class B Ordinary Shares, which can be approved by our Board of Directors, could result in dilution to existing holders of our Class A Ordinary Shares. Such issuances, or the perception that such issuances may occur, could depress the market price of the Class A Ordinary Shares. In addition, there might be impact of the conversion of Class B Ordinary Shares on holders of Class A Ordinary Shares, including dilution and the reduction in aggregate voting power, as well as the potential increase in the relative voting power if any Class B holder retains their shares.

If securities or industry analysts do not publish or publish inaccurate or unfavorable research about our business, or if they adversely change their recommendations regarding our Class A Ordinary Shares, the market price for our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our Class A Ordinary Shares or publishes inaccurate or unfavorable research about our business, the market price for our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of the Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our Class A Ordinary Shares to decline.

Shares eligible for future sale may adversely affect the market price of our ordinary shares, as the future sale of a substantial amount of outstanding ordinary shares in the public marketplace could reduce the price of our ordinary shares.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our ordinary shares. shares will be outstanding immediately after this offering if the firm commitment is completed and the underwriters do not exercise their over-allotment option and shares if exercised in full. All of the shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act. The remaining shares will be “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment.

Our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under the BVI law, namely the Company may only pay dividends if we are solvent immediately after the dividend payment in the sense that the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due.

We currently intend to retain all remaining funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any further dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and will be subject to the restrictions contained in any future financing instruments.

Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. We cannot assure you that our Class A Ordinary Shares will appreciate in value after this Offering or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares. See “Dividend Policy” section for more information.

We are a “foreign private issuer” and a British Virgin Islands company, and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. In addition, we will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short swing profit disclosure and recovery regime.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

The information we are required to file with or furnish to the SEC will be less extensive and less timely as compared to that required to be filed with the SEC by U.S. domestic issuers.

As a British Virgin Islands company listed on the Nasdaq Capital Market, we are subject to the Nasdaq Capital Market corporate governance listing standards. However, Nasdaq Capital Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is deemed our home country, may differ significantly from the Nasdaq Capital Market corporate governance listing standards. For example:

•        our independent directors do not need to hold regularly scheduled meetings in executive session (rather, all board members may attend all meetings of the board of directors);

•        the compensation of our executive officers is recommended but not determined by an independent committee of the board or by the independent members of the board of directors; and our Chief Executive Officer is not prevented from being present in the deliberations concerning his compensation;

•        related party transactions are not required to be reviewed and we are not required to solicit member approval of stock plans, including: those in which our officers or directors may participate; share issuances that will result in a change in control; the issuance of our shares in related party acquisitions or other acquisitions in which we may issue 20% or more of our issued and outstanding shares; or below market issuances of 20% or more of our issued and outstanding shares to any person; and

•        we are not required to hold an in-person annual meeting to elect directors and transact other business customarily conducted at an annual meeting (rather, we complete these actions by written consent of holders of a majority of our voting securities).

Although we do not currently plan to utilize the home country exemption for corporate governance matters, to the extent that we choose to do so in the future, our shareholders may be afforded less protection than they otherwise would under the Nasdaq Capital Market corporate governance listing standards applicable to U.S. domestic issuers. As a result, you may not be afforded the same protections or information which would be made available to you if you were investing in a U.S. domestic issuer.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Class A Ordinary Shares to significant adverse United States income tax consequences.

We will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (i) 75% or more of our gross income for such year consists of certain types of “passive” income, or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Based upon our current and expected income and assets, including goodwill and (taking into account the expected proceeds from this Offering) the value of the assets held by our strategic investment business, the expected proceeds from this Offering as well as projections as to the market price of our Class A Ordinary Shares immediately following the completion of this Offering, we do not presently expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be a PFIC, because the value of our assets, for purposes of the asset test, may be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC classification for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the U.S. Internal Revenue Service, or IRS, may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation — United States Federal Income Tax Considerations”) may incur significantly increased United States income tax on gain recognized on the sale or other disposition of our Class A Ordinary Shares and on the receipt of distributions on our Class A Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules, and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A Ordinary Shares. For more information see “Taxation — United States Federal Income Tax Considerations — Passive Foreign Investment Company Rules”.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

Upon completion of this Offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 and the rules subsequently implemented by the SEC and the New York Stock Exchange detailed requirements concerning corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2012 relating to internal controls over financial reporting.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other time and attention to our public company reporting obligations and other compliance matters. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•        being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•        not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404(b) of the Sarbanes-Oxley Act;

•        not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•        reduced disclosure obligations regarding executive compensation; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of reduced reporting burdens in this prospectus. In particular, in this prospectus, we have only provided two years of audited financial statements and have not included all the executive compensation related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We cannot predict whether investors will find our Class A Ordinary Shares less attractive if we rely on these exemptions. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and our share price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. (ii) the end of the fiscal year during which we have total annual gross revenues of US$1.235 billion or more, (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt, or (iv) the last day of our fiscal year following the fifth anniversary of the completion of this Offering.

SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•        our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our growth strategies;

•        current and future economic and political conditions;

•        expected changes in our revenues, costs or expenditures;

•        our expectations regarding demand for and market acceptance of our services;

•        our expectations regarding our client base;

•        our ability to obtain, maintain or procure all necessary government certifications, approvals, and/or licenses to conduct our business, and in the relevant jurisdictions in which we operate;

•        competition in our industry;

•        relevant government policies and regulations relating to our industry;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•        overall industry, economic and market performance;

•        the spread of the COVID-19 virus and its new variants, the impact it may have on our operations, the demand for our services, and economic activity in general; and

•        other assumptions described in this prospectus underlying or relating to any forward-looking statements.

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

Based upon an assumed initial public offering price of US$4 per Class A Ordinary Share (the proposed minimum offering price), we estimate that we will receive net proceeds from this Offering, after deducting the underwriting discounts and the estimated offering expenses payable by us, of approximately US$6.1 million assuming the underwriters do not exercise its over-allotment option.

We will not receive any proceeds from the resale of Class A Ordinary Shares by the Selling Shareholder.

We plan to use the net proceeds we will receive from this Offering as follows:

•        Approximately US$1.5 million or 25.0% for increasing our liquid capital to expand and strengthen our underwriting and placing services, and recruit additional experienced professional staff, including responsible officers, with appropriate levels of knowledge, networks, and experience.

As required by Main Board Listing Rules Rule 3A.02 and Rule 3A.43, starting from 5 August 2022, in the case of Main Board listing, a sponsor for IPOs in Stock Exchange must also be appointed as the overall coordinator who acts as the head of underwriting syndicate. Currently, we have only been engaged as the underwriters for listing applicants who we provide listing sponsorship services, as part of listing sponsorship services package.

We intend to use a portion of the proceeds from this Offering to increase the liquid capital and expand and strengthen our underwriting and placing services capacity by (i) expanding our underwriting and placing services capacity by acting as the underwriters to IPOs which we do not act as the listing sponsor; (ii) participating as the underwriter in fund raising exercises with a larger fund-raising scale and/or higher percentage of underwriting commitment, where other sponsors act as the overall coordinator and the head of underwriting syndicate; (iii) reducing the reliance on other underwriters in our underwriting exercises for IPOs we sponsored; and (iv) exploring business opportunities for secondary market fund raising transactions, such as rights issues, open offers and/or private placing for listed companies on the Stock Exchange.

•        Approximately US$1.5 million or 25.0% for developing our asset management business and recruiting professionals with relevant asset management experiences and networks;

•        Approximately US$1.2 million or 20.0% for strengthening of our corporate finance advisory business in Hong Kong by: (i) recruiting additional experienced professional staff including responsible officers and licensed representatives with levels of knowledge, skills and experience; and (ii) enhance the remuneration package of our existing corporate finance advisory team to retain talents; and

•        The balance of US$1.9 million or 30.0% for general working capital and corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this Offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

Our BVI holding company, Vittoria, has not declared or made any dividend or other distribution on our Class A or Class B Ordinary Shares, nor have any dividends or distributions been made by our subsidiaries to the BVI holding company. For the year ended June 30, 2022, neither we nor Red Solar has declared or made any dividend or contribution to its shareholders. During the year ended June 30, 2023, Red Solar declared a non-cash dividend in an aggregate approximately US$203,827 to Mr. Chan and Mr. Lam on July 29, 2022 for partial setting off the amounts due from directors.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any further dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. Therefore, we do not expect to pay cash dividends in the foreseeable future.

Subject to the BVI Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may, by resolution of directors, authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further BVI statutory restriction on the amount of funds which may be distributed by us by dividend.

As we are a holding company, we rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our Hong Kong subsidiary, Red Solar.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2023 on (i) an actual basis, and (ii) a pro forma as adjusted basis giving effect to the sale of 2,000,000 Class A Ordinary Shares in this Offering at an assumed initial public offering price of US$4 per share (the proposed minimum offering price) and to reflect the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Share Capital.”

	As of June 30, 2023
	Actual	Pro forma(1)
Class A Ordinary Shares, US$0.0001 par value, 400,000,000 shares authorized, and 4,250,000 shares issued and outstanding on an actual basis; 6,250,000 shares outstanding on a pro forma as adjusted basis	$425	$625
Class B Ordinary Shares, US$0.0001 par value, 100,000,000 shares authorized, and 1,250,000 shares issued and outstanding on an actual basis and pro forma as adjusted basis	$125	$125
Additional paid-in capital	$1,289,888	$7,399,020
Accumulated losses	$(404,276)	(404,276)
Accumulated other comprehensive loss	$(15,861)	(15,861)
Total shareholders’ equity	$870,301	6,979,633
Total capitalization	$870,301	6,979,633

____________

(1)      Gives effect to the sale of 2,000,000 Class A Ordinary Shares in this Offering at an assumed Offering Price of US$4 per share (the proposed minimum offering price) and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and our estimated offering expenses.

Each US$1 increase (decrease) in the assumed initial public offering price of US$4 per Class A Ordinary Share would increase (decrease) the pro forma as adjusted amount of total capitalization by US$1.8 million, assuming that the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of one million in the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by US$3.7 million, assuming no change in the assumed initial public offering price per Class A Ordinary Share as set forth on the cover page of this prospectus.

DILUTION

If you invest in our Class A Ordinary Shares in this Offering, your interest will be immediately diluted to the extent of the difference between the initial public offering price per Class A Ordinary Share in this Offering and the net tangible book value per Class A Ordinary Share after this Offering. Dilution results from the fact that the initial public offering price per Class A Ordinary Share is substantially in excess of the net tangible book value per Class A Ordinary Share.

As of June 30, 2023, we had a historical net tangible book value of approximately US$0.58 million, or US$0.14 per Class A Ordinary Share. Our net tangible assets was calculated by total assets (excluding deferred offering costs of approximately US$289,259 as of June 30, 2023) deducting total liabilities. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of Class A Ordinary Shares outstanding as of June 30, 2023.

The calculation in this section assumes that 6,250,000 Class A Ordinary Shares were issued and outstanding as of June 30, 2023. After giving effect to the sale of Class A Ordinary Shares in this Offering at the assumed initial public offering price of US$4 per Class A Ordinary Share (the proposed minimum offering price) and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, but assuming no exercise of the ordinary shares offered hereby to the underwriters, our pro forma as adjusted net tangible book value at June 30, 2023 would have been US$7.0 million, or US$1.12 per Class A Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.98 per Class A Ordinary Share to existing investors and immediate dilution of US$2.88 per Class A Ordinary Share to new investors. The following table illustrates this dilution to new investors purchasing Class A Ordinary Share in this Offering:

	Offering without Over-allotment Option	Offering with Full Exercise of Over-allotment Option
Assumed initial public offering price per Class A Ordinary Share	$4	$4
Net tangible book value per Class A Ordinary Share as of June 30, 2023	$0.14	$0.14
Increase in pro forma as adjusted net tangible book value per Class A Ordinary Share attributable to new investors purchasing Class A Ordinary Shares in this Offering	$0.98	$1.09
Pro forma as adjusted net tangible book value per Class A Ordinary Share after this Offering	$1.12	$1.23
Dilution per Class A Ordinary Share to new investors in this Offering	$2.88	$2.77

Each US$1 increase (decrease) in the assumed initial public offering price of US$4 per Class A Ordinary Share would increase (decrease) our pro forma as adjusted net tangible book value as of June 30, 2023, after this Offering by approximately US$0.29 per Class A Ordinary Share, and would increase (decrease) dilution to new investors by US$0.71 per Class A Ordinary Share, assuming that the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

An Increase (decrease) of one million in the number of Class A Ordinary Shares we are offering would increase (decrease) our pro forma as adjusted net tangible book value as of June 30, 2023 after this Offering by approximately US$0.5 per Class A Ordinary Share, and would decrease (increase) dilution to new investors by approximately US$0.5 per Class A Ordinary Share, assuming the assumed initial public offering price per Class A Ordinary Share, as set forth on the cover page of this prospectus remains the same, and after deducting the estimate underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this Offering determined at pricing.

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per Class A Ordinary Share after the Offering would be US$1.23, the increase in net tangible book value per Class A Ordinary Share to existing shareholders would be US$1.09, and the immediate dilution in net tangible book value per Class A Ordinary Share to new investors in this Offering would be US$2.77.

The following table summarizes, on a pro forma as adjusted basis as of June 30, 2023, the differences between existing shareholders and the new investors with respect to the number of Class A Ordinary Shares purchased from us, the total consideration paid and the average price per Class A Ordinary Share before deducting the estimated discounts to the underwriters, non-accountable expense allowance and the estimated offering expenses payable by us.

	Class A Ordinary Shares purchased		Total consideration		Average price per Class A Ordinary Share
	Number	Percent	Amount	Percent
Existing shareholders	4,250,000	68%	$1,118	0.01%	$0.0003
New investors(1)	2,000,000	32%	$8,000,000	99.99%	$4
Total	6,250,000	100%	$8,001,118	100%	$1.28

____________

(1)      Not including over-allotment shares.

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this Offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this Offering determined at the pricing.

CORPORATE HISTORY AND STRUCTURE

Corporate History

On January 25, 2017, Red Solar Capital Limited (“Red Solar”), our Operating Subsidiary, was incorporated as a company with limited liability under the laws of Hong Kong. Upon the licenses granted by the HKSFC undertake Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities on October 17, 2017, Red Solar commenced corporate finance advisory services, acting as the listing sponsor, financial advisor, and compliance advisor.

With the approval obtained from HKSFC to change the substantial shareholder of Red Solar on November 28, 2022, we have carried out a series of transactions to reorganize the legal structure of the Group (the “Reorganization”). As part of the Reorganization, Vittoria Limited (“Vittoria”) was incorporated under the laws of British Virgin Islands on May 27, 2022, and its wholly-owned intermediate holding company, Exceller Financial Holdings Limited (“Exceller”) was incorporated under the laws of Hong Kong on August 16, 2022. Upon obtaining approval from HKSFC on November 28, the ownership interests in Red Solar were then transferred from Mr. On Tai, LAM (“Mr. Lam”) and Mr. Chi Fung Leo, CHAN (“Mr. Chan”) to Exceller, on November 30, 2022, by way of share exchange. Upon completion of the share exchange, Red Solar has become an indirect wholly-owned subsidiary of Vittoria, through Exceller.

Corporate Structure

Pursuant to the Public Offering Prospectus, we are offering 2,000,000 Class A Ordinary Shares, representing 32% of the Class A Ordinary Shares issued and outstanding following completion of the Offering, assuming the underwriter do not exercise the over-allotment option. Furthermore, Victory Amaze Limited, the Selling Shareholder, is also offering an additional 2,000,000 Class A Ordinary Shares pursuant to the Resale Prospectus, representing 32% of the Class A Ordinary Shares following the completion of this Offering. Following the Offering, assuming that the underwriters do not exercise their over-allotment option and the Selling Shareholder will sell all of the Class A Ordinary Shares offered for sale pursuant to the Resale Prospectus, 64% of the Class A Ordinary Shares of the Company will be held by public shareholders.

The following diagram illustrates our corporate structure, including our significant subsidiaries and consolidated affiliated entities, as of the date of this prospectus and after this Offering (assuming no exercise of the over-allotment option by the underwriters and assuming that Victory Amaze Limited, being the Selling Shareholder, will sell all of the Class A Ordinary Shares it offered for sale (2,000,000 Class A Ordinary Shares) pursuant to the Resale Prospectus):

Our Subsidiaries and Business Functions

Exceller was incorporated under the laws of Hong Kong on August 16, 2022. As part of the Reorganization, Exceller became the intermediate holding company of Red Solar on November 30, 2022 upon completion of share exchange.

Red Solar was incorporated under the laws of Hong Kong on January 25, 2017, with an issued share capital of HKD 10,000,000 (approximately US$1,289,125) consisting of 10,000,000 ordinary shares as at the date hereof. Red Solar is a limited liability corporation licensed with the HKSFC to undertake Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities.

Increase in authorized shares and shares re-classification

Vittoria was incorporated under the laws of BVI on May 27, 2022, authorized to issue a maximum of 50,000 shares of one class of US$1.00 par value. On its date of incorporation, Vittoria issued 50 ordinary shares each to Mr. Lam and Mr. Chan at a consideration of US$50.00, respectively. On October 25, 2022, the board of director of Vittoria resolved and approved: (i) to repurchase 50 ordinary shares from Mr. Lam and Mr. Chan at a consideration of US$50.00, respectively; and (ii) to amend the article of association of Vittoria to increase the number of authorized ordinary shares from 50,000 ordinary shares to 500,000,000 ordinary shares (“Increase in Authorized Shares”), with the par value of the ordinary shares to decrease from US$1.0 each to US$0.0001 each.

Following the Increase in Authorized Shares, on October 25, 2022, Vittoria newly issued 13,125,000 ordinary shares with a par value of US$0.0001 to Victory Amaze at a cash consideration of US$1,312.50.

On September 27, 2023, Vittoria passed a shareholders resolution and approved that (i) the 8,875,000 issued ordinary shares held by Victory Amaze are redeemed by Vittoria at the total consideration of US$125, in exchange for 1,250,000 Class B Ordinary Shares be allotted and issued to Victory Amaze (the “Share Redemption”); (ii) the maximum number of shares Vittoria authorized to issue are re-classified from 500,000,000 shares of one class of US$0.0001 par value each into (a) 400,000,000 Class A Ordinary Shares of US$0.0001 par value each; and (b) 100,000,000 Class B Ordinary Shares of US$0.0001 par value each (collectively refer as the “Share Re-classification”); (iii) following the Share Redemption and Share Re-classification, the 4,250,000 issued ordinary shares held by Victory Amaze are reclassified as 4,250,000 Class A Ordinary Shares; and (iv) 1,250,000 Class B Ordinary Shares are allotted and issued to Victory Amaze at par value each and payable by way of set-off in full against the consideration payable by Vittoria to Victory Amaze in respect of the Share Redemption, credited as fully paid (the “Class B Ordinary Share Allotment and Issue”). The Company also adopted an amended and restated memorandum and articles of association.

All references to Class A Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the repurchase of 100 ordinary shares in aggregate from Mr. Lam and Mr. Chan, the Increase in Authorized Shares, the Share Redemption, the Share Re-classification, and the Class B Ordinary Share Allotment and Issue as if these events had occurred at the beginning of the earliest period presented.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

Commencing operation since October 2017, we are a Hong Kong-based financial services provider principally engaged in the provision of corporate finance advisory services, through our indirect wholly-owned Operating Subsidiary, Red Solar, which is a licensed corporation under the SFO to conduct Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities in Hong Kong. Our corporate finance advisory services mainly comprise the following:

•        Listing sponsorship and securities related services:

(a)     Listing sponsorship services:    Being one of the 127 active licensed sponsors in Hong Kong licensed under the SFO as of May 1, 2023 who are qualified to provide listing sponsorship services in Hong Kong, we act as sponsors to companies pursuing listing on the Main Board and GEM, advising and guiding them and their directors throughout the listing process, and performing all duties of a sponsor as required under applicable rules and regulations, in return for the sponsor’s fee. We recognized our listing sponsorship services fee as our revenue when the performance obligation under our contracts is satisfied.

(b)    Securities related services:    Pertinent to our listing sponsorship services, we also provide securities related services, including: (i) underwriting and placing services, principally as “sponsor-overall coordinator”, for listing applicants who we provide listing sponsorship service, pursuant to the Sponsor Coupling requirement by the Hong Kong Stock Exchange, in return for underwriting or placing commissions and/or fees; and (ii) other ancillary services, such as referral services to the underwriting, placing and other fund-raising exercises conducted by other underwriters, placing agents, financial institutions, in return for referral commissions and/or fees.

•        Financial and compliance advisory services:    We also provide financial and compliance advisory services under our Type 6 (advising on corporate finance) license, in return for a fixed or monthly advisory fee. By acting as:

(a)     financial advisers (i) to listed companies in Hong Kong as well as their shareholders and investors advising them on the terms and structures of proposed transactions, and the relevant implications of the Hong Kong regulatory framework, which primarily included the Main Board Listing Rules, GEM Listing Rules, and Takeovers Codes, in relation to the transactions; and (ii) to clients pursuing listing on other stock exchanges;

(b)    independent financial advisers to the independent board committee and independent shareholders of listed companies in Hong Kong rendering recommendations and opinions; and/or

(c)     compliance advisers to listed companies in Hong Kong and advise them on post-listing compliance matters.

We aspire to provide an integrated full-service platform for our clients with integrated financial services tailored to their varying needs. To cope with the evolving needs of our clients, in addition to our existing services, we endeavor to expand our financial market expertise and provide new types of financial services as demanded by our clients. Going forward, we plan to expand our corporate finance advisory service coverage internationally; in particular, to strengthen our financial advisory services to cater to the increase of demand from our clients’ network who desire to pursue listing in the U.S. capital market or other international capital markets, and to expand our international network and coverage to develop our corporate finance advisory services.

Since the commencement of our corporate finance advisory business in October 2017, we have actively participated in the equity capital market in Hong Kong. Our clients comprise both smaller and larger private and listed companies from a spectrum of industry sectors, based in Hong Kong, countries in Southeast Asia, and Mainland China. The market capitalization of our listed clients ranged approximately from around HK$100 million to over HK$20 billion.

For the years ended June 30, 2023 and 2022, we were engaged in three and five listing sponsorship projects and 13 and 18 financial and compliance advisory projects, respectively. As we only have commenced the securities related services in August 2022, we were not engaged in any underwriting, placing, or other securities related projects during the year ended June 30, 2022 but we were engaged in one securities related project during the year ended June 30, 2023. For the years ended June 30, 2023 and 2021, our total revenue was approximately US$677,685 and US$679,482, respectively, of which approximately US$102,076 and US$237,031, or approximately 15.0% and 34.9%, respectively, was generated from our listing sponsorship services; approximately US$306,229 and nil, or 45.2% and nil, respectively, was generated from our securities related services; and approximately US$269,380 and US$442,451, or approximately 39.8% and 65.1%, respectively, was generated from our financial and compliance advisory services.

Key Factors Affecting our Results of Operations

Our results of operations have been and will continue to be affected by a number of factors, including those set out below:

Market conditions of capital and financial market in Hong Kong

All our business operations were carried out in Hong Kong, and as the financial service provider for the capital market sectors of Hong Kong. Our results of operations and prospects are highly susceptible to any development of change in government policies, as well as economic, social, political and legal development in Hong Kong. In addition, the capital market and the economic conditions in general of Hong Kong are highly sensitive to conditions of the capital markets, political, social and economic conditions in Mainland China and globally. When there are unfavorable changes to the global or local conditions, such as the Covid-19 pandemic, Russo — Ukraine war, the outcome of the Sino — US trade dispute, terrorism, political uncertainty, civil unrest, control of foreign exchange, changes in exchange rates, rising interest rates or inflation, slowing or negative growth rate, government involvement in the allocation of resources, events with adverse impacts on investors’ confidence and risk appetites, such as local riots or mass civil disobedience movements, or any regulatory reform of governments, global or local financial markets and economic conditions could be negatively impacted or may experience negative fluctuations in its performance beyond our control. Any prolonged slowdown in the global, Mainland China or Hong Kong economy may affect market confidence in the capital market as a whole and have a negative impact on our business as a whole, the demand for corporate finance advisory services, our pricing strategies, the level of our business activities and consequently our revenue derived therefrom. This may materially and adversely affect our financial condition and the results of operations.

Competition in the corporate finance services industry in Hong Kong

The financial and securities services industry in Hong Kong is highly competitive due to the vast number of market players in providing corporate finance advisory services similar to ours. Our competitors may have longer operating history, better brand recognition and reputation, proven track record, operations in more geographic locations, stronger human and financial resources, wider range of services and stronger shareholders’ background than us. We expect that there will be more market players entering into the market and competition will be intensified. New participants may enter into the market insofar as they have engaged appropriate qualified professionals and obtained the requisite regulatory licenses and permits. Given the keen competition, we cannot assure that we will be able to maintain our competitive edge in response to the fast-changing business environment. In addition, competition creates an unfavorable pricing environment in the market in which we operate. Intensified competition may cause us to reduce our service fees in order to compete with other market players, which could place significant pressure on our ability to maintain gross margins and is particularly acute during market slowdowns, and will in turn materially and adversely affect our market share, financial condition and results of operations.

Our ability to manage our staff costs

Our staff costs are the largest cost we incur in our business operations and our ability to manage our staff costs affects our results of operations. Our staff costs amounted to approximately US$309,291 and US$544,234 for the years ended June 30, 2023 and 2022, respectively. Our staff costs and employee benefits consist primarily of salaries, bonuses and mandatory provident fund contribution. Any upward changes in the staff costs would impact our results of operations negatively.

Rules and regulatory requirements governing by relevant regulatory authorities or government agencies in Hong Kong

The Hong Kong financial market and corporate finance services industry in which we primarily operate are highly regulated. Our business operations are subject to applicable laws, regulations, guidelines, circulars, and other regulatory guidance, and many aspects of our businesses depend on obtaining and maintaining approvals, licenses, permits, or qualifications from the relevant regulators. Serious non-compliance with regulatory requirements could result in investigations and regulatory actions, which may lead to penalties, including reprimands, fines, limitations, or prohibitions on our future business activities or, if significant, suspension or revocation of our licenses. Failure to comply with these regulatory requirements could limit the scope of businesses in which we are permitted to engage. Furthermore, additional regulatory approvals, licenses, permits, or qualifications may be required by relevant regulators in the future, and some of our current approvals, licenses, permits, or qualifications are subject to periodic renewal. Although we have not been found by any relevant regulators to be in material non-compliance with any regulatory requirements since we commenced our businesses in 2017, any such finding or other negative outcome may affect our ability to conduct business, harm our reputation and, consequently, materially and adversely affect our business, financial condition, results of operations, and prospects.

Our Operating Subsidiary, Red Solar, is an HKSFC-licensed corporation that is subject to various requirements, such as remaining fit and proper at all times, minimum liquid and paid-up capital requirements, notification requirements, submission of audited accounts, submission of financial resources returns and annual returns, continuous professional training, under the SFO of Hong Kong and its subsidiary legislation and the codes and the guidelines issued by the HKSFC from time to time. If Red Solar fails to meet the regulatory capital requirements in Hong Kong, the local regulatory authorities may impose penalties on us or limit the scope of our business, which could, in turn, have a material adverse effect on our financial condition and the results of operations. Moreover, the relevant capital requirements may be changed over time or subject to different interpretations by relevant governmental authorities, all of which are out of our control. Any increase in the relevant capital requirements or stricter enforcement or interpretation of the same may adversely affect our business activities. Any non-compliance with applicable laws, regulations, guidance or codes or any negative findings made by the regulators may result in (i) fines, deterrent penalties, or disciplinary actions against us, our Responsible Officers, Licensed Representatives or any of our personnel; or (ii) suspension or revocation of some or all of (a) our registrations or licenses for carrying on our business activities; or (b) the approvals or licenses granted to our personnel enabling them to carry out their responsibilities in our Group. For instance, conditions may be imposed on our licenses restricting us from carrying on our business, or our Responsible Officers or Licensed Representatives may be banned from the industry for a specific period of time. Accordingly, our business operation, reputation, financial condition, and results of operations might be materially and adversely affected.

Rules and regulations governing listed companies on the Stock Exchange

During the years ended June 30, 2023 and 2022 and up to the date of this prospectus, we provided corporate finance advisory services to clients who are listing applicants or listed companies or their shareholders or investors on the Stock Exchange. These clients are required to comply with the Main Board Listing Rules, the GEM Listing Rules, the Takeovers Code and other rules and regulations where applicable. Any changes to such rules and regulations, particularly those affecting the appointment and the role of the sponsors in listing applications and the appointment and the role of financial adviser in specific transactions, may affect the demand for and the scope of our corporate finance advisory services which may in turn materially and adversely affect our results of operations.

Impact of the outbreak of the coronavirus (COVID-19) on our business and operations

Since early 2020, the ongoing COVID-19 pandemic has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings, and has caused significant disruption to worldwide economic activities, including economic activities in Hong Kong (where we operate in), and in Southeast Asia and the Mainland China (where a significant portion of our client and potential client locate).

The COVID-19 pandemic outbreak in Hong Kong in early 2020 and early 2022 resulted in temporary pandemic-related lockdowns. These two outbreaks of COVID-19 domestically in Hong Kong caused companies such as ours, as well as our business partners and clients, to implement temporary adjustments to work schedules and travel plans and to implement alternative work arrangements for some of our or their employee to work from home and collaborate remotely. As a result, we have experienced lower efficiency and productivity, internally and externally, which may adversely affect our service quality. Since April 2022, in light of the reduced severity of the COVID-19 pandemic in Hong Kong, our alternative work arrangement was largely abolished. Nonetheless, as our business depends on our employees, if any of our employees has contracted or is suspected of having contracted COVID-19, these employees will be required to be quarantined and they could pass it to other of our employees, potentially resulting in severe disruption to our business.

At the date of the prospectus, most countries around the globe have abolished the measures to contain COVID-19 pandemic and went “back to normal.” Hong Kong’s government has significantly lessened its entry restrictions, quarantines, and pandemic control measures. However, the PRC government still maintains travel restrictions, and regional lock-down and quarantine requirements in response to COVID-19. These measures severely hinder our client development efforts in Mainland China, and our businesses and clients have been adversely affected by travel restrictions preventing PRC residents from traveling to Hong Kong.

Furthermore, our results of operations have been affected by the COVID-19 outbreak. We witnessed huge market fluctuations in the global capital and financial markets since 2020. Due to the instability of global financial markets and other economic and financial challenges brought about by COVID-19, the deterioration of the economic condition of Mainland China due to the continuous COVID-19 control measures, the significant market volatility and declines in general economic activities in Hong Kong and globally, have severely dampened the confidence of our client in the global and Hong Kong’s financial markets and their willingness to conduct fundraising activities in Hong Kong Stock Exchanges, especially through IPO. The pandemic, government measures in response to the pandemic, and the global economic deterioration, could result in an economic downturn in Hong Kong and countries where our clients and potential client locates and in the foreseeable future. Such a downturn in global and Hong Kong’s economy may lead our client to adopt the conservative business strategies instead of seeking for expansion, ultimately led to a decline in our clients’ fund raising needs and therefore our corporate services, especially our listing sponsorship and securities related services. All of which could adversely affect our business and, in turn, negatively impact our business and the results of operations.

Given the general slowdown in economic conditions globally, volatility in the capital markets as well as the generally negative impact of the COVID-19 outbreak on the capital market markets, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected. Any future impact on our results of operations will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the spread or treat its impact, almost all of which are beyond our control. We will continue to closely monitor the situation throughout 2023 and beyond.

Results of Operations

For the years ended June 30, 2023 and 2022

	For the years ended June 30,
	2023	2022
	US$	US$
REVENUE
Listing sponsorship and securities related services:
Listing sponsorship services	102,076	237,031
Securities related services	306,229	—
	408,305	237,031
Financial and compliance advisory services:
Financial advisory services	23,605	152,469
Independent financial advisory services	35,727	33,953
Compliance advisory services	210,048	256,029
	269,380	442,451
TOTAL REVENUE	677,685	679,482

OPERATING EXPENSES
Direct project costs	—	25,625
Staff costs and employee benefits	309,291	544,234
Rental and office expenses	97,698	94,913
Legal and professional fees	401,814	2,797
Depreciation charge	4,403	8,826
Others	1,901	177
TOTAL OPERATING EXPENSES	815,107	676,572

(LOSS) INCOME FROM OPERATIONS	(137,422)	2,910

OTHER INCOME
Interest income	8,393	10
Other income	7,145	14,350
TOTAL OTHER INCOME	15,538	14,360

(LOSS) INCOME BEFORE INCOME TAX EXPENSES	(121,884)	17,270
INCOME TAX EXPENSES	(41,106)	(1,434)
NET (LOSS) INCOME	(162,990)	15,836

Year ended June 30, 2023 compared with year ended June 30, 2022

Revenue

Our revenue decreased slightly by approximately US$1,797 or 0.3%, from approximately US$679,482 for the year ended June 30, 2022 to approximately US$677,685 for the year ended June 30, 2023, primarily due to the decrease in our revenue derived from listing sponsorship services, financial advisory services and compliance advisory services being offset by the increase in our revenue derived from securities related services and independent financial advisory services.

Listing sponsorship and securities related services

Our revenue from listing sponsorship and securities related services increased by approximately US$171,274, or 72.3%, from approximately US$237,031 for the year ended June 30, 2022 to approximately US$408,305 for the year ended June 30, 2023, primarily due to the increase in revenue derived from our securities related services being partially offset by the decrease in revenue derived from our listing sponsorship services.

Listing sponsorship services

Our revenue from listing sponsorship services decreased by approximately US$134,955 or 56.9% from approximately US$237,031 for the year ended June 30, 2022 to approximately US$102,076 for the year ended June 30, 2023. The decrease in revenue from our listing sponsorship services for the year ended June 30, 2023 was mainly attributable to a decreased number of listing sponsorship projects we were engaged in for the year.

For the year ended June 30, 2022, we had five listing sponsorship projects of which three were initial listing projects and two were transfer of listing from GEM to the Main Board projects, with contract sum ranging from approximately US$140,938 to US$640,626 and an aggregate contract sum of approximately US$1,979,533, representing an average of 3.5% of respective proposed fundraising by our listing sponsorship clients excluding aggregate contract sum from the two transfer of listing projects of approximately US$499,688, which did not involve fund-raising. During the year, we recorded revenue of approximately US$237,031 in aggregate from two listing sponsorship projects, with contract sum of approximately US$326,719 and US$640,626, respectively, and an aggregate contract sum of approximately US$967,345, and the revenue recognized in aggregate represented approximately 24.5% of the aggregate contract sum of those two projects. One of them was a Main Board listing sponsorship project with revenue recognized of approximately US$128,125, representing approximately 20.0% of the respective contract sum, upon lapse of its contract as the client decided not to proceed its initial listing plan due to unfavorable market conditions during the year. The other one was a GEM listing sponsorship project with revenue recognized of approximately US$108,906, representing approximately 33.3% of the respective contract sum, upon lapse of its contract. No revenue was recognized for the remaining three listing sponsorship projects since no listing project was completed during the year.

For the year ended June 30, 2023, we had three listing sponsorship projects, with contract sum ranging from approximately US$421,065 to US$510,382 and an aggregate contract sum of approximately US$1,358,891, representing an average of 3.3% of respective proposed fundraising by our listing sponsorship clients. During the year, we recorded revenue of approximately US$102,076 in aggregate from two listing sponsorship projects, with contract sum of approximately US$427,445 and US$510,382, respectively, and an aggregate contract sum of approximately US$937,827, and the revenue recognized in aggregate represented approximately 10.9% of the aggregate contract sum of those two projects. One of them was a Main Board listing sponsorship project with revenue recognized of approximately US$63,797, representing approximately 12.5% of the respective contract sum, upon lapse of its contract. The other one was a GEM listing sponsorship project with revenue recognized of approximately US$38,279, representing approximately 9.0% of the respective contract sum, upon lapse of its contract. Due to unfavorable market conditions during the year, the clients of these two listing projects decided not to proceed its initial listing plan after lapse of contract. No revenue was recognized for the remaining listing sponsorship project since no milestone was completed regarding that project during the year.

In addition, for the year ended June 30, 2022, our revenue from listing sponsorship services was all generated from Malaysian-based clients who are a construction contractor and a manufacturer, respectively, amounting to approximately US$237,031 or 100.0% of total revenue from listing sponsorship services for the year. During the year ended June 30, 2023, we recorded revenue of approximately US$38,279, or 37.5% of total revenue from listing sponsorship services for the year, from a Malaysian-based client who is a manufacturer and recorded revenue of approximately US$63,797, or 62.5% of total revenue from listing sponsorship services for the year, from a PRC-based client engaged in the provision of advertisement and marketing solutions.

For the years ended June 30, 2023 and 2022, we completed nil listing sponsorship projects. Our Directors considered that the decrease in our revenue from listing sponsorship services between the year ended June 30, 2023 and 2022 was attributable to the unfavorable market conditions. According to annual statistics of the Hong Kong Stock Exchange, total equity funds raised dropped from approximately US$99 billion for the year ended December 31, 2021 to approximately US$32 billion for the year ended December 31, 2022, and the number of newly listed companies decreased from 98 for the year ended December 31, 2021 to 90 for the year ended December 31, 2022, among which the number of companies newly listed on the Main Board decreased from 97 to 90, and the number of companies newly listed on GEM decreased from 1 to nil for the respective years. The numbers of newly listed companies on the Main Board and GEM, in aggregate, for the years ended December 31, 2021 and 2022, respectively, are the lowest among the numbers for each of the year from 2013 to 2022, being a time period of approximately a decade. It could also be attributable to the ongoing COVID-19 pandemics which resulted in difficulties and lengthened time for us in conducting due diligence and business development work during the periods and hindered our completion of listing sponsorship projects.

Securities related services

Our revenue from securities related services increased from nil to approximately US$306,229 for the years ended June 30, 2022 and 2023, respectively. As we only have commenced our securities related services in August 2022, we were not engaged in any underwriting, placing, or other securities related projects during the year ended June 30, 2022. For the year ended June 30, 2023, we participated in one placing exercise by providing referral services to the issuer listed in Stock Exchange and its placing agent for its fund-raising exercise, introducing investors in return for referral commission. We recorded revenue of approximately US$306,229 from the placing exercise, in which we referred investors to subscribe the new shares issued by a Hong Kong listed company in its fund-raising exercise with a total subscription amount of approximately US$30.6 million in return for a fixed 1.0% referral commission of approximately US$306,229, which was recognized at the point of completion of such placing exercise.

Financial and compliance advisory services

Our revenue from financial and compliance advisory services decreased by approximately US$173,071, or 39.1%, from approximately US$442,451 for the year ended June 30, 2022 to approximately US$269,380 for the year ended June 30, 2023, primarily due to the increase in revenue derived from our independent financial advisory services being offset by the decreases in revenue derived from our financial advisory services and compliance advisory services.

Financial advisory services

Our revenue from financial advisory services decreased by US$128,864, or 84.5%, from approximately US$152,469 for the year ended June 30, 2022 to approximately US$23,605 for the year ended June 30, 2023. The contract period of our financial advisory projects was generally within two years after signing the contract. Revenue of our financial advisory services was mainly derived from clients based in Hong Kong during the years ended June 30, 2023 and 2022.

For the year ended June 30, 2022, we recorded financial advisory fees of approximately US$152,469 in aggregate as revenue for four financial advisory projects with contract sum ranging from approximately US$8,969 to approximately US$128,125 and the aggregate contract sum of the four projects was approximately US$246,000, which was fixed with no variable fees. One of these projects was completed during the year with revenue recognized of approximately US$8,969 while the other three with contract sum ranging from approximately US$19,219 to US$128,125 were lapsed with revenue recognized of approximately US$143,500 in aggregate for the upfront payment upon contract expiry as the clients decided not to proceed with their intended fundraising or merger and acquisition activity due to unfavorable market conditions during the year.

For the year ended June 30, 2023, we recorded financial advisory fees of approximately US$23,605 in aggregate as revenue for two financial advisory projects with contract sum of approximately US$34,451 and approximately US$12,760, respectively, which were fixed with no variable fees, and the aggregate contract sum of the two projects were approximately US$47,211. The project with a contract sum of approximately US$34,451 had revenue recognized during the year of approximately US$17,225 for upfront payment, while the other with a contract sum of approximately US$12,760 were lapsed during the year with revenue recognized of approximately US$6,380 for the upfront payment upon contract expiry as the clients decided not to proceed with their intended fundraising or merger and acquisition activity due to unfavorable market conditions during the year.

As illustrated above, we had fewer financial advisory projects with generally lower contract sum, and therefore recognized less revenue from financial advisory services, for the year ended June 30, 2023, when compared with the preceding year.

Independent financial advisory services

Our revenue from independent financial advisory services increased by US$1,774, or 5.2%, from approximately US$33,953 for the year ended June 30, 2022 to approximately US$35,727 for the year ended June 30, 2023. The contract period of our independent financial advisory services projects was generally within one year after signing the contract. Revenue of independent financial advisory projects was derived from Hong Kong listed companies during the years ended June 30, 2023 and 2022.

For the year ended June 30, 2022, we recorded independent financial advisory fees of approximately US$33,953 in aggregate as revenue for three independent financial advisory projects, which are completed during the year, with contract sum ranging from approximately US$6,406 to approximately US$16,016 and the aggregate contract sum of the three projects was approximately US$33,953, which was fixed with no variable fees.

For the year ended June 30, 2023, we recorded independent financial advisory fees of approximately US$35,727 in aggregate as revenue for three independent financial advisory projects, which are completed during the year, with contract sum ranging from approximately US$11,484 to approximately US$12,760 and the aggregate contract sum of the three projects was approximately US$35,727, which was fixed with no variable fees.

As there was no obvious improvement in the market condition during the years, the number of our independent financial advisory projects completed remained unchanged for the year ended June 30, 2023 and 2022. The range of contract sums of our independent financial advisory projects was smaller, and the aggregate contract sum was higher, for the year ended June 30, 2023 when compared with the preceding year. As we completed all our independent financial advisory projects during the year ended June 30, 2023, the higher aggregate contract sum was entirely recognized as our revenue from independent financial advisory services during for the year, leading to the increase in our revenue therefrom when compared with the preceding year.

Compliance advisory services

We generally charge our clients fixed monthly fees which are payable on monthly or quarterly basis for providing compliance advisory services. Our revenue from compliance advisory services decreased by approximately US$45,981, or 18.0%, from approximately US$256,029 for the year ended June 30, 2022 to approximately US$210,048 for the year ended June 30, 2023. We completed three compliance advisory projects during the year ended June 30, 2022, and we commenced two new compliance advisory projects during the year ended June 30, 2023. We generally provide compliance advisory services to our clients for a period upon their successful initial listing on the Stock Exchange and until they have published their financial results for the first or second full financial years commencing after the date of initial listing, which were generally within 2 years. Our revenue from compliance advisory services were derived from listed companies in Hong Kong during the years ended June 30, 2023 and 2022.

For the year ended June 30, 2022, we recorded compliance advisory fees of approximately US$256,029 in aggregate as revenue for six compliance advisory projects with monthly compliance advisory fee of ranging from approximately US$3,844 to approximately US$5,766, which was fixed with no variable fees. The averaged monthly compliance advisory fee we charged for these six compliance advisory projects was approximately US$4,655 during the year.

For the year ended June 30, 2023, we recorded compliance advisory fees of approximately US$210,048 in aggregate as revenue for five compliance advisory projects with monthly compliance advisory fee of ranging from approximately US$3,828 to approximately US$4,466, which was fixed with no variable fees. The averaged monthly compliance advisory fee we charged for these five compliance advisory projects was approximately US$4,109 during the year.

The number of our engaged compliance advisory projects decreased from six to five for the year ended June 30, 2022 and 2023 respectively, which was in line with the decline in the number of newly listed companies in the Hong Kong Stock Exchange from 98 to 90 for the years ended December 31, 2021 and 2022, respectively. In view of the declining capital market activities, we attempted to maintain our competitiveness by offering lower compliance advisory service fees for our new projects engaged during the year ended June 30, 2023. In particular, the average monthly compliance advisory fee of the two new compliance advisory projects commenced during the year ended June 30, 2023 was approximately US$4,211, which was lower than the average monthly compliance advisory fee of approximately US$4,655 for the year ended June 30, 2022. On the other hand, three of our compliance advisory projects with relatively higher monthly fees ranging from approximately US$4,869 to US$5,766 were completed during the year ended June 30, 2022. As a combined result of the above, we observed a decrease in average monthly compliance advisory fee by approximately US$546, or 11.7%, from approximately US$4,655 for the year ended June 30, 2022 to approximately US$4,109 for the year ended June 30, 2023.

Operating expenses

The following table set forth the breakdown of our operating expenses for the periods indicated:

	For the years ended June 30,
	2023		2022
	US$	%	US$	%
Direct project costs	—	—	25,625	3.8
Staff costs and employee benefits	309,291	37.9	544,234	80.4
Rental and office expenses	97,698	12.0	94,913	14.0
Legal and professional fees	401,814	49.3	2,797	0.4
Depreciation charge	4,403	0.5	8,826	1.3
Others	1,901	0.3	177	0.1
	815,107	100.0	676,572	100.0

Our operating expenses mainly represented direct project costs of legal and information technology advisory fees incurred for rendering of FA services, staff costs and employee benefits, rental and office expenses of our Hong Kong office, legal and professional fees, depreciation charge and other expenses. Our operating expenses increased by approximately US$138,535, or 20.5%, from approximately US$676,572 for the year ended June 30, 2022 to approximately US$815,107 for the year ended June 30, 2023, which was mainly due to the increase in legal and professional fees for the year ended June 30, 2023 by approximately US$399,017.

We recorded direct project costs of approximately nil and US$25,625 for the years ended June 30, 2023 and 2022, respectively, as we are required to engage in independent professional parties as legal advisor and information technology advisor as stipulated in the service agreement and this is the only one arrangement with the client during the year ended June 30, 2022 while no such arrangement for the year ended June 30, 2023.

Our staff costs and employee benefits decreased by approximately US$234,943, or 43.2% from approximately US$544,234 for the year ended June 30, 2022 to approximately US$309,291 for the year ended June 30, 2023. The decrease in staff costs and employee benefits was mainly due to (i) the adjusted salary packages to our directors starting in February 2022 in light of the uncertain business outlook amid Covid-19 pandemics and declines in the general economic activities and financial market in Hong Kong, which has adjusted the directors’ salary packages by reducing their aggregate monthly director fees from approximately US$38,438 to approximately US$2,042 while other terms remained unchanged, which resulted in the decrease in the remuneration of directors by approximately US$254,641 from approximately US$280,363 for the year ended June 30, 2022 to approximately US$25,722 for the year ended June 30, 2023.

Our rental and office expenses remained relatively stable for the years ended June 30, 2023 and 2022, at approximately US$97,698 and US$94,913, respectively.

Our legal and professional fees increased by approximately US$399,017, or 14,265.9% from approximately US$2,797 for the year ended June 30, 2022 to approximately US$401,814 for the year ended June 30, 2023, which was mainly due to the increase in audit fee for our US listing of approximately US$391,139 during the year ended June 30, 2023.

Other income

Our other income mainly represented government subsidy and interest income. Our other income increased by approximately US$1,178 from approximately US$14,360 for the year ended June 30, 2022 to approximately US$15,538 for the year ended June 30, 2023, which was primarily due to the increase in interest income by approximately US$8,383 for the year ended June 30,2023, but partially offset by the decrease in government subsidy received pursuant to the Employment Support Scheme (“ESS”) under the Anti-epidemic Fund from the Hong Kong government by approximately US$7,205 from approximately US$14,350 to US$7,145 for the year ended June 30, 2022 and 2023, respectively.

In 2020, Red Solar successfully applied for funding support from the ESS under the Anti-epidemic Fund, set up by the Hong Kong Government, to provide financial support to enterprises to retain their employees who may otherwise be made redundant. The wage subsidies provided to eligible employers under ESS are capped at HK$9,000 (approximately US$1,200) per employee and disbursed in two tranches: (i) the first tranche of subsidies was used for paying wages of employees from June to August 2020; and (ii) the second tranche for paying wages of employees from May to July 2022. Employers participating in ESS were required to undertake and warrant that they would: (i) not implement redundancies during the subsidy period; and (ii) spend all the wage subsidies on paying wages to their employees. If an employer fails to use all the subsidies received to pay the wages of his/her employees, the Hong Kong Government will claw back the unspent balance of the subsidy. If the total number of employees on the payroll in any one month of the subsidy period is less than the “committed headcount of paid employees”, the employer will have to pay a penalty to the Hong Kong Government. As confirmed by the ESS, the post-funding audit of Red Solar’s application has been completed and Red Solar is not required to return any subsidy or pay any penalty to the Hong Kong Government. There was no unfulfilled conditions nor other contingencies attached to the ESS funding.

Income tax

We are subject to income tax on an entity basis on profit arising in or derived from the jurisdiction in which members of our Group domicile or operate.

British Virgin Islands

Under the current laws of the British Virgin Islands, we are not subject to tax on income or capital gains.

Hong Kong

According to the Inland Revenue (Amendment) (No. 3) Ordinance 2018, the two-tiered profits tax rates regime is introduced with effect from the year of assessment 2018/19. The profits tax rate for the first HK$2 million (approximately US$255,191) of assessable profits will be lowered to 8.25% for corporations and 7.5% for unincorporated businesses. Assessable profits above HK$2 million (approximately US$255,191) will continue to be subject to the rate of 16.5% for corporations and standard rate of 15% for unincorporated businesses.

Our income tax increased by approximately US$39,672, or 2,766.5%, from approximately US$1,434 for the year ended June 30, 2022 to approximately US$41,106 for the year ended June 30, 2023. Although the Group derived loss before income tax of approximately US$121,884 for the current year which was resulted from the operating loss generated from the Company which has no income, the Group’s operating subsidiary, Red Solar, was generating income before tax of US$278,325 for the year ended June 30, 2023 which was higher than that of approximately US$17,271 for the year ended June 30, 2022, resulted in an increase in income tax of the Group during the current year.

Net income

Our net income decreased by approximately US$178,826, or 1,129.2% from approximately US$15,836 for the year ended June 30, 2022 to a net loss of approximately US$162,990 for the year ended June 30, 2023, which was mainly due to the foregoing reasons as discussed above.

Liquidity and Capital Resources

The following table set forth our current assets and current liabilities as of the dates indicated:

	As of June 30,
	2023	2022
	US$	US$
Current assets
Cash and cash equivalents	852,955	520,711
Accounts receivable, net	10,209	10,195
Deposits, prepayments and other receivables	39,411	35,671
Amounts due from directors	—	689,457
Total current assets	902,575	1,256,034

Current liabilities
Accruals and other payables	215,038	6,965
Amount due to an equity method investee	574	573
Contract liabilities	114,850	76,460
Lease liabilities	63,401	6,403
Tax payable	9,250	3,125
Total current liabilities	403,113	93,526
Net current assets	499,462	1,162,508

Accounts Receivable

Our accounts receivable mainly represent amounts due from clients for corporate finance advisory services which are recorded net of allowance for the Group’s doubtful accounts. We generally grant credit terms of 5 days to our clients. In evaluating the collectability of receivable balances, we consider specific evidence including aging of the receivable, the client’s payment history, its current creditworthiness and current economic trends. We regularly review the adequacy and appropriateness of the allowance for doubtful accounts. Accounts receivable are written off after all collection efforts have ceased. As of June 30, 2023 and 2022, the allowance for doubtful accounts was nil and nil, respectively.

Our accounts receivable balance remained stable as of June 30, 2023 and 2022, which was approximately US$10,209 and US$10,195, respectively.

Deposits, prepayments and other receivables

Our deposits, prepayments and other receivables mainly represented rental deposit and prepayment of our staff reimbursement. The increase in deposits, prepayments and other receivables by approximately US$3,740, or 10.5%, from approximately US$35,671 as of June 30, 2022 to approximately US$39,411 as of June 30, 2023 was mainly due to the increase in prepaid staff reimbursement by approximately US$7,443.

Amounts due from directors

Our amounts due from directors were approximately nil and US$689,457 as of June 30, 2023 and 2022. The amounts due from directors of approximately US689,457 as of June 30, 2022 were fully settled during the year ended June 30, 2023, of which approximately US$203,827 was offset by the dividend declared on July 29, 2022 and the remaining had been subsequently settled by cash.

Accruals and other payables

Our accruals and other payables mainly represented our accrued legal and professional fee and accrued staff reimbursement. Our accruals and other payables increased by approximately US$208,073 from approximately US$6,965 as of June 30, 2022 to approximately US$215,038 as of June 30, 2023. The increase in accruals and other payables was mainly due to the increase in accrued legal and professional fee for our US listing of approximately US$209,959.

Contract liabilities

Our contract liabilities represented the upfront payments received upon signing of the mandate for our clients in relation to our listing sponsorship services and financial advisory service. These payments are non-refundable and are recognized as revenue when our performance obligation is satisfied or upon contract expiry. The increase in our contract liabilities by approximately US$38,390, or 50.2% from approximately US$76,460 as of June 30, 2022 to approximately US$114,850 as of June 30, 2023 was primarily due to the upfront payment of approximately US$51,044 received from one of our listing sponsorship projects and upfront payments of approximately US$57,425 received from two of our financial advisory projects in aggregate, which was partially offset by the upfront payment of approximately US$63,717 of a listing sponsorship project being recognized as revenue during the year ended June 30, 2023.

Lease liabilities

Our lease liabilities represented the current position of our non-cancellable lease contract of our Hong Kong office and were reduced by amortization charge and lease payments were made, respectively. Our current lease liabilities increased from approximately US$6,403 as of June 30, 2022 to approximately US$63,401 as of June 30, 2023, which was mainly due to the renewal of the lease agreement for our Hong Kong office during the year ended June 30, 2023.

Regulatory Capital Requirements

Subject to certain exemptions specified under FRR, as our indirect wholly-owned Hong Kong subsidiary, Red Solar is a company registered to carry out Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities with the HKSFC, an independent statutory body set up in accordance with the SFO, and Red Solar is required to maintain minimum paid-up share capital and minimum liquid capital in accordance with the FRR. The following table sets forth a summary of the requirements under the FRR that are applicable to Red Solar and its actual liquid capital as of June 30, 2023 and 2022, respectively:

Company	Type of regulated activities	Minimum amount of paid-up share capital	Required liquid capital as of June 30, 2023	Required liquid capital as of June 30, 2022	Actual liquid capital as of June 30, 2023	Actual liquid capital as of June 30, 2022
		(HK$’000)	(HK$’000)	(HK$’000)	(HK$’000)	(HK$’000)
Red Solar	Type 1 & Type 6	10,000	3,000	3,000	6,046	3,761

The paid-up share capital is not defined under the SFO, but it generically refers to the actual paid-up share capital of a company by its shareholders. The liquid capital of a licensed corporation means the amount by which its liquid assets exceeds its ranking liabilities, as defined in accordance with the FRR. Liquid assets primarily represent our cash and cash equivalents, account receivables from our corporate finance advisory services and other assets including deposits, prepayments and other receivables, and the ranking liabilities primarily represent contract liabilities arise from our corporate finance advisory services, accruals and other payables. As of June 30, 2023 and 2022, Red Solar has exceeded the required regulatory capital requirement.

Cash Flows

Comparison of years ended June 30, 2023 and 2022

Our use of cash primarily related to operating activities and capital expenditure. We have historically financed our operations primarily through our cash flow generated from our operations. The following table sets forth a summary of our cash flows information for the years indicated:

	For the years ended June 30,
	2023	2022
	US$	US$
Net cash generated from (used in) operating activities	134,528	(190,372)
Net cash used in investing activity	—	(1,500)
Net cash generated from financing activities	196,953	—
NET CHANGE IN CASH AND CASH EQUIVALENTS	331,481	(191,872)
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF YEAR	520,711	719,005
NET FOREIGN EXCHANGE DIFFERENCES	763	(6,422)
CASH AND CASH EQUIVALENTS AT THE END OF YEAR	852,955	520,711

Operating activities

Our cash inflow from operating activities was principally from the revenue from listing sponsorship services and securities related and financial and compliance advisory services, while our cash outflow used in operating activities principally consisted of payment of staff costs and employee benefits, rental and office expenses and other operating expenses.

Net cash generated from or used in operating activities reflects our net (loss) / profit adjusted for (i) non-cash item, namely depreciation charge of our property and equipment; and (ii) the effects of changes in operating assets and liabilities, which mainly comprised our accounts receivables, deposits, prepayments and other receivables and contract liabilities.

For the year ended June 30, 2022, our net cash used in operating activities was approximately US$190,372, comprising operating cash inflows before movements in working capital of approximately US$24,662 and net negative adjustment for change in operating assets and liabilities of approximately US$215,034. Net negative adjustments for change in operating assets and liabilities were primarily reflected by the decrease in contract liabilities of approximately US$226,781 which was mainly due to the upfront payment of approximately US$128,770 of a listing sponsorship project and the upfront payment of approximately US$103,016 of a financial advisory project being recognized as revenue during the year ended June 30, 2022 upon contract expiry, but partially offset by the decrease in deposits, prepayments and other receivables of approximately US$18,350.

For the year ended June 30, 2023, our net cash generated from operating activities was approximately US$134,528, comprising operating cash outflows before movements in working capital of approximately US$158,587 and net positive adjustment for change in operating assets and liabilities of approximately US$293,115. Net positive adjustments for change in operating assets and liabilities were primarily reflected by the increases in accruals and other payables of approximately US$208,038 which was mainly due to the increase in accrued legal and professional fee for our US listing of approximately US$209,959, decrease in deferred tax assets of approximately US$39,875 and increase in contract liabilities of approximately US$38,279.

Investing activity

Our cash used in investing activity was principally for the purchase of property and equipment.

For the year ended June 30, 2022, our cash used in investing activity of approximately US$1,500 was due to the purchase of property and equipment.

For the year ended June 30, 2023, we had nil cash from nor used in investing activity.

Financing activities

Our cash generated from financing activities was principally repayment from directors, being partially offset by payment of deferred offering costs.

For the year ended June 30, 2022, we had nil cash from nor used in financing activity.

For the year ended June 30, 2023, our cash from financing activities was approximately US$196,953, consisting of repayment from directors of approximately US$486,176 being partially offset by payment of deferred offering costs of approximately US$289,223.

Capital Expenditures

Our Group did not incurred any capital expenditure for the years ended June 30, 2023 and 2022.

Related Party Transaction and Balances

(a)    Related parties transactions

The Company does not have significant related party transactions incurred during the years ended June 30, 2023 and 2022 except for the following:

Remuneration to senior management for the years ended June 30, 2023 and 2022 were as follows:

	For the years ended June 30,
	2023	2022
	US$	US$
Salaries and other short term employee benefits	24,498	277,262
Payments to defined contribution pension schemes	1,224	3,101
Total	25,722	280.363

(b)    Funds advance to related parties

As of June 30, 2022, our Group had funds advanced to our Directors of approximately US$689,457 for their personal investments purpose: (i) Mr. Lam of US$344,729; and (ii) Mr. Chan of US$344,728, respectively.

As of June 30, 2023, the amounts due from our Directors as of June 30, 2022 of approximately US$689,457 were fully settled, of which approximately US$203,827 was offset by the dividend declared on July 29, 2022 and the remaining had been subsequently settled by cash.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, and credit risk support or other benefits.

Quantitative and Qualitative Disclosure about Market Risk

Credit risk

Assets that potentially subject the Group to a significant concentration of credit risk primarily consist of cash and cash equivalents, accounts receivable, amounts due from directors and other current assets.

The Group believes that there is no significant credit risk associated with cash and cash equivalents, which were held by reputable financial institutions in the jurisdictions where the Company and its subsidiaries are located. The Hong Kong Deposit Protection Board pays compensation up to a limit of approximately US$63,806 if the bank with which an individual/a company hold its eligible deposit fails. As of June 30, 2023 and 2022, cash balance of approximately US$851,642 and US$520,711, respectively, was maintained at financial institutions in Hong Kong and approximately US$127,611 and US$89,255, respectively, were insured by the Hong Kong Deposit Protection Board.

The Group has designed their credit policies with an objective to minimize their exposure to credit risk. The Group’s accounts receivable are short term in nature and the associated risk is minimal. The Group conducts credit evaluations on its clients and generally does not require collateral or other security from such clients. The Group periodically evaluates the creditworthiness of the existing clients in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific clients.

Interest rate risk

The Group’s exposure on fair value interest rate risk mainly arises from its fixed deposits with bank. It also has exposure on cash flow interest rate risk which is mainly arising from its deposits with banks.

In respect of the exposure to cash flow interest rate risk arising from floating rate non-derivative financial instruments held by the Group, such as cash, at the end of the reporting period, the Group is not exposed to significant interest rate risk as the interest rates of cash at bank are not expected to change significantly.

Foreign currency risk

The reporting currency of the Company is U.S. Dollar. To date the majority of the revenues and costs are denominated in Hong Kong Dollar and a significant portion of the assets and liabilities are denominated in Hong Kong Dollars. There was no significant exposure to foreign exchange rate fluctuations and the Company has not maintained any hedging policy against foreign currency risk. The management will consider hedging significant currency exposure should the need arise.

Significant Accounting Policies and Critical Accounting Judgements and Estimates

We have identified certain accounting policies that are significant to the preparation of our Group’s financial information. Some of our accounting policies involve subjective assumptions and estimates, as well as complex judgements relating to accounting items. In each case, the determination of these items requires management judgements based on information and financial data that may change in future periods. When reviewing our financial information, you should consider: (i) our selection of accounting policies; and (ii) the results to changes in conditions and assumptions. We set forth below those accounting policies that we believe are of critical importance to us or involve the most significant estimates and judgements used in the preparation of our Group’s financial information.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and, liabilities as at the date of the consolidated financial statements and reported amounts of income and expenses during the reporting periods. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Significant accounting estimates reflected in the Group’s consolidated financial statements include allowance for doubtful accounts, the useful lives of property and equipment, and interest rate of lease. Actual results may differ from these estimates.

Accounts receivable

Accounts receivable mainly represent amounts due from clients for corporate finance advisory services which are recorded net of allowance for the Group’s doubtful accounts. The Group generally grant credit terms of 5 days to the clients. In evaluating the collectability of receivable balances, the Group considers specific evidence including aging of the receivable, the client’s payment history, its current creditworthiness and current economic trends. The Group regularly reviews the adequacy and appropriateness of the allowance for doubtful accounts. Accounts receivable are written off after all collection efforts have ceased. As of June 30, 2023 and 2022, the allowance for doubtful accounts was nil.

Contract liabilities

The Group bills its clients based upon contractual schedules. The timing of revenue recognition, billings and cash collections result in accounts receivable and contract liabilities.

Contract liabilities represent the upfront payments received upon signing of the contract for initial public offering/independent financial advisory/financial advisory services and advances from clients related to compliance advisory services. Advance payments in excess of related accounts receivable are presented as contract liabilities on the consolidated balance sheets.

Lease

ASC 842 supersedes the lease requirements in ASC 840 “Leases”, and generally requires lessees to recognize operating and finance lease liabilities and corresponding right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements. All leases in the Group are accounted for as operating leases.

We determine if an arrangement is a lease at inception. On our balance sheet, our office lease is included in Operating lease right-of-use (ROU) asset, Current portion of operating lease liability and Operating lease liability, net of current portion.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. For leases that do not provide an implicit rate, we use our incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. We use the implicit rate when readily determinable. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Significant judgment may be required when determining whether a contract contains a lease, the length of the lease term, the allocation of the consideration in a contract between lease and non-lease components, and the determination of the discount rate included in our office lease. We review the underlying objective of each contract, the terms of the contract, and consider our current and future business conditions when making these judgments.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU asset and lease liabilities on the consolidated balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

The Financial Accounting Standards Board (“FASB”) issued a Q&A in March 2020 that focused on the application of lease guidance in ASC 842 for lease concessions related to the effects of COVID-19. The FASB staff has said that entities can elect to not evaluate whether concessions granted by lessors related to COVID-19 are lease modifications. Entities that make this election can then apply the lease modification guidance in ASC 842 or account for the concession as if it were contemplated as part of the existing contract. The Company has elected to not treat the concessions as lease modifications and will instead account for the lease concessions as if they were contemplated as part of the existing leases. The Company has recorded negative variable lease expense and adjusted lease liabilities at the point in which the rent concession has become accruable.

The Group evaluates the impairment of its right-of-use assets consistent with the approach applied for its other long-lived assets. The Group reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Group has elected to include the carrying amount of finance and operating lease liabilities in any tested asset group and include the associated lease payments in the undiscounted future pre-tax cash flows. For the years ended June 30, 2023 and 2022, the Group did not have any impairment loss against its operating lease right-of-use assets.

Revenue recognition

The Group applied ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) for all periods presented.

The five-step model defined by ASC 606 requires the Group to:

(1)    identify its contracts with client,

(2)    identify its performance obligations under those contracts,

(3)    determine the transaction prices of those contracts,

(4)    allocate the transaction prices to its performance obligations in those contracts, and

(5)    recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the client in an amount that reflects the consideration expected in exchange for those goods or services.

The Group has elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations that have original expected durations of one year or less.

The Group elected a practical expedient that it does not adjust the promised amount of consideration for the effects of a significant financing component if the Group expects that, upon the inception of revenue contracts, the period between when the Group transfers its promised services or deliverables to its clients and when the clients pay for those services or deliverables will be one year or less.

As a practical expedient, the Group elected to expense the incremental costs of obtaining a contract when incurred if the amortization period of the asset that the Group otherwise would have recognized is one year or less.

The Group is a financial services provider in Hong Kong which principally engages in the provision of corporate finance advisory services. The service offerings mainly comprise the following:

1.      Listing sponsorship and securities related services: Under this category of services, the Group either act as (i) sponsors to companies pursuing listing on the Main Board of the Stock Exchange and GEM of the Stock Exchange advising and guiding them throughout the listing process in return for sponsor’s fee; or (ii) underwriters, placing agents or referrers to our clients for their fundraising needs.

•        Listing sponsorship services:    The Group acts as sponsors to companies pursuing listing on the Main Board of the Stock Exchange and GEM of the Stock Exchange advising and guiding them throughout the listing process in return for sponsor’s fee.

The Group enters into a distinct contract with its clients for the provision of listing sponsorship services. The clients agree to pay a fixed fee by instalments over the contract terms as specified in the service agreements. The listing sponsorship services include assisting the client to engage different professional parties for its listing, carrying out due diligence, preparation of and reviewing prospectus and other submission documents including accountants’ report, legal opinions and profit and cash flow forecast memorandum, assessing the suitability of listing of the client, and advising on reorganization, assisting in preparation of roadshow materials and attending hearing for the listing application.

The entire service fee from clients is non-refundable and the Group is entitled to receive upfront payment upon signing the contract. As the listing sponsorship services involve a series of tasks which are interrelated and are not separable or distinct as the Group’s clients cannot benefit from any standalone task, the Group concludes that listing sponsorship services to be accounted for as a single performance obligation. The entire service fee of listing sponsorship services is allocated to a single performance obligation. The fees received upon signing the contract and other installments are recognized based on the point in time either (a) at the time of successfully listed on the Stock Exchange because it is the time that the performance obligation for listing sponsorship services are satisfied; or (b) lapse of the listing sponsorship contract. There is variable consideration in the transaction price. The transaction price depends on what services are provided to customer. There are cases which customer submitted the listing application but not able to process to attend the listing hearing and be listed.

•        Securities related services:    The Group either acts as (i) underwriters or placing agents by participating in underwriting and placing exercises by acting as an underwriting syndicate member, including an overall coordinator under the “sponsor coupling” requirement for Main Board IPOs who act as the head of a syndicate, or a placing agent in IPOs or other fundraising activities in the Stock Exchange in return for underwriting or placing commissions and/or fees; or (ii) referrers by referring investors to institutional clients for their fundraising needs.

The Group enters a distinct underwriting or referral agreement with its clients for the provision of securities related services. The securities related services are distinct and identified as one performance obligation. As stipulated in the underwriting or referral agreement, the Company will charge an underwriting or referral income based on certain percentage of the funds raised in the transaction, either IPO or other fundraising activities.

The Group is entitled to receive fee at the completion of services as stipulated in the service contract. Hence, revenue from providing underwriting or referral services to clients is recognized at a point in time when the transaction and the performance is completed, which is generally at the completion of an IPO, i.e., listing on the Stock Exchange, or the completion of a placement by client.

2.      Financial and compliance advisory services:    Apart from listing sponsorship services, the Group also provide other financial and compliance advisory services including:

•        FA services:    The Group acts as a financial advisor (i) to clients to advise them on the terms and structures of the proposed transactions, and the relevant implications and compliance matters under the Hong Kong regulatory framework including the Main Board Listing Rules, the GEM Listing Rules and the Takeovers Code; and (ii) to clients pursuing listing on other stock exchange.

The Group enters a distinct contract with its clients for the provision of FA services. The scope of work under FA services can vary from project to project and generally involves a series of tasks which are interrelated and are not separable or distinct as the Group’s clients cannot benefit from any standalone task. Therefore, the entire transaction prices of FA services are generally allocated to a single performance obligation.

The entire service fee from clients is non-refundable and the Group is entitled to receive upfront payment upon signing the contract. Revenue from upfront payment and other installments is recognized based on the point in time either (a) at the time of completion; or (b) lapse of the FA contract.

•        IFA services:    The Group acts as an independent financial advisor to give opinions or recommendations to the independent board committee and independent shareholders of the listed companies, in return for advisory fee.

The Group enters a distinct contract with its clients for the provision of IFA services. The Group’s IFA services include (i) conducting reviews and analyses on the proposed transactions and assessing the fairness and reasonableness of the terms of the proposed transactions; (ii) issuing our opinion, in the form of an IFA letter, to the independent board committee and/or independent shareholders of listed issuers with voting recommendations, which are incorporated in the circulars pursuant to the Main Board Listing Rules, the GEM Listing Rules and the Takeovers Code; and (iii) obtaining the necessary clearance in relation to our opinion letters from the Stock Exchange and/or the HKSFC.

The entire service fee from clients is non-refundable and the Group is entitled to receive upfront payment upon signing the contract. As the IFA services involve a series of tasks which are interrelated and are not separable or distinct as the Group’s clients cannot benefit from any standalone task, the Group concludes that the IFA services to be accounted for as a single performance obligation. The entire transaction prices of IFA services are allocated to a single performance obligation and the fees received upon signing the contract and upon issuance of circular which contains IFA letter, is recognized at the point the issue of circular on the Stock Exchange because it is the time that the scope of work for acting as an IFA such as carrying out due diligence, preparation of IFA letter to independent board committee and independent shareholders, and replying to queries from the Stock Exchange and/or the HKSFC are completed. For projects which are terminated or lapsed at expiry of contracts, the revenue from the upfront fee is recognized at the time of termination or lapse of contracts.

•        CA services:    The Group acts as a compliance advisor to the listed companies on the Main Board or GEM and advise them on post-listing compliance matters in return for compliance advisory fee.

The Group enters a distinct contract with its clients for the provision of CA services. The Group concludes that each monthly CA service (i) is distinct and (ii) meets the criteria for recognizing revenue over time. In addition, the Group concludes that the services provided each month are substantially similar and result in the transfer of substantially similar services to the clients each month. That is, the benefit consumed by the clients is substantially similar for each month, even though the exact volume of services may vary. Therefore, the Group concludes that the monthly CA services satisfy the requirements of ASC 606-10-25-14(b) to be accounted for as a single performance obligation. There is no variable consideration, significant financing components or noncash consideration in the contracts. Accordingly, based on the output methods, the Group recognizes revenues from CA services on a monthly basis when it satisfies its performance obligations throughout the contract terms. There is no contract asset that the Group has right to consideration in exchange for its CA services that the Group has transferred to its clients. Such right is not conditional on something other than the passage of time.

Recent Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Summary of Significant Accounting Policies”.

INDUSTRY

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties, as well estimates by our management based on such data. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Overview of the Capital Market In Hong Kong

Hong Kong as a leading global stock market and international financial hub

Hong Kong is one of the world’s largest securities markets by market capitalization. As an international financial hub and gateway to China, over the years, Hong Kong’s stock market has remained strong and steady. As of September 30, 2022, in terms of market capitalization, the Stock Exchange ranked the seventh largest stock market in the world, and the fourth largest stock market in Asia, with a total market capitalization of approximately US$3,927.0 billion.

The following table sets out the market capitalization and ranking of the world’s top 10 stock exchanges as of September 30, 2022.

Global ranking	Ranking in Asia	Stock Exchange	Market capitalization(1) (US$ billion)
1		U.S. (NYSE)	23,752.5
2		U.S. (Nasdaq)	16,591.1
3	1	China (Shanghai)	6,328.1
4		Europe (NYSE Euronext)(2)	5,075.8
5	2	Japan (Japan Exchange Group)(3)	4,756.5
6	3	China (Shenzhen)	4,352.9
7	4	China (Hong Kong)(4)	3,927.0
8	5	India	3,309.7
9		Saudi Arabia (Tadawul)	2,893.7
10		UK (London Stock Exchange Group)(5)	2,651.1

____________

Source: The website of the HKSFC — Published resources — Statistics — Table A — Market Capitalisation of the World’s Top Stock Exchanges (as of September 30, 2022)

(1)      Ranking is based on market capitalization. Market capitalization excludes investment funds.

(2)      Comprises Euronext Amsterdam, Euronext Brussels, Euronext Lisbon and Euronext Paris

(3)      Comprises Tokyo Stock Exchange and Osaka Securities Exchange

(4)      Includes GEM

(5)      Comprises London Stock Exchange and Borsa Italiana

The Shanghai-Hong Kong Stock Connect, a pilot program that links the stock markets in Shanghai and Hong Kong, has been running since November 2014. In December 2016, the Shenzhen-Hong Kong Stock Connect was added to cover the Shenzhen Stock Exchange. Subject to investment quota, these pilot programs allow international and PRC investors to trade securities in each other’s markets through the trading and clearing facilities of their home exchange, promoting fund flows in both directions. It is believed that these pilot programs have further strengthened Hong Kong’s role as a gateway to China and an international financial hub, and would continue to attract capital into the Hong Kong stock market.

Total market capitalisation of companies listed on the Main Board and GEM

The following chart illustrates the total market capitalization of companies listed on the Main Board and GEM as of the respective year end date from 2012 to 2021.

Main Board
GEM
7,000.0
6,000.0
5,000.0
4,000.0
3,000.0
2,000.0
1,000.0
-
US$ billion

	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
GEM	10.0	17.1	22.9	32.9	39.6	35.8	23.7	13.6	16.7	13.8
Main Board	2,787.2	3,046.8	3,172.1	3,112.7	3,115.8	4,296.8	3,787.7	4,849.9	6,039.4	5,387.0

US$ billion, as of year end

Source: The website of the HKSFC — Published resources — Statistics — Table B1 — Highlights of the Hong Kong Stock Market (Updated: September 30, 2022)

As of 31 December 2021, the market capitalization of the companies listed on the Main Board and GEM amounted to approximately US$5,387.0 billion and US$13.8 billion, respectively, with a CAGR of about 6.8% and 3.3% since 31 December 2012, respectively. About 99.7% of total market capitalization fell to the Main Board as of 31 December 2021.

Number of listed and newly listed companies and new listing applications in Hong Kong

The Stock Exchange operates two markets, the Main Board and GEM, for companies to list their shares. The Main Board is a market for more established companies while GEM is a market with lower listing eligibility criteria but similar continuing obligations compared to the Main Board.

As of December 31, 2021, there were a total of 2,219 companies and 353 companies listed on the Main Board and GEM, respectively, with a CAGR of approximately 5.0% and 7.0% since December 31, 2012, respectively. Among these, 97 and 1 of the listed companies were newly listed on the Main Board and GEM during 2021, respectively. The number of new listing applications on the Main Board and GEM was 372 and 25 for 2021, respectively.

The following charts illustrate the number of newly listed companies in Hong Kong as of the respective year end date from 2015 to 2021 and the number of new listing applications in Hong Kong as of the respective year end date from 2014 to 2021.

Number of newly listed companies in Hong Kong
180
160
140
120
100
80
60
40
20
0
104
34
81
45
94
80
143
75
168
15
146
8
97
1
2015
2016
2017
2018
2019
2020
2021
Main Board*
GEM

* Figures includes the number of companies for transfer of listing from GEM

Source: The Stock Exchange Fact Book 2016 – 2021

*Figures include eventually listed, active, lapsed, withdrawn and rejected applications

Source: The Stock Exchange consolidated index for application proofs (Main Board and GEM)

It is believed that the significant numbers of listed and newly listed companies and listing applications on the Stock Exchange would create considerable opportunities for our corporate finance advisory service business, including listing sponsorship and securities related service, financial advisory services and compliance advisory service.

Fund Raising and Takeovers Codes Related Activities in Hong Kong Stock Market

The following chart illustrates the amount of funds raised from IPOs on the Main Board and GEM for each of the seven years ended December 31, 2021.

Total equity funds raised from IPOs
60.00
50.00
40.00
30.00
20.00
10.00
-
US$ billion
Year, US$ billion
Main Board
GEM

	2015	2016	2017	2018	2019	2020	2021
GEM	0.35	0.58	0.76	0.64	0.12	0.07	0.01
Main Board	33.18	24.30	15.62	36.06	39.92	50.92	42.22

Source: The Stock Exchange Fact Book 2016 – 2021

The following chart illustrates the amount of funds raised from Post-IPO fund raising activities on the Main Board and GEM for each of the seven years ended December 31, 2021.

Total equity funds raised from Post-IPO activities
120.00
100.00
80.00
60.00
40.00
20.00
-
US$ billion
Year, US$ billion
Main Board
GEM

	2015	2016	2017	2018	2019	2020	2021
GEM	2.47	1.82	1.03	0.75	0.42	0.38	0.42
Main Board	106.18	35.74	56.68	31.89	17.42	43.81	55.90

Source: The Stock Exchange Fact Book 2016 – 2021

As one of the leading capital markets in the world, substantial amounts of funds were raised in Hong Kong every year. Since 2017, the amount of equity funds raised from IPOs on the Stock Exchange has been recovering in a fast pace. For the year ended December 31, 2021, equity funds raised from IPOs on the Stock Exchange amounted to approximately US$42.22 billion, more than doubling the amount in 2017 of approximately US$15.62 billion. On the other hand, though the performance of the secondary market in Hong Kong experienced fluctuation between 2016 and 2021, it remained a strong and active market for fund raising activities in Hong Kong. An observable rebound can be seen in the amount of equity funds raised from Post-IPO fund raising activities on the Stock Exchange after 2019. In 2021, such amount totaled at approximately US$55.90 billion, exceeding the amount of equity funds raised from IPOs in the same year.

Fund raising activities, including both IPOs and those in the secondary market such as rights issue and placings, conducted by listed companies may require listed companies to engage a financial adviser or an independent financial adviser to provide financial advisory services. As our business included the provision of financial advisory services to secondary fund raising activities of listed companies in Hong Kong, an strong and active fund raising market in Hong Kong will widen the pool of our potential clients.

Takeovers Codes related matters

General and partial offers, privatizations, share repurchases and whitewash waiver applications affecting public companies in Hong Kong are governed by the Takeovers Codes. The following chart illustrates the number of Takeovers Codes related transactions and applications for each of the seven years ended December 31, 2021.

*Figures comprise general and partial offers under the Takeovers Codes, privatizations, whitewash waiver applications and off-market and general offer share buy-backs
Source: HKSFC annual report 2015/16 – 2021/22

Takeovers Codes related transactions, including general and partial offers, privatizations, share repurchases and whitewash waiver applications, usually require financial advisory and/or independent financial advisory services pursuant to the relevant requirements under the Takeovers Codes. Over the recent years, Takeovers Codes related transactions and applications remained active in the Hong Kong capital market. We believe that there exist ample opportunities for us to participate in such activities as financial advisers which would boost our performance.

Market Drivers

The Hong Kong capital market has experienced a long history of development. The main drivers include the following:

Internationalized capital market

The internationalization of the Hong Kong capital market is featured by its high level of openness to and freedom of capital flow, and the active participation of global financial institutions. Many well-known international investment banks have set up branches in Hong Kong. There is no limit on foreign investments imposed in the Hong Kong stock market. Meanwhile, local investors can freely participate in investment in overseas markets such as Singapore, London and New York. Such free flow of capital and barrier-free investment attract overseas institutions and make significant contribution to the development of the Hong Kong capital market.

Diversified funding sources

The Hong Kong capital market has a mature system of market operation rules after decades of development, allowing the use of diversified financial instruments and mergers and acquisitions and financing activities to be conducted conveniently. Accordingly, financing activities are greatly functional in Hong Kong and IPOs and secondary offerings are expected to continue to attract foreign investments compared to the stock market in other jurisdictions which is not as open and transparent as that in Hong Kong.

Evolving and comprehensive regulatory regime

Implemented in 2003, the SFO provides the legal regime for comprehensive supervision of the securities industry, while the functioning of the Hong Kong capital market is regulated by the rules and regulations of the Stock Exchange. The supervision of the HKSFC and the Stock Exchange on Hong Kong capital market ensures regular and normative operation of the market, and strengthens and protects the integrity and soundness of Hong Kong’s securities and futures markets for the benefit of investors and the industry.

Diversified financial products

New products and financial instruments keep spring up in the capital market of Hong Kong. The securities market of Hong Kong is composed by equity securities, debt securities, and multiple types of trusts, funds, as well as structured products. Beyond that, the Stock Exchange provides derivative products since 1986, which by now has expanded into five categories products, including equity index products, equity products, Renminbi currency futures, interest rate products, and warrants. The Stock Exchange also provides clearing services in over-the-counter derivatives market. Hong Kong capital market diversifies the types of its products by the time to achieve development all the time.

Investment globalization of PRC investors

Along with the introduction of Shanghai-Hong Kong Stock Connect Program, the efforts in investment and currency globalization have been stepped up. As an international financial hub and offshore Renminbi center backed by the mature financial and transparent legal systems, Hong Kong capital market will continue to be benefited by the influx of larger amount of capitals from China. The proliferation and increasing internationalization of the PRC stock market have also been attracting increasing attention of and investment from overseas investors into China. Meanwhile, due to the continuous adjustment of deposit interest rate, PRC investors will tend to seek for investment opportunities with higher returns, and therefore the demand for investment in Hong Kong capital market from PRC investors is expected to increase in the future, which will also drive the growth of Hong Kong capital market serving as a bridge between the PRC and overseas markets.

Entry Barriers to the Financial And Securities Services Industry In Hong Kong

The main entry barriers into the financial and securities services industry in Hong Kong include the following:

Regulatory requirements

The HKSFC is responsible for regulating the securities and futures markets in Hong Kong. The SFO, along with its subsidiary legislations, are the principal legislations to regulate the securities and futures industry in Hong Kong. The HKSFC operates a system of authorizing corporations and individuals to act as financial intermediaries through licensing. The HKSFC regulates licensed corporations and individuals that are carrying out regulated activities, including mainly dealing in and advising on securities and futures, leveraging foreign exchange trading, advising on corporate finance asset management, and so on. As a highly regulated industry, the cost for new entrants to comply with and fulfil licensing conditions and ongoing regulatory requirements is very high.

Fierce competition

Along with the continuous development of the Hong Kong capital market and connections with the PRC market, various types of companies, including international largescale investment banks, securities firms with PRC background and local securities companies, are competing intensively for larger market share. Leading players in the industry usually have years of experience, pool of talents, sound reputation, large client base and network accumulation in the market, with mature business models and operational processes. Compared with large-scale leading players, new entrants may face the risk and challenge of limited and inadequate resources in terms of pricing, project scale and turnover, client base, talent and capital.

Requirement to comply with the FRR

The FRR applies to all corporations licensed to conduct one or more types of regulated activities. They are designed to address risks arising from various aspects of the regulated activities carried out by licensed corporations and aim to ensure that licensed corporations have sufficient liquid assets to meet ongoing liabilities as they fall due. Licensed corporations are required to comply with the capital requirements of the FRR in order to become and remain licensed by the HKSFC. As a safeguard against non-compliance, licensed corporations are required to periodically report their financial positions to the HKSFC. New entrants and existing licensed corporations will face challenges from meeting the requirements regulated by the FRR.

BUSINESS

Overview

Commencing operation since October 2017, we are a Hong Kong-based financial services provider principally engaged in the provision of corporate finance advisory services, through our indirect wholly-owned Operating Subsidiary, Red Solar, which is a licensed corporation under the SFO to conduct Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities in Hong Kong. Our corporate finance advisory services mainly comprise the following:

•        Listing sponsorship and securities related services:

(a)     Listing sponsorship services:    Being one of the 127 active licensed sponsors in Hong Kong licensed under the SFO as of May 1, 2023 who are licensed to provide listing sponsorship services in Hong Kong, we act as the sponsors to companies pursuing listing on the Main Board and GEM, advising and guiding the companies and their directors throughout the listing process, and performing all duties of a sponsor as required under applicable rules and regulations, in return for the sponsor’s fee.

(b)    Securities related services:    Pertinent to our listing sponsorship services, we also provide securities related services, including: (i) underwriting and placing services, principally as “sponsor-overall coordinator”, for listing applicants who we provide listing sponsorship service, pursuant to the Sponsor Coupling requirement by the Hong Kong Stock Exchange, in return for underwriting or placing commissions and/or fees; and (ii) other ancillary services, such as referral services to the underwriting, placing and other fund-raising exercises conducted by other underwriters, placing agents, financial institutions, in return for referral commissions and/or fees.

•        Financial and compliance advisory services:    We also provide financial and compliance advisory services under our Type 6 (advising on corporate finance) license, in return for a fixed or monthly advisory fee. By acting as:

(a)     financial advisers (i) to listed companies in Hong Kong as well as their shareholders and investors advising them on the terms and structures of proposed transactions, and the relevant implications of the Hong Kong regulatory framework, which primarily included the Main Board Listing Rules, GEM Listing Rules, and Takeovers Codes, in relation to the transactions; and (ii) to clients pursuing listing on other stock exchanges;

(b)    independent financial advisers to the independent board committee and independent shareholders of listed companies in Hong Kong rendering recommendations and opinions; and/or

(c)     compliance advisers to listed companies in Hong Kong and advise them on post-listing compliance matters.

We aspire to provide an integrated full-service platform for our clients with integrated financial services tailored to their varying needs. Going forward, we endeavor to expand our corporate finance advisory service coverage internationally; in particular, to strengthen our financial advisory services to cater to the increase of demand from our clients’ network who desire to pursue listing in the U.S. capital market or other international capital markets, and to expand our international network and coverage to develop our corporate finance advisory services.

Since the commencement of the corporate finance advisory business of Red Solar, we have actively participated in the equity capital market in Hong Kong. Our clients comprise both smaller and larger private and listed companies from a spectrum of industry sectors, based in Hong Kong, countries in Southeast Asia, and Mainland China. The market capitalization of our listed clients ranged approximately from around HK$100 million to over HK$20 billion.

For the years ended June 30, 2023 and 2022, we were engaged in three and five listing sponsorship projects and 13 and 18 financial and compliance advisory projects, respectively. As we only have commenced the securities related services in August 2022, we were not engaged in any underwriting, placing, or other securities related projects during the year ended June 30, 2022 but we were engaged in one securities related project during the year ended June 30, 2023. For the years ended June 30, 2023 and 2022, our total revenue was approximately US$677,685 and US$679,482, respectively, of which approximately US$102,076 and US$237,031, or approximately 15.0% and

34.9%, respectively, was generated from our listing sponsorship services; approximately US$306,229 and nil, or 45.2% and nil, respectively, was generated from our securities related services; and approximately US$269,380 and US$442,451, or approximately 39.8% and 65.1%, respectively, was generated from our financial and compliance advisory services.

Competitive Strengths

We offer comprehensive corporate finance advisory services, and our proven track record and experience in the highly-regulated Hong Kong financial market help us go beyond.

We strive to become an integrated financial services platform with Hong Kong expertise and global vision, to provide comprehensive corporate finance advisory services to our clients, from pre-IPO, IPO to post-IPO stages, to fulfill their varying needs in the highly regulated Hong Kong financial market. As a licensed corporation under the SFO to carry out Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities, our Operating Subsidiary is able to carry out all types of Type 6 regulated activities in Hong Kong, including listing sponsorship, financial and compliance advisory and all matters and transactions falling within the ambit of the Takeovers Codes. For instance, we could act as pre-IPO financial advisor to our clients to provide advice to corporate structure, financial management, and corporate governance and assist them to raise pre-IPO funding for expansion, and we could also act as a sponsor in listing applications in Hong Kong during the IPO stage. We could also participate in underwriting and placing exercises by acting as an underwriting syndicate member, including an overall coordinator under the “sponsor coupling” requirement for Main Board IPOs who act as the head of a syndicate, or a placing agent in IPOs or other fundraising activities in the Stock Exchange. Furthermore, we could also act as financial adviser to listed companies in Hong Kong advising them on transactions involving the Main Board Listing Rules, GEM Listing Rules or Takeovers Codes or as an independent financial adviser to independent board committees and independent shareholders of listed companies in Hong Kong rendering recommendations and opinions. Lastly, we could also act as compliance advisers and offer all-round compliance advisory services to our clients to ensure their compliance with the Main Board Listing Rules, GEM Listing Rules, or Takeovers Codes and other relevant rules and regulations. Leveraging on our license coverage, since our establishment in 2017 and up to the date of this prospectus, we have been engaged by our clients in 16 listing sponsorship projects, three securities related projects and 56 financial and compliance advisory projects.

We believe our ability to provide our clients with comprehensive corporate finance advisory services not only fulfils their needs at different stages of their business in a compliant manner but also fosters our long-term solid relationship with them. Furthermore, we believe that our comprehensive scope of corporate finance advisory services enables us to create cross-selling opportunities and the synergies across different services and in turn maximize our revenue and may create new business opportunities for us, all of which are crucial for enhancing business sustainability and coping with the emerging challenges in the market.

We have established a strong client base and extensive business network across a wide spectrum of sectors.

We serve a diverse and solid base of clients. We believe that market reputation and clients’ confidence in our services are indispensable to our continuous success. Our active participation and proven track record in the Hong Kong corporate finance market continuously enhance our brand awareness and build trust with our existing and potential clients, which together help us securing new business in the competitive market. Furthermore, our market, client, and professional parties partners coverages extend beyond the PRC and Hong Kong, as a significant portion of our clients are companies from countries in Southeast Asia, such as Malaysia and Singapore. Our major clients are mainly listing applicants pursuing listing and listed companies on the Main Board or GEM, as well as private companies and investors. They comprised companies from a diverse spectrum of businesses and regions, including but not limited to, information technology, IT securities, advanced technologies, mobile gaming, virtual assets and non-fungible-tokens, manufacturing, natural resources and materials, wholesale and retail of consumer products, sales and marketing, financial institutions and service providers, and bar and restaurant. We have also established a wide industry network comprising professionals in various fields, such as laws, corporate finance, accounting, industry experts, public relations and FinTech. Leveraging on our established network of clients and business partners, we often receive referrals of projects from time to time.

We also nurture our network and relationship with start-ups, entrepreneurs, and small businesses in Hong Kong and overseas, to especially those with strong growth potential to be our future clients. We participated in a program organized by a Hong Kong digital technology hub and incubator, which is managed by a wholly-owned subsidiary of the Hong Kong government and connected with over 1,800 start-ups and technology companies ranging from

FinTech, smart living, cybersecurity, AI, big data to the blockchain, to provide selected companies with mentorship based on our expertise and know-how in corporate finance, compliance, business support, and global financial market, with the goal to establish the reputation of a trusted advisor and a strong rapport since the start-up stages of our potential clients.

Most importantly, we intend to extend our corporate finance advisory services to global clients pursuing opportunities in major international capital markets, in particular the U.S market. Furthermore, we believe our diversified client base and market focus will mitigate our risk arising from the cyclical fluctuation of certain industry sectors and domestic economic conditions. Our experience and successful track record in providing services to clients from different industry sectors and our established industry network will also enhance our capability in sourcing new clients and our ability to resolve issues that are unique to the specific industry sectors.

A proven and experienced management team consisting of industry veterans.

We are led by a team of experienced management and professionals with substantial expertise in formulating corporate strategies, and monitoring risks and compliance, and managing, executing, and supervising our operations, with an aim to provide services to our clients in a reliable, efficient and professional manner. Leveraging on our industry veteran’s networks in the financial industry, experience, and expertise gained from other renowned corporate finance firms and regulatory body, we believe that we are able to respond promptly and appropriately to the ever-changing market conditions and environment as well as continue to expand our client base. For example, Mr. On Tai, LAM, our founder, Chief Executive Officer, and the chairman of the board, had over 24 years of experience in the banking, securities, and corporate finance services industries. Mr. Chi Fung Leo, CHAN, our founder, Chief Financial Officer and director, had over 20 years in the finance and accounting industries. Together with our senior management team, our staff enables us to implement our business strategies, provide quality services to our clients, manage our compliance and risks, identify and capture business opportunities, maintain relationships with existing clients, and procure prospective clients. We believe that our loyal and competent team of experienced management and professional staff represents valuable human capital for us. Leveraging on their substantial experience in the industry and in-depth knowledge in our operations and clients, we have been successful in expanding our business and client base.

We value service quality and control, hence adopt a prudent compliance and risk management system and conduct our business in a compliant way.

Hong Kong’s financial market is highly regulated. We strictly comply with applicable rules and regulations, including but not limited to the Main Board Listing Rules or GEM Listing Rules, Takeovers Codes, the SFO and other Hong Kong laws and regulations, during our course of operation and provision of our services. Since the commencement of our business in October 2017, no fine, penalty nor disciplinary action has been made against us, our Responsible Officers, licensed representatives, or any of our personnel.

We consider our compliance and internal control system pivotal to our operations as it enables us to identify, assess and manage our business, financial and operational risks in our business in a timely manner. We have also established internal control policies and procedures for identifying, assessing, reporting, monitoring, and mitigating compliance risks by which compliance risks are to be identified and managed through all levels of our organization. Our effective compliance and risk management system and internal control policies help us to prevent potential losses and liabilities and raise the confidence of clients, investors and shareholders, which we consider crucial in maintaining our market position and reputation.

We also benefit from the vast experience of our senior management team in the financial service industry who play a leading role in implementing our compliance and internal control system. Our management and our compliance officer, are responsible for overseeing the management of our compliance risk and monitoring our overall compliance according to our internal control policies, operational guidelines and procedures, and applicable regulatory requirements. Our compliance officer will also assist and advise our management from time to time on the management of our compliance risk and on updates in the regulatory environment.

To ensure the efficient implementation of our compliance and risk management system and internal control policy and our daily operation and project execution to be conducted in a compliant way, we have implemented the “manager(s)-in-charge” policy. In which, we will appoint the senior members of our staff to be the “manager(s)-in-charge”

of one or several of the core functions of our operation, being: (i) overall management oversight; (ii) key business line; (iii) operational control and review; (iv) risk management; (v) finance and accounting; (vi) information technology; (vii) compliance; and (viii) anti-money laundering and counter-terrorist financing. The “manager(s)-in-charge” are expected to actively participate in or are responsible for directly supervising our business of regulated activities, and are responsible for managing the respective function(s), decision making and reporting directly to the board of directors. Through implementing the “manager(s)-in-charge” system, we believe we can ensure the maintenance of appropriate standards of conduct and adherence to proper procedures during our daily course of operation and projects execution.

Growth Strategies

Our principal business objective is to further strengthen our position in the financial services industry in Hong Kong, and establish and expand our market presence in international capital markets, in particular the United States. We intend to achieve our plan by adopting the following key strategies:

To strengthen our underwriting and placing services

Since October 2017, we have been licensed by HKSFC to conduct Type 1 (dealing in securities) regulated activities under the SFO, through our indirect wholly-owned Operating Subsidiary, Red Solar, amongst which, we are licensed to participate in underwriting and placing exercises by acting as (i) book runner, lead manager, or underwriter of listing applicants in IPOs or other fundraising activities in Stock Exchange; and (ii) placing agent of listed companies in connection with their issuance or sale of securities, in return for underwriting and/or placing commission. Currently, we have only been engaged as the underwriters to IPOs in the Stock Exchange which we act as the listing sponsors, as part of our listing sponsorship services, since starting from 5 August 2022 we are required by the Main Board Listing Rules Rule 3A.02 and Rule 3A.43 to be appointed as the overall coordinator who acts as the head of underwriting syndicate for the IPOs in Stock Exchange which we act as the listing sponsors.

We intend to earmark sufficient financial resources for our underwriting and placing business and use a portion of the proceeds from this Offering to increase the liquid capital of Red Solar, for the purpose of expanding our placing and underwriting services capacity in Hong Kong by acting as the underwriters to IPOs which we do not act as the listing sponsor and/or participating in international fund-raising exercises as the selling group members targeting retail and institutional investors in Hong Kong and Southeast Asia. Furthermore, we intend to establish our placing and underwriting team through the recruitment of additional staff, including the Responsible Officer with extensive securities and equity capital markets experience and network, and licensed representatives, respectively, with equity capital market and finance experience.

With a strengthened capital base and the expansion of our team, we will be able to participate more actively as underwriters in IPOs and other secondary market fund raising projects by (i) participating in fund raising exercises which we do not act as the listing sponsor with a larger fund-raising scale and/or higher percentage of underwriting commitment; (ii) expanding our underwriting business by taking up more underwriting opportunities to IPOs which are not sponsored by us; (iii) reducing the reliance on other underwriters in our underwriting exercises which may in effect reducing our potential underwriting fees and commissions of the IPOs which we act as sponsor and the head of underwriting syndicate; and (iv) exploring business opportunities for secondary market fund raising transactions, such as rights issues, open offers and/or private placing for listed companies on the Stock Exchange.

We believe expanding the underwriting and placing services will provide immense synergies with our existing corporate finance advisory services. Not only the solid underwriting or placing capability could enable us to generate additional underwriting and placing commission income, provide comprehensive services to our clients, enhance our competitive edge, but our enhanced ability to take on underwriting and placing projects will also help to drive our corporate finance advisory business, as one of the key determinations for our potential clients in selecting an listing sponsorship service provider is the underwriting capability of the service provider. We also believe our proven track record in the provision of corporate finance advisory services and the strengthening of our underwriting business will also help us retain and attract more clients which then enable us create synergies across different business lines, optimize our client coverage effort, create new business opportunities for each business segment and in turn generate diversified sources of revenue and maximize our revenue.

To develop our asset management business

We plan to set up our asset management arm and apply to the HKSFC for licenses to carry on Type 4 (advising on securities) and Type 9 (asset management) regulated activities, by recruiting professionals with relevant experiences and networks. We are of the view that the asset management business could enable us to provide more comprehensive services to our institutional and professional investor clients.

We also plan to launch a fund with the objective to invest in a portfolio consisting primarily of equities, bonds and other securities of companies in prevailing global investment hot topics such as Environmental, Social and Governance and Financial Technology industries with excellent management, business model, products, and sound financials for long-term sustainable growth. We plan to use a portion of proceeds from this Offering as seed money for such fund. We also plan to enhance our research capabilities to better serve our asset management team, high-net-worth individual clients and institutional investors by continuously recruiting qualified research analysts to support the investment decision-making and investment management processes of the asset management team.

To strengthen our corporate finance advisory services

With the organic growth in our corporate finance advisory business and our expansion into various international capital market based on our expanding client base, we will continue to place a significant focus on our corporate finance advisory business and expand our corporate finance advisory team, recruiting additional experienced professional staff including Responsible Officers and licensed representatives to ensure that we have sufficient staff with appropriate levels of knowledge, skills, network and experience to provide our services. In particular, we intend to make additional hires of director-level Responsible Officers with extensive client network and business development expertise, as the rainmaker with project execution ability, in order to expand our client base and enhance our marketing and brand awareness.

We intend to enhance the remuneration package of our existing corporate finance team members to retain talents and professionals due to the intense competition for professionals and talents in Hong Kong financial industry. We believe a stronger corporate finance team could enlarge our project execution capacity to provide quality services, thus enhancing our income-generating ability, and could help us maintain effective systems and controls to ensure our fulfilment of obligations and responsibilities and compliance with relevant rules and regulations.

Furthermore, we intend to establish and expand our financial advisory service covering international capital markets, in particular the United States. We observe the rising demand for financial advisory services from companies located in Mainland China, Hong Kong, and Southeast Asia, to conduct IPO in the U.S. capital market or other fund-raising activities in the international capital market. To capture such opportunities, we plan to replicate our expertise in Hong Kong capital market and extend such expertise by acting as the financial advisers to clients who wish to gain access to the international capital market, offering advisory services in relation to corporate reorganization, transaction structure, financial and project management, corporate governance, and pre-IPO activities. Starting from late 2022, we have been engaged as the financial adviser to clients pursuing IPO in a U.S. stock exchange. We believe our intended expansion of our financial advisory service capacity will better serve our clients for their need to access the international capital market, and further enhance our income-generating ability, and lay a stronger foundation for our future growth internationally.

To promote and enhance the Red Solar brand

We believe that our market reputation and clients’ confidence are essential to our success. As such, we intend to enhance our brand image and industry position by conducting more marketing and public relations activities, such as hosting seminars, training, and workshops among industry players and potential clients, in Hong Kong, Mainland China, and the United States. Leveraging on our established reputation within the financial services industry, with the enhanced brand awareness through marketing activities, we believe we will be able to maintain a high level of creditability and broaden our client base.

Our Services

We are a financial services provider in Hong Kong, principally engaging in the provision of corporate finance advisory services, including (i) listing sponsorship and securities related services; and (ii) financial and compliance advisory services, which mainly include financial advisory services, independent financial advisory services, and compliance advisory services. We provide our services through Red Solar, our Operating Subsidiary in Hong Kong.

The table below sets out a breakdown of revenue generated from our corporate finance advisory business for years ended June 30, 2023 and 2022:

	For the years ended June 30,
	2023		2022
	US$	%	US$	%
REVENUE
Listing sponsorship and securities related services:
Listing sponsorship services	102,076	15.0	237,031	34.9
Securities related services	306,229	45.2	—	—
Financial and compliance advisory services:
Financial advisory services	23,605	3.5	152,469	22.4
Independent financial advisory services	35,727	5.3	33,953	5.0
Compliance advisory services	210,048	31.0	256,029	37.7
TOTAL REVENUE	677,685	100.0	679,482	100.0

Listing sponsorship and securities related services

Listing sponsorship services

Since the commencement of our corporate finance advisory business in October 2017, we have been registered as a licensed sponsor and actively providing listing sponsorship services to corporate clients pursuing listing on the Main Board and GEM of the Stock Exchange through our indirect wholly-owned Operating Subsidiary, Red Solar.

The primary role of a sponsor in a listing exercise in the Stock Exchange is to provide assurance to the Stock Exchange and the market generally that the listing applicant complies with the Main Board Listing Rules (or the GEM Listing Rules) and other relevant legal and regulatory requirements, and that the listing document provides sufficient particulars and information for investors to form a valid and justifiable assessment of the listing applicant’s businesses, financial condition, and valuation.

Our main responsibilities as a sponsor to listing applicants include: (i) guiding and advising listing applicants through the IPO process, in respect of the Main Board Listing Rules (the GEM Listing Rules for GEM applicants) and other relevant regulatory requirements; (ii) overall coordination of the listing process, including managing the entire listing process, formulating listing plan and offering strategies, ensuring proper execution of the listing timetable, advising the clients on the engagement of professional parties, anticipated costs and major milestones and challenges during the listing process; (iii) conducting due diligence (including conducting site visits and reviewing clients’ documents to understand clients’ major business operations, financial information, legal and compliance matters, conducting interviews with clients’ and suppliers and reviewing clients’ internal control matters and ensuring that the due diligence standards under Practice Note 21 to the Main Board Listing Rules or Practice Note 2 to the GEM Listing Rules (as the case may be) and the Code of Conduct are met); (iv) preparing and reviewing all relevant documents, such as the prospectus, together with other professional parties, ensuring sufficient disclosure in the prospectus and application documents in compliance with the relevant regulatory requirements, making submissions and addressing comments and matters raised by the regulatory bodies in connection with the listing application; (v) liaising and communicating with the regulatory bodies and responding to the queries from them in the vetting process; (vi) liaising with the intermediaries and underwriting syndicates; (vii) assessing investors’ interests in the proposed listing; (viii) overall management of public offer to ensure that the public offer is conducted in a fair and orderly manner; and (ix) maintaining sufficient books and records to demonstrate that proper due diligence is conducted, contentions issues are investigated and how conclusions are reached.

Since the commencement of business of Red Solar in October 2017, we have been engaged in 16 listing projects as the listing sponsor. For years ended June 30, 2023 and 2022, we recognized listing sponsorship income of approximately US$102,076 and US$237,031, respectively, representing approximately 15.0% and 34.9% of our total revenue for the respective years.

Securities related services

Pertinent to our listing sponsorship services, we also provide securities related services, including underwriting services, placing services, and other ancillary services, such as referral services to the underwriting and placing exercise conducted by other underwriters and placing agents.

Since October 2017, we have been licensed by HKSFC to conduct Type 1 (dealing in securities) regulated activities under the SFO, through our indirect wholly-owned Operating Subsidiary, Red Solar, amongst which, we are licensed to participate in underwriting and placing exercises by acting as overall coordinator, bookrunner, lead manager, underwriting syndicate member, and/or placing agent in IPOs on Stock Exchange or other fundraising activities, in return for underwriting or placing commissions and/or fees. Although we are licensed to participate in underwriting and placing exercises, historically, we have not conducted any Type 1 regulated activities related services, such as the underwriting and placing services, until August 2022.

Effective from 5 August 2022, as stipulated by Main Board Listing Rules Rule 3A.02 and Rule 3A.43, in the case of Main Board listing, a sponsor for IPOs in Stock Exchange must also be appointed as one of the overall coordinators (commonly known as the “Sponsor Coupling” requirement by the Stock Exchange). The overall coordinator is the underwriter who acts as the “head of syndicates” responsible for the overall management of the share offering, coordination of book building or placing activities, and exercise control over book building activities and market allocation recommendations to the issuer.

In response to the Main Board Listing Rules Rule 3A.02 and Rule 3A.43, in August 2022, we have commenced our underwriting and placing services with limited capacity as the sponsor-overall coordinator. As of the date of the prospectus, our underwriting and placing services are in the early stage of development. As of June 30, 2023 and the date of the prospectus, we have only provided underwriting services in capacity as the sponsor-overall coordinator, for listing applicants who we provide listing sponsorship service, as required the Sponsor Coupling arrangement.

However, we also endeavor to further strengthen our underwriting and placing services capacity, see “Growth Strategies — To strengthen our underwriting and placing services” above for further details regarding our plans to expand our underwriting and placing services. We have been actively exploring various underwriting and placing business opportunities to strengthen our underwriting and placing services since its commencement, in view to take up more underwriting and placing opportunities to IPOs/fund-raising exercises which are not sponsored by us, and to reduce the reliance on other underwriters in the IPOs which we act as the sponsor-overall coordinator. Since the commencement of our underwriting and placing services and for the year ended June 30, 2023, we participated in one placing exercise by providing referral services to the issuer listed in Stock Exchange and its placing agent for its fund-raising exercise, introducing investors in return for referral commissions/fees. The referral commission/fee income from our placing services amounted to approximately US$306,229 and nil for the year ended June 30, 2023 and 2022, respectively, representing approximately 45.2% and nil of our total revenue for the respective years.

Furthermore, for the year ended June 30, 2023 and 2022, respectively, we were engaged in two and nil underwriting projects in the capacity of sponsor-overall coordinator. Underwriting commission/fee income from our services amounted to approximately nil and nil for the year ended June 30, 2023 and 2022, respectively, as the underwriting commission/fee are only payable upon the completion of the projects.

Financial and compliance advisory services

Our financial and compliance advisory services include financial advisory services, independent financial advisory services, and compliance advisory services. For the years ended June 30, 2023 and 2022, we were engaged in 13 and 18 financial and compliance advisory projects, respectively. Advisory fee income from our financial and compliance advisory services amounted to approximately US$269,380 and US$442,451 for the years ended June 30, 2023 and 2022, respectively, representing approximately 39.8% and 65.1% of our total revenue for the respective years.

Financial advisory and independent financial advisory services

Our financial advisory services include advising our clients on the terms and structure of the proposed transactions, such as the IPO(s) in the Stock Exchange and other overseas exchanges, the issue of securities, merger and acquisition, and restructuring, and the relevant requirements, implications and compliance of law and regulatory framework on proposed transactions and other corporate actions from time to time.

As a financial adviser, our main responsibilities (which may vary case by case) may include, without limitation: (i) assisting the client in negotiating and advising on the terms and conditions of the transaction; (ii) advising on the structure of the proposed transaction; (iii) the engagement of professional parties and coordinating the professional parties throughout the transaction; (iv) together with other professional parties, advising the client in relation to the legal and compliance matters, such as relevant implications under the Main Board Listing Rules, the GEM Listing Rules and the Takeovers Codes for transactions which involve listed companies or listing applicant in Hong Kong Stock Exchange, and/or applicable law, rules, codes and regulatory framework for transactions outside of Hong Kong; (v) supervising the preparation of and reviewing the required documentation; (vi) submission on behalf of the client of documents such as letters of advice, announcements, circulars and other documents as required by the Stock Exchange and/or the HKSFC; (vii) advising on the internal control and risk management; and (viii) advising on the accounting and financial and treasury management.

We also act as independent financial advisers to listed issuers in Stock Exchange, in relation to certain types of its proposed transactions that are required by the relevant rules and regulations in Hong Kong, including the Main Board Listing Rules, the GEM Listing Rules, and/or the Takeovers Codes, for the appointment of an independent financial adviser. The primary responsibility for the independent financial advisor is to provide an opinion as to whether the terms of the proposed transactions are fair and reasonable for the independent securities holders of the listed issuers.

As independent financial adviser, we are mainly responsible for conducting reviews and analyses on the proposed transactions and assessing the fairness and reasonableness of the terms of the proposed transactions. Upon such assessments, we issue our opinion letters to the independent board committee and/or independent shareholders of listed issuers with voting recommendations, which are incorporated in the circulars pursuant to the Main Board Listing Rules, the GEM Listing Rules and the Takeovers Codes. We are also responsible for assisting our clients to obtain the necessary clearance or approval in relation to our opinion letters from the Stock Exchange and/or the HKSFC.

Since the commencement of our operation in October 2017, we were engaged in 16 financial advisory and 15 independent financial advisory projects. For the years ended June 30, 2023 and 2022, our financial advisory fee income (generated from both financial advisory and independent financial advisory services) amounted to approximately US$59,332 and US$186,422, respectively, representing approximately 8.8% and 27.4% of our total revenue for the respective years.

Compliance advisory services

We act as compliance advisers, who must be licensed sponsors in Hong Kong, for companies listed on the Main Board or GEM of Stock Exchange. In accordance with the Main Board Listing Rules and the GEM Listing Rules, each newly listed company in Hong Kong is required to engage a compliance adviser to ensure its compliance with applicable rules for an initial period that commences from the date of its listing and ends on the date on which the listed company complies with (i) the Main Board Listing Rules requirements in respect of its financial results for the first full financial year commencing after the date of its listing; or (ii) the GEM Listing Rules requirements in respect of its financial results for the second full financial year commencing after the date of its initial listing. At any time after the initial period, the Stock Exchange may direct the listed company to appoint a compliance adviser for a specific period and to undertake the compliance advisory role as may be specified by the Stock Exchange.

Our responsibilities as a compliance adviser include: (i) ensuring that the client is properly guided and advised as to compliance with the Main Board Listing Rules or the GEM Listing Rules (as the case may be) and all other applicable laws, rules, codes and guidelines; (ii) discussing with the client on its operating performance and financial condition with reference to the client’s business objective(s) as stated in its listing document; (iii) ensuring the client’s compliance with any undertakings provided by the client and its directors at the time of listing and with the terms and conditions of any waiver granted to the client by the Stock Exchange, and, in the event of non-compliance, discuss the issue with the board of directors of the clients and make recommendations to the board regarding appropriate remedial steps; (iv) providing the client with advice and guidance on compliance with the Main Board Listing Rules or the GEM Listing Rules (as the case may be) in relation to its regulatory announcements, circulars and financial reports; (v) providing regular updates on any material changes of or supplements to the Main Board Listing Rules or the GEM Listing Rules (as the case may be) to the client’s directors and senior management; (v) assessing the understanding of all new appointees to the board of the clients regarding the nature of their responsibilities and fiduciary duties as a director of a client, and, to the extent the compliance adviser forms an opinion that the new appointees’ understanding is inadequate, discuss the inadequacies with the board and make recommendations to the board regarding appropriate remedial steps such as training; and (vi) in relation to an application by the clients for a waiver from any of the requirements in Chapter 14A of the Main Board Listing Rules or Chapter 20 of the GEM Listing Rules (as the case maybe), advising the clients on their obligations and in particular the requirement to appoint an independent financial adviser.

Since the commencement of our operation in October 2017, we were engaged in 26 compliance advisory projects. For years ended June 30, 2023 and 2022, our compliance advisory fee amounted to approximately US$210,048 and US$256,029, respectively, representing approximately 31.0% and 37.7% of our total revenue for the respective years.

Pricing Policy

Our corporate finance advisory fees were determined on a case-by-case basis after arm’s length negotiations with each client. The terms of the service fees including the payment schedule vary in accordance with the type of services we provide, nature of the transactions, scope of our duties, length of time we expect to spend, complexity of the transactions and our expected workload.

For provision of listing sponsorship services, we charge our clients an agreed sponsor fee, which is determined with reference to the estimated time and amount of work required, which is determined by, among others, nature of the client’s principal business, geographical locations of the client’s business operations, complexity of the IPO projects including restructuring, listing issues required to be resolved before application for listing and intensity of listing timetable and manpower required for performing due diligence.

Our sponsor fee is generally payable by four installments upon the occurrence of the milestone events defined in the mandate, namely, (i) signing of engagement letter; (ii) submission of listing application to the Stock Exchange; (iii) listing hearing; and (iv) upon listing. In some cases of provision of listing sponsorship services to our clients, upon successful listing and completion of the IPO, our clients may pay us additional sponsor fees as bonus in recognition of our contribution and dedication to the successful listing. Such bonus was paid by our clients to us on discretionary basis, the amount of which was determined by our clients at their sole discretion.

For provision of securities related services, our fees were determined on a case-by-case basis after arm’s length negotiations with each client taking into account the nature of the transactions, scope of our duties, expected length of time to complete the transactions, complexity of the transactions and our expected workload. For the underwriting and placing exercises, we usually charge a fixed percentage of the size of the of the client’s gross proceed as our underwriting fee. For investment referral, we usually charge a fixed percentage of the size of the investment or transaction being referred. The fee for the underwriting and investment referral services are generally payable in full upon completion of the transaction.

For provision of financial advisory or independent financial advisory services, our advisory fees were determined on a case-by-case basis after arm’s length negotiations with each client taking into account the nature of the transactions, scope of our duties, expected length of time to complete the transactions, complexity of the transactions, our expected workload and requirement of particular deliverables such as letter of advice or feasibility report. The advisory fee is generally payable by instalment according to the pre-defined milestones during the process of the transaction such as (i) upon signing of the engagement letter; (ii) upon release of the announcement in relation to the transaction; (iii) upon despatch of the shareholders’ circular; and (iv) upon completion of the transaction.

For provision of compliance advisory services, we generally charge our clients a fixed monthly advisory fee which is payable monthly or quarterly for providing compliance advisory services in accordance with the compliance adviser agreement and the relevant requirements under the Main Board Listing Rules or the GEM Listing Rules, as the case may be. The compliance advisory fee is determined with reference to the expected time spent by us and the required manpower during the service period.

Internal Control and Operation Procedures

We are committed to conducting our business in accordance with the laws, rules and policies issued or endorsed by regulators, best market practice and the highest standards of integrity. Pursuant to the Code of Conduct by HKSFC, a licensed corporation should have internal control in place to protect its operations, clients and other licensed or registered persons from financial loss arising from theft, fraud and other dishonest acts, professional misconduct or omissions.

We have implemented compliance and internal control policies, guidelines, and procedures throughout our operation and project execution. Our management and our compliance officer, are responsible for overseeing the management of our compliance risk and monitoring our overall compliance according to our internal control policies, operational guidelines and procedures, and applicable regulatory requirements and reporting in this regard to our senior management from time to time. Our compliance officer will also assist and advise our management from time to time on the management of our compliance risk and on updates in the regulatory environment.

To ensure the efficient implementation of our compliance and risk management system and internal control policy and our daily operation and project execution to be conducted in a compliant way, we have implemented the “manager(s)-in-charge” policy as required by our license. In which, we will appoint the senior members of our staff to be the “manager(s)-in-charge” of one or several of the core functions of our operation, being: (i) overall management oversight; (ii) key business line; (iii) operational control and review; (iv) risk management; (v) finance and accounting; (vi) information technology; (vii) compliance; and (viii) anti-money laundering and counter-terrorist financing. The “manager(s)-in-charge” are expected to actively participate in or are responsible for directly supervising our business of regulated activities, and are responsible for managing the respective function(s), decision making and reporting directly to the board of directors. Through implementing the “manager(s)-in-charge” system, we believe we can ensure the maintenance of appropriate standards of conduct and adherence to proper procedures during our daily course of operation and projects execution.

Our key internal control and operation procedures are as follows.

Engagement assessment and project approval

Know-your clients (KYC)

Before we enter into an engagement with our client for a project, our project execution team will perform the preliminary due diligence work on the client, which include but not limited to: performing site visits to the major operations of the client, preparing KYC questionnaire and document request list and reviewing the information and documents provided by the client, conducting conflicts and independence checking based on the information and documents provided by and discussion with the management of the client, and performing background check through publicly available sources such as the Internet and Stock Exchange filings check on the new client. As a general rule, we are obliged to establish and verify the true and full identity of each client, including the identity of its beneficial owners, financial situation, the nature of their business, their shareholding structure, and their controlling shareholders. The information will be documented and kept in the file.

Anti-money laundering and counter-terrorist financing

We are firmly committed to complying fully with all applicable laws and regulations in relation to the prevention of money laundering and terrorist financing. For the purpose of detecting and preventing money laundering and counter-terrorist financing activities, we have operational guidelines and policies to establish appropriate procedures in compliance with relevant legal and regulatory requirements, in particular, the Guideline on Anti-Money Laundering and Counter-Terrorist Financing issued by the HKSFC, as amended, supplemented or otherwise modified from time to time. In addition to our KYC procedures discussed above, we will also conduct enhanced due diligence measures on all persons who are classified as a high risk for money laundering or terrorist financing, such as politically exposed persons.

We also keep track of information published by international authorities and organizations for the names and particulars of terrorist suspects and designated parties. We screen new clients against current terrorist and sanction designations at the establishment of the relationship and thereafter when new sanction lists are published. Our employees must report any transactions or relationships they have or have had with any named individual or entities to our senior management who would then report the same to the Joint Financial Intelligence Unit, the JFIU. We also monitor the transaction and clients on an ongoing basis to ensure that the transactions are consistent with our knowledge of our client’s information, including business background and risk profile and, where appropriate, source of funds.

We maintain a record-keeping system. All records on transactions, both domestic and international, will be maintained for at least seven years after the completion of a transaction, regardless of whether the business relationship ends during the period.

Appropriate and adequate training on anti-money laundering and counter-terrorist financing is provided to our personnel on an ongoing basis, ensuring they understand the appropriate policies and procedures in this area.

Engagement assessment and project approval

Generally, in assessing a potential engagement, we will consider a variety of factors including but not limited to whether the transaction would comply with applicable rules and regulations, the prevailing market and economic conditions, expected view and opinion from regulators on the transaction, and our available resources. For listing sponsorship project, the preliminary listing suitability of the client will also be assessed. The aforesaid KYC documents and report, after review by our execution team leader, will be submitted to our risk management unit, comprising our Directors, compliance officer, and the Responsible Officers, for discussing whether we should proceed with our engagement based on our professional judgment. Only when no material negative factor is identified during the assessment process, our risk management unit would recommend to proceed with the engagement. Upon receiving the opinion of our risk management unit to proceed, our engagement committee, comprising our Directors, will sign the mandate to confirm our engagement with the client.

Project Execution

Execution Procedures

The execution for our corporate finance advisory services generally include but are not limited to (depending on the nature of our services): (i) performing detailed due diligence, the scope of which depends on the size and complexity of the business operations, such as visiting facilities of business of the client, conducting interviews and meetings with the client’s management, key personnel, and clients and suppliers; (ii) advising the client on compliance with the relevant regulatory requirements, together with other professional parties; (iii) assisting the client in negotiating and advising on the terms and conditions of the proposed transaction; (iv) coordinating the work of professional parties and seeking advice from experts on compliance of rules and requirements applicable to different industries or jurisdictions, if applicable; (v) supervising the preparation of and reviewing all the required documentation; (vi) submission of the required documentation to the Stock Exchange and the HKSFC and liaising with them for the purposes of vetting, clearance and/or publication, if required; (vii) liaising with relevant regulatory authorities for the clearance and/or publication of relevant prospectuses, announcements, circulars and other documents as required.

Our project execution team, led by the team leader, will conduct a comprehensive review on the transaction documents and on the client’s corporate, legal and financial matters to ensure that these transaction documents are accurate and complete, without any material misstatements or omissions, and comply with the relevant listing requirements or applicable rules and regulations. Internal meetings will be held from time to time between our Responsible Officers or principals in charge of the transaction and our execution team, during which reports regarding the transaction will be made to the Responsible Officers or principals for their review and comments. Queries or recommendations raised by the responsible officers or principals will then be addressed by the execution team.

Conflicts of interest

We have policies and procedures that restrict our personnel from inappropriately sharing sensitive clients and counterparty information. The Responsible Officers who possess inside information and confidential information are responsible for releasing necessary information to our personnel on a strictly ‘‘need to know’’ basis.

Where our personnel have a material interest in a transaction with a client or a relationship which gives rise to an actual or potential conflict of interest in relation to the transaction, the personnel should neither advise, nor deal with the transaction unless he has disclosed that material interest or conflict to the client and obtained approval from the respective Responsible Officer. Once approved, our personnel should take all steps to ensure fair treatment of the client. Our personnel is required to take all reasonable steps to avoid situations that are likely to involve conflicts of interest. He must not place his interest above his clients’ interest and has to withdraw from or decline to accept the transaction where he has a material conflict. To avoid conflicts of interest, our personnel and the directors are required to provide a written declaration of interest and independence before we are engaged in the proposed transactions.

Staff dealing

In addition to our policy for conflicts of interest as set out above, our personnel is required to strictly follow our internal policy on personnel dealing, which may give rise to conflicts of interest between our personnel, our Group and our clients. Our personnel must ensure that their personal business, investment, and other activities (including those of family and other close associates) do not influence their judgment or action in relation to their employment duties.

Our personnel are not allowed to trade securities of companies to which we provide corporate finance advisory services until termination or completion of the services or until we cease to hold inside information (as the case may be). All personal dealing accounts held by our personnel must be approved by our management and our compliance team. Annual declaration of these personal dealing accounts is required. The annual declaration will be circulated to all personnel after the end of each year which must be completed and returned to the compliance team within one month. Our compliance officer is also responsible for monitoring all personnel dealings on a regular basis to detect any irregularity and assess whether personnel dealings are prejudicial to our interests and those of our clients.

Completion and Post-Completion

Upon completion of the corporate finance advisory projects, all of our internal records and files must be retained in accordance with our internal control policy and the relevant laws and regulations, including those relating to all due diligence conducted in preparation for application for listing (in case of listing sponsorship projects). Such records must be made available to the regulators on request.

We will regularly oversee our clients’ compliance with relevant rules and regulations, internal controls, corporate governance, disclosure matters and other obligations, particularly our clients of listing sponsorship and compliance advisory during a post-listing continuous supervision period. We have established detailed internal guidelines on the continuous supervision of our listed clients. To ensure strict compliance with the applicable rules and regulations and our internal guidelines, we have prepared various documentation templates to standardize our supervision practices. If any particular issue is identified during the continuous supervision period, our execution team will submit a report to our responsible officers and principals for discussion and further action.

Other Controls Areas

License and qualification of Red Solar and our personnel

We ensure from time to time that Red Solar and our personnel engaging in the provision of corporate finance services have obtained and maintained effective license under the SFO to carry out Type 1 (Dealing in securities) and Type 6 (Advising on corporate finance) regulated activities. In compliance with the sponsor regime of the HKSFC, we, at all times, also maintain at least two principals and we maintained our eligibility to act as sponsors. Directors of the corporate finance unit of Red Solar who have been licensed as responsible officers and have (i) at least five years of relevant and recent corporate finance experience on a continuous basis; and (ii) played a substantial role in at least two completed IPOs on the Main Board or GEM could meet the requirement of the HKSFC to act as principals for carrying out the role of sponsor in IPOs.

FRR

We are required to maintain at all times the liquid capital which is not less than the minimum requirement as set out under the FRR. Our accounts department is responsible for the preparation of the financial returns and the computation of liquid capital in accordance with the requirements under the FRR. The monthly financial returns are submitted to our relevant responsible officers for review and approval before submission to the HKSFC no later than three weeks after each calendar month. Our finance and accounts department also conducts the liquid capital computation on a regular basis which is reviewed by our responsible officers to ensure that we are able to comply with the FRR requirement on an ongoing basis. For years ended June 30, 2023 and 2022, we did not have any material non-compliance with the minimum liquid capital requirement as set out by the HKSFC.

Complaints received

During the years ended June 30, 2023 and 2022 and up to the date of this prospectus, we had not received any material complaints from our clients about us or our employees and there had not been any material non-compliance by us of the requirements under the SFO and guidelines provided by the HKSFC.

Our Clients

The clients of our corporate finance advisory services mainly comprise listing applicants and listed companies in Hong Kong and their respective shareholders, as well as private companies and investors. The clients of our (i) listing sponsorship services are private companies seeking a listing on the Mainboard or GEM board of the Stock Exchange; (ii) financial advisory services are either private companies or listed companies on the Stock Exchange; (iii) securities related services; (iv) independent financial advisory; and (v) compliance advisory services are listed companies on the Stock Exchange.

We had a concentration of revenues of 75.4% and 67.7% from the top five clients for the years ended June 30, 2023 and 2022, respectively. The following table outlines the concentration of each of the top five clients compared to our total revenues.

For the fiscal year ended June 30, 2023:

	Service provided by us	For the Fiscal Year Ended June 30, 2023 Concentration (%)
Largest client	Securities related services	45.2%
2nd largest client	Listing sponsorship services	9.4%
3rd largest client	Compliance advisory services	7.6%
4th largest client	Compliance advisory services	6.8%
5th largest client	Compliance advisory services	6.4%
Total		75.4%

For the fiscal year ended June 30, 2022:

	Service provided by us	For the Fiscal Year Ended June 30, 2022 Concentration (%)
Largest client	Listing sponsorship services	18.9%
2nd largest client	Listing sponsorship services	16.0%
3rd largest client	Financial advisory services	15.1%
4th largest client	Compliance advisory services	10.2%
5th largest client	Compliance advisory services	7.5%
Total		67.7%

Sales & Marketing

Our sales and marketing function is primarily performed by our senior managements who are responsible for maintaining relationship with the management of listed companies, developing new clients, and maintaining relationships with professional parties partners in the financial services industry. Our projects generally originate from the networks of our executive Directors and our project execution team, referrals from existing clients or other professional parties and direct approaches by clients due to our market reputation or previous business relationships. We also sponsor congratulatory advertisements on newspapers for listing exercises upon completion of our listing sponsorship and/or underwriting projects. We maintain a company website which showcases our completed projects.

Competition

The Hong Kong corporate finance advisory industry is highly competitive due to the vast number of market players. As of December 31, 2022, there were approximately 308 licensed corporations and 29 registered institutions for Type 6 (advising on corporate finance) regulated activity, and approximately 1,492 licensed corporations and 111 registered institutions for Type 1 (dealing in securities) regulated activity. For details of the competitive landscape of the financial service industry in Hong Kong and the market drivers, see ‘‘Industry’’.

We face keen competition in provision of corporate finance advisory services in Hong Kong. Apart from the indirect competition with the large multinational or China-based financial services companies, we also face the direct competition from local small and medium-sized financial services firms which offer similar range of services.

Among the 127 active licensed sponsors in Hong Kong licensed under the SFO as of May 1, 2023, 81 are considered by our Directors as the large multinational or China-based financial services companies. These financial institutions, such as multinational or China-based investment banks and universal banks, possess more types of licenses in Hong Kong or overseas, which allow these institutions to engage in more types of financial services than us. For example, some of these financial services groups may provide more integrated financial services, in addition to listing sponsorship services, including securities dealing and brokerage, margin financing, derivatives, asset management, and/or commercial and retail banking services. Our Directors believe that, due to the substantial differences in the scale of operation, types of services provided, and target customers, these large multinational or China-based financial services companies are not our direct competitors.

We consider ourselves operating our corporate finance advisory services on a boutique scale, as one of the 46 remaining small and medium-sized active licensed sponsors and financial services firms locally in Hong Kong. We face direct and keen competition with the other local or newly established small and medium-sized financial services firms in Hong Kong, which offer similar range of services as us. For the fact there are large pool of participants within the corporate finance advisory business, our Directors believe that it is not practical to ascertain the competitive position of our Group from the information available, in terms of market share in the corporate finance advisory industry. In terms of size of operation, judged by the numbers of Responsible Officers and Licensed Representatives, as of May 1, 2023, the 46 small and medium-sized financial services firms have staff sizes from nil to 10 Responsible Officers and from nil to 21 Licensed Representatives, while we have 3 Responsible Officers and 3 Licensed Representatives, being one of the 21 small and medium-sized financial services firms out of the 46 which have at least 3 Responsible Officers and 3 Licensed Representatives. Meanwhile, for the years of 2019, 2020, and 2021, in aggregate, 118 listing cases in Stock Exchange are completed by the 46 small and medium-sized financial services firms, including us. Among these firms, the number of completed listing cases ranged from nil to 11, while we completed 2 listing cases, being one of the 20 small and medium-sized financial services firms out of the 46 which have at least completed 2 listing cases for the years of 2019, 2020, and 2021.

Further, due to the boutique scale of our operation, we rely on a limited number of key customers for our business and we are subject to significant client concentration risk. For the years ended June 30, 2023 and 2022, our top five clients accounted for 75.4% and 67.7% of our total revenues and our largest client accounted for 45.2% and 18.9% of our total revenue, respectively. Our client concentration risk is exacerbated due to our reliance on different clients, for different services engaged in different periods, and the fact that the revenue from our corporate finance advisory business was generated on a project-by-project basis and is non-recurring in nature. For example, our largest client for the year ended June 30, 2023 engaged us for our securities related services, and our largest client for the year ended June 30, 2022 engaged us for our listing sponsorship services. Since our listing sponsorship services and financial and compliance advisory services are non-recurring in nature, there is no assurance that we can continue to secure the engagements comparable to the similar level as year ended June 30, 2023 in the future. There is also no assurance that the clients who have previously sought our services will continue to retain us for future business, and there is no assurance that we can continue to secure our engagements in the future. If we are unable to continuously secure new sizable mandates, or if the market conditions become unfavorable, our business and the results of operations may be materially and adversely affected. See “ Risk Factors — Risks Relating to our Business and Operation — We rely on a limited number of key clients for our business, therefore, we are subject to significant client concentration risk.” on page 35, and “ Risk Factors — Risks Relating to our Business and Operation — Our revenue and profitability are highly unpredictable, since (i) the revenue from our corporate finance advisory business was generated on a project-by-project basis and is non-recurring in nature; (ii) progress-based payment arrangement; and (iii) possible default or delay of payments from our clients.” on page 36, for the detailed discussion of our customers concentration risks.

We must compete with these competitors principally in the areas of experience, human and financial resource, price, client base, service coverage, speed and quality of output and market reputation. These local small and medium-sized financial services firms may have more resources, a wider range of services offered and longer operating history than us. They may also leverage on their existing relationship with companies, expertise, financial strength and established reputation to compete in the market. We also face competition in attracting and retaining talent. The competition among financial service providers for sponsor principals is extremely intense. Our ability to continue to compete effectively will depend on our ability to retain and motivate our existing workforce and attract new talents. Despite keen competition, we believe that our core competitive advantages, sound business planning and the contributions of our senior management as more particularly set out in ‘‘Business — Competitive strengths’’ and ‘‘Business — Growth Strategies’’ have allowed us to rapidly stand out as a reputable financial services provider.

Highly regulated with licensing requirements, the Hong Kong corporate finance industry presents potential new entrants with barriers to entry. Additionally, given the demand for listing sponsorship services is on a project-by-project basis and higher paid-up capital requirement of at least HK$10 million, relevant industry experience and an extensive network of contacts are vital for deal flow, limiting the number of new entrants into the corporate finance industry. The fees chargeable for corporate finance advisory services can fluctuate due in part to volatility in the capital markets and according to the level of demand across the industry. We believe it is important to possess sufficient operational capacity to harness opportunities when they arise whilst avoiding surplus headcount, which may affect our Group’s profitability. In addition, the Main Board Listing Rules, the GEM Listing Rules and the Takeovers Codes are evolving and as such our expertise may become more sought after as clients look to us to aide their understanding in and compliance with the stringent regulations.

Licenses and Regulations

The financial services market in Hong Kong is highly regulated. The principal regulatory bodies governing our business are the HKSFC and the Stock Exchange. Our principal business and our responsible personnel are subject to a number of legislations and regulations and the respective rules of the HKSFC, the Stock Exchange and, upon the Listing, the Main Board Listing Rules. In particular, due to the licensing requirements of the HKSFC, Red Solar Capital Limited, our Operating Subsidiary, is required to obtain necessary licenses to conduct their business in Hong Kong and their business and responsible personnel are subject to the relevant laws and regulations and the respective rules of the HKSFC.

As of the date of this prospectus, Red Solar is currently licensed under the SFO to carry on Type 1 (dealing in securities) regulated activities in Hong Kong and Type 6 (advising on corporate finance) regulated activities in Hong Kong. See “Regulations — Licensing regime under the SFO.” These licenses have no expiry date and will remain valid unless they are suspended, revoked or cancelled by the HKSFC. We pay standard annual fees to the HKSFC and are subject to continuing regulatory obligations and requirements, including the maintenance of minimum paid-up share capital and liquid capital, maintenance of segregated accounts, and submission of audited accounts and other required documents, among others. See “Regulations — Licensing requirements.”

During the years ended June 30, 2023 and 2022, and up to the date of this prospectus, we had obtained all requisite licenses, permits, and certificates necessary to conduct our operations as set out in this prospectus and we had complied with all applicable laws, regulations, rules, codes, and guidelines in Hong Kong in connection with our business and operation in all material respects.

Insurance

We have carry hospital, surgical and clinical insurance for staff members as part of the employee benefits. We consider that our company currently maintains adequate insurance policies. Aside from the insurance coverage described above, we intend to purchase directors and officers liability insurance in the future. Our directors consider the existing insurances that we have in place are adequate for our business.

Facilities

Our principal executive office is located at Unit 402B, 4/F, China Insurance Group Buildings, No. 141 Des Voeux Road Central, Hong Kong, where Red Solar, our subsidiary, leased as our office space. The original lease expired on July 31, 2022 and on July 8, 2022, the lease was renewed for another 2 years from August 1, 2022 to July 31, 2024. The monthly rent is HK$40,246 (approximately US$5,127). We believe that we will be able to obtain adequate facilities on reasonable terms principally through leasing, to accommodate our future expansion plans. We did not own any property.

Employees

We have nine employees as of the date of this prospectus, comprising two management personnel, one account and administrative staff, one compliance officer, and five project execution officers. All of our employees are stationed in Hong Kong.

All of our employees are employed under employment contracts which set out fully, among other things, the employees’ responsibilities, remuneration and grounds for termination of employment. The remuneration packages of our employees include salary and bonus. Generally, employee salaries are determined based on the employees’ qualification, experience, position and seniority. We assess our employee remuneration on an annual basis to determine whether any bonus or salary adjustments are required to be made. Overall, we believe that our remuneration package is competitive in the market. Our Group has maintained good working relationships with our employees and does not foresee any difficulties in the recruitment and retention of experienced staff. For the year ended June 30, 2023 and 2022, there was no interruption to our operations as a result of labor disputes.

Training

Our Operating Subsidiary, Red Solar, is a licensed corporation under the SFO and the majority of our employees are licensed as Responsible Officers or Licensed Representatives. As such, we have to comply with the continuous professional training requirements. All Responsible Officers and Licensed Representatives are required to undertake sufficient number of hours of continuous professional training in order to maintain their HKSFC licenses to carry on regulated activities.

Intellectual Property

We were the registered owner of the domain names https://www.redsolar.hk/. As of the date of this prospectus, we had registered one trademark under the jurisdiction of Hong Kong. We had registered the following trademark in Hong Kong:

Place of registration	Trademark	Status	Trademark Number	Classes	Expiry Date
Hong Kong		Registered, October 22, 2018	304707270	35, 36	October 21, 2028

Legal Proceedings

As of the date of this prospectus, we had not been involved in any legal proceedings, investigations, claims nor had we been aware of any pending or threatened litigation, arbitration or other claims which would have a material adverse impact on the operations, financial position and reputation of our Group. Furthermore, as of the date of this prospectus, (i) no disciplinary action had been taken by the HKSFC, the Stock Exchange and/or any law enforcement authority in Hong Kong against any members of our Group, their respective directors or Responsible Officers; and (ii) we are not aware of any investigations or potential disciplinary actions undertaken by the HKSFC, the Stock Exchange and/or any law enforcement authority in Hong Kong against any members of our Group, our directors or Responsible Officers.

REGULATIONS

Overview

Our operations are subject to various laws and regulations in Hong Kong where we operate. This section sets out summaries of certain aspects of Hong Kong laws and regulations which are relevant to our Group’s operations and business.

Licensing and Registration under the SFO Administered by the HKSFC

The HKSFC

The HKSFC is an independent statutory body set up in 1989 to regulate Hong Kong’s securities and futures markets. It operates independently of the Government of Hong Kong, and is funded mainly by transaction levies and licensing fees.

The HKSFC derives its investigative, remedial and disciplinary powers from the SFO and the subsidiary legislations thereunder. The SFO, in particular, vested the HKSFC with multiple roles and sets out its regulatory objectives, including:

i.       to maintain and promote the fairness, efficiency, competitiveness, transparency and orderliness of the securities and futures industry;

ii.      to promote understanding by the public of financial services including the operation and functioning of the securities and futures industry;

iii.     to provide protection for members of the public investing in or holding financial products;

iv.      to minimise crime and misconduct in the securities and futures industry;

v.       to reduce systemic risks in the securities and futures industry; and

vi.     to assist the Financial Secretary of Hong Kong in maintaining the financial stability of Hong Kong by taking appropriate steps in relation to the securities and futures industry.

The HKSFC is one of the four financial regulators in Hong Kong charged with oversight of finance and investing, but it is the only Hong Kong financial regulator that is given the mandate to educate the investing public. Following the enactment of the Securities and Futures (Amendment) Ordinance 2012, the Investor Education Centre (now known as the Investor and Financial Education Council) was formed as a HKSFC subsidiary to educate the public on a broad range of retail financial products and services.

Who the HKSFC regulates

The HKSFC regulates the following participants, including investors, in the securities and futures market in achieving the regulatory objectives under the SFO:

•        Brokers, investment advisers, fund managers and intermediaries carrying out the regulated activities as listed in ‘‘Types of regulated activities’’ below

•        Investment products

•        Listed companies

•        SEHK

•        Automated trading service providers

•        Approved share registrars

•        Investor Compensation Company Limited

•        Market participants (including investors)

Licensing regime under the SFO

Overview of licensing regime

Generally, the SFO provides that a corporation which is not an authorised financial institution (as defined in section 2(1) of the Banking Ordinance) and is (i) carrying on a business in a regulated activity (or holding out as carrying on a business in a regulated activity); or (ii) actively marketing (whether in Hong Kong or from a place outside Hong Kong) to the public any services it provides, which would constitute a regulated activity if provided in Hong Kong, has to be licensed by the HKSFC to carry out that regulated activity, unless one of the exemptions under the SFO applies.

In addition, an individual performing a regulated function (meaning any function performed for or on behalf of or by arrangement with the person relating to the regulated activity, other than work ordinarily performed by an accountant, clerk or cashier) for the principal which is a licensed corporation in relation to a regulated activity carried on as a business has to be licensed separately under the SFO as a Licensed Representative accredited to the principal.

For each regulated activity conducted by a licensed corporation, it must appoint no less than two Responsible Officers, at least one of them must be an executive director, to supervise the business of such regulated activity. As defined in section 113(1) of the SFO, ‘‘executive director’’, in relation to a licensed corporation, means a director of the corporation who (i) actively participates in; or (ii) is responsible for directly supervising the business of a regulated activity for which the corporation is licensed. All the executive director(s) must seek the HKSFC’s approval as Responsible Officer(s) accredited to the licensed corporation.

The same individual could apply to be a Responsible Officer for more than one regulated activity simultaneously provided that he/she meets the fit and proper (including competence) requirements for the regulated activity concerned, and demonstrate that there is no conflict of interest for he/she to carry on the regulated activities concurrently. In addition, the same individual could apply to be a Responsible Officer for more than one licensed corporation simultaneously provided that he/she can demonstrate there is no conflict of interest.

It is an offence for a person to conduct any regulated activity without the required licence.

Types of regulated activities

Schedule 5 to the SFO stipulates 10 types of regulated activities, namely:

•        Type 1: Dealing in securities

•        Type 2: Dealing in futures contracts

•        Type 3: Leveraged foreign exchange trading

•        Type 4: Advising on securities

•        Type 5: Advising on futures contracts

•        Type 6: Advising on corporate finance

•        Type 7: Providing automated trading services

•        Type 8: Securities margin financing

•        Type 9: Asset management

•        Type 10: Providing credit rating services

As of the date of this prospectus, our Group is licensed for and carried on Type 1 and Type 6 of the above regulated activities. The foregoing licenses of our Group have no expiry date and remain in force until suspended or revoked, subject to certain continuing obligations, such as payment of annual fee and submission of annual return.

Types of intermediary and licensed individual

The types of intermediaries regulated by the HKSFC comprise the following:

i.       Licensed corporation

•        Full licensed corporation:    A corporation (that is not an authorised financial institution) which is granted a licence to carry on one or more regulated activities under section 116 of the SFO.

•        Temporary licensed corporation:    A corporation (that is not an authorised financial institution) which is granted a temporary licence to carry on, for a period not exceeding three months, one or more regulated activities (other than Type 3 (leveraged foreign exchange trading), Type 7 (providing automated trading services), Type 8 (securities margin financing) and Type 9 (asset management)) under section 117 of the SFO.

ii.      Registered institution

An authorised financial institution which is registered to carry on one or more than one regulated activity, other than Type 3 (leveraged foreign exchange trading) and Type 8 (securities margin financing) regulated activities, under section 119 of the SFO.

iii.     Responsible Officer

A Licensed Representative who is also approved as a Responsible Officer under section 126 of the SFO to supervise the regulated activity of the licensed corporation to which he/she is accredited.

iv.      Licensed representative

•        Full Licensed Representative:    An individual who is granted a licence under section 120(1) of the SFO to carry on one or more regulated activities for a licensed corporation to which he/she is accredited.

•        Provisional Licensed Representative:    An individual who is granted a provisional licence under section 120(2) of the SFO to carry on one or more regulated activities for a licensed corporation to which he/she is accredited (prior to the grant of her/his licence under section 120(1) of the SFO).

•        Temporary Licensed Representative:    An individual who is granted a temporary licence under section 121 of the SFO to carry on, for a period not exceeding three months, one or more regulated activities for a corporation licensed under section 116 or 117 of the SFO to which he/she is accredited.

Licensing requirements

Fit and proper requirements

Section 116(3) of the SFO provides that the HKSFC shall refuse to grant a licence to carry on a regulated activity unless the applicant for licence satisfies the HKSFC that, inter alia, the applicant is a fit and proper person to be licensed for the regulated activity. The applicant must remain fit and proper at all times after the grant of such licences by the HKSFC.

In simple terms, a fit and proper person means one who is financially sound, competent, honest, reputable and reliable. Pursuant to section 129(1) of the SFO, in considering whether a person, an individual, corporation or institution, is fit and proper for the purpose of licensing or registration, the HKSFC shall, in addition to any other matter that the HKSFC may consider relevant, have regard to the following:

•        financial status or solvency;

•        educational or other qualifications or experience having regard to the nature of the functions to be performed;

•        ability to carry on the regulated activity concerned competently, honestly and fairly; and

•        reputation, character, reliability and financial integrity of the applicant and other relevant persons as appropriate.

The above fit and proper criteria serve as the fundamental basis when the HKSFC considers each licence or registration application. Detailed guidelines are contained in the Fit and Proper Guidelines, the Licensing Handbook and the Guidelines on Competence issued by the HKSFC.

The Fit and Proper Guidelines apply to a number of persons including the following:

•        an individual who applies for licence or is licensed under Part V of the SFO;

•        a Licensed Representative who applies for approval or is approved as a Responsible Officer under Part V of the SFO;

•        a corporation which applies for licence or is licensed under Part V of the SFO;

•        an authorised financial institution which applies for registration or is registered under Part V of the SFO;

•        an individual whose name is to be or is entered in the register maintained by the Hong Kong Monetary Authority under section 20 of the Banking Ordinance; and

•        an individual who applies to be or has been given consent to act as an executive director of a registered institution under section 71C of the Banking Ordinance.

Section 129(2) of the SFO empowers the HKSFC to take into consideration any of the following in considering whether a person is fit and proper:

(i)     decisions made by such relevant authorities as stated in section 129(2)(a) of the SFO in respect of that person;

(ii)    in the case of a corporation, any information relating to (i) any other corporation within the same group of companies; or (ii) any substantial shareholder or officer of the corporation or of any of its group companies;

(iii)   in the case of a corporation licensed under section 116 or 117 of the SFO or registered under section 119 of the SFO or an application for such licence or registration, (i) any information relating to any other person who will be acting for or on its behalf in relation to the regulated activity; and (ii) whether the person has established effective internal control procedures and risk management systems to ensure its compliance with all applicable regulatory requirements under any of the relevant provisions;

(iv)   in the case of a corporation licensed under section 116 or 117 of the SFO or an application for the licence, any information relating to any person who is or to be employed by, or associated with, the person for the purposes of the regulated activity; and

(v)    the state of affairs of any other business which the person carries on or proposes to carry on.

The HKSFC is obliged to refuse an application to be licensed if the applicant fails to satisfy the HKSFC that the applicant is a fit and proper person to be licensed. The onus is on the applicant to prove to the HKSFC that the applicant is fit and proper to be licensed for the regulated activity.

Licensed corporation

For application as a licensed corporation, the applicant has to be incorporated in Hong Kong or an overseas company registered with the Companies Registry of Hong Kong and the licensed corporation has to satisfy the HKSFC that it has proper business structure, good internal control systems and qualified personnel to ensure the proper management of risks that it will encounter in carrying on the proposed regulated business as detailed in the business plan submitted to the HKSFC. Detailed guidelines to meet the requirements and expectations of the HKSFC are contained in the following documents issued by the HKSFC:

•        the Guidelines on Competence;

•        the Code of Conduct;

•        Management, Supervision and Internal Control Guidelines for Persons Licensed by or Registered with the HKSFC;

•        the Fit and Proper Guidelines;

•        the Corporate Finance Adviser Code of Conduct published by the HKSFC in October 2013 (the “CFA Code”); and

•        the Fund Manager Code of Conduct published by the HKSFC in November 2018.

Responsible Officer

A person who intends to apply to be a Responsible Officer must demonstrate that he/she fulfils the requirements on both competence and sufficient authority. An applicant should possess appropriate ability, skills, knowledge and experience to properly manage and supervise the corporation’s regulated activity(ies). Accordingly, the applicant has to fulfil certain requirements on academic or professional qualifications, industry experience, management experience and regulatory knowledge as stipulated by the HKSFC.

If a Responsible Officer intends to conduct regulated activities in relation to matters falling within the ambit of a particular code issued by the HKSFC, he/she might be subject to additional requirements. For instance, in order to be eligible to undertake activities in connection with matters regulated by the Takeovers Codes, the licensed corporation is required to be licensed for Type 6 regulated activity and meet additional competence requirements specific to undertaking activities in connection with matters regulated by Takeovers Codes.

Sponsors and Compliance Advisers

A sponsor is a licensed corporation or registered institution licensed or registered under the SFO for Type 6 (advising on corporate finance) regulated activity and permitted under its license or certificate of registration to undertake work as a sponsor appointed to act as a sponsor in respect of an application for the listing of any securities on a recognized stock market under the Rules Governing the Listing of Securities on GEM (the “GEM Listing Rules”) or the Main Board Listing Rules (as the case may be).

Under the sponsor regime established in January 2007, in order to act as a sponsor, apart from holding a Type 6 (advising on corporate finance) licence, an application for sponsor licence should be submitted to the HKSFC to demonstrate that it can meet the eligibility criteria pursuant to the Sponsor Guidelines. In considering the sponsor licence application, the HKSFC will take into account the competency of the firm to act as a sponsor, based on the criteria set out in the Sponsor Guidelines, and will also consider more generally the firm’s fitness and properness as a corporate finance advisory firm under the Fit and Proper Guidelines.

The Main Board Listing Rules, the GEM Listing Rules, the Sponsor Guidelines and the CFA Code regulate sponsor’s obligations and responsibilities. The intermediary and its management (includes a sponsor’s board of directors, managing director, chief executive officer, Responsible Officers, executive officers and other senior management personnel) shall be responsible for ensuring that the firm satisfies all specific and ongoing eligibility criteria of the Sponsor Guidelines and paragraph 17 of the Code of Conduct, as well as complies with all other relevant codes, guidelines and regulations prescribed by the HKSFC.

In order to maintain the eligibility as sponsor, a sponsor should have at least two sponsor principals, who should be engaged by the sponsor for the purpose of conducting sponsor-related work on a full-time basis, at all times to discharge its role in supervising the transaction team.

Effective from 1 October 2013, the enhanced regulations on sponsors and the key obligations of sponsors have been consolidated in paragraph 17 of the Code of Conduct. The key requirements for a sponsor under the sponsor regime are as follows:

•        to advise and guide a listing applicant in preparation for a listing;

•        to take reasonable due diligence steps in respect of a listing application;

•        to take reasonable steps to ensure that true, accurate and complete disclosure about a listing applicant is made to the public;

•        to deal with the regulators in a truthful, cooperative and prompt manner;

•        to maintain proper books and records that are sufficient to demonstrate its compliance with the Code of Conduct;

•        to maintain sufficient resources and effective systems and controls for proper implementation and adequate management oversight of the sponsor work;

•        to act as the overall manager of a public offer to ensure that the public offer is conducted in a fair and orderly manner; and

•        to take reasonable steps to ensure analysts do not receive material information not disclosed in the listing document.

In addition, the HKSFC published the “Consultation Paper on (i) the Proposed Code of Conduct on Bookbuilding and Placing Activities in Equity Capital Market and Debt Capital Market Transactions and (ii) the ‘Sponsor Coupling’ Proposal” on 8 February 2021, in which the HKSFC proposed new Code of Conduct provisions in relation to the conduct of intermediaries involved in bookbuilding and placing activities. The HKSFC subsequently published the consultation conclusions on 29 October 2021 and the relevant new code provisions came into effect on 5 August 2022. The Stock Exchange has also made consequential changes to the Main Board Listing Rules and GEM Listing Rules, effective 5 August 2022, as follows (among others):

•        In the case of an IPO, engagement of all overall coordinator(s) must be made no later than two weeks following the submission of a listing application; while for a Main Board IPO only, a sponsor-overall coordinator (which must either be the same legal entity as, or a member within the group of companies of, the independent sponsor, with the appointment of both roles being made at the same time) must be engaged no less than two months before the submission of its listing application;

•        A new applicant must publish an announcement on the Stock Exchange’s website (referred to as an OC Announcement) setting out the name(s) of all overall coordinator(s) appointed on the same date as it files its listing application and publishes the Application Proof. Subsequent OC Announcement(s) must be published whenever there is an appointment of an additional overall coordinator or a termination of the engagement of an existing overall coordinator;

•        IPO applicants to provide the intermediaries with a list of its directors and existing shareholders, their respective close associates and any persons who is engaged by or will act as a nominee for any of the foregoing persons to subscribe for, or purchase, equity securities or interests (which include equity securities, interests in a REIT, stapled securities and securities of an investment company (as defined in Rule 21.01 of the Main Board Listing Rules)) in connection with the New Listing to facilitate the intermediaries in identifying persons to whom the allocation of equity interests will be subject to restrictions or require prior consent from the Exchange under the Main Board Listing Rules; and

•        Disclosure and reporting requirements, e.g. information on (i) the fixed fees payable to each overall coordinator; (ii) the total fees (as a percentage of the gross proceeds from the IPO) payable to all syndicate capital market intermediaries; and (iii) the ratio of fixed and discretionary fees payable to all syndicate capital market intermediaries (in percentage terms).

A compliance adviser is a licensed corporation or registered institution licensed or registered under the SFO for Type 6 (advising on corporate finance) regulated activity and permitted under its licence or certificate of registration to undertake work as a sponsor, which is appointed to act as a compliance adviser under the GEM Listing Rules or the Main Board Listing Rules (as the case may be). The GEM Listing Rules or the Main Board Listing Rules (as the case may be) require an issuer to appoint a compliance adviser during an initial period after being admitted to listing and the main role of a compliance adviser is to ensure that the listed company is properly guided and advised as to compliance with the GEM Listing Rules or the Main Board Listing Rules (as the case may be) and all other applicable rules, laws, codes and guidelines. Only licensed corporation or registered institution eligible to act as sponsors are eligible to act as compliance advisers.

Key ongoing obligations

Remaining fit and proper

Licensed corporations, Licensed Representatives, Responsible Officers and registered institutions must remain fit and proper as defined under the SFO at all times. They are required to comply with all applicable provisions of the SFO and its subsidiary legislations as well as the codes and guidelines issued by the HKSFC.

Minimum capital requirements

Section 145 of the SFO provides that depending on the types of regulated activity a licensed corporation conducts, a licensed corporation is required to maintain at all times paid-up share capital and liquid capital not less than the specified amounts in the FRR.

The following table summarises the minimum paid-up capital and liquid capital that a licensed corporation is required to maintain for Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities:

Regulated activity	Minimum paid-up share capital (HK$)	Minimum liquid capital (HK$)
Type 1 (dealing in securities)
(a) in the case where the corporation is an approved introducing agent or a trader	N/A	500,000
(b) in the case where the corporation provides securities margin financing or acts as a custodian of a private Open-ended Fund Companies**	10,000,000	3,000,000
(c) in any other case	5,000,000	3,000,000

Type 6 (advising on corporate finance)
(a) in the case where the corporation acts as a sponsor:
– hold client assets**	10,000,000	3,000,000
– not hold client assets	10,000,000	100,000
(b) in the case where the corporation does not act as a sponsor:
– hold client assets**	5,000,000	3,000,000
– not hold client assets**	N/A	100,000

____________

**      During the years ended June 30, 2023 and 2022, no such services were provided by Red Solar.

Pursuant to the FRR, if the licensed corporation is licensed for more than one regulated activity, the minimum paid-up share capital and liquid capital that the corporation should maintain shall be the highest amount required among those regulated activities.

Further, pursuant to the FRR, liquid capital is the amount by which a licensed corporation’s liquid assets exceeds its ranking liabilities where (i) liquid assets are the amount of assets held by the licensed corporation, adjusted for such factors to take into account liquidity of certain assets as well as credit risks; and (ii) ranking liabilities are the sum of liabilities on the balance sheet of the licensed corporation (including, without limitation, any amounts payable by it in respect of any overdraft or loan, any accrued interest payable to any other person, accrued expenses, taxes and provisions for contingent liabilities), adjusted for such factors to take into account market risks and contingency. The method of calculating liquid assets and ranking liabilities is set out in Divisions 3 and 4 of the FRR respectively.

The FRR stipulates that a licensed corporation shall maintain minimum liquid capital at all times which shall be the higher of the amount of (a) and (b) below (as applicable to our Group):

(a)     the amount of minimum liquid capital as set out in the table above; and

(b)    its variable required liquid capital, meaning the basic amount which is 5% of the aggregate of:

i.       the licensed corporation’s on-balance sheet liabilities including provisions made for liabilities already incurred or for contingent liabilities but excluding certain amounts stipulated in the definition of “adjusted liabilities” under the SFO;

ii.      the aggregate of the initial margin requirements in respect of outstanding futures contracts and outstanding options contracts held by it on behalf of its customers; and

iii.     the aggregate of the amounts of margin required to be deposited in respect of outstanding futures contracts and outstanding options contracts held by it on behalf of its customers, to the extent that such contracts are not subject to the requirement of payment of initial margin requirement.

If the licensed corporation applies for more than one type of regulated activity, the minimum paid-up share capital and liquid capital that the corporation should maintain shall be the higher or the highest amount required amongst those regulated activities applied for.

Notification to the HKSFC of certain events and changes

Pursuant to sections 123 and 135 of the SFO and the Securities and Futures (Licensing and Registration) (Information) Rules (Chapter 571S of the Laws of Hong Kong), licensed corporations, licensed individuals and registered institutions are required to notify the HKSFC within the specified time limit of certain events and changes in their particulars, which include, inter alia, any intended cessation to carry on any regulated activity for which he/she/it is licensed, any intended change of address at which it proposes to carry on the regulated activity for which it is licensed and any cessation to be a director of a licensed corporation.

Submission of audited accounts

Section 156(1) of the SFO provides that licensed corporations and associated entities of intermediaries (except those which are authorised financial institutions) shall submit their audited accounts and other required documents within four months after the end of each financial year.

If a licensed corporation ceases carrying on all of the regulated activities for which it is licensed, it should submit to the HKSFC its audited accounts and other required documents, made up to the date of cessation, not later than four months after the date of the cessation. The same requirement applies to an associated entity (which is not an authorised financial institution) of an intermediary upon its ceasing to be an associated entity of the intermediary under section 156(2) of the SFO.

Submission of financial resources returns

Licensed corporations are required to submit monthly financial resources returns to the HKSFC. However, pursuant to section 56 of the FRR, corporations that are licensed only for Type 4 (advising on securities), Type 5 (advising on futures contracts), Type 6 (advising on corporate finance), Type 9 (asset management) and/or Type 10 (providing credit rating services) regulated activities and whose licences are subject to the condition that they shall not hold client assets, are only required to submit semi-annual financial resources returns.

Payment of annual fees

Sections 138(1) and (2) of the SFO provide that each licensed person or registered institution shall pay an annual fee to the HKSFC within one month after each anniversary date of his/her/its licence or registration. Failure to make full payment of the annual fee before the due date will attract a surcharge on the outstanding amount and possible suspension and revocation of a licence or registration under sections 138(3), 195(4)(a) and 195(6) of the SFO.

Submission of annual returns

Section 138(4) of the SFO stipulates that each licensed corporation or licensed individual is required to submit an annual return to the HKSFC within one month after each anniversary date of his/her/its licences. Failure to submit annual return before the due date could result in suspension and revocation of the licence under sections 195(4)(b) and 195(6) of the SFO.

Continuous professional training (‘‘CPT’’)

Licensed corporations and registered institutions are primarily responsible for designing and implementing a continuous education programme best suited to the training needs of the Licensed Representatives or relevant individuals they engage.

With effect from January 2022, licensed individuals and relevant individuals of registered institutions are required to complete 10 CPT hours per calendar year, regardless of the number and types of regulated activities he or she engages in. Five of these 10 CPT hours must be on topics directly relevant to the regulated activities for which he or she is licensed at the time the CPT hours are undertaken. Individuals who engage in the sponsor work or Codes on Takeovers transaction work for a firm are required to attend 2.5 CPT hours per calendar year on topics that are relevant to their sponsor work or Codes on Takeovers advisory work. Responsible officers and executive officers required to take two additional CPT hours per calendar year on regulatory compliance.

Obligation for substantial shareholders

Under section 132 of the SFO, a person (including a corporation) has to apply for the HKSFC’s approval prior to becoming or continuing to be, as the case may be, a substantial shareholder of a corporation licensed under section 116 of the SFO. A person who has become aware that he/she/it has become a substantial shareholder of a licensed corporation without the HKSFC’s prior approval should, as soon as reasonably practicable and in any event within three business days after he/she/it becomes so aware, apply to the HKSFC for approval to continue to be a substantial shareholder of the licensed corporation.

Variation of regulated activity specified in licence or certificate of registration

Under section 127(1) of the SFO, a licensed corporation may apply in the prescribed manner and payment of the prescribed fee to the HKSFC to vary the regulated activity specified in its licence or certificate of registration. Prior approval would also need to be obtained from the HKSFC in cases such as addition or reduction of regulated activity, modification or waiver of licensing conditions and change of financial year end.

Modification or waiver of licensing requirements

Under the licensing requirements, a licensed corporation may apply in the prescribed manner and payment of the prescribed fee to the HKSFC for modification or waiver of the conditions imposed or certain other requirements specified in section 134 of the SFO.

Other key ongoing obligations

Outlined below are other key ongoing obligations of a licensed corporation relevant to our business:

•        payment of the prescribed fees to the HKSFC as described in Schedule 1 to the Securities and Futures (Fees) Rules (Chapter 571AF of the Laws of Hong Kong);

•        keep records in accordance with the requirements under the Securities and Futures (Keeping of Records) Rules (Chapter 571O of the Laws of Hong Kong);

•        submission of audited accounts and other required documents in accordance with the requirements under the Securities and Futures (Accounts and Audit) Rules (Chapter 571P of the Laws of Hong Kong);

•        exhibit the printed licence or certificate of registration (as the case may be) in a prominent place at its principal place of business in accordance with the requirements under the Securities and Futures (Miscellaneous) Rules (Chapter 571U of the Laws of Hong Kong); and

•        compliance with business conduct requirements under the Code of Conduct, the Management, Supervision and Internal Control Guidelines for Persons Licensed by or Registered with the HKSFC and other applicable codes and guidelines issued by the HKSFC.

Anti-Money Laundering and Terrorist Financing

Licensed corporations are required to comply with the applicable anti-money laundering and counter-terrorist financing laws and regulations in Hong Kong as well as the Guideline on Anti-Money Laundering and Counter-Financing of Terrorism (For Licensed Corporations) published by the HKSFC.

In Hong Kong, legislation dealing with money laundering and terrorist financing includes the following:

(i)     the Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong) (‘‘AMLO’’)

The AMLO imposes requirements relating to client due diligence and record-keeping and provides regulatory authorities with the powers to supervise compliance with the requirements under the AMLO.

(ii)    Drug Trafficking (Recovery of Proceeds) Ordinance (Chapter 405 of the Laws of Hong Kong) (‘‘DTROP’’)

It is an offence under the DTROP if a person deals with any property knowing or having reasonable grounds to believe it in whole or in part directly or indirectly represents the proceeds of drug trafficking. The DTROP requires a person to report to an authorised officer if he/she knows or suspects that any property (directly or indirectly) represents the proceeds of drug trafficking or is intended to be used or was used in connection with drug trafficking. Failure to make such disclosure constitutes an offence under the DTROP.

(iii)   Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong) (‘‘OSCO’’)

The OSCO empowers officers of the Hong Kong Police Force and the Hong Kong Customs and Excise Department to investigate organised crime and triad activities, and it gives the courts jurisdiction to confiscate the proceeds of organised and serious crimes, to issue restraint orders and charging orders in relation to the property of defendants of specified offences. The OSCO extends the money laundering offence to cover the proceeds of all indictable offences in addition to drug trafficking.

(iv)   United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong) (‘‘UNATMO’’)

The UNATMO provides that it would be a criminal offence to: (i) provide or collect funds (by any means, directly or indirectly) with the intention or knowledge that the funds will be used to commit, in whole or in part, one or more terrorist acts; or (ii) make any funds or financial (or related) services available, directly or indirectly, to or for the benefit of a person knowing that, or being reckless as to whether, such person is a terrorist or terrorist associate. The UNATMO also requires a person to report his knowledge or suspicion of terrorist property to an authorised officer, and failure to make such disclosure constitutes an offence under the UNATMO.

(v)    United Nations Sanctions Ordinance (Chapter 537 of the Laws of Hong Kong) (‘‘UNSO’’)

The UNSO implements in Hong Kong the United Nations Security Council resolutions to impose targeted sanctions against certain jurisdictions as instructed by the Ministry of Foreign Affairs of the PRC. As at December 31, 2022, such sanctions cover jurisdictions such as Lebanon, Libya, Afghanistan, Democratic People’s Republic of Korea and the Democratic Republic of the Congo. There are prohibitions against trade-related activities, which include making available to, or for the benefit of, certain persons or entities, any funds or other financial assets or economic resources, or dealing with funds or other financial assets or economic resources of certain persons or entities from the above jurisdictions.

(vi)   Weapons of Mass Destruction (Control of Provision of Services) Ordinance (Chapter 526 of the Laws of Hong Kong) (‘‘WMDO’’)

The WMDO provides that it is a criminal offence for a person to provide services to another person where the first-mentioned person believes or suspects, on reasonable grounds, that the services will or may assist the development, production, acquisition or stockpiling of weapons of mass destruction. The provision of services for the purposes of the WMDO covers a wide range of activities. The WMDO also provides for the criminal liability of the director, manager, secretary or other similar officer of a body corporate for offences committed by the body corporate with the consent and connivance of such officials.

Further, the Anti-Money Laundering Guideline sets out the anti-money laundering and counter-financing of terrorism statutory and regulatory requirements, and the anti-money laundering and counter-financing of terrorism standards which licensed corporations should meet in order to comply with the statutory requirements. It also provides practical guidance to assist licensed corporations and their senior management in designing and implementing their own anti-money laundering and counter-terrorist financing policies, procedures and controls in order to meet the relevant legal and regulatory requirements in Hong Kong.

Employee Dealings

As mentioned in the Code of Conduct, a licensed or registered person should have a policy which has been communicated to employees (including directors other than non-executive directors) in writing on whether employees are permitted to deal or trade for their own accounts in securities, futures contracts or leveraged foreign exchange contracts. In the event that employees of a licensed or registered person are permitted to deal or trade for their own accounts in securities, futures contracts or leveraged foreign exchange contracts:

•        the written policy should specify the conditions on which employees may deal for their own accounts;

•        employees should be required to identify all related accounts (including accounts of their minor children and accounts in which the employees hold beneficial interests) and report them to senior management;

•        employees should generally be required to deal through the licensed or registered person or its affiliates;

•        if the licensed or registered person provides services in securities listed or traded on one of the Hong Kong exchanges or in derivatives, including over-the-counter derivatives written over such securities, and its employees are permitted to deal through another dealer, in those securities, the licensed or registered person and employee should arrange for duplicate trade confirmations and statements of account to be provided to senior management of the licensed or registered person;

•        any transactions for employees’ accounts and related accounts should be separately recorded and clearly identified in the records of the licensed or registered person; and

•        transactions of employees’ accounts and related accounts should be reported to and actively and monitored by senior management of the licensed or registered person who should not have any beneficial or other interest in the transactions and who should maintain procedures to detect irregularities and ensure that the handling by the licensed or registered person of these transactions or orders is not prejudiced to the interests of the licensed or registered person’s other customers.

A licensed or registered person should not knowingly deal in securities for another licensed or registered person’s employee unless it has received written consent from that licensed or registered person.

Supervision By the HKSFC

The HKSFC supervises licensed corporations and intermediaries operating in the market. The HKSFC conducts on-site inspections and off-site monitoring to ascertain and supervise intermediaries’ business conduct and compliance with relevant regulatory requirements, as well as to assess and monitor the financial soundness of intermediaries.

Disciplinary power of the HKSFC

Under Part IX of the SFO, subject to the due process for exercising disciplinary powers laid down in section 198 of the SFO, the HKSFC may exercise any of the following disciplinary actions against a regulated person (including a licensed person or a registered institution) if that person is found to be guilty of misconduct or not fit and proper to be or remain the same type of regulated person (sections 194 and 196 of the SFO):

•        revocation or suspension of all or part of a licence or registration in relation to any of the regulated activities for which a regulated person is licensed or registered;

•        revocation or suspension of the approval granted to a Responsible Officer;

•        public or private reprimand on a regulated person;

•        prohibition of a regulated person from applying to be licensed or registered or to be approved as a Responsible Officer;

•        prohibition of a regulated person from, among others, applying to be licensed, registered or approved as a Responsible Officer in relation to such regulated activity(ies), for such period as the HKSFC may specify; and

•        pecuniary penalty of the greater of an amount not exceeding HK$10 million or three times the profit gained or loss avoided as a result of the conduct in question.

Takeovers and Mergers

Financial advisers and independent financial advisers licensed by the HKSFC may act for Hong Kong listed issuers as regards transactions principally involving the Main Board Listing Rules, the GEM Listing Rules and the Takeovers Codes.

In Hong Kong, any takeover, merger, privatization and share repurchase activities affecting public companies are regulated by the Takeovers Codes which is issued by the HKSFC in consultation with the Takeovers and Mergers Panel. The primary purpose of the Takeovers Codes is to afford fair treatment for shareholders who are affected by takeovers, mergers, privatizations and share buy-backs. The Takeovers Codes seeks to achieve fair treatment by requiring equality of treatment of shareholders, mandating disclosure of timely and adequate information to enable shareholders to make an informed decision as to the merits of an offer and ensuring that there is a fair and informed market in the shares of companies affected by takeovers, mergers, privatizations and share buy-backs. The Takeovers Codes also provides an orderly framework within which takeovers, mergers, privatizations and share buy-backs activities are to be conducted.

In addition, any other persons who issue circulars or advertisements to shareholders in connection with takeovers, mergers, privatizations and share buy-backs must observe the highest standards of care and consult with the Executive Director of the Corporate Finance Division of the HKSFC or any delegate thereof (the ‘‘Executive’’) prior to the release thereof.

The roles and responsibilities of financial advisers and other professional advisers are of particular importance given the non-statutory nature of the Takeovers Codes, and it is part of their responsibilities to use all reasonable efforts, subject to any relevant requirements of professional conduct, to ensure that their customers understand, and abide by, the requirements of the Takeovers Codes, and to co-operate to that end by responding to inquiries from the Executive or any delegate thereof, the Takeovers and Mergers Panel or the Takeovers Appeal Committee.

HKEX

Apart from the HKSFC, the SEHK also plays a leading role in regulating companies seeking admission to the Hong Kong markets and supervising those companies once they are listed. SEHK is a recognized exchange controller under the SFO. It owns and operates the only stock exchange and futures exchange in Hong Kong, namely the SEHK and Hong Kong Futures Exchange Limited, and their related clearing houses. The duty of the SEHK is to ensure orderly and fair markets and that risks are managed prudently, and shall act in the interest of the public and in particular, the interests of the investing public.

In its role as the operator of the central securities and derivatives marketplace in Hong Kong and frontline regulator of listed issuers, the SEHK (i) regulates listed issuers; (ii) administers listing, trading and clearing rules; and (iii) provides services at the wholesale level, to participants and users of its exchanges and clearing houses, including issuers and intermediaries (such as investment banks or sponsors, securities and derivatives brokers, custodian banks and information vendors) which service investors directly. These services comprise trading, clearing and settlement, depository and nominee services, and information services.

Compliance with the Relevant Requirements

Our Directors confirmed that our Group has obtained all relevant licences and certificates for our existing operations in Hong Kong and that our Group complied with all applicable laws, regulations, rules, codes and guidelines in Hong Kong in connection with our business and operations in all material respects during the year ended June 30, 2023 and 2022.

Regulatory Approval for the Reorganization

We have made an application to the HKSFC for its approval for the change of substantial shareholder of Red Solar pursuant to the Reorganization. The HKSFC granted such approval on 28 November 2022.

Our Directors confirmed that save for the approval from the HKSFC, the Reorganization would not require any approval or permit from any relevant government authorities in Hong Kong, the BVI and the Cayman Islands. Further, our Directors confirmed that save as mentioned above, there are no conditions attached to any of our licenses or permits that would require approval or consent to be obtained, failing which the Reorganization would result in a cancellation, revocation or withdrawal of any such license or permit.

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “Personal Data (Privacy) Ordinance” or the “PDPO”)

The Personal Data (Privacy) Ordinance provides the principles (the “Data Protection Principles” or the “DPP”) that a data user must follow in any acts concerning personal data. Personal data refers to any data (a) relating directly or indirectly to a living individual; (b) from which it is practicable for the identity of the individual to be directly or indirectly ascertained; and (c) in a form in which access to or processing of the data is practicable. The Data Protection Principles are summarized as follows:

(1)    Personal data should be collected (i) for a lawful purpose, which is necessary for and directly related to a function or activity of the data user but not excessive; (ii) by fair and lawful means. The person whose data is being collected should be informed (a) whether it is obligatory or voluntary for him/her to supply the data; (b) the purpose of the collection; (c) the class of persons to whom the data may be transferred; and (d) on or before first use of the data, his/her rights and means to request access to and correction of the data collected and the information of the person who might handle such requests.

(2)    All practicable steps shall be taken by the data user to ensure that the personal data collected is accurate and not kept longer than is necessary to fulfil the purpose for which it is used.

(3)    Personal data should not be used for purposes which is not or is unrelated to the original purpose when collecting the data, unless with the data subject’s express and voluntary consent.

(4)    All practicable steps shall be taken to ensure that any personal data held by a data user is protected against unauthorized or accidental access, processing, erasure, loss or use.

(5)    All practicable steps shall be taken to ensure that a person can (a) ascertain a data user’s policies and practices in relation to personal data; (b) be informed of the kind of personal data held by a data user; (c) be informed of the main purposes for which personal data held by a data user is or is to be used.

(6)    A data subject shall be entitled to ascertain whether a data user holds personal data of which he is the data subject and request access to such personal data. He should be given reasons if the request is refused and the right to object to the refusal.

Contravention with the Data Protection Principles may entitle the Privacy Commissioner for Personal Data to issue a written notice directing the data user to remedy and if appropriate prevent recurrence of contravention. Contravention with the above notice is an offense and the offender is liable on (a) first conviction to a fine at HK$50,000 and to imprisonment for two years, and if the offense continues after the conviction, to a daily penalty of HK$1,000; and (b) second or subsequent conviction to a fine at HK$100,000 and to imprisonment for two years, and if the offense continues after the conviction, to a daily penalty of HK$2,000. It is a defense to the above offense if the data user charged shows that he exercised all due diligence to comply with the enforcement notice. Our directors confirm that we have complied with the Personal Data (Privacy) Ordinance.

MANAGEMENT

Directors and Executive officers	Age	Position
Mr. On Tai, LAM	52	Director, Chief Executive Officer, and the Chairman of the Board
Mr. Chi Fung Leo, CHAN	44	Director, Chief Financial Officer
Mr. Yun Pun, WONG	58	Independent Director nominee(1)
Ms. Jenny, CHEN	44	Independent Director nominee(1)
Mr. Kwok On, NG	68	Independent Director nominee(1)

____________

(1)      The nominee of independent director will become effective upon the effectiveness of the registration statement of which this prospectus forms a part.

On Tai, LAM is our Director, Chief Executive Officer, and the Chairman of the Board. Mr. Lam is the co-founder of our Group. He currently serves as the Director of Red Solar, since January 2017. Mr. Lam is responsible for our Group’s overall management, strategic planning, and business development. Mr. Lam has more than 24 years of experience in capital market, investment banking, and financial services industry, with over 21 years of experience of advising on numerous corporate finance projects, including various IPO and corporate restructuring transactions. Prior to establishing our Group, Mr. Lam has worked in several well-known investment banks, including ICBC International Capital Limited, CCB International Capital Limited and CCB International Asset Management Limited, where he was responsible for numerous IPOs, financial advisory services and private equity investment projects. Mr. Lam is currently an independent non-executive director of Oi Wah Pawnshop Credit Holdings Limited (stock code:1319.HK), a company listed on the Main Board of the Stock Exchange. Mr. Lam also served as a non-executive director of Jiyi Household International Holdings Limited (stock code: 1495.HK), a company listed on the Main Board of the Stock Exchange from June 2015 to November 2018. Mr. Lam received his diploma in general business management from the Lingnan College (now known as the Lingnan University) in Hong Kong in November 1994, and his master’s degree in business administration from the University of Sheffield in the United Kingdom in December 1996. He also obtained his bachelor’s degree in laws from the University of Wolverhampton in the United Kingdom in July 1998 through a distance learning course.

Chi Fung Leo, CHAN is our Director and Chief Financial Officer. Mr. Chan is the co-founder of our Group. He currently serves as the Director of Red Solar, since January 2017. He is responsible for our Group’s overall management, strategic planning and business development. Mr. Chan has over 20 years of experience in corporate finance advisory and accounting, with a prominent track record of leading various IPO and merger and acquisition projects serving various Hong Kong, China, and International investment banks and financial services firms. Prior to founding our Group, Mr. Chan served as the managing director of LY Capital Limited, from May 2016 to October 2017. From May 2015 to April 2016, Mr. Chan served as the deputy managing director of VBG Capital Limited. From December 2011 to April 2015, he served in CITIC Securities International Company Limited, with the last position being the director of its corporate finance department. From August 2007 to December 2011, he worked at BNP Paribas (Asia Pacific) Limited as an associate in its corporate finance department. From June 2006 to July 2007, he worked as an associate at the corporate finance department of CCB International Capital Limited. From January 2005 to June 2006, he was an executive at Kingsway Group Services Limited. From September 2001 to March 2004, Mr. Chan served as a staff accountant at Ernst & Young. Since August 2017, Mr. Chan has been an independent non-executive director of Sisram Medical Ltd, a listed company on the Stock Exchange (stock code: 1696.HK). Since June 2018, Mr. Chan has also been an independent non-executive director of Ziyuanyuan Holdings Group Limited, a listed company on the Stock Exchange (stock code: 8223.HK). From October 2020 to June 2023, Mr. Chan served as an independent non-executive director of Jinke Smart Services Group Co., Ltd (stock code: 9666.HK). Since June 2023, Mr. Chan has also been an independent non-executive director of Luyuan Group Holding Cayman Ltd, a listed company on the Stock Exchange (stock code: 2451.HK). Mr. Chan obtained his bachelor’s degree in business administration from the Hong Kong University of Science and Technology in Hong Kong in November 2001. He has been a member of Hong Kong Institute of Certified Public Accountants since October 2005.

Yun Pun, WONG.    Mr. Wong will be appointed as an independent Director and will be the chairman of the audit committee and a member of the compensation committee and nominating committee. Mr. Wong currently serves the independent director and the chairman of audit committee of AGBA Group Holding Limited (NASDAQ: AGBA) since December 2021. Mr. Wong also currently acts as the Chief Financial Officer of Inception Growth Acquisition Limited, a publicly listed special purpose acquisition corporation (NASDAQ: IGTA) since April, 2021. Mr. Wong has years of executive experience with multiple leadership positions and a track record in helping private companies enter the public market. He has been the principal of Ascent Partners Advisory Service Limited, a finance advisory firm, since March 2020. From November 2017 to December 2020, Mr. Wong held the position of Chief Financial Officer at Tottenham

Acquisition I Limited, a publicly listed special purpose acquisition corporation, which merged with Clene Nanomedicine Inc. (NASDAQ: CLNN) in December 2020. From August 2015 to September 2017, he served as Chief Financial Officer at Raytron Technologies Limited, a leading Chinese national high-tech enterprise. His main responsibilities in these rules have included overseeing the financial functions of the firms, assisting in establishing corporate ventures for investment, and working on deal origination of new businesses in the corporate groups. Prior to these efforts, he was Chief Financial Officer and Executive Director of Tsing Capital from January 2012 to July 2015, where he managed four funds with a total investment amount of US$600 million and focused on environmental and clean technology investments. Mr. Wong also served as senior director and chief financial officer of Spring Capital, a US$250 million fund, from October 2008 until June 2011. Additionally, Mr. Wong was the chief financial officer of Natixis Private Equity Asia from November 2006 till October 2008 and an associate director of JAFCO Asia from March 2002 to October 2006. Mr. Wong was a finance manager for Icon Medialab from July 2000 to December 2001, a senior finance manager of Nielsen from August 1998 to July 2000, Planning-Free Shopper from April 1992 to August 1998, and an auditor at PricewaterhouseCoopers from August 1989 until March 2000. Mr. Wong earned his Masters of Business degree in 2003 from Curtin University in Australia and a Professional Diploma in Company Secretaryship and Administration from the Hong Kong Polytechnic University in 1989. Mr. Wong is the fellowship member of HKICPA.

Jenny, CHEN.    Ms. Chen will be appointed as an independent Director and will be the chairwoman of the nominating committee and a member of the compensation committee and audit committee. Ms. Chen has more than 14 years’ experience in the legal profession. She co-founded CFN Lawyers, a Hong Kong law firm in association with Broad & Bright in January 2013 and is currently a partner of the firm. Prior to that, she worked as a corporate associate in Maples and Calder (Hong Kong) LLP from January 2012 to January 2013, an associate general counsel of American International Assurance Company, Limited from September 2009 to May 2011, and a corporate associate in DLA Piper Hong Kong from July 2006 to September 2009. She also worked at Woo Kwan Lee & Lo from July 2002 to June 2006 with her last position as an assistant solicitor. Ms. Chen is currently an independent non-executive director of Sisram Medical Limited (stock code:1696.HK). Ms. Chen obtained her LL.B degree from the Law School of the University of Hong Kong in November 2001 and completed her Postgraduate Certificate in Laws (PCLL) at the same university in June 2002. Ms. Chen was admitted to practice as a solicitor in Hong Kong in September 2004 and a solicitor in England and Wales in September 2005, respectively.

Kwok On, NG.    Mr. Ng will be appointed as an independent Director and will be the chairman of the compensation committee and a member of the nominating committee and audit committee. Mr. Ng currently serves the independent director of AGBA Group Holding Limited (NASDAQ: AGBA) since February 2019. Mr. Ng has over 30 years of broad experience engaging in the fields of Education, Media, Retailing Marketing and Finance. He is a pioneer of IT in education and he was the author of “Digital English Lab”, one of the first series of digital books in Hong Kong. Since September 2018, he has been the Chief Executive Officer of e-chat, an IPFS block chain social media focused company. From March 2017 to April 2018, Mr. Ng was the Chief Financial Officer of Duofu Holdings Group Co. Limited. In February 2016, Mr. Ng founded Shang Finance Limited and was the Chief Executive Officer until February 2017. From March 2015 to November 2015, Mr. Ng was the Chief Financial Officer of World Unionpay Group Shares Limited. In August 2003, Mr. Ng established Fuji (Hong Kong) Co. Ltd. and was the Chief Executive Officer until December 2014, Mr. Ng obtained a Certificate of Education majoring in English from the University of Hong Kong in 2000.

Family Relationships

None of the directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of five Directors, comprising two executive Directors and three independent Directors, upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director is not required to hold any shares in our Company to qualify to serve as a director.

A director may vote, attend a board meeting or sign a document on our behalf with respect to any contract or transaction in which he or she is interested. A director must promptly disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice or disclosure to the board or otherwise contained in the minutes of a meeting or a written resolution of the board or any committee of the board that a director is a shareholder, director, officer or trustee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company will be sufficient disclosure, and, after such general notice, it will not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

Board Committees

We will establish three committees under the board of directors immediately upon effectiveness: of an Audit Committee, a Compensation Committee and a Nominating Committee. Even though we are exempted from corporate governance standards because we are a foreign private issuer, we have voluntarily adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee will consist of Mr. Yun Pun, WONG, Ms. Jenny, CHEN, and Mr. Kwok On, NG upon the effectiveness of their appointments. Mr. Yun Pun, WONG will be the chair of our audit committee. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee will consist of Mr. Yun Pun, WONG, Ms. Jenny, CHEN, and Mr. Kwok On, NG, upon the effectiveness of their appointments. Mr. Kwok On, NG will be the chair of our compensation committee. The compensation committee will be responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating Committee.    Our nominating committee will consist of Mr. Yun Pun, WONG, Ms. Jenny, CHEN, and Mr. Kwok On, NG, upon the effectiveness of their appointments. Ms. Jenny, CHEN will be the chair of our nominating committee. We have determined that Mr. Yun Pun, WONG, Ms. Jenny, CHEN, and Mr. Kwok On, NG satisfy the “independence” requirements under NASDAQ Rule 5605. The nominating committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating committee will be responsible for, among other things:

•        selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

•        reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

•        making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•        advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, our directors also have a duty to exercise the care, diligence and skills that a reasonable director would exercise in comparable circumstances, taking into account, without limitation, the nature of the Company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes our Amended and Restated Memorandum and Articles or the BVI Act. See “Description of Shares — Differences in Corporate Law” for additional information on our directors’ fiduciary duties under British Virgin Islands law. In fulfilling their duty of care to us, our directors must ensure compliance with our Amended and Restated Memorandum and Articles. A shareholder may in certain limited exceptional circumstances have the right to seek damages if a duty owed by our directors is breached.

The functions and powers of our board of directors include, among others:

•        convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distribution;

•        appointing officers and determining the term of office of the officers;

•        authorizing the payment of donations to religious, charitable, public or other bodies, clubs, funds or associations as deemed advisable;

•        exercising the borrowing powers of the Company and mortgaging the property of the Company;

•        managing, directing or supervising the business and affairs of the Company.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

•        Exemption from Section 16 rules regarding sales of Class A Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

•        Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

•        Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’

independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to BVI requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, including the requirement to hold annual meetings of shareholders.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices. In addition, Nasdaq rules provide that foreign private issuers may follow home country practices in lieu of the Nasdaq corporate governance standards, subject to certain exceptions and except to the extent that such exemptions would be contrary to U.S. federal securities laws.

Because we are a foreign private issuer, our members of our board of directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules.

Code of Business Conduct and Ethics

We intend to adopt a code of business conduct and ethics that will be applicable to all of our directors, executive officers and employees.

Employment Agreements

We have entered into employment agreements with our senior executive officers. On February 1, 2023, Vittoria Limited entered into separate employment agreements with: (a) Mr. On Tai, LAM, the Director, Chief Executive Officer, and the Chairman of the Board, and (b) Mr. Chi Fung Leo, CHAN, the Director and the Chief Financial Officer, respectively (collectively, the Employment Agreements). The initial term of employment under the Employment Agreements is for a term of one year unless terminated earlier. Upon expiration of the initial-year term, the Employment Agreements shall be automatically extended for successive one-year terms unless a three-months prior written notice to terminate the Employment Agreement or unless terminated earlier pursuant to the terms of the Employment Agreements.

Pursuant to the Employment Agreements, Mr. Lam and Mr. Chan will receive cash compensation of salary HK$12,000 (US$1,530) annually, each. Vittoria Limited is entitled to terminate their agreement for cause at any time without remuneration for certain acts of Mr. Lam and Mr. Chan, as being convicted of any criminal conduct, any act of gross or wilful misconduct, or any severe, willful, grossly negligent, or persistent breach of any employment agreement provision, or engaging in any conduct which may make the continued employment of such officer detrimental to our company. Each senior executive has agreed to hold, both during and after the terms of his or her agreement, in confidence and not to use for the officer’s benefit or the benefit of any third party, any trade secrets, other information of a confidential nature or non-public information of or relating to us in respect of which we owe a duty of confidentiality to a third party. In addition, each senior executive has agreed not to, for a period of one year following the termination of his employment, carry on any business in direct competition with the business of the Group, solicit or seek or endeavor to entice away any customers, clients, representative, or agent of the Group or in the habit of dealing with the Group who is or shall at any time within two years prior to such cessation have been a customer, client, representative, or agent of the Group, and use a name including the words used by the Group in its name or in the name of any of its products, services or their derivative terms, or Chinese or English equivalent in such a way as to be capable of or likely to be confused with the name of the Group.

Furthermore, Red Solar, the Operating Subsidiary of the Company has entered standard employment agreements in the form of Letter of Employment with Mr. Lam and Mr. Chan on October 13, 2017. Pursuant to the Letter of Employment, commenced on October 17, 2017, Mr. Lam and Mr. Chan have been employed as the Managing Director of Red Solar, for a basic monthly salary of HK$ 100,000 (approximately US$12,820) for Mr. Lam and HK$70,000 (approximately US$8,990) for Mr. Chan respectively, with the entitlement of discretionary performance-based bonus and pension. As provided by the Letter of Employment, Mr. Lam and Mr. Chan are required to follow various code of conduct and compliance obligations, including exclusivity of service, professional secrecy, confidential information. During the employment with Red Solar and for a period of six months after the termination of the employment with Red Solar, without the Company’s prior written consents, Mr. Lam and Mr. Chan shall not solicit or engage any employees or agents of the Red Solar or induce or persuade any such persons to cease working for, or representing, or doing business with Red Solar, whether in Hong Kong or overseas, and shall not canvass, solicit, contact, approach or interfere with the relationship of Red Solar and their client, customer, supplier or agent with whom or which you had dealings in the course of employment with Red Solar during the 12 month period immediately preceding the date of termination of their employments with Red Solar. Either Mr. Lam, Mr. Chan, or Red Solar may terminate employment of Mr. Lam and Mr. Chan with Red Solar, by giving three months’ notice in writing. Red Solar may also terminate the employment of Mr. Lam and Mr. Chan with immediate effect by the service of a notice in writing, if any one of the following events occurs: (a) fraudulent, guilty of any dishonesty or neglect of duty or cause Red Solar to suffer material loss as a result of their act; (b) wilful and continued failure or refusal to perform any duties reasonably requested by Red Solar in the course of employment; (c) wilful misconduct or gross negligence in the performance of their duty; (d) engage in competitive activity or in direct or indirect hiring or solicitation of employees of Red Solar; (e) become bankrupt; (f) become a lunatic or of unsound mind; or (g) in breach of professional secrecy and confidential information obligations.

Mr. Lam and Mr. Chan will continue to receive cash compensation, in the form of salary, performance-based bonus, and pension from the Operating Subsidiary.

Compensation of Directors and Executive Officers

For the years ended June 30, 2023 and 2022, none of the Company’s directors/officers, namely, Mr. On Tai, LAM and Mr. Chi Fung Leo, CHAN, received compensation in any form, cash or equity, in connection with their service as the directors and/or officers of Vittoria Limited.

For the years ended June 30, 2023 and 2022, we paid an aggregate of HK$2,356,000 (US$301,760) as compensation to Mr. On Tai, LAM and Mr. Chi Fung Leo, CHAN, Company’s directors and executive officers, as well as an aggregate of HK$33,800 (US$4,325) contributions to the Mandatory Provident Fund (“MPF”), a statutory retirement pension scheme introduced after the enactment of the Mandatory Provident Fund Schemes Ordinance in Hong Kong.

The abovementioned compensations represent the compensations received by Mr. Lam and Mr. Chan from Company’s Operating Subsidiary for their services rendered in the professional capacity as the Operating Subsidiary’s senior management. The Operating Subsidiary has entered standard employment agreements with Mr. Lam and Mr. Chan on October 13, 2017, regarding compensation, confidentiality, annual leave and holidays, code of conduct, compliance, non-competition, non-solicitation, and termination. Mr. Lam and Mr. Chan will continue to receive cash compensation, in the form of salary, performance-based bonus, and pension from the Operating Subsidiary.

The following table sets forth certain information with respect to compensation for the years ended June 30, 2023 and 2022, earned by or paid to our directors and executive officers.

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Deferred Compensation Earnings (US$)	Pension (MPF) (US$)	Total (US$)(1)
On Tai, LAM	2023	$12,249	$—	$—	$—	$—	$—	$612	$12,861
Director, Chief Executive Officer, and the Chairman of the Board	2022	$138,631	$—	$—	$—	$—	$—	$1,551	$140,182
Chi Fung Leo, CHAN	2023	$12,249	$—	$—	$—	$—	$—	$612	$12,861
Director, Chief Financial Officer	2022	$138,631	$—	$—	$—	$—	$—	$1,550	$140,181

____________

(1)      The compensation represents compensation received, in aggregate, from the Company and its Operating Subsidiary.

As the appointments of our independent directors will only become effective upon the effectiveness of the registration statement of which this prospectus forma a part, for the fiscal year ended June 30, 2023 and 2022, we did not have any non-executive directors and therefore have not paid any compensation to any non-executive directors.

Except our contribution to the MPF, we have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers. We do not have any equity incentive plan in place as of the date of this prospectus.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of June 30, 2023 and 2022, we had no outstanding equity awards.

RELATED PARTY TRANSACTIONS

In the ordinary course of business, from time to time, we carry out transactions and enter into arrangements with related parties. Our policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred. The following is a description of material transactions, or series of related material transactions, to which we were or will be a party and in which the other parties included or will include our directors, director nominees, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing persons.

Employment Agreements

See “Management — Employment Agreements” on page 124.

Other Transactions with Related Parties

Fund advance to related parties:

	Relationship with the Group	As of June 30,
		2023	2022
		US$	US$
Mr. On Tai, LAM	Director	—	344,729
Mr. Chi Fung Leo, CHAN	Director	—	344,728
Total		—	689,457

The balances represented the funds advanced to Mr. Lam and Mr. Chan, the Directors of the Company, in the form of personal loan, solely for the Mr. Lam and Mr. Chan’s personal investment purpose.

In 2019, Red Solar, our Operating Subsidiary, advanced funds of:

(a)     HK$2,000,000 (approximately US$254,868) to Mr. On Tai, LAM. This loan was interest-free, unsecured and repayable on demand.

(b)    HK$2,000,000 (approximately US$254,868) to Mr. Chi Fung Leo, CHAN. This loan was interest-free, unsecured and repayable on demand.

Mr. Lam and Mr. Chan fully repaid these personal loans on December 31, 2019.

Subsequently, in 2020, Red Solar, our Operating Subsidiary, further advanced funds of:

(a)     HK$2,000,000 (approximately US$254,868) to Mr. On Tai, LAM. This loan was interest-free, unsecured and repayable on demand.

(b)    HK$2,000,000 (approximately US$254,868) to Mr. Chi Fung Leo, CHAN. This loan was interest-free, unsecured and repayable on demand.

(c)     HK$1,000,000 (approximately US$127,434) to Mr. On Tai, LAM. This loan was interest-free, unsecured and repayable on demand.

(d)    HK$1,000,000 (approximately US$127,434) to Mr. Chi Fung Leo, CHAN. This loan was interest-free, unsecured and repayable on demand.

(e)     HK$500,000 (approximately US$63,717) to Mr. On Tai, LAM. This loan was interest-free, unsecured and repayable on demand.

(f)     HK$500,000 (approximately US$63,717) to Mr. Chi Fung Leo, CHAN. This loan was interest-free, unsecured and repayable on demand.

In June 2020 and February 2021, Mr. Lam and Mr. Chan made several loan repayments to Red Solar. As of June 30, 2022, the total outstanding amount of these personal loans due from Mr. Lam and Mr. Chan was approximately US$689,457 in total. As of the date of the prospectus, the amounts due from directors were fully repaid and settled, of which approximately US$203,827 was offset by the dividend declared on July 29, 2022 and the remaining had been subsequently settled by cash.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our Class A Ordinary Shares and Class B Ordinary Shares as of the date of this prospectus by:

•        Each person who is known by us to beneficially own more than 5% our outstanding Class A Ordinary Shares and Class B Ordinary Shares;

•        Each of our director, director nominees and named executive officers; and

•        All directors and named executive officers as a group.

The number and percentage of Class A Ordinary Shares and Class B Ordinary Shares beneficially owned before the Offering are based on 4,250,000 Class A Ordinary Shares and 1,250,000 Class B Ordinary Shares issued and outstanding as of the date of this prospectus. Holders of Class A Ordinary Shares will be entitled to one (1) vote per share. Holders of Class B Ordinary Shares will be entitled to fifteen (15) votes per share. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of either Class A Ordinary Shares or Class B Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Class A Ordinary Shares and Class B Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Class A Ordinary Shares and Class B Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to the following table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Class A Ordinary Shares and Class B Ordinary Shares shown as beneficially owned by them.

	Class A Ordinary Shares Beneficially Owned Prior to this Offering		Class B Ordinary Shares Beneficially Owned Prior to this Offering		Class A Ordinary Shares Beneficially Owned After this Offering(2)(3)		Class B Ordinary Shares Beneficially Owned After this Offering		Voting Power After this Offering(2)(3)
Name of Beneficial Owner	Number	%	Number	%	Number	%	Number	%	%
Directors, Director Nominees and Named Executive Officers:
Mr. On Tai, LAM(1)	4,250,000	100%	1,250,000	100%	2,250,000	36%	1,250,000	100%	84%
Mr. Chi Fung Leo, CHAN(1)	4,250,000	100%	1,250,000	100%	2,250,000	36%	1,250,000	100%	84%
Mr. Yun Pun, WONG	—	—	—	—	—	—	—	—
Ms. Jenny, CHEN	—	—	—	—	—	—	—	—
Mr. Kwok On, NG	—	—	—	—	—	—	—	—
Directors and executive officers as a group	4,250,000	100%	1,250,000	100%	2,250,000	36%	1,250,000	100%	84%

5% or Greater Shareholders:
Victory Amaze Limited(1)(4)	4,250,000	100%	1,250,000	100%	2,250,000	36%	1,250,000	100%	84%

____________

(1)      Victory Amaze Limited is a BVI Business Company incorporated under the laws of the British Virgin Islands, which is 50% owned by Mr. On Tai, LAM and 50% owned by Mr. Chi Fung Leo, CHAN. Mr. Lam and Mr. Chan, as a group, may be deemed the beneficial owners of the shares held by Victory Amaze Limited, and Mr. Lam and Mr. Chan jointly hold the voting and dispositive power over the Class A Ordinary Shares and Class B Ordinary Shares held by Victory Amaze Limited. The registered address of Victory Amaze is at Corporate Registrations Limited, Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

(2)      Percentage total voting power represents voting power with respect to all shares of our Class A Ordinary Shares and Class B Ordinary Shares, as a single class. Each holder of Class B Ordinary Shares shall be entitled to fifteen (15) votes per Class B Ordinary Share and each holder of Class A Ordinary Shares shall be entitled to one (1) vote per Class A Ordinary Share on all matters submitted to our shareholders for a vote. The Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. The Class B Ordinary Share is convertible at any time by the holder into shares of Class A Ordinary Share on a share-for-share basis.

(3)      The Selling Shareholder is under no obligation to sell any shares pursuant to the Resale Prospectus, however, for the purpose of calculating the Class A Ordinary Shares beneficially owned by them and the voting power, we assume that the Selling Shareholder will sell all of the Class A Ordinary Shares offered for sale pursuant to the Resale Prospectus.

(4)      Victory Amaze Limited also the Selling Shareholder as set forth in the Resale Prospectus and is selling its Class A Ordinary Shares pursuant to the Resale Prospectus.

DESCRIPTION OF SHARE CAPITAL

We were incorporated as a BVI business company under the laws of the British Virgin Islands on May 27, 2022. Our affairs are governed by our Amended and Restated Memorandum and Articles (as amended and restated from time to time), under the BVI Act and the common law of the BVI.

As of the date hereof, our authorized share capital is US$50,000 divided into (i) 400,000,000 Class A Ordinary Shares of par value US$0.0001 each; and (ii) 100,000,000 Class B Ordinary Shares of par value US$0.0001 each.

As of the date hereof and prior to completion of this Offering, there are 4,250,000 Class A Ordinary Shares and 1,250,000 Class B Ordinary Shares issued and outstanding. At the completion of this Offering, there will be 6,250,000 Class A Ordinary Shares and 1,250,000 Class B Ordinary Shares issued and outstanding.

Ordinary Shares

General

All of our issued shares are fully paid and non-assessable. Shares are issued in registered form. There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Under the BVI Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the Company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the Company to pay all costs of the application and any damages the applicant may have sustained.

Listing

We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “VITT.” We cannot guarantee that we will be successful in listing on Nasdaq; however, we will not complete this Offering unless we receive conditional approval letter.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598.

Dividends/Distribution

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors, subject to the BVI Act and our Amended and Restated Memorandum and Articles of Association.

Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with the Amended and Restated Memorandum and Articles. Holders of our Class A Ordinary Shares and our Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by our shareholders at any general meeting of our company. Each Class A Ordinary Share shall be entitled to one (1) vote, and each Class B Ordinary Share shall be entitled to fifteen (15) votes, on all matters subject to a vote at general meetings of our company. At any meeting a resolution put to the vote of the meeting shall be decided on a show of hands by the holders of a majority of in excess of fifty percent of the votes of those members entitled to vote and voting on the resolution, unless a poll is demanded. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have the corresponding vote(s) for the shares that such shareholder holds.

Conversion

Each Class B Ordinary Share shall be converted at the option of the holder, at any time after issue and without the payment of any additional sum, into such Conversion Number (as defined in the Amended and Restated Memorandum and Articles) of fully paid Class A Ordinary Shares calculated at the Conversion Rate (as defined in the Amended and Restated Memorandum and Articles). Such conversion shall take effect on the Conversion Date (as defined in the Amended and Restated Memorandum and Articles). A Conversion Notice (as defined in the Amended and Restated Memorandum and Articles) shall not be effective if it is not accompanied by the share certificates in respect of the relevant Class B Ordinary Shares and/or such other evidence (if any) as the directors may reasonably require to prove the title of the person exercising such right (or, if such certificates have been lost or destroyed, such evidence of title and such indemnity as the directors may reasonably require). On the Conversion Date, every Class B Ordinary Share converted shall automatically be re-designated and re-classified as the applicable Conversion Number of Class A Ordinary Shares with such rights and restrictions attached thereto and shall rank pari passu in all respects with the Class A Ordinary Shares then in issue and the Company shall enter or procure the entry of the name of the relevant holder of converted Class B Ordinary Shares as the holder of the corresponding number of Class A Ordinary Shares resulting from the conversion of the Class B Ordinary Shares in, and make any other necessary and consequential changes to, the register of members and shall procure that, if required, certificates in respect of the relevant Class A Ordinary Shares, together with a new certificate for any unconverted Class B Ordinary Shares comprised in the certificate(s) surrendered by the holder of the Class B Ordinary Shares, are issued to the holders thereof.

Transfer of ordinary shares

Subject to the restrictions contained in our Amended and Restated Memorandum and Articles of Association, any of our shareholders may transfer all or any of his or her ordinary shares by a written instrument of transfer.

Liquidation

As permitted by the BVI Act and our Amended and Restated Memorandum and Articles of Association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors or resolution of shareholders provided the shareholders have approved, by resolution of shareholders, a liquidation plan approved by the directors, if our assets equal or exceed our liabilities and we are able to pay our debts as they fall due. We may also be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Calls on ordinary shares and Forfeiture of ordinary shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of ordinary shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Amended and Restated Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed.

General Meetings of Shareholders

Under our Amended and Restated Memorandum and Articles of Association, a copy of the notice of any meeting of shareholders shall be given not less than 7 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors shall convene a meeting of shareholders upon the written request of shareholders holding at least 30% of the voting rights in respect of the matter for which the meeting is requested. In addition, a meeting of shareholders may be called on short notice if at least 90% of the total voting rights on all the matters to be considered at the meeting or at least 90% of the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy entitled to exercise at least 50 percent of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining shares entitled to vote thereon the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within half an hour of the start time of the meeting, the meeting shall be dissolved or, at the discretion of the chairman, shall adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the chairman may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the members present shall be a quorum. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. The directors may, at any time prior to the time appointed for the meeting of members to commence, appoint any person to act as chairman of the meeting of the shareholders or, if the directors do not make any such appointment, the chair of our board of directors shall be the chair. If the chair of our board is not present, or is unwilling to act, the directors present shall elect one of their number to be the Chair.

A corporation that is a shareholder shall be deemed for the purpose of our Amended and Restated Memorandum and Articles of Association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Inspection of Books and Records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the Company’s certificate of incorporation, its Memorandum and Articles of Association (with any amendments), register of current directors and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the Company has elected to file such a register.

Under the BVI Act, a member of the Company is also entitled, upon giving written notice to us, to inspect (i) our Amended and Restated Memorandum and Articles of Association, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a member to inspect any document, or part of a document specified in (ii) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. See “Where You Can Find Additional Information.” Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Changes in Capital

We may from time to time by resolution of our board of directors or resolution of our shareholders, subject to our Amended and Restated Memorandum and Articles of Association:

•        amend our Memorandum and Articles of Association to increase or decrease the maximum number of shares we are authorized to issue; split our authorized and issued shares into a larger number of shares;

•        combine our authorized and issued shares into a smaller number of shares; and

•        create new classes of shares with preferences to be determined by resolution of the board of directors to amend the Memorandum and Articles of Association to create new classes of shares with such preferences at the time of authorization.

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Part IX of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies (the “surviving company”) and a consolidation means the uniting of two or more constituent companies into a new company (the “consolidated company”). The procedure for a merger or consolidation between the Company and another company (which need not be a BVI company, and which may be the Company’s parent or subsidiary, but need not be) is set out in the BVI Act. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders voting at a quorate meeting of shareholders or by written resolution of the shareholders of the BVI company or BVI companies which are to merge. While a director may vote on the plan of merger or consolidation, or any other matter, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the Company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company. A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the Company and (ii) the transaction is in the ordinary course of the Company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the Company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the Company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, if required, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands. The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

As soon as a merger becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar of Corporate Affairs shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation. If the directors determine it to be in the best interests of the Company, it is also possible for a merger to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the BVI Act.

A shareholder may dissent from (a) a merger if the Company is a constituent company, unless the Company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the Company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the Company if not made in the usual or regular course of the business carried on by the Company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10 per cent, or fewer of the issued shares of the Company required by the holders of 90%, or more of the shares of the Company pursuant to the terms of the BVI Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court (each, an Action). A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from an Action must object in writing to the Action before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the Company must give notice of this fact to each shareholder within 20 days who gave written objection. Such objection shall include a statement that the members proposes to demand payment for his or her shares if the Action is taken. These shareholders then have 20 days to give to the Company their written election in the form specified by the BVI Act to dissent from the Action, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the Company shall make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the Company determines to be the fair value of the shares. The Company and the shareholder then have 30 days to agree upon the price. If the Company and a shareholder fail to agree on the price within the 30 days, then the Company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below.

Prejudiced members

A shareholder who considers that the affairs of the Company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the Company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the British Virgin Islands Court regulate the future conduct of the Company, or that any decision of the Company which contravenes the BVI Act or our Amended and Restated Memorandum and Articles of Association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the Company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The BVI Court may only grant permission to bring a derivative action where the Court is satisfied that:

•        the Company does not intend to bring, diligently continue or defend or discontinue proceedings; and

•        it is in the interests of the Company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

•        whether the shareholder is acting in good faith;

•        whether a derivative action is in the Company’s best interests, taking into account the directors’ views on commercial matters;

•        whether the action is likely to proceed;

•        the costs of the proceedings in relation to the relief likely to be obtained; and

•        whether an alternative remedy is available.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition the BVI Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended) for the appointment of a liquidator to liquidate the Company and the court may appoint a liquidator for the Company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the Company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

Our Amended and Restated Memorandum and Articles of Association provide that, subject to the provisions of the BVI Act, every director and officer of the Company, together with every former director and former officer of the Company (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability that they may incur by reason of their own actual fraud or wilful default. No Indemnified Person shall be liable to the Company for any lessor damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud or wilful default unless or until a court of competent jurisdiction shall have made a finding to that effect.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute including, among other things, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the Company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the Company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the Company acts in a manner which contravenes the BVI Act or our Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time.

Pursuant to the BVI Act and our Amended and Restated Memorandum and Articles of Association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)     vote on a matter relating to the transaction;

(b)    attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)     sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

In certain limited circumstances, a shareholder has the right to seek various remedies against the Company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the Company, the British Virgin Islands Court may, on application of a shareholder or director of the Company, make an order directing the Company or director to comply with, or restraining the Company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the Company have been, are being or likely to be, conducted in a manner that is, or any acts of the Company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the Company or any other person to pay compensation to the shareholders.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the Company at a meeting may also be taken by a resolution of members consented to in writing.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our Amended and Restated Memorandum and Articles of Association allow our shareholders holding 30% or more of the votes of the outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under BVI law to hold shareholders’ annual general meetings, but our Amended and Restated Memorandum and Articles of Association do

permit the directors to call meetings of the members of the Company at such times and in such manner and places as the directors consider necessary or desirable. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. The BVI Act and our Amended Memorandum and Articles of Association do not provide for cumulative voting.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles, directors can be removed from office, with or without cause, by a resolution of shareholders passed at a meeting of the shareholders by a majority of the votes validly cast by shareholders holding shares entitled to vote on a poll or by a written resolution by shareholders representing a majority of the votes of shares entitled to vote on the resolution in accordance with the Amended and Restated Memorandum and Articles. Directors can also be removed by a resolution of directors passed at a duly constituted meeting of directors or a resolution of director consented to in writing in accordance with the Amended and Restated Memorandum and Articles.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute and our Amended and Restated Memorandum and Articles of Association do not provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our Amended and Restated Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of directors or a resolution of the shareholders, provided that the directors have made a declaration of solvency that the Company is and will continue to be able to discharge its debts, pay or provide for its debts as they fall due and that the value of the Company’s assets equals or exceed its liabilities, and the shareholders have approved, by resolutions of shareholders, a liquidation plan approved by the directors.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our Amended and Restated Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the completion of the Offering, we will have 6,250,000 Class A Ordinary Shares and 1,250,000 Class B Ordinary Shares issued and outstanding, assuming no exercise of the underwriters’ over-allotment option to purchase additional Class A Ordinary Shares. Of that amount, 4,000,000 Class A Ordinary Shares will be publicly held by investors participating in this Offering, and 2,250,000 Class A ordinary shares and 1,250,000 Class B ordinary shares will be held by our existing shareholder, who may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person who directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with the issuer.

All of the Class A Ordinary Shares sold in the Offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The ordinary share held by existing shareholders are, and any ordinary share issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Before this Offering, there has not been a public market for our ordinary shares, and while we will list our ordinary shares on Nasdaq, we cannot assure you that a significant public market for the ordinary shares will develop or be sustained after this offering. Future sales of substantial amounts of our ordinary shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our ordinary shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our ordinary share, including ordinary share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our ordinary share and our ability to raise equity capital in the future.

Rule 144

All of our ordinary share outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•        1% of the number of ordinary share then outstanding, in the form of ordinary share or otherwise, which will equal approximately shares immediately after this offering; or

•        the average weekly trading volume of the ordinary share on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such ordinary shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulations

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-up Agreements

We have agreed, subject to certain exceptions, not to, for a period of at least 365 days from the closing of this offering, offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities without the Underwriter’s prior written consent. Each of us and any of our successors will also agree, for a period of 365 day from the closing, that each will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock, or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (a), (b) or (c) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise.

Furthermore, each of our directors, executive officers and shareholders, except for the Selling Shareholder with respect to their Class A Ordinary Shares sold in this Offering only and Class B Ordinary Shares, have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Class A Ordinary Shares or such other securities for a period of 180 days after the closing of the Offering, without the prior written consent of the representative. See “Underwriting.”

TAXATION

The following summary of material British Virgin Islands, Hong Kong, and United States federal income tax consequences of an investment in our Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A Ordinary Shares, such as the tax consequences under state, local, and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Class A Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of shares and you are, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SHARES.

United States Federal Income Tax Considerations

The following discussion is a summary of United States federal income tax considerations relating to the ownership and disposition of our Class A Ordinary Shares by a U.S. holder (as defined below) that holds our Class A Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations and may be changed, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (for example, banks or other financial institutions, insurance companies, broker-dealers, pension plans, cooperatives, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), holders who are not U.S. holders, holders who own (directly, indirectly, or constructively) 10% or more of our voting shares, holders who will hold their Class A Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or investors that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States, alternative minimum tax, state, or local tax considerations, or the Medicare tax on net investment income. Each U.S. holder is urged to consult its tax advisors regarding the United States federal, state, local, and non-United States income and other tax considerations with respect to the ownership and disposition of our Class A Ordinary Shares.

General

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our Class A Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under applicable United States Treasury regulations.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Class A Ordinary Shares.

Passive Foreign Investment Company Considerations

A non-United States corporation, such as our company, will be a “passive foreign investment company,” or “PFIC,” for United States federal income tax purposes, if, in any particular taxable year, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the average quarterly value of its assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

The discussion below under “Dividends” and “Sale or Other Disposition of Class A Ordinary Shares” is written on the basis that we will not be or become a PFIC for United States federal income tax purposes. The United States federal income tax rules that apply if we are a PFIC for the current taxable year or any subsequent taxable year are generally discussed below under “Passive Foreign Investment Company Rules.”

Dividends

Subject to the PFIC rules discussed below, any cash distributions (including the amount of any tax withheld) paid on our Class A Ordinary Shares out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. holder as dividend income on the day actually or constructively received by the U.S. holder. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution paid will generally be reported as a “dividend” for United States federal income tax purposes. A non-corporate recipient of dividend income will generally be subject to tax on dividend income from a “qualified foreign corporation” at a reduced United States federal tax rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met.

A non-United States corporation (other than a corporation that is a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (b) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the United States. In the event we are deemed to be a resident enterprise under the PRC Enterprise Income Tax Law, we may be eligible for the benefits of the United States-PRC income tax treaty (which the U.S. Treasury Department has determined is satisfactory for this purpose) and in that case we would be treated as a qualified foreign corporation with respect to dividends paid on our Class A Ordinary Shares. Each non-corporate U.S. holder is advised to consult its tax advisors regarding the availability of the reduced tax rate applicable to qualified dividend income for any dividends we pay with respect to our Class A Ordinary Shares. Dividends received on the Class A Ordinary Shares will not be eligible for the dividends received deduction allowed to corporations.

Dividends will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. In the event that we are deemed to be a PRC “resident enterprise” under the Enterprise Income Tax Law, a U.S. holder may be subject to PRC withholding taxes on dividends paid on our Class A Ordinary Shares. In that case, a U.S. holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on Class A Ordinary Shares. A U.S. holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition of Class A Ordinary Shares

Subject to the Passive Foreign Investment Company (PFIC) rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Class A Ordinary Shares. The gain or loss will be treated as a capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A Ordinary Shares for more than one year, you will be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company Rules

Based on our current and anticipated operations and the composition of our assets, we were not PFIC for U.S. federal income tax purposes. Depending on the amount of cash we raise in this Offering, together with any other assets held for the production of passive income, it is possible that, for our taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse US federal income tax consequences for US taxpayers who are shareholders. We will make this determination following the end of any particular tax year. PFIC status is a factual determination for each taxable year which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code (“IRC”), for any taxable year if either:

•        at least 75% of its gross income is passive income; or

•        at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

We will be treated as owning our proportionate share of the assets and earning our proportionate share of income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this Offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Class A Ordinary Shares and the amount of cash we raise in this Offering. Accordingly, fluctuations in the market price of the Class A Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this Offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A Ordinary Shares from time to time and the amount of cash we raise in this Offering) that may not be within our control. If we are a PFIC for any year during which you hold Class A Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A Ordinary Shares. If we cease to be a

PFIC and you did not previously make a timely “mark-to-market” election as described below, you will continue to be treated as a PFIC, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Class A Ordinary Shares.

If we are a PFIC for any taxable year during which you hold Class A Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over your holding period for the Class A Ordinary Shares;

•        the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income,

•        the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year, and

•        An additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Ordinary Shares cannot be treated as capital, even if you hold the Class A Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the Class A Ordinary Shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of your taxable year over your adjusted basis in such Class A Ordinary Shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the Class A Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Class A Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the NASDAQ Capital Market. If the Class A Ordinary Shares are regularly traded on the NASDAQ Capital Market and if you are a holder of Class A Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Class A Ordinary Shares in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 regarding distributions received on the Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A Ordinary Shares, then such Class A Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Class A Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Class A Ordinary Shares when inherited from a decedent that was previously a holder of our Class A Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Class A Ordinary Shares, or a mark-to-market election and ownership of those Class A Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the IRC Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Class A Ordinary Shares from a U.S. Holder to not get a step-up in basis under IRC Section 1014 and instead will receive a carryover basis in those Class A Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A Ordinary Shares and the elections discussed above.

Information Reporting

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A Ordinary Shares. Failure to report the information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file Form 8938.

Hong Kong Taxation

The taxation of income and capital gains of holders of Class A Ordinary Shares is subject to the laws and practices of Hong Kong and of jurisdictions in which holders of Class A Ordinary Shares are resident or otherwise subject to tax. The following summary of certain relevant taxation provisions under Hong Kong law is based on current law and practice, is subject to changes therein and does not constitute legal or tax advice. The discussion does not deal with all possible tax consequences relating to an investment in the Class A Ordinary Shares. Accordingly, each prospective investor (particularly those subject to special tax rules, such as banks, dealers, insurance companies, tax-exempt entities and holders of 10% or more of our voting capital stock) should consult its own tax advisor regarding the tax consequences of an investment in the Class A Ordinary Shares. The discussion is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. There is no reciprocal tax treaty in effect between Hong Kong and the United States.

Tax on Dividends

Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in respect of dividends paid by us as a company incorporated in British Virgin Islands.

Profits Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of property (such as the Class A Ordinary Shares). Trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profits tax. According to the Inland Revenue (Amendment) (No. 3) Ordinance 2018, the two-tiered profits tax rates regime is introduced with effect from the year of assessment 2018/19. The profits tax rate for the first HKD2 million of assessable profits will be lowered to 8.25% for corporations and 7.5% for unincorporated businesses. Assessable profits above HKD2 million will continue to be subject to the rate of 16.5% for corporations and standard rate of 15% for unincorporated businesses. Liability for Hong Kong profits tax may thus arise in respect of trading gains from sales of Class A Ordinary Shares realized by persons carrying on a business or trading or dealing in securities in Hong Kong.

Stamp Duty

Hong Kong stamp duty, currently charged at the rate of 0.13% of the amount of the consideration or of its value on every sold note and every bought note for sale or purchase of any Hong Kong stock (i.e., a total of HKD 2.6 (US$0.3) per HKD 1,000.0 (US$128.2)). In addition, a fixed duty of HKD 5.0 (US$0.6) is currently payable on any instrument of transfer of any Hong Kong stock. If one of the parties to the sale is a non-Hong Kong resident and does not pay the required stamp duty, the duty not paid will be assessed on the instrument of transfer (if any) and the transferee will be liable for payment of such duty. No Hong Kong stamp duty is payable upon the transfer of Class A Ordinary Shares outside Hong Kong.

Estate Duty

The Revenue (Abolition of Estate Duty) Ordinance 2005 came into effect on February 11, 2006 in Hong Kong. No Hong Kong estate duty is payable and no estate duty clearance papers are needed for an application for a grant of representation in respect of holders of Class A Ordinary Shares whose death occurs on or after February 11, 2006.

British Virgin Islands Taxation

The Company and all distributions, interest and other amounts paid by the Company to persons who are not tax residents in the British Virgin Islands are exempt from the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not tax resident in the British Virgin Islands with respect to any shares, debt obligations, or other securities of the Company.

All instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from the payment of stamp duty in the British Virgin Islands, provided that they do not relate to real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to the Company or its shareholders.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to the Company or its shareholders.

There is no income tax treaty or convention currently in effect between the United States and the British Virgin Islands or between Hong Kong and the British Virgin Islands.

British Virgin Islands Economic Substance Legislation

The British Virgin Islands, together with several other non-European Union jurisdictions, has introduced legislation aimed at addressing concerns raised by the Council of the European Union (the “EU”) as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act, 2018 (the “ES Act”) came into force in the British Virgin Islands introducing certain economic substance requirements for in-scope British Virgin Islands entities which are engaged in certain “relevant activities”, which in the case of companies incorporated before January 1, 2019, will apply in respect of financial years commencing June 30, 2019 onwards. On March 12, 2019, the EU, as part of this ongoing initiative, announced the results of its assessment of the 2018 implementation efforts by various countries under its review. The British Virgin Islands was not on the announced list of non-cooperative jurisdictions, but was referenced in the report (along with 33 other jurisdictions) as being among countries requiring adjustments to their legislation to meet EU concerns by December 31, 2019 to avoid being moved to the list of non-cooperative jurisdictions.

Based on the ES Act currently, the Company may remain out of scope of the legislation or else be subject to more limited substance requirements. Although it is presently anticipated that the ES Act will have little material impact on the Company or its operations, as the legislation is relatively new and remains subject to further clarification and interpretation, it is not currently possible to ascertain the precise impact of these legislative changes on the Company.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands to take advantage of certain benefits associated with being a British Virgin Islands business company, such as:

•        political and economic stability;

•        an effective judicial system;

•        a favorable tax system;

•        the absence of exchange controls or currency restrictions; and

•        the availability of professional and support services.

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include, but are not limited to:

•        the British Virgin Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

•        British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Our Amended and Restated Memorandum and Articles of Association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our assets are located in Hong Kong. In addition, all our directors and officers are nationals or residents of Hong Kong and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Ogier, our British Virgin Islands counsel, and ONC Lawyers, our Hong Kong counsel, have advised us that there is uncertainty as to whether the courts of the BVI or Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Ogier that the United States and the BVI do not have a treating providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws would not be enforceable in the BVI. We have also been advised by Ogier that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation. Furthermore, it is uncertain that BVI courts would: (i) recognize or enforce judgments of U.S. courts obtained in actions against us or our directors or officers predicated upon the civil liability provisions of the U.S. federal securities laws; or (ii) entertain original actions brought against us or other persons predicated upon the Securities Act.

ONC Lawyers has further advised us that foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States could be enforceable in Hong Kong.

UNDERWRITING

We will enter into an underwriting agreement with Joseph Stone Capital, LLC, to act as the representative (the “Representative”) of the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters named below have agreed to purchase, and we have agreed to sell to them, the number of our Class A Ordinary Shares at the initial public offering price, less the underwriting discounts, as set forth on the cover page of this prospectus and as indicated below:

Underwriter	Number of Class A Ordinary Shares
Joseph Stone Capital, LLC	2,000,000

The underwriters are obligated to take and pay for all of the Class A Ordinary Shares offered by this prospectus if any such shares are taken.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Underwriting Commissions and Discounts and Expenses

The following table shows the per unit and total underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional securities.

		Total
	Per Share(1)	Without Over-Allotment	With Over-Allotment
Public offering price	4	8,000,000	9,200,000
Underwriting discounts and commissions (7%)(1)	0.28	560,000	644,000
Proceeds, before expenses, to us	3.72	7,440,000	8,556,000

____________

(1)      We and the underwriters have agreed to a commission rate of 7%.

We have agreed to pay a non-accountable expense allowance to the underwriters of 1.5% of the gross proceeds of the Offering received by us from the sale of our Class A Ordinary Shares, including proceeds from the sale of over-allotment shares. In addition, we have agreed to pay up to $170,000 for accountable expenses incurred by the underwriters in connection with the Offering including reasonable, out-of-pocket expenses (including, but not limited to, travel, communication, due diligence, third party and legal counsel expenses), as provided in the underwriting agreement, to the underwriters. We paid an advanced expense deposit of $40,000 to the Representative for its anticipated out-of-pocket expenses. Any expense deposits will be returned to us to the extent the underwriters’ out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We shall also be responsible for all expenses relating to the Offering, including, without limitation, (a) all filing fees and communication and printing expenses relating to the registration of the shares to be sold in the Offering with the SEC and the filing of the offering materials with the Financial Industry Regulatory Authority, Inc., or FINRA; (b) costs of preparing, printing and delivering exhibits to the registration statement; (c) fees of our counsel and accountants, including fees associated with “blue sky” filings; (d) fees for due diligence purposes; and (e) reasonable costs for road show meetings.

Over-Allotment Option

We have granted to the underwriters an option, exercisable not later than 45 days after the date of this prospectus, to purchase up to 300,000 additional Class A Ordinary Shares at a price per share equal to the initial public offering price, less the underwriting discount. The underwriters may exercise the option solely to cover over-allotments, if any, made in connection with this Offering. If any additional Class A Ordinary Shares are purchased pursuant to the over-allotment option, the underwriters will offer these Class A Ordinary Shares on the same terms as those on which the other securities are being offered hereby.

Advisory Fees

We have agreed to pay $110,000 to the Representative as advisory fee. $30,000 advisory fee was paid upon execution of our engagement letter with the Representative. The advances made in connection with such fee comply with FINRA Rule 5110(g)(4)(B). $20,000 will be paid upon initial public filing of the registration statement and $60,000 will be paid upon the closing of the offering.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the underwriters may be required to make for these liabilities.

Escrow Account

We have agreed to maintain an escrow account with the financial institution as designated by the parties, and will deposit an amount of US$300,000 from the offering proceeds to provide source of funding for a period of 18 months from the closing of this offering for certain indemnification obligations to the underwriter and other indemnified persons as described in the registration statement and the Underwriting Agreement.

Lock-Up Agreements

We have agreed, subject to certain exceptions, not to, for a period of at least 365 days from the closing of this offering, offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities without the Underwriter’s prior written consent. Each of us and any of our successors will also agree, for a period of 365 day from the closing, that each will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock, or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (a), (b) or (c) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise.

Furthermore, each of our directors, executive officers and existing shareholders, except for the Selling Shareholder with respect to its Class A Ordinary Shares being offered in the Resale Prospectus only, have agreed, subject to some exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our Class A Ordinary Shares and Class B Ordinary Shares, or any securities convertible into or exchangeable or exercisable for our Class A Ordinary Shares, for a period of 180 days after the completion of the Offering.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this Offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Class A Ordinary Shares to selling group members for sale to their online brokerage account holders. The Class A Ordinary Shares to be sold pursuant to Internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with this Offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A Ordinary Shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares. The underwriters may also sell shares in excess of the option to purchase additional shares, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the Offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our Class A Ordinary Shares in this Offering because the underwriter repurchases those shares in stabilizing or short covering transactions.

The underwriters may bid for, and purchase, our Class A Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Class A Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the NASDAQ Capital Market, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this Offering, the underwriters may engage in passive market making transactions in our Class A Ordinary Shares on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us, the Selling Shareholder, or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia.    This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)     you confirm and warrant that you are either:

(i)     “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia, or the Corporations Act;

(ii)    “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)   person associated with the company under section 708(12) of the Corporations Act; or

(iv)   “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act;

and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance; and

(b)    you warrant and agree that you will not offer any of the Class A Ordinary Shares issued to you pursuant to this document for resale in Australia within 12 months of those Class A Ordinary Shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada.    The Class A Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted customers, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A Ordinary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this Offering.

Cayman Islands.    This prospectus does not constitute an invitation or offer to the public in the Cayman Islands of the Class A Ordinary Shares, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any Class A Ordinary Shares in the Cayman Islands.

European Economic Area.    In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State unless the prospectus has been approved by the competent authority in such Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•        to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•        to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•        by the underwriters to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

•        in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of shares shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for us or the underwriters to produce a prospectus for such offer. Neither we nor the underwriters has authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and the underwriters that:

•        it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

•        in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Hong Kong.    The Class A Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class A Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class A Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Malaysia.    The shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Japan.    The Class A Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and Class A Ordinary Shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

PRC.    This prospectus has not been and will not be circulated or distributed in the PRC, and Class A Ordinary Shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

Singapore.    This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Class A Ordinary Shares may not be circulated or distributed, nor may our Class A Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our Class A Ordinary Shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A Ordinary Shares under Section 275 of the SFA, except: (i) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is or will be given for the transfer; or (iii) where the transfer is by operation of law.

Taiwan.    The Class A Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing, or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Class A Ordinary Shares in Taiwan.

United Kingdom.    An offer of the Class A Ordinary Shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the shares must be complied with in, from or otherwise involving the United Kingdom.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and non-accountable expense allowance, that we expect to incur in connection with this Offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$2,204
The Nasdaq Capital Market Listing Fee	50,000
FINRA Filing Fee	3,500
Legal Fees and Expenses	381,602
Accounting Fees and Expenses	390,000
Transfer Agent and Registrar Expenses	29,013
Printing and Engraving Expenses	24,000
Miscellaneous Expenses	330,549
Total Expenses	$1,210,868

These expenses will be borne by us. Underwriting discounts and non-accountable expense allowance will be borne by us in proportion to the numbers of Class A Ordinary Shares sold in this Offering.

LEGAL MATTERS

The validity of the Class A Ordinary Shares offered hereby and certain legal matters as to BVI Islands law will be passed upon for us by Ogier, our counsel as to BVI law. Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. Certain legal matters as to Hong Kong law will be passed upon for us by ONC Lawyers. Certain legal matters as to PRC law will be passed upon for us by China Commercial Law Firm. Ortoli Rosenstadt LLP may rely upon ONC Lawyers and China Commercial Law Firm with respect to matters governed by Hong Kong law and PRC law, respectively. VCL Law LLP is acting as U.S. securities counsel for the underwriter in connection with this Offering.

EXPERTS

The consolidated financial statements as of and for the years ended June 30, 2023 and 2022 as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of WWC, P.C. is 2010 Pioneer Court, San Mateo, CA 94403.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 (including amendments and exhibits to the registration statement) under the Securities Act with respect to the Class A Ordinary Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Class A Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents. We currently do not file periodic reports with the SEC. Upon the closing of our initial public offering, we will be required to file periodic reports and other information with the SEC pursuant to the Exchange Act, as applicable to foreign private issuers. As we are a foreign private issuer, we are exempt from some of the Exchange Act reporting requirements, the rules prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

VITTORIA LIMITED

Schedule I — Parent Only Financial Information as of and for the years ended June 30, 2023 and 2022	F-27

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Vittoria Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Vittoria Limited and its subsidiaries (collectively, the “Company”) as of June 30, 2023 and 2022, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID No.1171

We have served as the Company’s auditor since 2022.

San Mateo, California

October 20, 2023

VITTORIA LIMITED

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2023 AND 2022

	As of June 30,
	2023	2022
	US$	US$
ASSETS
Current assets:
Cash and cash equivalents	852,955	520,711
Accounts receivable, net	10,209	10,195
Deposits, prepayments and other receivables	39,411	35,671
Amounts due from directors	—	689,457
Total current assets	902,575	1,256,034

Non-current assets:
Property and equipment, net	—	4,398
Right-of-use assets	67,101	5,531
Equity method investment	574	573
Deposits	19,360	22,941
Deferred offering costs	289,259	—
Deferred tax assets	—	39,825
Total non-current assets	376,294	73,268
Total assets	1,278,869	1,329,302

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accruals and other payables	215,038	6,965
Amount due to an equity method investee	574	573
Contract liabilities	114,850	76,460
Lease liabilities	63,401	6,403
Tax payable	9,250	3,125
Total current liabilities	403,113	93,526

Non-current liabilities:
Lease liabilities	5,455	—
Total non-current liabilities	5,455	—
Total liabilities	408,568	93,526

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Ordinary shares, US$0.0001 par value, 500,000,000 shares authorized, and 5,500,000 shares issued and outstanding as of June 30, 2023 and 2022, respectively*
Class A ordinary shares, US$0.0001 par value, 400,000,000 shares authorized, and 4,250,000 shares issued and outstanding as of June 30, 2023 and 2022, respectively*	425	425
Class B ordinary shares, US$0.0001 par value, 100,000,000 shares authorized, and 1,250,000 shares issued and outstanding as of June 30, 2023 and 2022, respectively*	125	125
Additional paid-in capital	1,289,888	1,289,888
Accumulated losses	(404,276)	(37,459)
Accumulated other comprehensive loss	(15,861)	(17,203)
Total shareholders’ equity	870,301	1,235,776
Total liabilities and shareholders’ equity	1,278,869	1,329,302

____________

*        Giving retroactive effect to the issuance of ordinary share, the Share Redemption, Share Reclassification and Class B Ordinary Share Allotment and Issue effected which are detailed in Note 11.

The accompanying notes are an integral part of these consolidated financial statements.

VITTORIA LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

	For the years ended June 30,
	2023	2022
	US$	US$
REVENUE
Listing sponsorship and securities related services:
Listing sponsorship services	102,076	237,031
Securities related services	306,229	—
	408,305	237,031
Financial and compliance advisory services:
Financial advisory services	23,605	152,469
Independent financial advisory services	35,727	33,953
Compliance advisory services	210,048	256,029
	269,380	442,451
TOTAL REVENUE	677,685	679,482

OPERATING EXPENSES
Direct project costs	—	25,625
Staff costs and employee benefits	309,291	544,234
Rental and office expenses	97,698	94,913
Legal and professional fees	401,814	2,797
Depreciation charge	4,403	8,826
Others	1,901	177
TOTAL OPERATING EXPENSES	815,107	676,572

(LOSS) INCOME FROM OPERATIONS	(137,422)	2,910

OTHER INCOME
Interest income	8,393	10
Other income	7,145	14,350
TOTAL OTHER INCOME	15,538	14,360

(LOSS) INCOME BEFORE INCOME TAX EXPENSES	(121,884)	17,270
INCOME TAX EXPENSES	(41,106)	(1,434)

NET (LOSS) INCOME	(162,990)	15,836

OTHER COMPREHENSIVE (LOSS) INCOME
Total foreign currency translation adjustment	1,342	(12,856)
TOTAL COMPREHENSIVE (LOSS) INCOME	(161,648)	2,980

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic and diluted*	5,500,000	5,500,000
(LOSS) EARNINGS PER SHARE
Basic and diluted*	(0.03)	0.00

____________

*        Giving retroactive effect to issuance of ordinary share, the Share Redemption, Share Reclassification and Class B Ordinary Share Allotment and Issue effected which are detailed in Note 11.

The accompanying notes are an integral part of these consolidated financial statements.

VITTORIA LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

	Ordinary shares*				Additional paid-in capital	Retained earnings/ (accumulated losses)	Accumulated other comprehensive loss	Total
	Class A – No. of shares	Amount	Class B – No. of shares	Amount
		US$		US$	US$	US$	US$	US$
BALANCE, July 1, 2021	4,250,000	425	1,250,000	125	1,289,888	(53,295)	(4,347)	1,232,796
Net income	—	—	—	—	—	15,836	—	15,836
Foreign currency translation adjustment	—	—	—	—	—	—	(12,856)	(12,856)
BALANCE, June 30, 2022	4,250,000	425	1,250,000	125	1,289,888	(37,459)	(17,203)	1,235,776
Net loss	—	—	—	—	—	(162,990)	—	(162,990)
Dividends declared	—	—	—	—	—	(203,827)	—	(203,827)
Foreign currency translation adjustment	—	—	—	—	—	—	1,342	1,342
BALANCE, June 30, 2023	4,250,000	425	1,250,000	125	1,289,888	(404,276)	(15,861)	870,301

____________

*        Giving retroactive effect to issuance of ordinary share, the Share Redemption, Share Reclassification and Class B Ordinary Share Allotment and Issue effected which are detailed in Note 11.

The accompanying notes are an integral part of these consolidated financial statements.

VITTORIA LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

	For the years ended June 30,
	2023	2022
	US$	US$
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	(162,990)	15,836
Adjustment to reconcile net income to net cash provided by operating activity:
Depreciation	4,403	8,826

Change in operating assets and liabilities
Accounts receivable	—	(4,100)
Deposits, prepayments and other receivables	(78)	18,350
Deferred tax assets	39,875	1,434
Accruals and other payables	208,038	1,261
Contract liabilities	38,279	(226,781)
Operating lease liabilities	881	(3,915)
Tax payable	6,120	(1,283)
Net cash generated from (used in) operating activities	134,528	(190,372)

CASH FLOWS FROM INVESTING ACTIVITY:
Purchase of property and equipment	—	(1,500)
Net cash used in investing activity	—	(1,500)

CASH FLOWS FROM FINANING ACTIVITIES:
Repayment from directors	486,176	—
Deferred offering costs	(289,223)	—
Net cash generated from financing activities	196,953	—

NET CHANGE IN CASH AND CASH EQUIVALENTS	331,481	(191,872)
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR	520,711	719,005
NET FOREIGN EXCHANGE DIFFERENCES	763	(6,422)
CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR	852,955	520,711

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	—	1,283
Cash received from tax refund	6,083	—
Interest received	8,393	10

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	121,114	—
Dividend declared to shareholders by the subsidiary	203,827	—

The accompanying notes are an integral part of these consolidated financial statements.

VITTORIA LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.      ORGANIZATION AND BUSINESS OVERVIEW

Vittoria Limited (“Vittoria” or the “Company”) is a limited liability company incorporated in British Virgin Islands on May 27, 2022. The Company’s registered office in the British Virgin Islands is at Corporate Registrations Limited, Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands and its principal place of business is situated at Unit 402B, 4/F, China Insurance Group Building, No.141 Des Voeux Road Central, Central, Hong Kong.

The Company and its subsidiaries (collectively referred to as the “Group”) provide financial services in Hong Kong which principally engages in the provision of corporate finance advisory services. The service offerings mainly comprise the following:

1.      Listing sponsorship and securities related services:

•        Listing sponsorship services:    The Group acts as sponsors to companies pursuing listing on the Main Board (the “Main Board”) of the Stock Exchange of Hong Kong Limited (the “Stock Exchange”) and GEM (formerly known as Growth Enterprise Market) of the Stock Exchange advising and guiding them throughout the listing process in return for sponsor’s fee.

•        Securities related services:    The Group either acts as (i) underwriters or placing agents by participating in underwriting and placing exercises by acting as an underwriting syndicate member, including an overall coordinator under the “sponsor coupling” requirement for Main Board IPOs who act as the head of a syndicate, or a placing agent in IPOs or other fundraising activities in the Stock Exchange in return for underwriting or placing commissions and/or fees; or (ii) referrers by referring investors to institutional clients for their fundraising needs, in return for referral commissions and/or fees.

2.      Financial and compliance advisory services:    Apart from listing sponsorship services, the Group also provide financial and compliance advisory services including:

•        Independent financial advisory (“IFA”) services:    The Group acts as an independent financial advisor to give opinions or recommendations to the independent board committee and independent shareholders of the listed companies, in return for advisory fee.

•        Financial advisory (“FA”) services:    The Group acts as a financial advisor (a) to clients to advise them on the terms and structures of the proposed transactions, and the relevant implications and compliance matters under the Hong Kong regulatory framework including the Main Board Listing Rules, the GEM Listing Rules and the Takeovers Code; and (b) to clients pursuing listing on other stock exchange.

•        Compliance advisory (“CA”) services:    The Group acts as a compliance advisor to the listed companies on the Main Board or GEM and advise them on post-listing compliance matters in return for compliance advisory fee.

During the years ended June 30, 2023 and 2022, the Company has direct or indirect interests in the following subsidiaries:

Name	Place and date of incorporation	Issued ordinary share capital	Ownership	Principal activities
Exceller Financial Holdings Limited (“Exceller”)	Hong Kong August 16, 2022	HK$2,000	100% owned by Vittoria	Investment holding
Red Solar Capital Limited (“Red Solar”)	Hong Kong January 25, 2017	HK$10,000,000	100% owned by Exceller	Providing advisory services for the company to be listed in the public offerings and advising companies on corporate finance

VITTORIA LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.      ORGANIZATION AND BUSINESS OVERVIEW (cont.)

Group reorganization

On January 25, 2017, Red Solar, our operating subsidiary, was incorporated by Mr. On Tai, LAM (“Mr. Lam”) and Mr. Chi Fung Leo, CHAN (“Mr. Chan”), each of them holding 50% of equity interest, as a company with limited liability under the laws of Hong Kong. Upon the licenses granted by the Securities and Futures Commission of Hong Kong (“HKSFC”) to undertake Type 1 (dealing in securities) and Type 6 (advising on corporate finance) regulated activities on October 17, 2017, Red Solar commenced corporate finance advisory services.

For the purpose of the initial listing of shares of the Company on the NASDAQ Capital Market, the companies comprising the Group underwent the group reorganization (“Reorganization”) as described below:

(i)     On May 27, 2022, Vittoria was incorporated in the British Virgin Islands with limited liability and an authorized share capital of US$50,000 divided into 50,000 shares of US$1.0 each. On its date of incorporation, Vittoria allotted and issued 50 shares to each of Mr. Lam and Mr. Chan at a consideration of US$50.00, respectively.

(ii)    On August 16, 2022, Exceller was incorporated in Hong Kong with limited liability. On its date of incorporation, Exceller allotted and issued 1,000 shares to Vittoria at a consideration of HK$1,000. Upon completion of such allotment and issue of shares of Exceller to Vittoria, Exceller became a direct wholly-owned subsidiary of Vittoria.

(iii)   On August 4, 2022, Victory Amaze Limited (“Victory Amaze”) was incorporated in the British Virgin Islands with limited liability and an authorized share capital of US$50,000 divided into 50,000 shares of US$1.0 each. On its date of incorporation, Victory Amaze allotted and issued 50 shares to each of Mr. Lam and Mr. Chan at a consideration of US$50.00, respectively.

(iv)   On October 25, 2022, Vittoria redeemed 50 shares of US$1.0 each from each of Mr. Lam and Mr. Chan at a consideration of US$50.00, respectively. Upon completion of the aforesaid repurchase, there was no outstanding share in the issued share capital of Vittoria.

(v)     On October 25, 2022, the article of association of Vittoria was amended that (i) the number of authorized shares increased from 50,000 Shares to 500,000,000 Shares; and (ii) the par value of the shares decreased from US$1.0 each to US$0.0001 each. The authorized share capital of Vittoria remained unchanged at US$50,000.

(vi)    Immediately after completion of the steps set out in paragraphs (iv) and (v) above, Vittoria allotted and issued 13,125,000 shares to Victory Amaze at a consideration of US$1,312.50. Accordingly, Vittoria became a direct wholly-owned subsidiary of Victory Amaze upon completion of such allotment and issue of shares.

(vii)  Upon obtaining approval from HKSFC to change the substantial shareholder of Red Solar on November 28, 2022, the entire ownership interests in Red Solar were then transferred from Mr. Lam and Mr. Chan to Exceller on November 30, 2022 by way of share swap in which Exceller allotted and issued 1,000 shares of Exceller to Vittoria, credited as fully paid (“Share Swap”). Upon completion of the Share Swap, Red Solar has become an indirect wholly-owned subsidiary of Vittoria, through Exceller.

(viii) On September 27, 2023, Vittoria passed a shareholders resolution and approved that (i) the 8,875,000 issued ordinary shares held by Victory Amaze are redeemed by Vittoria at the total consideration of US$125 (the “Share Redemption”), in exchange for 1,250,000 Class B Ordinary Shares be allotted and issued to Victory Amaze; (ii) the maximum number of shares Vittoria authorized to issue are re-classified from 500,000,000 shares of one class of US$0.0001 par value each into (a) 400,000,000 Class A Ordinary Shares of US$0.0001 par value each; and (b) 100,000,000 Class B Ordinary Shares of US$0.0001 par value each (collectively refer as the “Share Re-classification”); (iii) following the Share Redemption and Share Re-classification, the 4,250,000 issued ordinary shares held by Victory Amaze are reclassified as 4,250,000 Class A Ordinary Shares; and (iv) 1,250,000 Class B Ordinary Shares are allotted and issued to Victory Amaze at par value each and payable by way of set-off in full against the consideration payable by Vittoria to Victory Amaze in respect of the Share Redemption, credited as fully paid (the “Class B Ordinary Shares Allotment and Issue”). The Company also adopted an amended and restated memorandum and articles of association.

VITTORIA LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The restructuring and Share Swap, Share Redemption, Share Re-classification transactions and Class B Ordinary Shares Allotment and Issue mentioned above has been accounted for as a transfer of assets among entities under common control as the beneficial interest of each shareholder prior to and after the execution of the restructuring remained unchanged. Mr. Lam and Mr. Chan were the controlling shareholders both before and after the restructuring transactions. The consolidation of the Company and its subsidiaries have been accounted for using a historical cost basis and presented assuming that the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. A subsidiary is an entity (including a structured entity), directly or indirectly, controlled by the Company. The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. All significant inter-company transactions and balances between members of the Group are eliminated in consolidation.

Foreign currency translation

The Group uses United States Dollar (“US$”) as its reporting currency. The functional currency of the Company in British Virgin Islands is United States Dollar (“US$”) and the Company’s subsidiaries in Hong Kong is HK$, which is its respective local currency based on the criteria of ASC 830, “Foreign Currency Matters”.

In the consolidated financial statements of the Company, transactions in currencies other than the functional currency are measured and recorded in the functional currency using the exchange rate in effect at the date of the transaction. At the balance sheet date, monetary assets and liabilities that are denominated in currencies other than the functional currency are translated into the functional currency using the exchange rate at the balance sheet date. All gains and losses arising from foreign currency transactions are recorded in the statements of operations during the year in which they occur.

Convenience translation

The functional currency is U.S. dollar for the Company’s British Virgin Islands operations and Hong Kong dollar for all other entities’ operations. The Company’s reporting currency is the U.S. dollar. Assets and liabilities denominated in foreign currencies are translated at year-end exchange rates, statements of operations accounts are translated at average rates of exchange for the year and equity is translated at historical exchange rates. Any translation gains or losses are recorded in other comprehensive income (loss). Gains or losses resulting from foreign currency transactions are included in net income (loss).

	For the years ended June 30,
	2023	2022
Average rate	7.8373	7.8049

	As of June 30,
	2023	2022
Year-end spot rate	7.8363	7.8472

VITTORIA LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities as at the date of the consolidated financial statements and reported amounts of income and expenses during the reporting periods. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Significant accounting estimates reflected in the Group’s consolidated financial statements include allowance for doubtful accounts, the useful lives of property and equipment, and interest rate of lease. Actual results may differ from these estimates.

Equity method investment

The Company applies the equity method to account for equity investment in ordinary shares according to ASC 323 “Investments — Equity Method and Joint Ventures”.

Equity method investment represents 45% direct equity interest in a private Hong Kong company, which was incorporated on August 4, 2021 and did not carry any business operations since its incorporation and up to the date of this prospectus.

The Company assesses equity method investment for impairment whenever events or changes in circumstances indicate that the carrying value of an investment may not be recoverable. An impairment charge is recorded if the carrying amount of the investment exceeds its fair value and this condition is determined to be other-than temporary.

The balances of investments were approximately US$574 and US$573 as of June 30, 2023 and 2022, respectively. As of June 30, 2023 and 2022, management considered no impairment charge is necessary. As at the date of this prospectus, the balance of amount due to an equity method investee of approximately US$574 as at June 30, 2023 had been subsequently settled.

Cash and cash equivalents

Cash and cash equivalents represent cash at bank and demand deposits which have original maturities less than three months and are unrestricted as to withdrawal or use. The Group maintains bank accounts in Hong Kong. Management believes that the Group is not exposed to any significant credit risk on cash and cash equivalents.

Accounts receivable

Accounts receivable mainly represent amounts due from clients for corporate finance advisory services which are recorded net of allowance for the Group’s doubtful accounts, if any. The Group generally grant credit terms of 5 days to the clients. In evaluating the collectability of receivable balances, the Group considers specific evidence including aging of the receivable, the client’s payment history, its current creditworthiness and current economic trends. The Group regularly reviews the adequacy and appropriateness of the allowance for doubtful accounts. Accounts receivable are written off after all collection efforts have ceased. As of June 30, 2023 and 2022, the allowance for doubtful accounts was nil.

Deposits, prepayments and other receivables

Deposits, prepayments and other receivables are classified as either current or non-current based on the terms of the respective agreements. The balances are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. As of June 30, 2023 and 2022, management believes that the Group’s prepayments, deposits and other receivables are not impaired.

VITTORIA LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment if applicable. The Group computes depreciation using the straight-line method over the estimated useful lives of the assets as follows:

Office equipment	2 – 3 years
Furniture and fixtures	3 years
Leasehold improvements	Over the shorter of the lease term or estimated useful life

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of operations. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment of long-lived assets

Long-lived assets are evaluated for impairment periodically whenever events or changes in circumstances indicate that their related carrying amounts may not be recoverable in accordance with FASB ASC 360, “Property, Plant and Equipment”.

In evaluating long-lived assets for recoverability, the Company uses its best estimate of future cash flows expected to result from the use of the asset and eventual disposition in accordance with FASB ASC 360-10-15. To the extent that estimated future, undiscounted cash inflows attributable to the asset, less estimated future, undiscounted cash outflows, are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference between the carrying value of such asset and its fair value. Assets to be disposed of and for which there is a committed plan of disposal, whether through sale or abandonment, are reported at the lower of carrying value or fair value less costs to sell.

There was no impairment loss recognized for the years ended June 30, 2023 and 2022.

Contract liabilities

The Group bills its clients based upon contractual schedules. The timing of revenue recognition, billings and cash collections result in accounts receivable and contract liabilities.

Contract liabilities represent the upfront payments received upon signing of the contract for initial public offering/independent financial advisory/financial advisory services and advances from clients related to compliance advisory services. Advance payments in excess of related accounts receivable are presented as contract liabilities on the consolidated balance sheets.

Deferred Offering costs

The Company follows the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Deferred offering costs consist of underwriting, legal and other expenses incurred through the balance sheet date that are directly related to the intended initial public offering (“IPO”). Deferred offering costs will be charged to shareholders’ equity netted against the proceeds upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of June 30, 2023 and 2022, the Company deferred US$289,259 and nil of offering costs. Such costs will be deferred until the closing of the IPO, at which time the deferred costs will be offset against the offering proceeds.

VITTORIA LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Lease

ASC 842 supersedes the lease requirements in ASC 840 “Leases”, and generally requires lessees to recognize operating and finance lease liabilities and corresponding right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements. All leases in the Group are accounted for as operating leases.

We determine if an arrangement is a lease at inception. On our balance sheet, our office lease is included in operating lease right-of-use (ROU) asset, Current portion of operating lease liability and operating lease liability, net of current portion.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. For leases that do not provide an implicit rate, we use our incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. We use the implicit rate when readily determinable. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Significant judgment may be required when determining whether a contract contains a lease, the length of the lease term, the allocation of the consideration in a contract between lease and non-lease components, and the determination of the discount rate included in our office lease. We review the underlying objective of each contract, the terms of the contract, and consider our current and future business conditions when making these judgments.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU asset and lease liabilities on the consolidated balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

The Financial Accounting Standards Board (“FASB”) issued a Q&A in March 2020 that focused on the application of lease guidance in ASC 842 for lease concessions related to the effects of COVID-19. The FASB staff has said that entities can elect to not evaluate whether concessions granted by lessors related to COVID-19 are lease modifications. Entities that make this election can then apply the lease modification guidance in ASC 842 or account for the concession as if it were contemplated as part of the existing contract.

The Company has elected to not treat the concessions as lease modifications and will instead account for the lease concessions as if they were contemplated as part of the existing leases. The Company has recorded negative variable lease expense and adjusted lease liabilities at the point in which the rent concession has become accruable.

The Group evaluates the impairment of its right-of-use assets consistent with the approach applied for its other long-lived assets. The Group reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Group has elected to include the carrying amount of finance and operating lease liabilities in any tested asset group and include the associated lease payments in the undiscounted future pre-tax cash flows. For the years ended June 30, 2023 and 2022, the Group did not have any impairment loss against its operating lease right-of-use assets.

Fair value measurements

ASC 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers

VITTORIA LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 —	Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2 —	Other inputs that are directly or indirectly observable in the marketplace.
Level 3 —	Unobservable inputs which are supported by little or no market activity.

The carrying amounts of cash and cash equivalents, accounts and other receivable, deposits, amounts due from directors, amount due to an equity method investee, other payables and lease liabilities approximate their fair values because of their generally short maturities.

Revenue recognition

The Group applied ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) for all periods presented.

The five-step model defined by ASC 606 requires the Group to (i) identify its contracts with clients, (ii) identify its performance obligations under those contracts, (iii) determine the transaction prices of those contracts, (iv) allocate the transaction prices to its performance obligations in those contracts, and (v) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the client in an amount that reflects the consideration expected in exchange for those goods or services.

The Group has elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations that have original expected durations of one year or less.

The Group elected a practical expedient that it does not adjust the promised amount of consideration for the effects of a significant financing component if the Group expects that, upon the inception of revenue contracts, the period between when the Group transfers its promised services or deliverables to its clients and when the clients pay for those services or deliverables will be one year or less.

As a practical expedient, the Group elected to expense the incremental costs of obtaining a contract when incurred if the amortization period of the asset that the Group otherwise would have recognized is one year or less.

The Group is a financial services provider in Hong Kong which principally engages in the provision of corporate finance advisory services. The service offerings mainly comprise the following:

The Group’s principal revenue stream includes:

1.      Listing sponsorship and securities related services: Under this category of services, the Group either act as (i) sponsors to companies pursuing listing on the Main Board of the Stock Exchange and GEM of the Stock Exchange advising and guiding them throughout the listing process in return for sponsor’s fee; or (ii) underwriters, placing agents or referrers to our clients for their fundraising needs.

•        Listing sponsorship services:    The Group acts as sponsors to companies pursuing listing on the Main Board of the Stock Exchange and GEM of the Stock Exchange advising and guiding them throughout the listing process in return for sponsor’s fee.

The Group enters into a distinct contract with its clients for the provision of listing sponsorship services. The clients agree to pay a fixed fee by instalments over the contract terms as specified in the service agreements. The listing sponsorship services include assisting the client to engage different professional parties for its listing, carrying out due diligence, preparation of and reviewing

VITTORIA LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

prospectus and other submission documents including accountants’ report, legal opinions and profit and cash flow forecast memorandum, assessing the suitability of listing of the client, and advising on reorganization, assisting in preparation of roadshow materials and attending hearing for the listing application.

The entire service fee from clients is non-refundable and the Group is entitled to receive upfront payment upon signing the contract. As the listing sponsorship services involve a series of tasks which are interrelated and are not separable or distinct as the Group’s clients cannot benefit from any standalone task, the Group concludes that listing sponsorship services to be accounted for as a single performance obligation. The entire service fee of listing sponsorship services is allocated to a single performance obligation. The fees received upon signing the contract and other installments are recognized based on the point in time either (a) at the time of successfully listed on the Stock Exchange because it is the time that the performance obligation for listing sponsorship services is satisfied; or (b) lapse of the listing sponsorship contract. There is variable consideration in the transaction price. The transaction price depends on what services are provided to customer. There are cases which customer submitted the listing application but not able to process to attend the listing hearing and be listed.

•        Securities related services:    The Group either acts as (i) underwriters or placing agents by participating in underwriting and placing exercises by acting as an underwriting syndicate member, including an overall coordinator under the “sponsor coupling” requirement for Main Board IPOs who act as the head of a syndicate, or a placing agent in IPOs or other fundraising activities in the Stock Exchange in return for underwriting or placing commissions and/or fees; or (ii) referrers by referring investors to institutional clients for their fundraising needs.

The Group enters a distinct underwriting or referral agreement with its clients for the provision of securities related services. The securities related services are distinct and identified as one performance obligation. As stipulated in the underwriting or referral agreement, the Company will charge an underwriting or referral income based on certain percentage of the funds raised in the transaction, either IPO or other fundraising activities.

The Group is entitled to receive fee at the completion of services as stipulated in the service contract. Hence, revenue from providing underwriting or referral services to clients is recognized at a point in time when the transaction and the performance is completed, which is generally at the completion of an IPO, i.e., listing on the Stock Exchange, or the completion of a placement by client.

2.      Financial and compliance advisory services: Under this category of services, the Group either act as (i) financial advisers to clients and generally advise them on terms and structures of proposed transactions, and relevant implications of and compliance matters under the Hong Kong regulatory framework which primarily included the Main Board Listing Rules, GEM Listing Rules and Takeovers Code; (ii) independent financial advisers and give opinions or recommendations to the independent board committee and independent shareholders of listed companies; or (iii) compliance advisers to companies listed on the Main Board or GEM and advise them on post-listing compliance matters. In return, we charge fixed or monthly advisory fee.

•        FA services:    The Group acts as a financial advisor (i) to clients to advise them on the terms and structures of the proposed transactions, and the relevant implications and compliance matters under the Hong Kong regulatory framework including the Main Board Listing Rules, the GEM Listing Rules and the Takeovers Code; and (ii) to clients pursuing listing on other stock exchange.

VITTORIA LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Group enters a distinct contract with its clients for the provision of FA services. The scope of work under FA services can vary from project to project and generally involves a series of tasks which are interrelated and are not separable or distinct as the Group’s clients cannot benefit from any standalone task. Therefore, the entire transaction prices of FA services are generally allocated to a single performance obligation.

The entire service fee from clients is non-refundable and the Group is entitled to receive upfront payment upon signing the contract. Revenue from upfront payment and other installments is recognized based on the point in time either (a) at the time of completion; or (b) lapse of the FA contract.

•        IFA services:    The Group acts as an independent financial advisor to give opinions or recommendations to the independent board committee and independent shareholders of the listed companies, in return for advisory fee.

The Group enters a distinct contract with its clients for the provision of IFA services. The Group’s IFA services include (i) conducting reviews and analyses on the proposed transactions and assessing the fairness and reasonableness of the terms of the proposed transactions; (ii) issuing our opinion, in the form of an IFA letter, to the independent board committee and/or independent shareholders of listed issuers with voting recommendations, which are incorporated in the circulars pursuant to the Main Board Listing Rules, the GEM Listing Rules and the Takeovers Code; and (iii) obtaining the necessary clearance in relation to our opinion letters from the Stock Exchange and/or the HKSFC.

The entire service fee from clients is non-refundable and the Group is entitled to receive upfront payment upon signing the contract. As the IFA services involve a series of tasks which are interrelated and are not separable or distinct as the Group’s clients cannot benefit from any standalone task, the Group concludes that the IFA services to be accounted for as a single performance obligation. The entire transaction prices of IFA services are allocated to a single performance obligation and the fees received upon signing the contract and upon issuance of circular which contains IFA letter, is recognized at the point the issue of circular on the Stock Exchange because it is the time that the scope of work for acting as an IFA such as carrying out due diligence, preparation of IFA letter to independent board committee and independent shareholders, and replying to queries from the Stock Exchange and/or the HKSFC are completed. For projects which are terminated or lapsed at expiry of contracts, the revenue from the upfront fee is recognized at the time of termination or lapse of contracts.

•        CA services:    The Group acts as a compliance advisor to the listed companies on the Main Board or GEM and advise them on post-listing compliance matters in return for compliance advisory fee.

The Group enters a distinct contract with its clients for the provision of CA services. The Group concludes that each monthly CA service (i) is distinct and (ii) meets the criteria for recognizing revenue over time. In addition, the Group concludes that the services provided each month are substantially similar and result in the transfer of substantially similar services to the clients each month. That is, the benefit consumed by the clients is substantially similar for each month, even though the exact volume of services may vary. Therefore, the Group concludes that the monthly CA services satisfy the requirements of ASC 606-10-25-14(b) to be accounted for as a single performance obligation. There is no variable consideration, significant financing components or noncash consideration in the contracts. Accordingly, based on the output methods, the Group recognizes revenues from CA services on a monthly basis when it satisfies its performance obligations throughout the contract terms. There is no contract asset that the Group has right to consideration in exchange for its CA services that the Group has transferred to its clients. Such right is not conditional on something other than the passage of time.

VITTORIA LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Disaggregation of revenue from contracts with clients, in accordance with ASC Topic 606, by major service lines is as follows:

	For the years ended June 30,
	2023	2022
	US$	US$
REVENUE
Listing sponsorship and securities related services:
Listing sponsorship services	102,076	237,031
Securities related services	306,229	—
	408,305	237,031
Financial and compliance advisory services:
FA services	23,605	152,469
IFA services	35,727	33,953
CA services	210,048	256,029
	269,380	442,451
Total	677,685	679,482

Revenue disaggregated by timing of revenue recognition for 2023 and 2022 is disclosed in the table below:

	For the years ended June 30,
	2023	2022
	US$	US$
Point in time:
Listing sponsorship services	102,076	237,031
Securities related services	306,229	—
FA services	23,605	152,469
IFA services	35,727	33,953
	467,637	423,453
Over time
CA services	210,048	256,029
	677,685	679,482

The Group also selected to apply the practical expedients allowed under ASC Topic 606 to omit the disclosure of remaining performance obligations for contracts with an original expected duration of one year or less. As of June 30, 2023 and 2022, all contracts of the Group were with an original expected duration within one year.

Other income

Interest income is mainly generated from savings and time deposits and is recognized on an accrual basis using the effective interest method.

In 2020, the Group successfully applied for funding support from the Employment Support Scheme (“ESS”) under the Anti-epidemic Fund, set up by the Hong Kong Government, to provide financial support to enterprises to retain their employees who may otherwise be made redundant. The wage subsidies provided to eligible employers under ESS are disbursed in two tranches: (i) the first tranche of subsidies were used for paying wages of employees from June to November 2020; and (ii) the second tranche for paying wages of employees from May to July 2022. Employers participating in ESS were required to undertake and warrant that they would: (i) not implement redundancies during the subsidy period; and (ii) spend all the wage subsidies on paying wages to their employees. If an employer fails to use all the subsidies received to pay the wages of his/her employees, the

VITTORIA LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Hong Kong Government will claw back the unspent balance of the subsidy. If the total number of employees on the payroll in any one month of the subsidy period is less than the “committed headcount of paid employees”, the employer will have to pay a penalty to the Hong Kong Government.

For the years ended June 30, 2023 and 2022, the Group recognized government grants of approximately US$7,145 and US$14,350, respectively, in the consolidated statements of operations. As confirmed by the ESS, the post-funding audit of Red Solar’s application has been completed and Red Solar is not required to return any subsidy or pay any penalty to the Hong Kong Government. There was no unfulfilled conditions nor other contingencies attached to the ESS funding.

Operating expenses

Operating expenses mainly consist of direct project costs of legal and information technology advisory fees incurred for rendering of FA services, staff costs and employee benefits, rental and office expenses, legal and professional fees and depreciation charges.

Employee benefits

The principal employee’s retirement scheme is under the Hong Kong Mandatory Provident Fund Schemes Ordinance. Contributions are made by both the employer and the employee at the rate of 5% on the employee’s relevant salary income, subject to a cap of monthly relevant income of approximately US$3,828.

During the years ended June 30, 2023 and 2022, the total amount charged to the consolidated statements of operations in respect of the Company’s costs incurred on the Mandatory Provident Fund Scheme were approximately US$12,019 and US$13,892, respectively.

Income tax

Vittoria is not subject to tax on income or capital gains under the current laws of the British Virgin Islands. In addition, upon payments of dividends by Vittoria and the Company’s subsidiary in Hong Kong, Red Solar and Exceller, to the Company’s shareholders, no British Virgin Islands withholding tax will be imposed.

Red Solar and Exceller are incorporated in and carry trade and business in Hong Kong and are subject to Hong Kong profits tax under Inland Revenue Department Ordinance.

The charge for taxation is based on actual results for the year as adjusted for items that are non-assessable or disallowed; and it is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date. The Group is not currently subject to tax in the British Virgin Islands.

Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the years ended June 30, 2023 and 2022.

Related parties

We adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

VITTORIA LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence of the same party, such as a family member or relative, shareholder, or a related corporation.

Segment reporting

The Group operates and manages its business as a single segment, in accordance with ASC 280, Segment Reporting. The Group’s chief operating decision maker (“CODM”) is the Chairman. The Group’s CODM assess the Group’s performance and results of operations on a consolidated basis. The Group generates substantially all of its revenues from clients in Hong Kong. Accordingly, no geographical segments are presented. Substantially all of the Group’s long-lived assets are located in Hong Kong.

Earnings per Share

The Group computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common share outstanding for the period. Diluted EPS presents the dilutive effect on a per-share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. During the years ended June 30, 2023 and 2022, there were no dilution impact.

Credit risk

Assets that potentially subject the Group to a significant concentration of credit risk primarily consist of cash and cash equivalents, accounts receivable, amounts due from directors and other current assets.

The Group believes that there is no significant credit risk associated with cash and cash equivalents, which were held by reputable financial institutions in the jurisdictions where the Company and its subsidiaries are located. The Hong Kong Deposit Protection Board pays compensation up to a limit of approximately US$63,806 if the bank with which an individual/a company hold its eligible deposit fails. As of June 30, 2023 and 2022, cash balance of approximately US$851,642 and US$520,711, respectively, was maintained at financial institutions in Hong Kong and approximately US$127,611 and US$89,255, respectively, were insured by the Hong Kong Deposit Protection Board.

The Group has designed their credit policies with an objective to minimize their exposure to credit risk. The Group’s accounts receivable are short term in nature and the associated risk is minimal. The Group conducts credit evaluations on its clients and generally does not require collateral or other security from such clients. The Group periodically evaluates the creditworthiness of the existing clients in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific clients.

Concentration risk

Details of the clients accounting for 10% or more of total operating revenue are as follows:

	For the years ended June 30,
	2023		2022
	US$	%	US$	%
Client A	—	—	128,125	18.9
Client B	*	*	108,906	16.0
Client C	—	—	102,500	15.1
Client D	—	—	69,188	10.2
Client E	306,229	45.2	—	—
	306,229	45.2	408,719	60.2

____________

*        Less than 10%

VITTORIA LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Details of the clients which accounted for 10% or more of accounts receivable are as follows:

	As of June 30,
	2023		2022
	US$	%	US$	%
Client F	—	—	6,372	62.5
Client G	3,828	37.5	3,823	37.5
Client H	6,381	62.5	—	—
	10,209	100.0	10,195	100.0

Interest rate risk

The Group’s exposure on fair value interest rate risk mainly arises from its fixed deposits with bank. It also has exposure on cash flow interest rate risk which is mainly arising from its deposits with banks.

In respect of the exposure to cash flow interest rate risk arising from floating rate non-derivative financial instruments held by the Group, such as cash and cash equivalents, at the end of the reporting period, the Group is not exposed to significant interest rate risk as the interest rates of cash at bank are not expected to change significantly.

Foreign currency risk

The reporting currency of the Company is U.S. Dollar. To date the majority of the revenues and costs are denominated in Hong Kong Dollar and a significant portion of the assets and liabilities are denominated in Hong Kong Dollars. There was no significant exposure to foreign exchange rate fluctuations and the Company has not maintained any hedging policy against foreign currency risk. The management will consider hedging significant currency exposure should the need arise.

Recent Accounting Pronouncements

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities.

The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2019, the FASB issued ASU No. 2019-10, which to update the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. The Company has not early adopted this update and it will become effective on January 1, 2023. The Company is still evaluating the impact of accounting standard of credit losses on the consolidated financial statements and related disclosures.

VITTORIA LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This guidance removes certain exceptions to the general principles in Topic 740 and enhances and simplifies various aspects of the income tax accounting guidance, including requirements such as tax basis step-up in goodwill obtained in a transaction that is not a business combination, ownership changes in investments, and interim-period accounting for enacted changes in tax law. This standard is effective for the Group for the annual reporting periods beginning July 1, 2022 and interim periods beginning July 1, 2023. Early adoption is permitted. The Company does not expect any material impact on the Company’s consolidated financial statements and related disclosures.

In January 2021, the FASB issued ASU No. 2021-01, Reference Rate Reform (Topic 848). ASU No. 2021-01 is an update of ASU No. 2020-04, which is in response to concerns about structural risks of interbank offered rates, and particularly the risk of cessation of LIBOR. Regulators have undertaken reference rate reform initiatives to identify alternative reference rates that are more observable or transaction based and less susceptible to manipulation. ASU No. 2020-04 provides optional guidance for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. ASU No. 2020-04 is elective and applies to all entities, subject to meeting certain criteria, that have contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The ASU No. 2021-01 update clarifies that certain optional expedients and exceptions in Topic 848 for contract modifications and hedge accounting apply to derivatives that are affected by the discounting transition. The amendments in this update are effective immediately through December 31, 2022, for all entities. On December 21, 2022, the FASB issued a new Accounting Standards Update ASU No. 2022-06, Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848, that extends the sunset (or expiration) date of ASC Topic 848 to December 31, 2024. This gives reporting entities two additional years to apply the accounting relief provided under ASC Topic 848 for matters related to reference rate reform. The Company does not expect the cessation of LIBOR to have a material impact on the Company’s consolidated financial statements and related disclosures.

In October 2021, the FASB issued ASU 2021-10, “Codification Improvements to Subtopic 205-10, presentation of financial statements”. The amendments in this Update improve the codification by ensuring that all guidance that requires or provides an option for an entity to provide information in the notes to financial statements is codified in the disclosure section of the codification. That reduce the likelihood that the disclosure requirement would be missed. The amendments also clarify guidance so that an entity can apply the guidance more consistently. ASU 2021-10 is effective for the Company for annual and interim reporting periods beginning January 1, 2022. Early application of the amendments is permitted for any annual or interim period for which financial statements are available to be issued. The amendments in this Update should be applied retrospectively. An entity should apply the amendments at the beginning of the period that includes the adoption date. The Company is currently evaluating the impact of this new standard on Company’s consolidated financial statements and related disclosures.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of operations and comprehensive loss and statements of cash flows.

VITTORIA LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.      DEPOSITS, PREPAYMENTS AND OTHER RECEIVABLES

Deposits, prepayments and other receivables consist of the following:

	As of June 30,
	2023	2022
	US$	US$
Current
Prepaid staff reimbursement*	35,978	28,535
Others	3,433	7,136
Subtotal	39,411	35,671
Non-current
Rental and utility deposits	19,360	22,941
Subtotal	19,360	22,941
Total	58,771	58,612

____________

*        Prepaid staff reimbursement represents out-of-pocket expenses related to our corporate finance advisory projects incurred by and prepaid to our staff on behalf of our clients.

4.      PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	As of June 30,
	2023	2022
	US$	US$
Leasehold improvement	39,167	39,112
Office equipment	9,052	9,039
Furniture and fixtures	8,338	8,327
Total	56,557	56,478
Less: Accumulated depreciation	56,557	52,080
Net book value	—	4,398

Depreciation expenses recognized for the years ended June 30, 2023 and 2022 were approximately US$4,403 and US$8,826, respectively.

5.      RIGHT-OF-USE ASSETS AND OPERATING LEASE LIABILITIES

As of June 30, 2023, the Group subsisted of the following non-cancellable lease contracts.

Description of lease	Lease term
Office at Central, Hong Kong	2 years from August 1, 2022 to July 31, 2024

(a)     Amounts recognized in the consolidated balance sheets:

	As of June 30,
	2023	2022
	US$	US$
Right-of-use assets	67,101	5,531
Operating lease liabilities
Current	63,401	6,403
Non-current	5,455	—
	68,856	6,403

(b)    During the years ended June 30, 2023 and 2022, the Company incurred lease expense of approximately US$63,779 and US$61,602, respectively.

VITTORIA LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.      RIGHT-OF-USE ASSETS AND OPERATING LEASE LIABILITIES (cont.)

(c)     The following table shows the remaining contractual maturities of the Group’s operating lease liabilities as of June 30, 2023:

As of June 30, 2023
US$
Year ending June 30, 2024	65,139
Year ending June 30, 2025	5,455
Total undiscounted lease obligations	70,594
Less: imputed interest	(1,738)
Lease liabilities recognized in the consolidated balance sheet	68,856

The weighted-average discount rate used to determine the operating lease liability as of June 30, 2023 was 5%.

6.      ACCRUALS AND OTHER PAYABLES

	As of June 30,
	2023	2022
	US$	US$
Accrued legal and professional fee	209,959	—
Accrued staff reimbursement	3,525	5,894
Other accrued expenses	1,554	1,071
Total	215,038	6,965

7.      RELATED PARTY TRANSACTIONS AND BALANCES

(a)    Related parties transactions

The Company does not have significant related party transactions incurred during the years ended June 30, 2023 and 2022 except for the following:

Remuneration to senior management for the years ended June 30, 2023 and 2022 were as follows:

	For the years ended June 30,
	2023	2022
	US$	US$
Salaries and other short term employee benefits	24,498	277,262
Payments to defined contribution pension schemes	1,224	3,101
Total	25,722	280.363

VITTORIA LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.      RELATED PARTY TRANSACTIONS AND BALANCES (cont.)

(b)    Funds advance to related parties

	Relationship with the Group	As of June 30,
		2023	2022
		US$	US$
On Tai, Lam	Director	—	344,729
Chi Fung Leo, Chan	Director	—	344,728
Total		—	689,457

Balances represented the funds advanced to the directors of the Company, for their personal investments purpose. The balance is unsecured, interest-free and repayable on demand. As of June 30, 2023, the amounts due from directors of approximately US$689,457 as at June 30, 2022 were fully settled, of which approximately US$203,827 was offset by the dividend declared on July 29, 2022 and the remaining had been subsequently settled by cash.

8.      CONTRACT LIABILITIES

The Group’s contract liabilities include the upfront payments received upon signing of the contract for its corporate finance advisory services on the Group’s consolidated balance sheets. These payments are non-refundable are recognized as revenue as the Group’s performance obligation is satisfied. The Group’s contract liabilities are generally recognized as revenue within one to two years.

9.      INCOME TAX

British Virgin Islands

The Company is incorporated in the British Virgin Islands and is not subject to taxation. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

Entities incorporated in Hong Kong are subject to Hong Kong profits tax at a rate of 16.5% for taxable income earned in Hong Kong before April 1, 2018. Starting from the financial year commencing on April 1, 2018, the two-tiered profits tax regime took effect, under which the tax rate is 8.25% for assessable profits on the first HK$2 million (approximately US$255,191) and 16.5% for any assessable profits in excess of HK$2 million (approximately US$255,191).

The Group’s Hong Kong subsidiaries, including Exceller and Red Solar, are subject to Hong Kong profits tax on their taxable income as reported in their statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. For these subsidiaries, the first HK$2 million (approximately US$255,191) of assessable profits are taxed at 8.25% and the remaining assessable profits are taxed at 16.5%.

(a)     Taxation in the statements of operations represents:

	For the years ended June 30,
	2023	2022
	US$	US$
Hong Kong profits tax provision for the year:
Current	1,231	—
Deferred	39,875	1,434
	41,106	1,434

VITTORIA LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.      INCOME TAX (cont.)

(b)    A reconciliation of the provision for income taxes determined at the Hong Kong statutory income tax rate to the Company’s effective income tax rate is as follows:

	For the years ended June 30,
	2023	2022
	US$	US$
(Loss) income before income taxes	(121,884)	17,270
Tax at Hong Kong statutory tax rate of 16.5%	(20,111)	2,850
Reconciling items:
Tax effect of temporary difference	508	952
Tax effect of unrecognized tax losses#	66,035	—
Tax effect of non-taxable income*	(2,564)	(2,368)
Tax holiday	(2,762)	—
Income tax expense	41,106	1,434

____________

#        Mainly represents the legal and professional expenses incurred by Vittoria which has no income and not subject to any taxes. Hence, no deferred tax assets was recognized for the year.

*        Mainly represents non-taxable income on government grants and bank interest income.

(c)     Deferred tax:

Significant components of the deferred tax assets are presented below:

	As of June 30,
	2023	2022
	US$	US$
Deferred tax assets:
Net operating loss carryforwards	—	39,825
Less: Valuation Allowance	—	—
Net deferred tax assets	—	39,825

The Group evaluated the recoverable amounts of deferred tax assets to the extent that future taxable profits will be available against which the net operating loss and temporary difference can be utilized.

As of June 30, 2023 and 2022, the Group had tax payables of US$9,250 and US$3,125, respectively.

10.    OTHER INCOME

	For the years ended June 30,
	2023	2022
	US$	US$
Government grant	7,145	14,350
Interest income	8,393	10
Total	15,538	14,360

11.    ORDINARY SHARES

The Company was established under the laws of British Virgin Islands on May 27, 2022. The authorized number of ordinary shares was 50,000 shares with a par value of US$1.0.

On October 25, 2022, the shareholders of the Company resolved to increase the number of the authorized ordinary shares from 50,000 shares to 500,000,000 shares and decrease the par value of the shares from US$1.0 each to US$0.0001 each 13,125,000 ordinary shares of par value US$0.0001 each were issued to Victory Amaze on the same date.

VITTORIA LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.    ORDINARY SHARES (cont.)

On September 27, 2023, Vittoria passed a shareholders resolution and approved that (i) the 8,875,000 issued ordinary shares held by Victory Amaze are redeemed by Vittoria at the total consideration of US$125 (the “Share Redemption”), in exchange for 1,250,000 Class B Ordinary Shares be allotted and issued to Victory Amaze; (ii) the maximum number of shares Vittoria authorized to issue are re-classified from 500,000,000 shares of one class of US$0.0001 par value each into (a) 400,000,000 Class A Ordinary Shares of US$0.0001 par value each; and (b) 100,000,000 Class B Ordinary Shares of US$0.0001 par value each (collectively refer as the “Share Re-classification”); (iii) following the Share Redemption and Share Re-classification, the 4,250,000 issued ordinary shares held by Victory Amaze are reclassified as 4,250,000 Class A Ordinary Shares; and (iv) 1,250,000 Class B Ordinary Shares are allotted and issued to Victory Amaze at par value each and payable by way of set-off in full against the consideration payable by Vittoria to Victory Amaze in respect of the Share Redemption, credited as fully paid (the “Class B Ordinary Shares Allotment and Issue”). The Company also adopted an amended and restated memorandum and articles of association.

The Company considered that the above transactions as a 10,000-for-1 split of its ordinary shares, the Share Redemption, Share Reclassification and the Class B Ordinary Share Allotment and Issue were part of the Company’s recapitalization prior to completion of its initial public offering. The Company believed it is appropriate to reflect the above transactions on a retroactive basis similar to stock split or dividend pursuant to ASC 260. All shares and per share amounts used herein and in the accompanying consolidated financial statements have been retroactively restated to reflect the share split, the Share Redemption, Share Reclassification and the Class B Ordinary Share Allotment and Issue.

12.    REGULATORY REQUIREMENtS

The following table illustrates the minimum regulatory capital as established by the HKSFC that the Company’s subsidiary, Red Solar, is required to maintain as of June 30, 2023 and 2022 and the actual amounts of capital that were maintained:

	As of June 30, 2023
	Minimum regulatory capital requirement	Capital levels maintained	Excess net capital	Percent of requirement maintained
	HKD’000	HKD’000	HKD’000
Red Solar	3,000	6,046	3,046	201.5%
	As of June 30, 2022
	Minimum regulatory capital requirement	Capital levels maintained	Excess net capital	Percent of requirement maintained
	HKD’000	HKD’000	HKD’000
Red Solar	3,000	3,761	761	125.4%

The Company’s operation subsidiary maintains a capital levels greater than the minimum regulatory capital requirements and it is in compliance with the minimum regulatory capital established by the HKSFC.

13.    DIVIDEND

On July 29, 2022, the Group’s subsidiary, Red Solar declared a non-cash dividend in the aggregate amount of US$203,827 to its directors, Mr. Chan and Mr. Lam. This dividend was declared to set-off receivable balances owed by Mr. Chan and Mr. Lam to the Group. Management directly reduced the receivable asset account “amounts due from directors” and increased the balance for “accumulated losses” in the amount corresponding to the non-cash dividend; the direct reduction of assets and equity had no effect on the Group’s result of operations or cash flows for the year ended June 30, 2023. No other consideration was included in this non-cash dividend between the Group, and Mr. Chan and Mr. Lam.

VITTORIA LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.    COMMITMENTS AND CONTINGENCIES

Impact of COVID-19

Beginning in January 2021, the outbreak of COVID-19 has severely impacted Hong Kong and the rest of the world and has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. The Group’s business and operations have been affected as a result, including implementation of temporary adjustments to work schedules and travel plans, mandating employees to work from home and collaborate remotely. In particular, the Group’s businesses and clients have been adversely affected by travel restrictions preventing PRC residents from travelling to Hong Kong and the Group experienced delay in some of its projects.

The Group has gradually resumed normal operations since 2022. Many of the quarantine measures within Hong Kong have been relaxed in the first quarter in 2022. However, if the situation materially deteriorates in Hong Kong, China or elsewhere in the world, the Group’s business, results of operations and financial condition could be materially and adversely affected. The Group will regularly assess and adopt measures to offset any challenges created by the ongoing pandemic.

Legal proceedings

From time to time, the Group is party to certain legal proceedings, as well as certain asserted and un- asserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the consolidated financial statements.

15.    SUBSEQUENT EVENTS

The Group evaluated all events and transactions that occurred after June 30, 2023, up through October 20, 2023, the date that these consolidated financial statements are available to be issued, unless as disclosed elsewhere and below, there are not any material subsequent events that require disclosure in these consolidated financial statements.

On September 27, 2023, Vittoria passed a shareholders resolution and approved that (i) the 8,875,000 issued ordinary shares held by Victory Amaze are redeemed by Vittoria at the total consideration of US$125 (the “Share Redemption”), in exchange for 1,250,000 Class B Ordinary Shares be allotted and issued to Victory Amaze; (ii) the maximum number of shares Vittoria authorized to issue are re-classified from 500,000,000 shares of one class of US$0.0001 par value each into (a) 400,000,000 Class A Ordinary Shares of US$0.0001 par value each; and (b) 100,000,000 Class B Ordinary Shares of US$0.0001 par value each (collectively refer as the “Share Re-classification”); (iii) following the Share Redemption and Share Re-classification, the 4,250,000 issued ordinary shares held by Victory Amaze are reclassified as 4,250,000 Class A Ordinary Shares; and (iv) 1,250,000 Class B Ordinary Shares are allotted and issued to Victory Amaze at par value each and payable by way of set-off in full against the consideration payable by Vittoria to Victory Amaze in respect of the Share Redemption, credited as fully paid (the “Class B Ordinary Shares Allotment and Issue”). The Company also adopted an amended and restated memorandum and articles of association.

SCHEDULE I — PARENT ONLY FINANCIAL INFORMATION

The following presents condensed parent company only financial information of Vittoria Limited.

Condensed Balance Sheets

	As of June 30,
	2023	2022
	US$	US$
ASSETS
Current assets:
Cash and cash equivalents	1,313	—
Amounts due from shareholders	—	1,313
Total current assets	1,313	1,313

Non-current assets:
Investment in a subsidiary	255	255
Deferred offering costs	289,259	—
Total non-current assets	289,514	255
Total assets	290,827	1,568

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Amount due to a subsidiary	690,749	1,280
Total current liabilities	690,749	1,280

Shareholders’ equity:
Ordinary shares, US$0.0001 par value, 500,000,000 shares authorized, and 5,500,000 shares issued and outstanding as of June 30, 2023 and 2022, respectively*
Class A ordinary shares, US$0.0001 par value, 400,000,000 shares authorized, and 4,250,000 shares issued and outstanding as of June 30, 2023 and 2022, respectively*	425	425
Class B ordinary shares, US$0.0001 par value, 100,000,000 shares authorized, and 1,250,000 shares issued and outstanding as of June 30, 2023 and 2022, respectively*	125	125
Additional paid-in capital	763	763
Accumulated loss	(401,235)	(1,025)
Total shareholders’ equity	(399,922)	288
Total liabilities and shareholders’ equity	290,827	1,568

____________

*        Shares and per share data are presented on a retroactive basis to reflect the reorganization.

Condensed Statements of Operations

	For the years ended June 30,
	2023	2022
	US$	US$
REVENUE	—	—
OPERATING EXPENSES
Legal and professional fees	(400,210)	(1,025)
LOSS BEFORE INCOME TAX EXPENSES	(400,210)	(1,025)
INCOME TAX EXPENSES	—	—
NET LOSS	(400,210)	(1,025)

Condensed Statements of Cash Flows

	For the years ended June 30,
	2023	2022
	US$	US$
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(400,210)	(1,025)
Net cash used in operating activities	(400,210)	(1,025)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance from a subsidiary	689,469	1,025
Advance from shareholders	1,313	—
Deferred offering costs	(289,259)	—
Net cash from financing activities	401,523	1,025

NET CHANGE IN CASH AND CASH EQUIVALENTS	1,313	—
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR	—	—
CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR	1,313	—

(i)     Basis of presentation

The Company was incorporated under the laws of the British Virgin Islands as a limited company on May 27, 2022 and as a holding company.

The condensed parent company financial information of the Company has been prepared using the same accounting policies as set out in the accompanying consolidated financial statements.

The condensed parent-company-only financial statements are presented as if the incorporation of the Company and its subsidiaries had taken place on July 1, 2021 and throughout the two-year periods ended June 30, 2023.

(ii)    Restricted Net Assets

Schedule I of Rule 5-04 of Regulation S-X requires the condensed financial information of registrant shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the registrant’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party (i.e., lender, regulatory agency, foreign government, etc.).

The condensed parent company financial statements have to be prepared in accordance with Rule 12-04, Schedule I of Regulation S-X if the restricted net assets of the subsidiaries of Vittoria Limited exceed 25% of the consolidated net assets of Vittoria Limited. The abilities of the Company’s subsidiaries in Hong Kong to pay dividends are not restricted. In this connection, the restricted net assets of the subsidiaries of Vittoria Limited does not exceed 25% of the consolidated net assets of Vittoria Limited and accordingly the above condensed parent company only financial information of Vittoria Limited is presented for supplementary reference. A significant portion of the Company’s operations and revenue are conducted and generated by the Company’s indirect wholly-owned subsidiary, Red Solar, which is a licensed corporation under the SFO. The ability of this operating subsidiary to pay dividends to the Company may be restricted because such operating subsidiary is subject to the minimum paid-up share capital and liquid capital requirements imposed by the SFO to maintain their business licenses and due to the availability of cash balances of this operating subsidiary.

As of June 30, 2023 and 2022, there were no material contingencies, significant provisions of long term obligations, mandatory dividend or redemption requirements of redeemable stocks or guarantees of the Company, except for those which have been separately disclosed in the Consolidated Financial Statements, if any.

2,000,000 Class A Ordinary Shares

Vittoria Limited

_______________________________

PROSPECTUS

_______________________________

Joseph Stone Capital, LLC

            , 2023

Until and including             , 2023 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade our Class A Ordinary Shares, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[RESALE PROSPECTUS ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED OCTOBER 20, 2023

VITTORIA LIMITED

2,000,000 Class A Ordinary Shares to be sold by the Selling Shareholder

This prospectus relates to 2,000,000 of the Class A Ordinary Shares with $0.0001 par value per share (the “Class A Ordinary Shares”), of Vittoria Limited, that may be sold from time to time by Victory Amaze Limited (“Victory Amaze” or the “Selling Shareholder”), the existing shareholder of Vittoria Limited. We will not receive any of the proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholder.

Our securities are presently not traded on any market or securities exchange. We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “VITT.”

Since there is currently no public market established for our securities, the Selling Shareholder will sell at a price between US$4.00 and US$5.00 per Class A Ordinary Share, the price at which we sell shares in our public offering pursuant to the registration statement of which this prospectus is a part. No sales of the Class A Ordinary Shares covered by this prospectus shall occur until after the closing of our initial public offering (the “IPO”). Once, and if, our Class A Ordinary Shares are listed on the Nasdaq Capital Market and there is an established market for these resale shares, the Selling Shareholders may sell the resale shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 23 of the Public Offering Prospectus to read about factors you should consider before buying our Class A Ordinary Shares.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and are, therefore, eligible for reduced public company reporting requirements. Please read “Implications of Being an Emerging Growth Company” beginning on page 18 and “Implications of Being a Foreign Private Issuer” beginning on page 18 of the Public Offering Prospectus for more information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free-writing prospectus. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Class A Ordinary Shares.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this prospectus is            , 2023

THE OFFERING

Securities being Offered by the Selling Shareholder	2,000,000 Class A Ordinary Shares
Ordinary Shares Outstanding Before the Offering:	4,250,000 Class A Ordinary Shares and 1,250,000 Class B Ordinary Shares
Ordinary Shares Outstanding Immediately after the Initial Public Offering pursuant to the Public Offering Prospectus:	6,250,000 Class A Ordinary Shares and 1,250,000 Class B Ordinary Shares
Offering Price

Since there is currently no public market established for our securities, the Selling Shareholder will sell at a price at a price between US$4.00 and US$5.00 per Class A Ordinary Share, the price at which we sell shares in our public offering pursuant to the registration statement of which this prospectus is a part.

Once, and if, our Class A Ordinary Shares are listed on the Nasdaq Capital Market and there is an established market for these resale shares, the Selling Shareholder may sell the resale shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

Listing	We have applied to list the Class A Ordinary Shares on the Nasdaq Capital Market
Proposed Nasdaq Capital Market Symbol	VITT
Terms of the Offering	The Selling Shareholder will determine when and how it will sell the securities offered in this prospectus.
Use of Proceeds:

We are not selling any Class A Ordinary Shares covered by this Resale Prospectus. As such, we will not receive any of the proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholder named in this prospectus.

Alt-1

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of Class A Ordinary Shares by the Selling Shareholder. In addition, the underwriter will not receive any compensation from the sale of the Class A Ordinary Shares by the Selling Shareholder. The Selling Shareholder will receive all of the net proceeds from the sales of Class A Ordinary Shares offered by it under this prospectus. We have agreed to bear the expenses relating to the registration of the Class A Ordinary Shares for the Selling Shareholder.

Alt-2

SELLING SHAREHOLDER

The securities being offered for resale by the Selling Shareholder consist of a total of 2,000,000 Class A Ordinary Shares. The following table sets forth the name of the Selling Shareholder, the number and percentage of Class A Ordinary Shares beneficially owned by the Selling Shareholder, the number of Class A Ordinary Shares that may be sold in this offering and the number and percentage of Class A Ordinary Shares the Selling Shareholder will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the named Selling Shareholder. We will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholder.

Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of the determination date. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

As at the date of this prospectus, the Selling Shareholder beneficially holds 100% of Class A Ordinary Shares and 100% of Class B Ordinary Shares of the Company. Please see “Corporate History and Structure” on the Public Offering Prospectus for more information.

The Class A Ordinary Shares owned by the Selling Shareholder are “restricted” securities under applicable United States federal and state securities laws and are being registered pursuant to this prospectus to enable the Selling Shareholder the opportunity to sell those Class A Ordinary Shares. The Selling Shareholder is not a broker dealer nor an affiliate of a broker dealer. The Selling Shareholder has no agreement or understanding to distribute any of the shares being registered. Each selling shareholder may offer for sale from time to time any or all of the shares. The table below assumes that the Selling Shareholder will sell all of the shares offered for sale hereby. The Selling Shareholder may offer for sale from time to time any or all of the shares. The table below assumes that the Selling Shareholder will sell all of the shares offered for sale hereby. The Selling Shareholder is under no obligation to sell all or any portion of such Class A Ordinary Shares nor are the Selling Shareholder obligated to sell any Class A Ordinary Shares immediately upon effectiveness of this prospectus.

Name of Selling Shareholder	Class A Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Class A Ordinary Shares to be Sold	Number of Class A Ordinary Shares Owned After Offering	Percentage Ownership of Class A Ordinary Shares After Offering(1)
Victory Amaze Limited(2)	4,250,000	100%	2,000,000	2,250,000	36%

____________

(1)      Based on 4,250,000 Class A Ordinary Shares issued and outstanding immediately prior to the Offering and 6,250,000 Class A Ordinary Shares to be issued and outstanding immediately after the offering, including the 2,000,000 Class A Ordinary Shares to be offered by Vittoria Limited in a “firm commitment” public offering concurrently.

(2)      Victory Amaze Limited is a BVI Business Company incorporated under the laws of the British Virgin Islands. The registered address of Victory Amaze Limited is at Corporate Registrations Limited, Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands. The principal business address of the Victory Amaze Limited is: Unit 402B, 4/F, China Insurance Group Building, 141 Des Voeux Road Central, Central, Hong Kong. Victory Amaze Limited is 50% owned by Mr. On Tai, LAM, our Chief Executive Officer and chairman of the board, and 50% owned by Mr. Chi Fung Leo, CHAN, our Director and Chief Financial Officer. Mr. Lam and Mr. Chan may be deemed the beneficial owners of the shares held by Victory Amaze Limited, and Mr. Lam and Mr. Chan jointly hold the voting and dispositive power over the Class A Ordinary Shares held by Victory Amaze Limited.

Alt-3

SELLING SHAREHOLDER PLAN OF DISTRIBUTION

Since there is currently no public market established for our securities, the Selling Shareholder will sell at a price between US$4.00 and US$5.00 per Class A Ordinary Share, the price at which we sell shares in our public offering pursuant to the registration statement of which this prospectus is a part. Once, and if, our Class A Ordinary Shares are listed on the Nasdaq Capital Market and there is an established market for these resale shares, the Selling Shareholder may sell the resale shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

The Selling Shareholder may use any one or more of the following methods when disposing of shares or interests therein:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the Class A Ordinary Shares as agent but may position; and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

•        broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

•        a combination of any of these methods of sale; and

•        any other method permitted pursuant to applicable law.

The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the Class A Ordinary Shares owned by it and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Class A Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholder under this prospectus. The Selling Shareholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Class A Ordinary Shares or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholder may also sell our Class A Ordinary Shares short and deliver these securities to close out it short positions, or loan or pledge the Class A Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Alt-4

The aggregate proceeds to the Selling Shareholder from the sale of the Class A Ordinary Shares offered by them will be the purchase price of the Class A Ordinary Shares less discounts or commissions, if any. The Selling Shareholder reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Class A Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed seven percent (7%).

The Selling Shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, agents, or broker-dealers, and Selling Shareholder who is affiliate of broker-dealers, that participate in the sale of the Class A Ordinary Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between the Selling Shareholder and any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling Shareholder” for description of any material relationship that a shareholder has with us and the description of such relationship.

To the extent required, the shares of our Class A Ordinary Shares to be sold, the name of the Selling Shareholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Class A Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Class A Ordinary Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholder and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Alt-5

LEGAL MATTERS

The validity of the Class A Ordinary Shares offered hereby and certain legal matters as to BVI Islands law will be passed upon for us by Ogier, our counsel as to BVI law. Ortoli Rosenstadt LLP is acting as counsel to the Company regarding U.S. securities law matters. Certain legal matters as to Hong Kong law will be passed upon for us by ONC Lawyers. Certain legal matters as to PRC law will be passed upon for us by China Commercial Law Firm.

Alt-6

2,000,000 Class A Ordinary Shares to be sold by the Selling Shareholder

Vittoria Limited

_______________________________

PROSPECTUS

_______________________________

            , 2023

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, provides for indemnification by the underwriters of us and our officers and directors for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Vittoria Limited was incorporated under the laws of BVI on May 27, 2022. Upon incorporation, the Vittoria Limited issued 50 ordinary shares each to Mr. On Tai, Lam and Mr. Chi Fung Leo, CHAN at a consideration of US$50, respectively; total consideration in aggregate being US$100.

On October 25, 2022, the board of directors of Vittoria resolved and approved: (i) to repurchase 50 ordinary shares from Mr. Lam and Mr. Chan each, at a consideration of US$50.00, respectively; and (ii) to amend the article of association of Vittoria to increase the number of authorized ordinary shares from 50,000 ordinary shares to 500,000,000 ordinary shares (“Increase in Authorized Shares”), with the par value of the ordinary shares to decrease from US$1.0 each to US$0.0001 each. Following the Increase in Authorized Shares, on October 25, 2022, Vittoria newly issued 13,125,000 ordinary shares with a par value of US$0.0001 to Victory Amaze at a cash consideration of US$1,312.50.

On September 27, 2023, Vittoria passed a shareholders resolution and approved that (i) the 8,875,000 issued ordinary shares held by Victory Amaze are redeemed by Vittoria at the total consideration of US$125, in exchange for 1,250,000 Class B Ordinary Shares be allotted and issued to Victory Amaze (the “Share Redemption”); (ii) the maximum number of shares Vittoria authorized to issue are re-classified from 500,000,000 shares of one class of US$0.0001 par value each into (a) 400,000,000 Class A Ordinary Shares of US$0.0001 par value each; and (b) 100,000,000 Class B Ordinary Shares of US$0.0001 par value each (collectively refer as the “Share Re-classification”); (iii) following the Share Redemption and Share Re-classification, the 4,250,000 issued ordinary shares held by Victory Amaze are reclassified as 4,250,000 Class A Ordinary Shares; and (iv) 1,250,000 Class B Ordinary Shares are allotted and issued to Victory Amaze at par value each and payable by way of set-off in full against the consideration payable by Vittoria to Victory Amaze in respect of the Share Redemption, credited as fully paid (the “Class B Ordinary Share Allotment and Issue”). The Company also adopted an amended and restated memorandum and articles of association.

We believe that each of the issuances was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

All references to Class A Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the repurchase of 100 ordinary shares in aggregate from Mr. Lam and Mr. Chan, the Increase in Authorized Shares, the Share Redemption, the Share Re-classification, and the Class B Ordinary Share Allotment and Issue as if these events had occurred at the beginning of the earliest period presented.

Item 8. Exhibits and Financial Statement Schedules

(a)     Exhibits.

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1†	Amended and Restated Memorandum and Articles of Association
5.1*	Opinion of Ogier regarding the validity of the ordinary shares being registered and certain British Virgin Islands tax matters
10.1†	Employment Agreement by and between Chi Fung Leo, CHAN and the Registrant, dated as of February 1, 2023
10.2†	Employment Agreement by and between On Tai, LAM and the Registrant, dated as of February 1, 2023
10.3†	Lease Agreement of Head Office, at Unit 402B, 4/F, China Insurance Group Building, 141 Des Voeux Road Central, Central, Hong Kong
10.4†	Letter of Employment by and between Chi Fung Leo, CHAN and Red Solar Capital Limited, the Operating Subsidiary of the Registrant, dated as of October 13, 2017
10.5†	Letter of Employment by and between On Tai, LAM and Red Solar Capital Limited, the Operating Subsidiary of the Registrant, dated as of October 13, 2017
14.1†	Code of Business Conduct and Ethics of the Registrant
21.1†	List of Subsidiaries
23.1*	Consent of WWC, P.C.
23.2*	Consent of Ogier, BVI Counsel to the Registrant (included in Exhibit 5.1)
23.3*	Consent of ONC Lawyers, Hong Kong Counsel to the Registrant (included in Exhibit 99.7)
23.4*	Consent of China Commercial Law Firm, PRC Counsel to the Registrant
99.1†	Audit Committee Charter
99.2†	Compensation Committee Charter
99.3†	Nominating Committee Charter
99.4*	Consent of Mr. Yun Pun, WONG, Independent Director Nominee
99.5*	Consent of Ms. Jenny, CHEN, Independent Director Nominee
99.6*	Consent of Mr. Kwok On, NG, Independent Director Nominee
99.7*	Opinion of ONC Lawyers, Hong Kong counsel to the Registrant, regarding certain Hong Kong law matters
107*	Filing Fee Table

____________

*        Filed herein

**      To be filed via amendment

†        Previously filed

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated firm commitment offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(6)    To file a post-effective amendment to the registration statement to include any financial statements required by item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(7)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on October 20, 2023.

VITTORIA LIMITED
By:	/s/ On Tai, LAM
Chief Executive Officer, Chairman, and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ On Tai, LAM	Chief Executive Officer, Chairman, and Director	October 20, 2023
Mr. On Tai, LAM	(Principal Executive Officer)
/s/ Chi Fung Leo, CHAN	Chief Financial Officer and Director	October 20, 2023
Mr. Chi Fung Leo, CHAN	(Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED AGENT IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized agent in the United States of America, has signed this registration statement thereto in New York, NY on October 20, 2023

Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.